Sponsored by NorthStar Asset Management Group Inc.
$1,650,000,000 Maximum Offering
NorthStar Real Estate Income II, Inc. is a Maryland corporation formed to originate, acquire and asset manage a diversified portfolio of commercial real estate, or CRE, debt, equity and securities investments. We are sponsored by NorthStar Asset Management Group Inc. (NYSE: NSAM), or NSAM, a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. NSAM provides, through its subsidiaries, asset management and other services to publicly-traded REITs, including NorthStar Realty Finance Corp., or NorthStar Realty, and companies that raise capital through the retail market, which we refer to collectively as the NSAM Managed Companies, and any other companies, funds or vehicles NSAM or its affiliates may manage or sponsor in the future, both in the United States and internationally. We refer to NSAM as our sponsor. We believe that we have qualified as a REIT commencing with our taxable year that ended December 31, 2013 and we intend to continue to operate in a manner so that we continue to qualify as a REIT. As of December 31, 2015, adjusted for acquisitions, originations and certain repayments through April 13, 2016, our $1.3 billion portfolio consists of 19 CRE debt investments with a combined principal amount of $673.6 million, two real estate equity investments with a total cost of $467.0 million, two PE investments with a carrying value of approximately $50.2 million and five CMBS purchases totaling $90.1 million.
We are offering up to $1,500,000,000 in shares of our common stock to the public in our primary offering. Our shares of common stock may be offered in any combination of the two classes of shares of our common stock: Class A shares and Class T shares. The offering price for the shares in the primary offering is $10.1672 per Class A share and $9.6068 per Class T share. We are also offering up to $150,000,000 in any combination of Class A shares and Class T shares pursuant to our distribution reinvestment plan, or DRP, at a purchase price of $9.79 per Class A share and $9.25 per Class T share. We expect to offer shares of common stock in our primary offering for an additional six months following May 6, 2016, unless terminated sooner by our board of directors.
Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 22 to read about the more significant risks you should consider before buying shares of our common stock. These risks include the following:

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We have limited prior operating history and the prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	This is a “blind pool” offering. You will not have the opportunity to evaluate a significant portion of our investments we make subsequent to the date you subscribe for shares.

•
We have paid the majority of the cash distributions declared through December 31, 2015 using offering proceeds and may continue to pay distributions from sources other than our cash flow from operations, and as a result, we will have less cash available for investments and your overall return may be reduced. Our organizational documents permit us to pay distributions from any source, including from borrowings, sale of assets and offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions.

•
No public trading market currently exists for our shares; therefore, it will be difficult for you to sell your shares. Any buyer must meet applicable suitability standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss. Our charter does not require our board of directors to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders.

•	You will experience dilution in the net tangible book value of your shares of our common stock equal to the offering costs associated with your shares.

•
The amount of distributions we may pay in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate-related investments, there is no guarantee of any return and you may lose a part or all of your investment.

•	Our investments may decrease in value or lose all value over time.

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Our executive officers and other key professionals of NSAM J-NSII Ltd, our advisor and an affiliate of our sponsor, are also officers, directors and managers of our sponsor and three other public, non-traded REITs affiliated with our sponsor and their respective advisors. As a result, they face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our advisor’s compensation arrangements with us and such other affiliates of our sponsor.

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The fees we pay to affiliates in connection with our offering and in connection with the origination, acquisition and asset management of our investments, including to our advisor, were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

•
If we raise substantially less than the maximum offering, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

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We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus.

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Our intended investments in commercial mortgage-backed securities and other structured debt securities will be subject to risks relating to the volatility in the value of underlying collateral, default on underlying income streams, fluctuations in interest rates, and other risks associated with such securities which may be unknown and unaccounted for by issuers of the securities and by rating agencies.

•	If we terminate our agreement with our advisor, we may be required to pay significant fees to an affiliate of our sponsor, which will reduce the cash available for distribution to you.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of our offering. Any representation to the contrary is a criminal offense.
The use of projections or forecasts in our offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	Price to Public (1)		Maximum Commissions (2)		Proceeds to Company Before Expenses (3)
Maximum Primary Offering	$1,500,000,000		$134,250,000		$1,365,750,000
Class A Share, Per Share	$10.17	(4)	$1.02	(5)	$9.15
Class T Share, Per Share	$9.61	(6)	$0.46	(7)	$9.15
Distribution Reinvestment Plan	$150,000,000		—		$150,000,000
Class A Share, Per Share	$9.79		—		$9.79
Class T Share, Per Share	$9.25		—		$9.25
Total Maximum Offering	$1,650,000,000		$134,250,000		$1,515,750,000

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.

(2)
Commissions are the aggregate sales commissions and dealer manager fees to be paid from primary offering gross proceeds, applying the assumption that 80% of primary offering gross proceeds are from sales of Class A shares and 20% of primary offering gross proceeds are from sales of Class T shares. Discounts are available to investors who purchase more than $500,000 in Class A shares of our common stock and to other categories of investors.

(3)
Proceeds are calculated before deducting issuer costs other than selling commissions and dealer manager fees. These issuer costs are expected to consist of, among others, expenses of our organization, actual legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related expenses. In addition, these amounts do not include the 1.0% annual distribution fee payable on Class T shares purchased in the primary offering.

(4)	This amount has been rounded to the nearest whole cent throughout this prospectus and the actual offering price per Class A Share is $10.1672.

(5)
This amount has been rounded to the nearest whole cent. The actual maximum selling commission and dealer manager fee will be calculated using a percentage of the gross investment amount equal to 7.0% for the selling commission and 3.0% for the dealer manager fee for Class A Shares.

(6)	This amount has been rounded to the nearest whole cent throughout this prospectus and the actual per share offering price is $9.6068.

(7)
This amount has been rounded to the nearest whole cent. The actual maximum selling commission and dealer manager fee will be calculated using a percentage of the gross investment amount equal to 2.0% for the selling commission and 2.75% for the dealer manager fee for Class T Shares.

Our dealer manager for our offering, NorthStar Securities, LLC, or NorthStar Securities, is an affiliate of our advisor. Our dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.
The date of this prospectus is April 29, 2016

SUITABILITY STANDARDS
The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling any shares that you purchase. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.
In consideration of these factors, we have established suitability standards for investors in our offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:
•a net worth of at least $250,000; or
•gross annual income of at least $70,000 and a net worth of at least $70,000.
The following states have established suitability standards that are in addition to those we have established. Shares will be sold only to investors in these states who also meet the special suitability standards set forth below.
Alabama—Alabama investors must represent that, in addition to meeting our suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.
California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and the total investment in our offering may not exceed 10% of the investor’s net worth.
Iowa—In addition to our suitability requirements, an Iowa investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an investor’s total investment in our shares or any of our affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Kentucky—A Kentucky investor’s aggregate investment in our offering and the offerings of our affiliated non-publicly traded real estate investment trusts non-may not exceed 10% of the investor’s liquid net worth.
Maine—The Maine Office of Securities recommends that a Maine investor’s aggregate investment in our offering and other similar offerings not exceed 10% of the investor’s liquid net worth.
Massachusetts—It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.
Nevada—A Nevada investor’s aggregate investment in us must not exceed 10% of the investor’s net worth (exclusive of home, furnishings and automobiles).
New Jersey—A New Jersey investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and the aggregate investment in us, shares of our affiliates and other direct participation investments may not exceed 10% of the investor’s liquid net worth.
New Mexico—A New Mexico investor’s aggregate investment in our offering, the offerings of our affiliates and the offerings of other non-traded REITs may not exceed 10% of the investor’s liquid net worth.
North Dakota—North Dakota residents must represent that, in addition to the suitability standards listed above, they have a net worth of at least ten times their investment in us.
Oregon—An Oregon investor’s aggregate investment in us and our affiliates may not exceed 10% of the investor’s net worth.
Pennsylvania—A Pennsylvania investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth.
For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

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In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.
Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in our offering must make every reasonable effort to determine that the purchase of shares in our offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.
In determining suitability, participating broker dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker dealers have a responsibility to ascertain that each prospective investor:
•meets the minimum income and net worth standards set forth above;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and
•has apparent understanding of:
•the fundamental risks of an investment in the shares;
•the risk that the prospective investor may lose his or her entire investment;
•the lack of liquidity of the shares;
•the restrictions on transferability of the shares; and
•the tax consequences of an investment in the shares.
Participating broker dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his or her age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

HOW TO SUBSCRIBE
Subscription Procedures
Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:
•Read this entire prospectus and any supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•
Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your soliciting broker-dealer. Your check should be made payable to “NorthStar Real Estate Income II, Inc.” or “NorthStar Income II.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum income and net worth standards as described in this prospectus. Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation.
An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.
Minimum Purchase Requirements
You must initially invest at least $4,000 in our shares of common stock to be eligible to participate in our offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares of common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our DRP.
Investments by Qualified Accounts
Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.
Investments through IRA Accounts
DST Systems Inc., our transfer agent, has appointed a custodian that has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Our advisor will pay the fees related to the establishment of new investor accounts of $25,000 or more in us with the appointed IRA custodian. We will not reimburse our advisor for such fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Prospective investors should consult their tax advisors regarding our advisor’s payment of the establishment fees. Further information about custodial services is available through your broker-dealer or through our dealer manager at 877-940-8777.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as this prospectus. You should rely only on the information contained in this prospectus and the registration statement of which it is a part. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

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QUESTIONS AND ANSWERS ABOUT OUR OFFERING
The following questions and answers about our offering highlight material information regarding us and our offering that may not otherwise be addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is NorthStar Real Estate Income II, Inc.?

A:
We are a Maryland corporation formed to originate, acquire and asset manage a diversified portfolio of commercial real estate, or CRE, debt, equity and securities investments. As of December 31, 2015, adjusted for acquisitions, originations and certain repayments through April 13, 2016, our $1.3 billion portfolio consists of 19 CRE debt investments with a combined principal amount of $673.6 million, two real estate equity investments with a total cost of $467.0 million, two PE investments with a carrying value of approximately $50.2 million and five CMBS purchases totaling $90.1 million.

The use of the terms “NorthStar Income II,” our “company,” “we,” “us” or “our” in this prospectus refer to NorthStar Real Estate Income II, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

Q:	Who might benefit from an investment in our shares of common stock?

A:
An investment in our shares may be beneficial for you if you: (i) meet the minimum suitability standards described in this prospectus; (ii) seek to diversify your personal portfolio with a REIT investment focused on CRE debt, equity and securities investments; (iii) seek to receive current income; (iv) seek to preserve capital; and (v) are able to hold your investment for at least five years following the completion of our offering stage or for longer, consistent with our liquidity strategy. See “Description of Capital Stock—Liquidity Events.” On the other hand, we caution persons who require liquidity, guaranteed income or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	What are the major risks of investing in CRE debt, equity and securities investments and in us?

A:
We commenced operations in December 2012 and have limited operating history and our advisor on whom we will depend to select our investments and conduct our operations is also recently-formed. As of December 31, 2015, adjusted for acquisitions, originations and certain repayments through April 13, 2016, our $1.3 billion portfolio consists of 19 CRE debt investments with a combined principal amount of $673.6 million, two real estate equity investments with a total cost of $467.0 million, two PE investments with a carrying value of approximately $50.2 million and five CMBS purchases totaling $90.1 million; however, we have not yet acquired or identified a significant portion of the investments that we may make and you will not have an opportunity to evaluate our future investments before we make them. Collateral securing CRE debt and securities may lose its value and we may lose some or all of the principal we invest in CRE debt and securities and our borrowers and tenants may not be able to make debt service or lease payments. In addition, our organizational documents permit us to pay distributions from any source, including from borrowings, sale of assets and offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. We have paid the majority of the cash distributions declared through December 31, 2015 using offering proceeds and may continue to pay distributions from sources other than our cash flow from operations. Until the proceeds from our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments and your overall return may be reduced. You should carefully review the “Risk Factors” section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

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combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management, some of which may focus on a particular property type or geographic location;

•
is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	pays distributions to investors of at least 90% of its annual ordinary taxable income.

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In this prospectus, we refer to an entity that qualifies and elects to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We believe that we have qualified as a REIT for U.S. federal income tax purposes commencing with our taxable year that ended on December 31, 2013 and we intend to continue to operate in a manner so that we continue to qualify as a REIT.

Q:	What is an “UPREIT”?

A:
We currently own and plan to continue to own substantially all of our assets and conduct our operations, directly or indirectly, through a limited partnership called NorthStar Real Estate Income Operating Partnership II, LP, or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner of our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or “UPREIT.”

Q:	Why should I invest in CRE investments?

A:
Allocating some portion of your investment portfolio to CRE may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation and attractive risk-adjusted returns. For these reasons, institutional investors like pension funds and endowments have embraced CRE as a significant asset class for purposes of asset allocations within their investment portfolios. According to survey data published by Preqin in 2016, private pension plans in the United States planned to increase their allocation to real estate assets from an average of 7.9% to 9.9%, while public pension plans planned to increase their allocation to real estate from an average of 9.0% to 10.1%. In addition, 95% of institutional investors planned to maintain or increase their allocation to real estate investments in the future. Individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Q:	Why should I invest specifically in a company that is focused on CRE debt, equity and securities investments?

A:
We believe that the market for CRE lending, including investments in CRE debt, equity and securities investments continues to be very compelling from a risk/return perspective. As a CRE lender, we favor a strategy weighted toward targeting debt or securities investments which maximize current income, with significant subordinate capital and downside structural protections. We believe that our lending-focused investment strategy, combined with the experience and expertise of our advisor’s management team, will provide opportunities to: (i) originate loans with attractive current returns and strong structural features directly with borrowers, thereby taking advantage of market conditions in order to seek the best risk-return dynamic for our stockholders; (ii) make other select CRE equity investments to participate in potential market and property upside; and (iii) purchase CRE debt and securities from third parties, in some instances at discounts to their face amounts (or par value). We believe the combination of these strategies and the application of prudent leverage to our CRE investments may also allow us to: (i) realize appreciation opportunities in the portfolio; and (ii) diversify our capital and enhance returns.

Q:	What is the experience of our sponsor?

A:
NSAM is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. NSAM commenced operations on July 1, 2014 upon the spin-off by NorthStar Realty (NYSE: NRF), a publicly traded, diversified commercial real estate company that completed its initial public offering in October 2004, of its asset management business into NSAM, as a Delaware corporation and separate publicly-traded company, with its common stock listed on the New York Stock Exchange, or NYSE, under the ticker symbol “NSAM.” As a result of the completion of the spin-off, affiliates of NSAM now manage NorthStar Realty pursuant to a long-term management contract for an initial term of 20 years. In addition, on October 31, 2015, NorthStar Realty completed the spin-off of its European real estate business into a separate publicly-traded REIT, NorthStar Realty Europe Corp. (NYSE: NRE), or NorthStar Europe, which is now managed by affiliates of NSAM pursuant to a long-term management contract on substantially similar terms as NorthStar Realty’s management agreement with NSAM. We refer to NorthStar Realty and NorthStar Europe collectively as the NorthStar Listed Companies. Affiliates of NSAM also manage companies that raise capital through the retail market, including NorthStar Real Estate Income Trust, Inc., or NorthStar Income, NorthStar Healthcare Income, Inc., or NorthStar Healthcare, NorthStar/RXR New York Metro Income, Inc., or NorthStar/RXR, NorthStar Corporate Income Master Fund and its two feeder funds, or collectively, NorthStar Corporate Income Fund, and us, which we refer to collectively as the Sponsored Companies. We refer to the NorthStar Listed Companies and the Sponsored Companies collectively as the NSAM Managed Companies.

As of December 31, 2015, adjusted for Townsend Holdings LLC, or Townsend, and sales, acquisitions and commitments to sell or acquire investments by the NSAM Managed Companies, NSAM had $38 billion of assets under management. Following its acquisition of Townsend in January 2016, NSAM had 383 employees, domestically and internationally, with its principal executive offices located in New York, New York and additional offices in Denver, Colorado, Dallas, Texas, Bethesda, Maryland, Los Angeles, California, Cleveland, Ohio, Hong Kong, China, San Francisco, California, London, England, Luxembourg, and Bermuda. NSAM’s management team averages over 23 years of real estate investment and capital markets expertise and has a demonstrated track record of positive returns to shareholders for the last decade.

Q:	How do we differ from other publicly traded and public, non-traded REITs sponsored or managed by NSAM?

A:
NSAM sponsors and manages the NSAM Managed Companies, including us and three other existing public, non-traded REITs: NorthStar Income, NorthStar Healthcare and NorthStar/RXR. We differ from NorthStar Healthcare in several respects. NorthStar Healthcare’s investment strategy is focused on healthcare real estate and, accordingly, may be considered a specialty REIT. In addition, NorthStar/RXR, a public, non-traded REIT co-sponsored by our sponsor, which had its registration statement declared effective by the SEC on February 9, 2015, was formed to make commercial real estate investments located in the New York metropolitan area. In contrast, we were formed to originate, acquire and asset manage a diversified portfolio of CRE debt, equity and securities investments and we expect that a significant portion of our investment portfolio will be comprised of CRE debt investments. As a result, our investment strategy is more broadly diversified than that of NorthStar Healthcare and NorthStar/RXR and does not specifically target investments in healthcare real estate or real estate investments in the New York metropolitan area. Our investment strategy is substantially similar to that of NorthStar Income. Although NorthStar Income successfully completed its offering in July 2013 and has invested substantially all of the related proceeds, as its investments are repaid or sold it may redeploy capital into investments with similar characteristics as our target investments. We also differ from the NorthStar Listed Companies. NorthStar Realty is a diversified commercial real estate company and, while it makes CRE debt investments, 85% of its total assets invested directly or indirectly in real estate, of which 78% is invested in direct real estate. NorthStar Europe is a European focused commercial real estate company with predominantly prime office properties in key cities within Germany, the United Kingdom and France, and therefore has a substantially different investment focus.

Q:	What is the impact of being an “emerging growth company”?

A:
We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. In addition, so long as we are externally managed by our advisor and we do not reimburse our advisor or our sponsor for the compensation it pays our executive officers, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and as a result do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Q:	What kind of offering is this?

A:
Through our dealer manager, we are offering a maximum of $1,650,000,000 in shares of common stock in a continuous, public offering, of which $1,500,000,000 in shares are being offered pursuant to our primary offering, or our primary offering, and $150,000,000 in shares are being offered pursuant to our DRP, which are herein collectively referred to as our offering. We are offering shares in our primary offering on a “best efforts” basis at $10.1672 per Class A share and $9.6068 per Class T share and shares in our DRP at $9.79 per Class A share and $9.25 per Class T share. Discounts are also available to investors who purchase more than $500,000 in Class A shares of our common stock and to other categories of investors. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our DRP.

Q:	How does a “best efforts” offering work?

A:
When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in our offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	Why are we offering two classes of our common stock and what are the similarities and differences between the classes?

A:
We are offering two classes of our common stock in order to provide investors with more flexibility. Investors can choose to purchase shares of either class of common stock in the primary offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences between each class relate to the offering price per share, selling commissions and other underwriting compensation payable in respect of each class. The following summarizes the differences in fees and selling commissions between the classes of our common stock.

	Class A	Class T
Offering Price	$10.1672	$9.6068
Selling Commission (per share)	7.0%	2.0%
Dealer Manager Fee (per share)	3.00%	2.75%
Annual Distribution Fee (per share)	None	1.0% (1)

(1)
The distribution fee is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recent gross offering price per share or the estimated per share value of Class T shares, if any has been disclosed). We will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the Class T shares held in such account. We cannot predict if or when this will occur. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective net asset value per share for each class. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T share. See “Description of Capital Stock—Distributions.”

Class A Shares

•
Higher front-end selling commission and dealer manager fee than Class T shares, which are one-time fees charged at the time of purchase of the shares. See “Plan of Distribution” for additional information concerning purchases eligible for reduced selling commissions.

•
No distribution fees. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares because distributions paid with respect to Class T shares, including those issued pursuant to our DRP, will be reduced by the payment of the distribution fees.

Class T Shares

•	Lower front-end selling commission and dealer manager fee than Class A Shares.

•
Class T shares purchased in the primary offering pay distribution fees at an annual rate of 1.0% of the estimated value of the Class T shares (which shall be deemed to be $9.6068 until we establish an estimated value per share), payable on a monthly basis, which may increase the cost of your investment and may cause the cost of your investment to be higher than it would have been if you had qualified for reduced selling commissions in connection with your purchase of Class A shares. During the period when the Class T shares are subject to the distribution fee, distributions paid with respect to all Class T shares, including those issued pursuant to our DRP, will be lower than those paid with respect to Class A shares because the amount available for distributions on all Class T shares will be reduced by the amount of distribution fees payable with respect to the Class T shares issued in the primary offering. The distribution fees are ongoing fees that are not paid at the time of purchase. To the extent the offering price increases, the amount of this fee may also increase.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A and Class T shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We expect the estimated net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the estimated net asset value per share of each Class T share, which would result in the net asset value and distributions upon liquidation with respect to Class T shares being lower than the net asset value and distributions upon liquidation with respect to Class A shares. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

•	a minimum net worth (excluding the value of your home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.
However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:
If you choose to purchase shares of our common stock in our offering, you will need to contact your broker-dealer or financial advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum initial investment required?

A:
Yes. You must initially invest at least $4,000 in shares. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRP.

Q:	How long will our offering last?

A:
On April 28, 2016, we filed a registration statement with the SEC for a follow-on offering of up to $200 million in shares of our common stock and, as a result, our offering may continue until November 6, 2016, or such longer period as permitted under applicable law and regulations. In addition, we reserve the right to terminate our offering for any other reason at any time.

Q:	What is the liquidity event history of programs sponsored by our sponsor?

A:
The prospectuses of each of the Sponsored Companies disclose that, subject to then-existing market conditions, each expects to consider alternatives for providing liquidity to their stockholders beginning five years from the completion of their respective offering stages. Each of NorthStar Income and NorthStar Healthcare has completed its offering stage as of the date of this prospectus. While each of the Sponsored Companies expects to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. The board of directors of each of the Sponsored Companies has the discretion to consider a liquidity transaction at any time if it determines such event to be in its best interests. A liquidity transaction could consist of a sale or partial sale or roll-off, as applicable, to scheduled maturity of their assets, a sale or merger of such Sponsored Company, a listing of such Sponsored Company’s shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by their board of directors, approval of each company’s stockholders.

x

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report; and

•	supplements to this prospectus, generally provided quarterly during our offering; and three quarterly financial reports.
Our board of directors has adopted a valuation policy, pursuant to which we will provide an estimated per share net asset value, or estimated per share NAV, of shares of our common stock consistent with FINRA requirements. We will disclose such estimated per share NAV, as applicable, in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and/or in our Current Reports on Form 8-K as well as in our annual reports to our stockholders. The valuations are estimates and consequently should not necessarily be viewed as an accurate reflection of the fair value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets. If we have an ongoing public offering at the time of such disclosure, we also will include the disclosure in the prospectus for the offering. Pursuant to our valuation policy, our board of directors delegated authority to oversee the valuation process to our audit committee. We will value our assets and liabilities in a manner deemed most appropriate by our advisor, consistent with the methods and principles used to determine fair value under generally accepted accounting principles. Our audit committee, subject to the approval of our board of directors, will be responsible for the selection of a third-party recommended by our advisor to assist or to provide positive assurance of the valuation of our assets and liabilities. Our audit committee will ensure that the third-party engaged to assist in the process has substantial and demonstrable experience in valuing assets similar to those owned by us and liabilities similar to those owed by us. To assist in the process of determining an estimated per share value, we will obtain independent appraisals for the properties underlying our commercial real estate debt investments and for each of our owned real estate assets.
On November 10, 2015, upon the recommendation of the audit committee, our board of directors, including all of its independent directors, approved and established an estimated value per share of our Class A and Class T common stock of $9.05. The estimated value per share is based upon the estimated value of our assets less the estimated value of our liabilities as of September 30, 2015, or the valuation date, divided by the number of shares of our common stock outstanding as of the valuation date. The information used to generate the estimated value per share, including market information, investment and property-level data and other information provided by third parties, was the most recent information practically available as of the valuation date. Unless we are required to do so earlier, it is currently anticipated that our next estimated value per share will be based upon our assets and liabilities as of December 31, 2016 and that such value will be included in our 2016 Annual Report on Form 10-K. For further information regarding our valuation process, please see “Description of Capital Stock-Valuation Policy” and -Estimated Value Per Share.”
We will provide the periodic updates and the estimated value per share, once required, to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our website at www.northstarsecurities.com/income2.
Information on our website is not incorporated into this prospectus.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year, unless extended.

Q:	Who can help answer my questions about our offering?

A:	If you have more questions about our offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
NorthStar Securities, LLC
5299 DTC Blvd., Ste. 900
Greenwood Village, CO 80111
Attn: Investor Relations
(877) 940-8777

PROSPECTUS SUMMARY
This prospectus summary highlights material information regarding our business and our offering that is not otherwise addressed in the “Questions and Answers About Our Offering” section of this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand our offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.
NorthStar Real Estate Income II, Inc.
NorthStar Real Estate Income II, Inc. is a Maryland corporation formed to originate, acquire and asset manage a diversified portfolio of CRE debt, equity and securities investments. As of December 31, 2015, adjusted for acquisitions, originations and certain repayments through April 13, 2016, our $1.3 billion portfolio consists of 19 CRE debt investments with a combined principal amount of $673.6 million, two real estate equity investments with a total cost of $467.0 million, two PE investments with a carrying value of approximately $50.2 million and five CMBS purchases totaling $90.1 million.
We intend to operate in a manner that will allow us to continue to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).
Our office is located at 399 Park Avenue, 18th Floor, New York, New York 10022. Our telephone number is (212) 547-2600. Information regarding our company is also available on our website at www.northstarsecurities.com/income2. The information contained on our website is not incorporated into this prospectus.
Class A and Class T Shares of Common Stock
We are offering to the public two classes of shares of our common stock: Class A shares and Class T shares. The following summarizes the fees and selling commissions associated with Class A shares and Class T shares.

	Class A	Class T
Offering Price	$10.1672	$9.6068
Selling Commission (per share)	7.0%	2.0%
Dealer Manager Fee (per share)	3.00%	2.75%
Annual Distribution Fee (per share)	None	1.0% (1)

(1)
The distribution fee is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recent gross offering price per share or the estimated per share value of Class T shares, if any has been disclosed). We will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the Class T shares held in such account. We cannot predict if or when this will occur. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective net asset value per share of each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T share. In the case of a Class T share purchased in the primary offering at a price equal to $9.6068, the maximum distribution fee that may be paid on that Class T share, depending on other underwriting expenses, will be equal to approximately $0.50 per share, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.6068 per Class T share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the estimated net asset value of our Class T shares, this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.6068 per Class T share. See “Description of Capital Stock—Distributions.”
The fees and expenses listed above will be payable on a class-specific basis. The per share amount of distributions on Class A shares and Class T shares will differ because of different class-specific expenses. Specifically, during the period when the Class T shares are subject to the distribution fee, distributions paid with respect to all Class T shares, including those issued pursuant to our DRP, will be lower than those paid with respect to Class A shares because the amount available for distributions on all Class T shares will be reduced by the amount of distribution fees payable with respect to the Class T shares issued in the primary offering. See “Questions and Answers About this Offering” and “Description of Capital Stock” for more information concerning the differences between the Class A shares and the Class T shares.
Investment Objectives
Our primary investment objectives are:
•to pay attractive and consistent current income through cash distributions; and
•to preserve, protect and return your capital contribution.
We will also seek to realize growth in the value of our investments and may optimize the timing of their sale.
Summary of Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. Some of the more significant risks relating to an investment in our shares include:

•
We have limited prior operating history. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•
This is a “blind pool” offering. Because we have not yet acquired or identified a significant portion of the investments that we may make, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•
The amount of distributions we may pay in the future, if any, is uncertain. Our distributions may exceed our earnings, which would represent a return of capital for tax purposes. A return of capital is a return of your investment rather than a return of earnings or gains and will be made after deductions of fees and expenses payable in connection with our offering. Due to the risks involved in the ownership of real estate-related investments, there is no guarantee of any return and you may lose a part or all of your investment.

•
We have paid 82% of the cash distributions declared through December 31, 2015 using offering proceeds and may continue to pay distributions from sources other than our cash flow from operations, and as a result, we will have less cash available for investments and your overall return may be reduced. Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, our advisor’s agreement to defer, reduce or waive fees (or accept, in lieu of cash, shares of our common stock) or sales of assets or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds from our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed our modified funds from operations, or MFFO, NorthStar Realty agreed to purchase up to $10.0 million of shares of our Class A common stock (which includes the $2.0 million of shares purchased by an affiliate of NorthStar Realty to satisfy the minimum offering amount) at the current offering price of our Class A shares net of selling commissions and dealer manager fees to provide additional cash to support distributions to our stockholders at an annualized rate of 7% on stockholders’ invested capital on shares purchased in our primary offering. Such sales of shares would cause dilution of the ownership interests of our stockholders. After our distribution support agreement with NorthStar Realty has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.

•
No public trading market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss. Our charter does not require our board of directors to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders.

•	You will experience dilution in the net tangible book value of your shares of our common stock equal to the offering costs associated with your shares.

•
We depend on our advisor to select our investments and conduct our operations. Our advisor is a recently-formed entity with limited operating history. Therefore, there is no assurance our advisor will be successful. In addition, we will pay substantial fees and expenses to our advisor and its affiliates, which were not negotiated at arm’s length. These payments increase the risk that you will not earn a profit on your investment.

•
We intend to invest a substantial portion of the proceeds from our offering in a portfolio of CRE debt, equity investments and securities. The collateral securing our CRE debt and securities, as well as our equity investments, may decrease in value or lose all value over time, which may lead to a loss of some or all of the principal in the debt and securities investments we make. Any unsecured debt and securities may involve a heightened level of risk, including a loss of principal or the loss of the entire investment.

•
We have used and we expect to continue to use leverage in connection with our investments, which increases the risk of loss associated with our investments. We may be unable to obtain financing on favorable terms, if at all. In addition, any such financing may be recourse to us, which may increase the risk of your investment. We may not be able to leverage our assets as fully or in the manner we would choose, which could reduce our return on investment.

•	Our borrowers and tenants may not be able to make debt service or lease payments owed to us due to changes in economic conditions, regulatory requirements and other factors.

•
Our executive officers and other key professionals of our advisor are also officers, directors and managers of our sponsor and three other public, non-traded REITs affiliated with our sponsor and their respective advisors. As a result, they face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our advisor’s compensation arrangements with us and other affiliates of our sponsor.

•
The fees we pay to affiliates in connection with our offering and in connection with the origination, acquisition and asset management of our investments, including to our advisor, were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

•
If we raise substantially less than the maximum offering, we may not be able to acquire a diversified portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

•	If we are unable to raise the maximum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make.

•
We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus.

•
We established the offering prices of our shares on an arbitrary basis. These prices may not be indicative of the prices at which our shares would trade if they were listed on an exchange or actively traded, and these prices bear no relationship to the book or net value of our assets or to our expected operating income.

•
Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. High financing levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

•
Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our board of directors to list our shares for trading by a specified date.

•
Our charter prohibits the ownership of more than 9.8% in the value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their offering price.

•
If we fail to qualify as a REIT for federal income tax purposes, it would adversely affect our operations, the value of our shares and our ability to make distributions to our stockholders because we would be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

•
Our intended investments in CMBS and collateralized debt obligation, or CDO, notes and other structured securities will be subject to risks relating to the volatility in the value of our assets and underlying collateral, default on underlying income streams, fluctuations in interests rates, decreased value and liquidity of the investments and other risks associated with such securities which may be unknown and unaccounted for by issuers of the securities and by the rating agencies (Moody’s Investor Services, Standard & Poor’s, Fitch Ratings, Morningstar, DBRS and/or Kroll, generally referred to as rating agencies). These investments are only appropriate for investors who can sustain a high degree of risk.

•	If we terminate our agreement with our advisor, we may be required to pay significant fees to an affiliate of our sponsor, which will reduce the cash available for distribution to you.
Potential Market Opportunities
We believe that the near and intermediate-term market for CRE lending and investments in CRE debt, equity and securities investments continues to be very compelling from a risk-return perspective. As a CRE lender, we favor a strategy weighted toward targeting CRE debt investments which maximize current income, with significant subordinate capital and downside structural protections. We believe that our lending-focused investment strategy, combined with the experience and expertise of our advisor’s management team, will provide opportunities to: (i) originate loans with attractive current returns and strong structural features directly with borrowers, thereby taking advantage of market conditions in order to seek the best risk-return dynamic for our stockholders; (ii) make select CRE equity investments to participate in potential market and property upside; and (iii) purchase CRE debt and securities from third parties, in some instances at discounts to their face amounts (or par value). We believe the combination of these strategies and the application of prudent leverage to our CRE investments may also allow us to: (i) realize appreciation opportunities in the portfolio; and (ii) diversify our capital and enhance returns.
Investment Strategy
Our strategy is to use substantially all of the net proceeds of our offering to originate, acquire and asset manage a diversified portfolio of: (i) CRE debt, including first mortgage loans, subordinate mortgage and mezzanine loans, participations in such loans and preferred equity interests; (ii) equity investments; and (iii) CRE securities, such as CMBS, unsecured debt of publicly traded REITs and CDO notes. We seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. Our lending-focused investment strategy emphasizes the payment of current returns to investors and preservation of invested capital as our primary investment objectives. We place a lesser emphasis on, but still may target, capital appreciation from our investments, compared to more opportunistic or equity-oriented strategies.

We expect that a majority of our portfolio will consist of CRE debt and less than a majority of our portfolio will consist of equity investments and CRE securities. However, we may invest in any of these asset classes, including those that present greater risk, and we have not established any limits on the percentage of our portfolio that may be comprised of these various categories of assets which present differing levels of risk. We cannot predict our actual allocation of assets under management at this time because such allocation will also be dependent, in part, upon the then current CRE market, the investment opportunities it presents and available financing, if any, as well as other micro and macro market conditions.
We have employed and we expect to continue to selectively employ leverage to enhance total returns to our stockholders through a combination of financing strategies including (i) secured or unsecured borrowings or facilities; (ii) syndications; (iii) securitization financing transactions or other structures; and (iv) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark-to-market to the extent obtainable on a cost effective basis.
The period that we will hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability, among other factors. Our advisor expects to hold debt investments until the stated maturity. We may sell all or a partial ownership interest in an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.
Summary of Our Investments
As of December 31, 2015, adjusted for acquisitions, originations and certain repayments through April 13, 2016, our $1.3 billion portfolio consists of 19 CRE debt investments with a combined principal amount of $673.6 million, two real estate equity investments with a total cost of $467.0 million, two PE investments with a carrying value of approximately $50.2 million and five CMBS purchases totaling $90.1 million.
The following table presents our investments as of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 14, 2016 (dollars in thousands):

Investment Type:	Count	Principal Amount / Cost(1)	% of Total

Real estate debt investments	Loans
First mortgage loans(2)	19	$862,196	55.0%
Mezzanine loans	1	20,528	1.3%
Subordinate interests(2)	3	91,604	5.8%
Total real estate debt	23	974,328	62.1%
Real estate equity
Operating real estate	Properties
Industrial	22	335,111	21.3%
Multi-tenant office	2	131,905	8.4%
Subtotal	24	467,016	29.7%
Investments in private equity funds
PE Investment I	1	39,646	2.5%
PE Investment II(3)	1	15,219	1.0%
Subtotal	2	54,865	3.5%
Total real estate equity	26	521,881	33.2%
Real estate securities
CMBS	4	73,738	4.7%
Total real estate securities	4	73,738	4.7%
Total	53	$1,569,947	100.0%
__________________________________________________________

(1)
Based on principal amount for real estate debt investments and securities, fair value for our PE Investments and cost for real estate equity, which includes purchase price allocations related to net intangibles, deferred costs and other assets.

(2)	Includes future funding commitments of $36.8 million for first mortgage loans and $13.6 million for subordinate interests.

(3)	Includes a deferred purchase price of $13.7 million, net of discount.

Recent Investment Activity
In addition to the investments described in the table above in “Summary of Our Investments,” on March 29, 2016, we committed to purchase CMBS with a face value of $16.3 million. On March 31, 2016, one first mortgage loan with a total principal amount of $84.0 million, including a $21.0 million unfunded commitment, was repaid in full. In addition, in April 2016, three senior mortgage loans with a total principal amount $216.4 million, including $4.2 million of unfunded commitments, were sold. Please refer to “Description of Our Investments” below.
Status of Our Initial Public Offering
We commenced our initial public offering of $1.65 billion in shares of common stock on May 6, 2013, of which up to $1.5 billion in shares are being offered pursuant to our primary offering and up to $150 million in shares are being offered pursuant to our DRP. We refer to our primary offering and our DRP collectively as our offering.
As of April 13, 2016, we received and accepted subscriptions in our offering for 97.4 million shares, or $969.2 million, including 0.4 million shares, or $4.0 million, sold to NorthStar Realty. As of April 13, 2016, 68.3 million shares remained available for sale pursuant to our offering. On April 28, 2016, we filed a registration statement with the SEC for a follow-on offering of up to $200 million in shares of our common stock and, as a result, our offering may continue until November 6, 2016, or such longer period as permitted under applicable law and regulations. In addition, we reserve the right to terminate our offering for any other reason at any time.
Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. Our charter requires that a majority of our directors be independent. We have four members of our board of directors, three of whom are independent of us, our advisor and its affiliates. Two of our independent directors serve as directors of NorthStar Income. A majority of our independent directors are required to review and approve all matters our board believes may involve a conflict of interest between us and our sponsor or its affiliates. Our board of directors are elected annually by the stockholders.
Our Sponsor
NSAM is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. NSAM commenced operations on July 1, 2014 upon the spin-off by NorthStar Realty (NYSE: NRF), a publicly traded, diversified commercial real estate company that completed its initial public offering in October 2004, of its asset management business into NSAM, as a Delaware corporation and separate publicly-traded company, with its common stock listed on the NYSE under the ticker symbol “NSAM.” As a result of the completion of the spin-off, affiliates of NSAM now manage NorthStar Realty pursuant to a long-term management contract for an initial term of 20 years, as well as the other NSAM Managed Companies. As of December 31, 2015, adjusted for Townsend, and sales, acquisitions and commitments to sell or acquire investments by the NSAM Managed Companies, NSAM had $38 billion of assets under management. Following its acquisition of Townsend in January 2016, NSAM had 383 employees, domestically and internationally, with its principal executive offices located in New York, New York and additional offices in Denver, Colorado, Dallas, Texas, Bethesda, Maryland, Los Angeles, California, Cleveland, Ohio, Hong Kong, China, San Francisco, California, London, England, Luxembourg, and Bermuda. NSAM’s management team averages over 23 years of real estate investment and capital markets expertise and has a demonstrated track record of positive returns to shareholders for the last decade.

The assets of the NSAM Managed Companies grew significantly over the past several years driven by the ability of NorthStar Realty and NSAM’s existing public, non-traded REITs to raise capital and in turn effectively deploy such capital. The following table presents NSAM’s assets under management, including the assets of the NSAM Managed Companies, as of December 31, 2015, adjusted for Townsend and sales, acquisitions and commitments to sell or acquire investments by the NSAM Managed Companies through February 26, 2016, December 31, 2014 and 2013 (dollars in thousands):

	December 31, 2015(1)		December 31, 2014		December 31, 2013
	Amount	Percentage	Amount	Percentage	Amount	Percentage
NorthStar Listed Companies
NorthStar Realty(2)	$14,516,208	38.6%	$15,886,945	73.2%	$8,660,375	81.5%
NorthStar Europe	2,507,494	6.7%	1,984,230	9.1%	—	—%
Subtotal NorthStar Listed Companies	17,023,702	45.3%	17,871,175	82.3%	8,660,375	81.5%
Sponsored Companies
NorthStar Income	1,821,540	4.8%	2,183,570	10.1%	1,831,104	17.2%
NorthStar Healthcare	3,367,896	9.0%	1,097,729	5.1%	115,839	1.1%
NorthStar Income II	1,547,184	4.1%	533,063	2.5%	25,326	0.2%
Subtotal Sponsored Companies	6,736,620	17.9%	3,814,362	17.7%	1,972,269	18.5%
Subtotal Managed Companies	23,760,322	63.2%	21,685,537	100.0%	10,632,644	100.0%
Consolidated direct investments
Townsend(3)	13,821,160	36.8%	—	—%	—	—%
Total	$37,581,482	100.0%	$21,685,537	100.0%	$10,632,644	100.0%
__________________

(1)	Based on investments reported by each Managed Company, except for NorthStar Realty, which excludes NorthStar Healthcare’s proportionate interest in certain healthcare joint ventures.

(2)	Represents a pro forma adjusted for sales and commitments to sell through February 26, 2016.

(3)
On January 29, 2016, NSAM acquired Townsend for approximately $383 million, subject to customary post-closing adjustments, with financing from a third party. Townsend is also the advisor to approximately $170 billion of real assets.

NSAM has also invested in indirect investments through strategic partnerships and joint ventures. The following table presents the assets under management of NSAM’s investments in unconsolidated ventures as of December 31, 2015 (dollars in millions):

	Assets Under Management(1)	Primary Business	Ownership Interest
AHI(2)	$2,024	Healthcare real estate management	43%
Island(3)	1,835	Select service hotels management	45%
Distributed Finance(4)	—	Marketplace finance platform	50%
Total	$3,859
_________________

(1)	Excludes NorthStar Realty and NorthStar Healthcare’s proportionate interest in assets managed by such partner.

(2)
In December 2014, NSAM acquired an interest in American Healthcare Investors LLC, or AHI, for $58 million, consisting of $38 million in cash and $20 million of NSAM’s common stock, or the AHI Interest.

(3)
In January 2015, NSAM acquired an interest in Island Hospitality Group Inc., or Island, for $38 million, consisting of $33 million in cash and $5 million of NSAM’s common stock, or the Island Interest.

(4)
In June 2014, NSAM acquired an interest in Distributed Finance Corporation, or Distributed Finance, for $4 million. In January 2016, NSAM invested an additional $1 million in Distributed Finance in the form of convertible debt.

The following table presents a summary of NSAM’s existing public companies that raise capital through the retail market and their capital raising activity through February 23, 2016:

	NorthStar	NorthStar	NorthStar	NorthStar/RXR	NorthStar
	Income	Healthcare	Income II	New York Metro	Corporate Income Fund
Offering amount(1)	$1.2 billion	$2.1 billion(3)	$1.65 billion(4)	$2.0 billion(4)	$3.2 billion(7)
Total capital raised through February 23, 2016(2)	$1.2 billion	$1.8 billion	$918.2 million	$2.2 million(5)	(8)
Total investments as of December 31, 2015	$1.8 billion	$3.4 billion	$1.5 billion	N/A	N/A
Primary strategy	CRE Debt	Healthcare Equity and Debt	CRE Debt	New York Metro Area CRE Equity and Debt	Middle Market Business Loans and Securities
Primary offering period	Completed July 2013	Completed January 2016(3)	Ends May 2016	Ends February 2017(6)	Ends March 2019(6)
__________________

(1)	Represents amount of shares registered to offer pursuant to each Sponsored Company’s public offering, distribution reinvestment plan and follow-on public offering.

(2)	Includes capital raised through dividend reinvestment plans.

(3)
NorthStar Healthcare successfully completed its public offering on February 2, 2015 by raising $1.1 billion in capital and its follow-on public offering on January 19, 2016 by raising $0.7 billion in capital.

(4)
In October 2015, we and NorthStar/RXR each filed a post-effective amendment to a registration statement with the SEC to offer an additional class of common shares. On October 16, 2015, the post-effective amendment to our registration statement was declared effective by the SEC. On November 12, 2015, the post-effective amendment to NorthStar/RXR’s registration statement was declared effective by the SEC.

(5)
In December 2015, NorthStar Realty and RXR Realty satisfied NorthStar/RXR’s minimum offering amount through the purchase of 0.2 million shares of NorthStar/RXR common stock for $2 million in the aggregate. NorthStar/RXR began raising capital in the beginning of 2016.

(6)	Offering period subject to extension as determined by the board of directors of each Sponsored Company.

(7)	Offering is for two feeder funds in a master feeder structure.

(8)	NSAM expects to begin raising capital for NorthStar Corporate Income Fund in 2016.
Our sponsor’s management team, which is led by David T. Hamamoto, Daniel R. Gilbert and Albert Tylis and includes, among others, Debra A. Hess and Ronald J. Lieberman, has broad and extensive experience in real estate investment and finance with some of the nation’s leading CRE and lending institutions. Please see “Management—Directors and Executive Officers” for biographical information regarding the executive officers and key professionals of our company and our advisor. We believe that our sponsor’s active and substantial ongoing participation in the real estate markets and the depth of experience and disciplined investment approach of our sponsor’s management team allows our advisor to successfully execute our investment strategy.
Our Advisor
Our advisor manages our day-to-day operations. Our advisor is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Our advisor is an affiliate of our sponsor, whose team of investment professionals, acting through our advisor, makes most of the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor also provides portfolio management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Our advisor may delegate certain of its obligations to affiliated entities, which may be organized under the laws of the United States or foreign jurisdictions. Our advisor does not have employees. The members of our advisor’s management team and other personnel performing services for us on behalf of our advisor are employees of our sponsor and its affiliates. Our advisor’s principal address is NSAM J-NSII Ltd, c/o NSAM Luxembourg S.à r.l., 6ème étage, 6A route de Trèves, L-2633 Senningerberg, Grand-Duchy of Luxembourg.
Our Strengths
We believe we have a combination of strengths that will contribute to our performance. Our advisor utilizes the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other strengths, including the following:

•
Experienced Management Team—Our sponsor has a highly-experienced management team of investment professionals who have demonstrated track records of operating REITs and delivering strong returns. The senior management team of our sponsor includes executives who acquired and manage the historical and existing portfolio of its investments and who possess significant operational and management experience in the real estate industry. We believe our business benefits from the knowledge and industry contacts these seasoned executives have gained through their accomplished careers while investing in numerous real estate cycles. We believe that the accumulated experience of our sponsor’s senior management team will allow us to deploy capital throughout the CRE capital structure fluidly in response to changes in the investment environment. Please see “Management—Directors and Executive Officers” for biographical information regarding these individuals.

•
Real Estate Lending Experience—Our sponsor has developed a reputation as a leading diversified CRE investment and asset management company because of its strong performance record in underwriting and managing $38 billion in real estate investments (adjusted for Townsend and commitments to acquire and sell certain investments by the NSAM Managed Companies). We believe that we can leverage our sponsor’s extensive real estate experience, deep and thorough underwriting process, and portfolio management skills to structure and manage our investments prudently and efficiently.

•
Public Company and REIT Experience—The common stock of our sponsor trades on the NYSE under the symbol “NSAM.” Our sponsor’s management team is skilled in public company reporting and compliance. In addition to us, our sponsor, through advisor entities, currently manages nine publicly registered companies, including two publicly traded REITs and six public, non-traded investment vehicles that raise capital through the retail market. Our sponsor’s management team is also skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. The management team also has experience listing companies, including a REIT, on the NYSE.

•
Distribution Support Commitment—In order to provide additional cash to pay distributions to our stockholders at a rate of at least 7% per annum on stockholders’ invested capital, NorthStar Realty has agreed to purchase up to an aggregate of $10.0 million in shares of our Class A common stock (which includes the $2.0 million of shares purchased by an affiliate of NorthStar Realty to satisfy the minimum offering amount) at the current offering price of our Class A shares net of selling commissions and dealer manager fees until May 6, 2016. If the cash distributions we pay for any calendar quarter exceed MFFO for such quarter, NorthStar Realty will purchase shares following the end of each quarter for a purchase price equal to the amount by which the distributions paid to stockholders exceed MFFO for such quarter, up to an amount equal to a 7% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. Notwithstanding NorthStar Realty’s obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 7% per annum or at all. After our distribution support agreement with NorthStar Realty has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. For more information regarding NorthStar Realty’s share purchase commitment, the purchase of shares thereunder as of the date of this prospectus and our distribution policy, please see “Description of Capital Stock—Distributions.”

Our Structure
The chart below shows the relationship among various affiliates of our sponsor and our company as of the date of this prospectus.
____________________________

(1)
Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed our modified funds from operations, or MFFO, NorthStar Realty agreed to purchase up to $10.0 million of shares of our Class A common stock to provide additional cash to support distributions to our stockholders. As of the date of this prospectus, NorthStar Realty owned less than 1% of our common stock. NorthStar Realty is one of the NSAM Managed Companies.

(2)
NSAM owns NorthStar Securities, LLC, NSAM J-NSII Ltd and NorthStar OP Holdings II, LLC indirectly through certain domestic and international subsidiaries. NSAM also owns a less than 1% indirect limited partnership interest in our operating partnership.

(3)
We currently own a 99.9% capital interest in the operating partnership consisting of general and limited partnership interests. We are the sole general partner of our operating partnership and, therefore, our board of directors has ultimate oversight and policy-making authority with respect to our operating partnership. Our board of directors has retained our advisor which is responsible for coordinating the management of our day-to-day operations and the management of our operating partnership subject to the terms of the advisory agreement.

(4)	The special units will entitle NorthStar OP Holdings II, LLC to receive certain operating partnership distributions. See “Management Compensation.”

Management Compensation
Our dealer manager, our advisor and its affiliates receive fees and expense reimbursements for services relating to our offering and the investment and management of our assets. The most significant items of compensation are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares of common stock in our primary offering at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). The allocation of amounts between the Class A shares and Class T shares assumes that 80% of the shares of common stock sold in the primary offering are Class A shares and 20% are Class T shares. No selling commissions or dealer manager fees are payable on shares sold through our DRP. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our dealer manager, our advisor and its affiliates and for a more detailed description of the special units.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Organization and Offering Stage
Selling Commissions— —Dealer Manager
Class A shares
Up to 7.0% of gross offering proceeds from the sale of Class A shares in the primary offering.

Class T shares
Up to 2.0% of gross offering proceeds from the sale of Class T shares in the primary offering.

Our dealer manager will reallow selling commissions for Class A shares and Class T shares to participating broker-dealers.
No selling commissions will be payable with respect to Class A shares and Class T shares issued pursuant to our DRP.
		$90,000,000 ($84,000,000 for the Class A shares and $6,000,000 for the Class T shares, respectively)
Dealer Manager Fee— —Dealer Manager
Class A shares
Up to 3.0% of gross offering proceeds from the sale of Class A shares in the primary offering.

Class T shares
Up to 2.75% of gross offering proceeds from the sale of Class T shares in the primary offering.

Our dealer manager may reallow a portion of the dealer manager fees for Class A shares and Class T shares to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing our primary offering.

No dealer manager fee will be payable on Class A shares and Class T shares sold pursuant to our DRP.
		$44,250,000 ($36,000,000 for the Class A shares and $8,250,000 for the Class T shares, respectively)
Other Organization and —Offering Costs— —Advisor or its Affiliates	We reimburse our advisor or its affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering. If we raise the maximum offering amount, we expect organization and offering costs (other than selling commissions and dealer manager fees) to be approximately $15,000,000 or approximately 1.0% of gross offering proceeds.	$15,000,000
Acquisition and Development Stage
Acquisition Fee— —Advisor or its Affiliates	An amount equal to up to 1% of the amount funded or allocated by us to originate or acquire CRE investments, including acquisition expenses and financing attributable to such investments.	No leverage: $13,507,500 No leverage and DRP: $14,992,673 Maximum Offering and DRP: Leverage of 50% of cost of investments: $29,985,346 Leverage of 75% of cost of investment: $59,970,692

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
Reimbursement of Acquisition —Costs—Advisor or its —Affiliates	We reimburse our advisor or its affiliates for actual costs incurred in connection with the selection, origination or acquisition of an investment, whether or not originated or acquired.	No leverage: $6,753,750 No leverage and DRP: $7,496,336 Maximum Offering and DRP: Leverage of 50% of cost of investments: $14,992,673 Leverage of 75% of cost of investment: $29,985,346
Operational Stage
Distribution Fee—the Dealer Manager
With respect to our Class T shares only, we will pay our dealer manager a distribution fee, all or a portion of which may be reallowed by the dealer manager to participating broker dealers, that accrues daily and is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T share in the primary offering, or (ii) if we are no longer offering shares in a public offering, the most recent gross offering price per Class T share or the estimated per share value of Class T shares of our common stock, if any has been disclosed. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.
We will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share is no longer outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T shares held in such account. See “Description of Capital Stock—Common Stock—Class T Shares.”

$3,000,000 annually, assuming sale of $300,000,000 of Class T shares, subject to the 10% limit on underwriting compensation. We estimate that a maximum of $15,750,000 in such fees will be paid over the life of the company; some or all fees may be reallowed.

Asset Management —Fee—Advisor or its —Affiliates
A monthly asset management fee equal to one-twelfth of 1.25% of the sum of the amount funded or allocated by us for CRE investments, including expenses and any financing attributable to such investments, less any principal received on our debt and securities investments.
Maximum Offering and DRP and leverage of 75% of cost of investment: $74,963,365
Other Operating —Costs—Advisor or its —Affiliates
We reimburse the costs incurred by our advisor or its affiliates in connection with its providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and technology costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We do not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.
Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

Liquidation/Listing Stage
Disposition Fees— —Advisor or its Affiliates
For substantial assistance in connection with the sale of investments and based on the services provided, as determined by our independent directors, an amount equal to up to 1% of the contract sales price of each CRE investment sold. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a CRE debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1% of the principal amount of the CRE debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of CRE debt, we will pay a disposition fee upon the sale of such property.
Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.
Special Units—NorthStar OP—Holdings II, LLC
NorthStar OP Holdings II, LLC, or NorthStar OP Holdings II, an affiliate of our advisor, was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor and as the holder of special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their invested capital plus a 7% cumulative, non-compounded annual pre-tax return on such invested capital. In addition, NorthStar OP Holdings II will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar OP Holdings II would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. Please see “Management Compensation—Special Units—NorthStar OP Holdings II” for a description of the calculation of the enterprise valuation.
Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Compensation Paid to Our Advisor and Our Dealer Manager
In connection with the completion of NorthStar Realty’s spin-off of its asset management business into our sponsor on June 30, 2014, we entered into a new advisory agreement with an affiliate of our sponsor and terminated our advisory agreement with our prior advisor, NS Real Estate Income Advisor II, LLC. For periods prior to June 30, 2014, the information below regarding fees and reimbursements incurred to our advisor reflects fees and reimbursements incurred to our prior advisor for such periods presented.
The following table presents the fees and reimbursements incurred to our advisor and our dealer manager for the years ended December 31, 2015, 2014 and 2013 and the amount due to related party as of December 31, 2015 and 2014 (dollars in thousands):

		Years Ended December 31,			Due to Related Party as of December 31,
Type of Fee or Reimbursement	Financial Statement Location	2015	2014	2013(4)	2015	2014
Fees to Advisor
Asset management	Asset management and other fees - related party	$11,276	$2,601	$21	$1	$—
Acquisition(1)	Real estate debt investments, net / Asset management and other fees- related party	9,504	5,166	165	—	—
Disposition(1)	Real estate debt investments, net	548	—	—	19	—
Reimbursements to Advisor
Operating costs(3)	General and administrative expenses	7,706	2,072	29	1	—
Organization	General and administrative expenses	128	257	21	—	25
Offering	Cost of capital(2)	3,754	4,890	394	524	468
Selling commissions / Dealer manager fees / Distribution fees	Cost of capital(2)	51,549	26,906	2,496	8	—
Total		$84,465	$41,892	$3,126	$553	$493
_________________________________

(1)
Acquisition/disposition fees incurred to our advisor related to CRE debt investments are generally offset by origination/exit fees paid to us by borrowers if such fees are required from the borrower. Acquisition fees related to equity investments are included in asset management and other fees - related party in our consolidated statements of operations. Our advisor may determine to defer fees or seek reimbursement. From inception through December 31, 2015, our advisor deferred $0.2 million of acquisition fees related to CRE securities.

(2)
Cost of capital is included in net proceeds from issuance of common stock in our consolidated statements of equity. For the year ended December 31, 2015, the ratio of offering costs to total capital raised was 10.0%.

(3)
As of December 31, 2015, our advisor has incurred unreimbursed operating costs on our behalf of $10.8 million, that remain eligible to allocate to us. For the year ended December 31, 2015, total operating expenses included in the 2%/25% Guidelines represented 2.0% of average invested assets and 237.3% of net income without reduction for any additions to reserves for depreciation, loan losses or other similar non-cash reserves.

(4)	Represents the period from September 18, 2013 (date of our first investment) through December 31, 2013.
Conflicts of Interest
Our advisor and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates face include the following:

•
The investment professionals of our sponsor, acting on behalf of our advisor and the investment committee of our advisor and its affiliated advisors and sub-advisors, which we collectively refer to as the NSAM Group, must determine which investment opportunities to recommend to us and the other NSAM Managed Companies and any future investment vehicles sponsored by NSAM, as well as other companies, funds or vehicles that may be co-sponsored, co-branded and co-founded by, or subject to a strategic relationship.

•
Our executive officers and our sponsor’s investment professionals acting on behalf of our advisor must allocate their time among us, our sponsor’s business and other programs and activities in which they are involved, which could cause them to devote less of their time to our business than they otherwise would.

•
Our advisor and its affiliates receive fees in connection with transactions involving the origination, acquisition, management and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor to fail to negotiate the best price for the assets we acquire.

•
Because our advisory agreement and our dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm’s length, their terms may not be as advantageous to us as those available from unrelated third parties.

•
Upon the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, or in connection with a listing of our shares or a merger or sale of all our assets, NorthStar OP Holdings II may be entitled to have the special units redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to their invested capital plus a 7% cumulative non-compounded annual pre-tax return on such invested capital. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 7%.

•
Our dealer manager also acts as the dealer manager for the continuous public offering of NorthStar/RXR and NorthStar Corporate Income Fund. In addition, future NSAM sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Estimated Use of Proceeds
Depending primarily upon the number of shares of each class we sell in our offering and assuming that 80% of the proceeds are from the sale of Class A shares and 20% of the proceeds are from the sale of Class T shares, we estimate that between approximately 90.1% (assuming no shares available pursuant to our DRP are sold) and approximately 90.9% (assuming all shares available pursuant to our DRP are sold) of our gross offering proceeds will be available for investments and, upon investment in our targeted assets, to pay an acquisition fee to our advisor for its services in connection with the selection, origination or acquisition, as applicable, of our CRE debt, equity and securities investments. We will use the remainder of the offering proceeds to pay offering costs, including selling commissions and dealer manager fees. We have assumed what percentage of shares of each class will be sold based on sales of Class A shares prior to the introduction of the Class T shares, and discussions with our dealer manager and participating dealers. However, there can be no assurance as to how many shares of each class will be sold.
Distributions
We generally pay distributions on a monthly basis based on daily record dates. You generally begin to qualify for distributions on the date we mail a confirmation of your subscription for shares of our common stock. From the commencement of our operations on September 18, 2013 through December 31, 2015, we paid distributions at an annualized distribution amount of $0.70 per share, less distribution fees on our Class T Shares. Distributions are generally paid to stockholders on the first business day of the month following the month for which the distribution has accrued. Distributions will be made on all classes of our common stock at the same time. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares because distributions paid with respect to Class T shares, including those issued pursuant to our DRP, will be reduced by the payment of the distribution fees. All Class T shares will receive the same per share distributions. We expect the estimated net asset value per share of each Class A Share and Class T share to be the same, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the estimated net asset value per share of each Class T share, which would result in the net asset value and distributions upon liquidation with respect to Class T shares being lower than the net asset value and distributions upon liquidation with respect to Class A shares.

The following table presents distributions declared for the years ended December 31, 2015 and 2014 (dollars in thousands):

	Year Ended December 31, 2015		Year Ended December 31, 2014
Distributions(1)
Cash	$22,757		$5,545
DRP	20,744		4,772
Total	$43,501		$10,317

Sources of Distributions(1)
Funds from Operations(2)	$6,385	15%	$3,183	31%

Offering Proceeds - Distribution support	962	2%	1,071	10%
Offering proceeds	36,154	83%	6,063	59%
Total	$43,501	100%	$10,317	100%

Cash Flow Provided by (Used in) Operations	$11,978		$2,129
________________________________________________

(1)	Represents distributions declared for such period, even though such distributions are actually paid to stockholders the month following such period.

(2)
For the period from the date of our first investment on September 18, 2013 through December 31, 2015, we declared $54.0 million in distributions, of which 18% was paid from funds from operations, or FFO, 78% was paid from offering proceeds and 4% was paid from distribution support proceeds. Cumulative FFO for the period from September 18, 2013 through December 31, 2015 was $9.6 million.

Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including from borrowings, sales of assets and offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. Distributions in excess of our cash flow used in operations were paid using offering proceeds, including from the purchase of additional shares by NorthStar Realty. Over the long-term, we expect that our distributions will be paid entirely from cash flow provided by operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the type and mix of our investments and accounting of our investments in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. As a result, future distributions declared and paid may continue to exceed cash flow provided by operations.
NorthStar Realty has agreed to purchase up to an aggregate of $10.0 million in shares of our Class A common stock (which includes shares an affiliate of NorthStar Realty purchased in order to satisfy the minimum offering amount) at the current offering price of our Class A shares net of selling commissions and dealer manager fees until May 6, 2016 to the extent cash distributions to our stockholders at a rate of at least 7% per annum for any calendar quarter exceed MFFO for such quarter. Pursuant to the terms of the distribution support agreement, if the cash distributions we pay for any calendar quarter exceed our MFFO, following the end of such quarter NorthStar Realty will purchase shares for a purchase price equal to the amount by which the distributions paid to stockholders exceed our MFFO for such quarter, up to an amount equal to a 7% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by NorthStar Realty, not from cash flow from our operations.
The purchase price for Class A shares issued to NorthStar Realty pursuant to this commitment will be equal to the per share price of the Class A shares in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fees which are not payable in connection with sales to our affiliates. As a result, the net proceeds to us from the sale of Class A shares to NorthStar Realty will be the same as the net proceeds we receive from the sales of Class A shares to the public in our offering. For more information regarding NorthStar Realty’s share purchase commitment and our distribution policy, please see “Description of Capital Stock—Distributions.”
For so long as we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders each year equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP). See “U.S. Federal Income Tax Considerations—Taxation of

NorthStar Real Estate Income II, Inc.—Requirements for Qualification.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Our Performance-Funds from Operations and Modified Funds from Operations
We believe that funds from operations, or FFO, and modified funds from operations, or MFFO, both of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of us in particular. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the Investment Program Association, or the IPA, recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other similar operating characteristics as us. The following table presents a reconciliation of FFO and MFFO to net income (loss) attributable to common stockholders (dollars in thousands):

	Years Ended December 31,
	2015	2014	2013(1)
Funds from operations:
Net income (loss) attributable to NorthStar Real Estate Income II, Inc. common stockholders	$(5,337)	$3,183	$12
Adjustments:
Depreciation and amortization	11,812	—	—
Depreciation and amortization related to non-controlling interests	(90)	—	—
FFO attributable to NorthStar Real Estate Income II, Inc. common stockholders	$6,385	$3,183	$12

Modified funds from operations:
FFO attributable to NorthStar Real Estate Income II, Inc. common stockholders	$6,385	$3,183	$12
Adjustments:
Amortization of premiums, discounts and fees on investments and borrowings, net	1,835	609	42
Acquisition fees and transaction costs on investments	12,210	—	—
Straight-line rental (income) loss	(488)	—	—
Amortization of capitalized above/below market leases	152	—	—
Adjustments related to non-controlling interests	(63)	—	—
Deferred tax (benefit) expense	137	—	—
MFFO attributable to NorthStar Real Estate Income II, Inc. common stockholders	$20,168	$3,792	$54
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(1)	Represents the period from September 18, 2013 (date of our first investment) through December 31, 2013.

Distribution Reinvestment Plan
You may reinvest distributions you receive from us in additional shares of our common stock at a price of $9.79 per Class A share and $9.25 per Class T share by participating in our DRP. If during the term of our public offering our board of directors determines to change the prices of shares sold in our primary offering, shares issued pursuant to our DRP will be priced at 96.25% of then current offering price for each class of shares. If we are no longer offering shares in a public offering, shares issued pursuant to our DRP will be issued at a price equal to the estimated value per share of such class of shares, if any has been disclosed. If we are no longer offering shares in a public offering, but we have not disclosed an estimated per share value for each class of shares prior to the termination of the offering, then the offering price for each class of shares in effect immediately prior to the termination of the offering will be deemed the estimated per share value for such class of shares for purposes of our DRP. Purchases will be made directly from us and must be in the same class as the shares for which such stockholder received distributions that are being invested. You may enroll in our DRP by checking the appropriate box on the subscription agreement. You may also withdraw at any time, without penalty, by delivering written notice to us.
We may amend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP, upon ten-days prior written notice to participants. We may provide written notice by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to this prospectus or Post-Effective Amendment filed with the SEC. Please see Appendix C: Distribution Reinvestment Plan for all of the terms of our DRP.
For the period from September 18, 2013 through December 31, 2015, we issued 2.4 million Class A shares and 326 Class T shares totaling $23.2 million and $3,000, respectively, of gross offering proceeds pursuant to our DRP. We may issue up to 15.0 million shares of our common stock pursuant to our DRP, although our board of directors may in its discretion re-allocate shares in our DRP to our primary offering at any time.
Share Repurchase Program
Our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. Only stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, will be eligible to participate in the share repurchase program. The purchase price for your shares repurchased under our share repurchase program will be as set forth below until we establish an estimated per share value of our common stock.
During the term of our public offering, we will repurchase shares at a price equal to, or at a discount from, the purchase price paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%
During the period of any public offering, the repurchase price will be equal to or less than the price of the respective class shares offered in the relevant offering. If we are engaged in a public offering and the repurchase price calculated in accordance with the terms of the share repurchase program would result in a price that is higher than the then-current public offering price of such class of common stock, then the repurchase price will be reduced and will be equal to the then-current public offering price of such class of common stock. If we are no longer offering shares in a public offering, we will repurchase shares at a price equal to the estimated value per share of such class of shares, if any has been disclosed. If we are no longer offering shares in a public offering, but have not disclosed an estimated per share value for each class of shares prior to the termination of the offering, then the offering price for each class of shares in effect immediately prior to the termination of the offering will be deemed the repurchase price for each such class.
Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we will not repurchase shares unless you have held the shares for at least one year. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be repurchased at the higher of the price paid for the shares or our estimated per share value, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or our estimated value per share. A qualifying disability is a disability as such term is defined in Section 72(m)(7) of the Internal Revenue Code that arises after the purchase of the shares requested to be repurchased.
We are not obligated to repurchase shares of our common stock under our share repurchase program. The number of shares to be repurchased during the calendar year is limited to: (i) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares pursuant to our DRP in the prior calendar year plus such additional cash as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder.
Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange, at which time our share repurchase program would terminate. No secondary market presently exists nor are the shares currently listed on an exchange and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws.
We may amend or terminate our share repurchase program at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon ten-days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten-business days prior written notice. We may provide written notice by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to this prospectus or Post-Effective Amendment filed with the SEC.
For the year ended December 31, 2015, we repurchased 0.2 million shares of our common stock pursuant to the share repurchase program, totaling $2.2 million at a weighted average price of $9.87 per share pursuant to our share repurchase program. We funded these repurchases using cash set aside for that purpose which did not exceed proceeds received from our DRP for the prior calendar year. As of December 31, 2015, there were no unfulfilled repurchase requests.
Borrowing Policy
We have financed and may continue to finance our investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments.
As of December 31, 2015, our leverage as a percentage of our cost of investments was 53%. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such action is approved by a majority of our board of directors, including a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors reviews our aggregate borrowings, including secured and unsecured financing, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate. Once we have fully invested the proceeds of our offering, we expect that our financing may approximate 50% of the cost of our investments, although it has and may continue to exceed this level during our organization and offering stage.
Liquidity
Subject to then-existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale or roll-off to scheduled maturity of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.
Investment Company Act Considerations
We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership, are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
Our company is organized as a holding company that conducts its businesses primarily through our operating partnership. Both our company and our operating partnership intend to conduct their operations so that they comply with the 40% test. The securities issued to our operating partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.
We expect that most of our investments will be held by wholly owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of]... purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusion provided by Section 3(c)(5)(C), we classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio on a regular basis and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion from registration for each of these subsidiaries.
We may in the future organize special purpose subsidiaries of our operating partnership that will borrow under or participate in government sponsored incentive programs to the extent they exist. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exclusion and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether our operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exception provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur. We expect that the aggregate value of our operating partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our operating partnership’s (and, therefore, our company’s) total assets on an unconsolidated basis.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(5)(C).
Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we can acquire or sell assets. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding this exclusion that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exclusion or exemption from the Investment Company Act.

RISK FACTORS
An investment in shares of our common stock involves substantial risks. You should carefully consider all of the material risks described below in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could materially adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment.
Risks Related to an Investment in Our Company
We have limited prior operating history and the prior performance of our sponsor or other real estate investment vehicles sponsored by our sponsor may not predict our future results.
We are a recently formed company and have limited operating history. Since we have limited operating history, you will have no basis upon which to evaluate our ability to achieve our investment objectives and you should not assume that our performance will be similar to the past performance of our sponsor or other real estate investment vehicles sponsored by our sponsor. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.
Because our offering is a “blind pool” offering, you do not have the opportunity to evaluate a significant portion of our investments before we make them, which is subsequent to the date stockholders subscribe for shares, which makes an investment in our shares more speculative.
We have not yet acquired or identified a significant portion of the investments that we may make. We have not established any limits on the percentage of our portfolio that may be comprised of these various categories of assets. We also cannot predict our actual allocation of assets at this time because such allocation will also be dependent, in part, upon the amount of financing we are able to obtain, if any, with respect to each asset class in which we invest. However, because you are unable to evaluate the economic merit of assets before we invest in them, you have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors has broad discretion in implementing policies regarding borrower creditworthiness and you do not have the opportunity to evaluate potential borrowers. These factors increase the speculative nature of an investment in our shares.
We have paid and may continue to pay distributions from sources other than our cash flow from operations, and as a result we will have less cash available for investments and your overall return may be reduced.
Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, our advisor’s agreement to defer, reduce or waive fees (or accept, in lieu of cash, shares of our common stock) or sales of assets or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. We have funded most of our cash distributions paid to date using net proceeds from our offering and we may continue to do so in the future. Until the proceeds from our offering are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. We began generating cash flow from operations on September 18, 2013, the date of our first investment. For the year ended December 31, 2015, we declared distributions of $43.5 million compared to cash flow provided by operations of $12.0 million with $37.1 million, or 85%, of the distributions declared during this period were paid using proceeds from our offering, including the purchase of additional shares by NorthStar Realty. For the year ended December 31, 2014, we declared distributions of $10.3 million compared to cash provided by operating activities of $2.1 million with $7.1 million, or 69% of the distributions declared during this period were paid using proceeds from our offering, including the purchase of additional shares by NorthStar Realty.
Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed MFFO, NorthStar Realty agreed to purchase up to $10.0 million of shares of our common stock (which includes the $2.0 million of shares purchased by an affiliate of NorthStar Realty to satisfy the minimum offering amount) at a price equal to the public offering price per Class A share (net of selling commissions and dealer manager fees) to provide additional cash to support distributions to you and has, in fact, purchased $3.9 million or 432,636 shares of our common stock as of December 31, 2015. The sale of these shares resulted in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. If we pay distributions from sources other than our cash flow from operations, we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced.

No public trading market for our shares currently exists, and as a result, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.
Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock of any class or series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. We have adopted our share repurchase program that may enable you to sell your shares to us in limited circumstances. Share repurchases will be made at the sole discretion of our board of directors. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon ten-days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten-business days prior written notice. Further, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to the public offering price paid for those shares. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.
Our stockholders may experience dilution.
If you purchase shares of our common stock in our offering, you will incur immediate dilution equal to the costs of the offering we incur in selling such shares. This means that investors who purchase our shares of common stock will pay a price per share that exceeds the amount available to us to invest in assets.
In addition, our stockholders do not have preemptive rights. If we engage in a subsequent offering of common shares or securities convertible into common shares, issue additional shares pursuant to our DRP or otherwise issue additional shares, investors who purchase shares in our offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of our outstanding shares. Furthermore, you may experience a dilution in the value of your shares depending on the terms and pricing of any share issuances (including the shares being sold in our offering) and the value of our assets at the time of issuance.
This is a fixed price offering and the offering price for each class of our shares was arbitrarily determined and will not accurately represent the current value of our assets at any particular time; therefore the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.
This is a fixed price offering, which means that the offering price for each class of shares of our common stock is fixed and will not vary unless and until our board of directors determines to change the offering price for each class of our shares. Therefore, the fixed offering price established for each class of shares of our common stock will not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Similarly, the amount you may receive upon redemption of your shares, if you determine to participate in our share redemption program, will be no greater than, and may be less than, the amount you paid for the shares regardless of any increase in the underlying value of any assets we own.
The purchase price stockholders pay for shares of each class of our common stock in this offering is likely to be higher than any estimated value per share we may disclose. Neither such values nor the offering price may be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or the amount you would receive upon the sale of your shares.
Pursuant to various rules or contractual arrangements, we may from time to time disclose an estimated value per share. The price at which we sell our shares is likely to be in excess of such values. For example, the current offering prices with respect to Class A shares and Class T shares are, respectively, 12.3% and 6.2% higher than the estimated value per each share of stock, as of September 30, 2015.
The estimated value per share and the primary offering price per share of each class of shares are likely to differ from the price that you would receive upon a resale of your shares or upon our liquidation because: (i) there is no public trading market for the shares at this time; (ii) the primary offering price involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher purchase price than could otherwise be obtained; (iii) under the current FINRA rules such values are not required to reflect or be derived from the fair market value of our assets and estimates may include sales commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iv) such values do not take into account how market fluctuations affect the value of our investments, including how disruptions in the financial and real estate markets may affect the values of our investments; and (v) such values do not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.
The SEC has approved an amendment to National Association of Securities Dealers, or “NASD”, Conduct Rule 2340, which takes effect on April 11, 2016 and sets forth the obligations of FINRA members to provide per share values in customer account statements calculated in a certain manner. Because we have used a portion of the proceeds from this offering to pay sales commissions, dealer manager fees and organization and offering expenses, which reduced the amount of funds available for investment, unless our aggregate investments increase in value to compensate for these up-front fees and expenses, it is likely that the value shown on your account statement will be lower than the purchase price paid by our stockholders in this offering.
The estimated value per share and the primary offering price per share of each class of shares may not be an accurate reflection of the fair value of our assets and liabilities in accordance with GAAP, may not reflect the price at which we would be able to sell all or substantially all of our assets or the outstanding shares of our common stock in an arm’s length transaction, may not represent the value that our stockholders could realize upon a sale of our company or upon the liquidation of our assets and settlement of our liabilities, and may not be indicative of the price at which shares of our common stock would trade if they were listed on a national securities exchange. In addition, such values may not be the equivalent of the disclosure of a market price by an open-ended real estate fund.
See “Description of Capital Stock-Valuation Policy” for a description of our policy with respect to valuations of our common stock. Any methodologies used to determine an estimated value per share may be based upon assumptions, estimates and judgments that may not be accurate or complete, such that, if different property-specific and general real estate and capital market assumptions, estimates and judgments were used, it could result in an estimated value per share that is significantly different.
Risks Related to Our Business
The CRE industry has been and may continue to be adversely affected by economic conditions in the U.S. and global financial markets generally.
Our business and operations are currently dependent on the CRE industry generally, which in turn is dependent upon broad economic conditions in the United States, Europe, China and elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues, deflation, Federal Reserve short term rate decisions, foreign exchange rates, the availability and cost of credit, the sovereign debt crisis, the Chinese economy, the United States mortgage market and a potentially weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing commercial real estate debt that may have difficulties being refinanced, may continue to cause periodic volatility in the CRE market for some time. Adverse conditions in the CRE industry could harm our business and financial condition by, among other factors, the tightening of the credit markets, decline in the value of our existing assets and continuing credit and liquidity concerns and otherwise negatively impacting our operations.
Challenging economic and financial market conditions could significantly reduce the amount of income we earn on our CRE investments and further reduce the value of our investments.
Challenging economic and financial market conditions may cause us to experience an increase in the number of CRE investments that result in losses, including delinquencies, non-performing assets and taking title to collateral and a decrease in the value of the property or other collateral which secures our investments, all of which could adversely affect our results of operations. We may incur substantial losses and need to establish significant provision for losses or impairment. Our revenue from investments could diminish significantly.
Volatility, disruption or uncertainty in the financial markets may impair our ability to raise capital, obtain new financing or refinance existing obligations and fund real estate activities.
The global financial markets have experienced pervasive and fundamental disruptions. Market disruption, volatility or uncertainty could materially adversely impact our ability to raise capital, obtain new financing or refinance our existing obligations as they mature and fund real estate activities. In addition, market disruption, volatility or uncertainty may also expose us to increased litigation and shareholder activism. These conditions could materially disrupt our business, operations and ability to make distributions to stockholders. Market volatility could also lead to significant uncertainty in the valuation of our investments, which may result in a substantial decrease in the value of our investments. As a result, we may not be able to recover the carrying amount of such investments and the associated goodwill, if any, which may require us to recognize impairment charges in earnings.
Risks Related to Our Advisor
Our sponsor, the parent company to our advisor, has announced that it is exploring possible strategic alternatives to maximize NSAM stockholder value, or the NSAM Process, which could have an adverse impact on our business.
On January 11, 2016, the board of directors of NSAM, our sponsor and the parent company to our advisor, announced that it has engaged Goldman, Sachs & Co. as its financial advisor to assist it in the NSAM Process. The NSAM Process may be time consuming and disruptive to NSAM’s business operations, including its service to us as our advisor and our sponsor.
As a result of the NSAM Process, NSAM could undergo a change of control involving a third party, which could result in a change to the management of our advisor and its affiliates as well as a change to the board of directors of NSAM. Consequently, we could be managed by an entity and personnel that do not have the experience and track record of NSAM and its personnel and suitable alternatives may not be available. New management and personnel at NSAM could change the manner in which our advisor provides services to us and such services may not be as effective. Any such change to NSAM could be disruptive to our business and operations and could have a material adverse effect on our performance. Further, certain corporate strategic alternatives that may be available to NSAM may give rise to conflicts of interest among NSAM and us, as we are dependent upon NSAM for the management of our day-to-day affairs.
Our advisor may not be successful, or there may be delays, in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.
We rely upon our advisor or its affiliates, which uses our sponsor’s investment professionals, including Messrs. Hamamoto, Tylis and Gilbert to identify suitable investments. The other NSAM Managed Companies also rely on such investment professionals for investment opportunities. Our advisor may not be successful in locating suitable investments on financially attractive terms, and we may not achieve our objectives. If we, through our advisor, are unable to find suitable investments promptly, we may hold the proceeds from our offering in an interest-bearing account or invest the proceeds in short-term assets. We expect that the income we earn on these temporary investments will not be substantial. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay for fees and expenses in connection with our offering and distributions. Therefore, delays in investing proceeds we raise from our offering could impact our ability to generate cash flow for distributions or to achieve our investment objectives.
Our advisor may acquire assets where the returns are substantially below expectations or which result in net losses. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives. Our advisor’s or its affiliates’ investment professionals, face competing demands upon their time, including in instances when we have capital ready for investment and consequently we may face delays in execution. Further, the more money we raise in our offering, the more difficult it is to invest our net offering proceeds promptly and on attractive terms. Therefore, the large size of our offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and origination or acquisition of investments would likely limit our ability to pay distributions to you and lower your overall returns.
Our ability to achieve our investment objectives and to pay distributions depends in substantial part upon the performance of our advisor and third-party servicers.
Our ability to achieve our investment objectives and to pay distributions depends in substantial part upon the performance of our advisor in the origination and acquisition of our investments, including the determination of any financing arrangements, as well as the performance of the third-party servicers of our real estate debt investments. You must rely entirely on the management abilities of our advisor and the oversight of our board of directors, along with those of our third-party servicers. Our advisor and its affiliates receive fees in connection with transactions involving the origination, acquisition, management and sale of our investments regardless of their quality or performance or the services provided. As a result, our advisor may be incentivized to allocate investments that have a greater cost to increase the amount of fees payable to them.
Additionally, we and our advisor have adopted an investment allocation policy with the intent of eliminating the impact of any conflict that our advisor’s and its affiliates’ investment professionals might encounter in allocating investment opportunities among us, our sponsor and any other NSAM Managed Companies, however, there is no assurance that the investment allocation policy will continue or successfully eliminate the impact of any such conflicts. If our advisor performs poorly and as a result is unable to originate and acquire our investments successfully, we may be unable to achieve our investment objectives or to pay distributions to you at presently contemplated levels, if at all. Similarly, if our third-party servicers perform poorly, we may be unable to realize all cash flow associated with our real estate debt investments.
Because we are dependent upon our advisor and its affiliates to conduct our operations and we are also dependent upon our dealer manager and its affiliates to raise capital, any adverse changes in the financial health of these entities or our relationship with them could hinder our operating performance and the return on your investment.
We are dependent on our advisor and its affiliates to manage our operations and our portfolio and we are also dependent upon our dealer manager and its affiliates to raise capital. Our advisor and its affiliates depend upon the fees and other compensation or reimbursement of costs that they receive from us and other NSAM Managed Companies in connection with the origination, acquisition, management and sale of assets to conduct their operations. Our dealer manager also depends upon the fees that it receives from us in connection with our offering. Any adverse changes in the financial condition of our advisor or its affiliates or our relationship with our dealer manager or its affiliates could hinder their ability to successfully support our business and growth, which could have a material adverse effect on our financial condition and results of operations.
The loss of or the inability to obtain key investment professionals at our sponsor or its affiliates could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.
Our success depends to a significant degree upon the contributions of key personnel at our sponsor or its affiliates, such as Messrs. Hamamoto, Tylis, Gilbert, Lieberman, Saracino, Ms. Hess and Ms. Neslin, among others, each of whom would be difficult to replace. We cannot assure you that such personnel will continue to be associated with our sponsor or its affiliates in the future. If any of these persons were to cease their association with us or our sponsor or its affiliates, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our sponsor and its affiliates’ ability to hire and retain highly-skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly-skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of our common stock may decline.
Our sponsor and its affiliates may determine not to provide assistance, personnel support or other resources to our advisor or us, which could impact our ability to achieve our investment objectives and pay distributions.
We rely on our sponsor and its affiliates’ personnel and other support for the purposes of originating, acquiring and managing our investment portfolio. Our sponsor, however, may determine not to provide assistance to our advisor or us. Consequently, if our sponsor and its professionals determine not to provide our advisor or us with any assistance or other resources, we may not achieve the same success that we would expect to achieve with such assistance, personnel support and resources.
Our advisor’s platform may not be as scalable as we anticipate and we could face difficulties growing our business without significant new investment in personnel and infrastructure.
If our business grows substantially, our advisor may need to make significant new investments in personnel and infrastructure to support that growth. In addition, service providers to whom our advisor may delegate certain functions may also be strained by our growth. Our advisor may be unable to make significant investments on a timely basis or at reasonable costs and its failure in this regard could disrupt our business and operations. Further, during periods of economic retraction, our sponsor and our advisor may be incented to reduce its personnel and costs, which could have an adverse effect on us.
Risks Related to Our Investments
Our CRE debt, equity and securities investments are subject to the risks typically associated with CRE.
Our CRE debt, equity and securities investments are subject to the risks typically associated with real estate, including:

•	local, state, national or international economic conditions, including market disruptions caused by regional concerns, political upheaval, the sovereign debt crisis and other factors;

•	real estate conditions, such as an oversupply of or a reduction in demand for real estate space in an area;

•	lack of liquidity inherent in the nature of the asset;

•	tenant/operator mix and the success of the tenant/operator business;

•	the ability and willingness of tenants/operators/managers to maintain the financial strength and liquidity to satisfy their obligations to us and to third parties;

•	reliance on tenants/operators/managers to operate their business in a sufficient manner and in compliance with their contractual arrangements with us;

•	ability and cost to replace a tenant/operator/manager upon default;

•	property management decisions;

•	property location and conditions;

•	property operating costs, including insurance premiums, real estate taxes and maintenance costs;

•	the perceptions of the quality, convenience, attractiveness and safety of the properties;

•	branding, marketing and operational strategies;

•	competition from comparable properties;

•	the occupancy rate of, and the rental rates charged at, the properties;

•	the ability to collect on a timely basis all rent;

•	the effects of any bankruptcies or insolvencies;

•	the expense of leasing, renovation or construction;

•	changes in interest rates and in the availability, cost and terms of mortgage financing;

•	unknown liens being placed on the properties;

•	bad acts of third parties;

•	the ability to refinance mortgage notes payable related to the real estate on favorable terms, if at all;

•	changes in governmental rules, regulations and fiscal policies;

•	tax implications;

•	changes in laws, including laws that increase operating expenses or limit rents that may be charged;

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the impact of present or future environmental legislation and compliance with environmental laws, including costs of remediation and liabilities associated with environmental conditions affecting properties;

•	cost of compliance with the ADA;

•	adverse changes in governmental rules and fiscal policies;

•	social unrest and civil disturbances;

•	acts of nature, including earthquakes, hurricanes and other natural disasters;

•	terrorism;

•	the potential for uninsured or underinsured property losses;

•	adverse changes in state and local laws, including zoning laws; and

•	other factors which are beyond our control.
The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenses associated with properties (such as operating expenses and capital expenses) cannot be reduced when there is a reduction in income from the properties.
These factors may have a material adverse effect on the value and the return that we can realize from our assets, as well as the ability of our borrowers to pay their loans and the ability of the borrowers on the underlying loans securing our securities to pay their loans.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments.
Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses and a decrease in revenues, earnings and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of our investments. Declining real estate values will likely reduce our level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less likely to achieve their business plans and be able to pay principal and interest on our CRE debt investments if the economy weakens and property values decline. Further, declining real estate values significantly increase the likelihood that we will incur losses on our investments in the event of a default because the value of our collateral may be insufficient to cover our cost. In addition, declining real estate values will reduce the value of any of our properties, as well as ability to refinance properties and use the value of existing properties to support the purchase or investment in additional properties. Slower than expected economic growth pressured by a strained labor market, along with overall financial uncertainty, could result in lower occupancy rates and lower lease rates across many property types and may create obstacles for us to achieve our business plans. We may also be less able to pay principal and interest on our borrowings, which could cause us to lose title to properties securing our borrowings. Any sustained period of increased payment delinquencies, taking title to collateral or losses could adversely affect both our CRE investments as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.
We are subject to significant competition and we may not be able to compete successfully for investments.
We are subject to significant competition for attractive investment opportunities from other real estate investors, some of which have greater financial resources than us, including publicly traded REITs, non-traded REITs, insurance companies, commercial and investment banking firms, private institutional funds, hedge funds, private equity funds and other investors. We have observed increased competition in 2014 and 2015 and expect that to continue into 2016. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on less advantageous terms to us, our returns may be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. As we reinvest capital, we may not realize risk adjusted returns that are as attractive as those we have realized in the past. If such events occur, we may experience lower returns on our investments.
We have no established investment criteria limiting the geographic or industry concentration or investment type of our investments. If our investments are concentrated in a particular region or asset class that experiences adverse economic conditions, our investments may lose value and we may experience losses.
Certain of our investments may be secured by a single property or properties in one geographic location or asset class. Additionally, properties that we may acquire may be concentrated in a geographic location or in a particular asset class. These investments carry the risks associated with significant geographical or industry concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, our properties and/or properties underlying our investments may be overly concentrated in certain geographic areas or industries or asset classes and we may experience losses as a result. A worsening of economic conditions, a natural disaster or civil disruptions in a geographic area in which our investments may be concentrated or economic upheaval with respect to a particular asset class, could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of borrowers to pay financed amounts and impairing the value of our collateral or the properties we may acquire, which may in turn limit our ability to make required payments under our financings or refinance such borrowings.
We have no established investment criteria limiting the size of each investment we make in CRE debt, equity and securities investments. If we have an investment that represents a material percentage of our assets and that investment experiences a loss, the value of your investment in us could be significantly diminished.
We are not limited in the size of any single investment we may make and certain of our CRE debt, equity and securities investments may represent a significant percentage of our assets. We may be unable to raise significant capital and invest in a diverse portfolio of assets which would increase our asset concentration risk. Any such investment may carry the risk associated with a significant asset concentration. Should any investment representing a material percentage of our assets, experience a loss on all or a portion of the investment, we could experience a material adverse effect, which would result in the value of your investment in us being diminished. For the year ended December 31, 2015, three CRE debt investments each contributed more than 10% of interest income.

We may change our investment strategy without your consent and make riskier investments.
We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from and possibly riskier than the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and commercial real estate market fluctuations.
We may not be effective in originating and managing our investments.
We, through our advisor, originate and generally manage our investments. Our origination capabilities depend on our ability to leverage our relationships in the market and deploy capital to borrowers and tenants that hold properties meeting our underwriting standards. Managing these investments requires significant resources, adherence to internal policies and attention to detail. Managing investments may also require significant judgment and, despite our expectations, we may make decisions that result in losses. If we are unable to successfully originate investments on favorable terms, or at all, and if we are ineffective in managing those investments, our business, financial condition and results of operations could be materially adversely affected.
The CRE debt we originate and invest in and mortgage loans underlying the CRE securities we invest in are subject to risks of delinquency, taking title to collateral, loss and bankruptcy of the borrower under the loan. If the borrower defaults, it may result in losses to us.
Our CRE debt investments are secured by commercial real estate and are subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. If a borrower defaults or declares bankruptcy and the underlying asset value is less than the loan amount, we will suffer a loss. In this manner, real estate values could impact the value of our CRE debt and securities investments. Therefore, our CRE debt and securities will be subject to the risks typically associated with real estate.
Additionally, we may suffer losses for a number of reasons, including the following, which could have a material adverse effect on our financial performance:

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If the value of real property or other assets securing our CRE debt deteriorates. The majority of our CRE debt investments are fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the real estate-related assets (including escrowed funds and reserves, if any) collateralizing the debt. There can be no assurance that the value of the assets securing our CRE debt investments will not deteriorate over time due to factors beyond our control, as was the case during the credit crisis and as a result of the recent economic recession. Further, we may not know whether the value of these properties has declined below levels existing on the dates of origination. If the value of the properties drop, our risk will increase because of the lower value of the collateral and reduction in borrower equity associated with the related CRE debt. If a borrower defaults on our CRE debt and the mortgaged real estate or other borrower assets collateralizing our CRE debt are insufficient to satisfy the loan, we may suffer a loss of principal or interest.

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If a borrower or guarantor defaults on recourse obligations under a CRE debt investment. We sometimes obtain personal or corporate guarantees from borrowers or their affiliates. These guarantees are often triggered only upon the occurrence of certain trigger, or “bad boy,” events. In cases where guarantees are not fully or partially secured, we will typically rely on financial covenants from borrowers and guarantors which are designed to require the borrower or guarantor to maintain certain levels of creditworthiness. As a result of challenging economic and market conditions, many borrowers and guarantors faced, and continue to face, financial difficulties and were unable, and may continue to be unable, to comply with their financial covenants. If the economy does not strengthen, our borrowers could experience additional financial stress. Where we do not have recourse to specific collateral pledged to satisfy such guarantees or recourse loans, we will only have recourse as an unsecured creditor to the general assets of the borrower or guarantor, some or all of which may be pledged to satisfy other lenders. There can be no assurance that a borrower or guarantor will comply with its financial covenants or that sufficient assets will be available to pay amounts owed to us under our CRE debt and related guarantees.

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Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business. Before making a loan to a borrower, we assess the strength and skills of an entity’s management and other factors that we believe are material to the performance of the investment. This underwriting process is particularly important and subjective with respect to newly-organized entities because there may be little or no information publicly available about the entities. In making the assessment and otherwise conducting customary due diligence we rely on the resources available to us and, in some cases, an investigation by third parties. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful. Furthermore, historic performance evaluated in connection with our underwriting process may not be indicative of future performance.
Delays in liquidating defaulted CRE debt investments could reduce our investment returns.
The occurrence of a default on a CRE debt investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.
We may make certain CRE debt and securities investments that involve high risks.
We may make investments in certain assets that involve greater risks, such as transitional assets, non-performing assets and construction or development assets. These types of investments may involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict. For example:

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Transitional properties are often associated with floating-rate loans and increases in a borrower’s monthly payment as a result of an increase in prevailing market interest rates may make it more difficult for the borrowers with floating-rate loans to repay the loan and could increase the risk of default of their obligations under the loan.

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Non-performing real estate assets are challenging to evaluate as they do not have a consistent stream of cash flow to support normalized debt service, lack stabilized occupancy rates and may require significant capital for repositioning. Further, strategies available to create value in a non-performing real estate investment, including development, redevelopment or lease-up of a property or negotiating a reduced payoff, may not be successful.

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Construction loans have the potential for cost overruns, the developer’s failing to meet a project delivery schedule, market downturns and the inability of a developer to sell or refinance the project at completion in accordance with its business plan and repay our CRE debt.

In addition, we may invest in subordinate, unrated or distressed mortgage loans or unrated or non-investment grade CRE securities, which typically result from increased leverage, lack of strong operating history, borrowers’ credit history, underlying cash flow from the properties and other factors. As a result, these investments typically have higher risk of default and loss, particularly during economic downturns.
We may be subject to risks associated with future advance or capital expenditure obligations, such as declining real estate values and operating performance.
Our CRE debt investments may require us to advance future funds. We may also need to fund capital expenditures and other significant expenses for our real estate property investments. Future funding obligations subject us to significant risks, such as a decline in value of the property cost overruns and the borrower and tenant may be unable to generate enough cash flow and execute its business plan, or sell or refinance the property, in order to repay its obligations to us. We could determine that we need to fund more money than we originally anticipated in order to maximize the value of our investment even though there is no assurance additional funding would be the best course of action. Further, future funding obligations may require us to maintain higher liquidity than we might otherwise maintain and this could reduce the overall return on our investments. We could also find ourselves in a position with insufficient liquidity to fund future obligations.
We may be unable to restructure our investments in a manner that we believe maximizes value, particularly if we are one of multiple creditors in a large capital structure.
In order to maximize value, we may be more likely to extend and work out an investment rather than pursue other remedies such as taking title to collateral. However, in situations where there are multiple creditors in large capital structures, it can be particularly difficult to assess the most likely course of action that a lender group or the borrower may take and it may also be difficult to achieve consensus among the lender group as to major decisions. Consequently, there could be a wide range of potential principal recovery outcomes, the timing of which can be unpredictable, based on the strategy pursued by a lender group or other applicable parties. These multiple creditor situations tend to be associated with larger loans. If we are one of a group of lenders, we may not independently control the decision making. Consequently, we may be unable to restructure an investment in a manner that we believe would maximize value.
CRE debt restructurings may reduce our net interest income.
While the U.S. economy is stronger today, a return to weak economic conditions in the future may cause our borrowers to be at increased risk of default and we or a third party may need to restructure loans if our borrowers are unable to meet their obligations to us and we believe restructuring is the best way to maximize value. In order to preserve long-term value, we may determine to lower the interest rate on loans in connection with a restructuring, which will have an adverse impact on our net interest income. We may also determine to extend the maturity and make other concessions with the goal of increasing overall value, however, there is no assurance that the results of our restructurings will be favorable to us. Restructuring an investment may ultimately result in us receiving less than had we not restructured the investment. We may lose some or all of our investment even if we restructure in an effort to increase value.
Our CRE debt and securities investments may be adversely affected by changes in credit spreads.
Our CRE debt we originate or acquire and securities investments we invest in are subject to changes in credit spreads. When credit spreads widen, the economic value of our investments decrease even if such investment is performing in accordance with its terms and the underlying collateral has not changed.
Provision for loan losses is difficult to estimate, particularly in a challenging economic environment.
In a challenging economic environment, we may experience an increase in provisions for loan losses and asset impairment charges, as borrowers may be unable to remain current in payments on loans and declining property values weaken our collateral. Our determination of provision for loan losses requires us to make certain estimates and judgments, which may be difficult to determine, particularly in a challenging economic environment. Our estimates and judgments are based on a number of factors, including projected cash flow from the collateral securing our CRE debt, structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, potential for refinancing and expected market discount rates for varying property types, all of which remain uncertain and are subjective. Our estimates and judgments may not be correct, particularly during challenging economic environments, and therefore our results of operations and financial condition could be severely impacted.
Both our borrowers’ and tenants’ forms of entities may cause special risks or hinder our recovery.
Most of the borrowers for our CRE debt investments and our tenants in the real estate that we own, as well as borrowers underlying our CRE securities, are legal entities rather than individuals. The obligations these entities will owe us are typically non-recourse so we can only look to our collateral, and at times, the assets of the entity may not be sufficient to recover our investment. As a result, our risk of loss may be greater than for leases with or originators of loans made to individuals. Unlike individuals involved in bankruptcies, these legal entities will generally not have personal assets and creditworthiness at stake. As a result, the default or bankruptcy of one of our borrowers or tenants, or a general partner or managing member of that borrower or tenant, may impair our ability to enforce our rights and remedies under the related mortgage or the terms of the lease agreement, respectively.
The subordinate CRE debt we originate and invest in may be subject to risks relating to the structure and terms of the related transactions, as well as subordination in bankruptcy, and there may not be sufficient funds or assets remaining to satisfy our investments, which may result in losses to us.
We originate, structure and acquire subordinate CRE debt investments secured primarily by commercial properties, which may include subordinate mortgage loans, mezzanine loans and participations in such loans and preferred equity interests in borrowers who own such properties. We have not placed any limits on the percentage of our portfolio that may be comprised of these types of investments, which may involve a higher degree of risk than the type of assets that we expect will constitute the majority of our debt investments, namely first mortgage loans secured by real property. These investments may be subordinate to other debt on commercial property and are secured by subordinate rights to the commercial property or by equity interests in the borrower. In addition, real properties with subordinate debt may have higher loan-to-value ratios than conventional debt, resulting in less equity in the real property and increasing the risk of loss of principal and interest. If a borrower defaults or declares bankruptcy, after senior obligations are met, there may not be sufficient funds or assets remaining to satisfy our subordinate interests. Because each transaction is privately negotiated, subordinate investments can vary in their structural characteristics and lender rights. Our rights to control the default or bankruptcy process following a default will vary from transaction to transaction. The subordinate investments that we originate and invest in may not give us the right to demand taking title to collateral as a subordinate real estate debt holder. Furthermore, the presence of intercreditor agreements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. Similarly, a majority of the participating lenders may be able to take actions to which we object, but by which we will be bound. Even if we have control, we may be unable to prevent a default or bankruptcy and we could suffer substantial losses. Certain transactions that we originate and invest in could be particularly difficult, time consuming and costly to work out because of their complicated structure and the diverging interests of all the various classes of debt in the capital structure of a given asset.
We may make investments in assets with lower credit quality, which will increase our risk of losses.
We may invest in unrated or non-investment grade CRE securities, enter into leases with unrated tenants or participate in subordinate, unrated or distressed mortgage loans. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans or securities, the borrowers’ credit history, the properties’ underlying cash flow or other factors. Because the ability of obligors of properties and mortgages, including mortgage loans underlying CMBS, to make rent or principal and interest payments may be impaired during an economic downturn, prices of lower credit quality investments and CRE securities may decline. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. The existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these investments. Any loss we incur may be significant and may reduce distributions to you and may adversely affect the value of our common stock.
Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict.
We may make investments in non-performing real estate assets, in which the operating cash flow generated from the underlying property is insufficient to support current debt service payments. Traditional performance metrics of real estate assets are generally not as reliable for non-performing real estate assets as they are for performing real estate assets. Non-performing properties, for instance, do not have stabilized occupancy rates and may require significant capital for repositioning. Similarly, non-performing loans do not have a consistent stream of cash flow to support normalized debt service. In addition, for non-performing loans, often there is greater uncertainty as to the amount or timeliness of principal repayment. Borrowers will typically try to create value in a non-performing real estate investment including by development, redevelopment or lease-up of a property. However, none of these strategies may be effective and the subject properties may never generate sufficient cash flow to support debt service payments. If this occurs, we may negotiate a reduced payoff, restructure the terms of the loan or enforce rights as lender and take title to collateral securing the loan with respect to CRE debt investments. It is challenging to evaluate non-performing investments, which increases the risks associated with such investments. We may suffer significant losses with respect to these investments which would negatively impact our operating performance and our ability to make distributions to you.
Floating-rate CRE debt, which is often associated with transitional assets, may entail greater risks of default to us than fixed-rate CRE debt.
Floating-rate loans are often, but not always, associated with transitional properties as opposed to those with highly stabilized cash flow. Floating-rate CRE debt may have higher delinquency rates than fixed-rate loans. Borrowers with floating-rate loans may be exposed to increased monthly payments if the related interest rate adjusts upward from the initial fixed rate in effect during the initial period of the loan to the rate calculated in accordance with the applicable index and margin. Increases in a borrower’s monthly payment, as a result of an increase in prevailing market interest rates may make it more difficult for the borrowers with floating-rate loans to repay the loan and could increase the risk of default of their obligations under the loan.
We may be subject to risks associated with construction lending, such as declining real estate values, cost overruns and delays in completion.
Our CRE debt investments may include loans made to developers to construct prospective projects, which may include ground-up construction or repositioning an existing asset. The primary risks to us of construction loans are the potential for cost overruns, the developer’s failing to meet a project delivery schedule, market downturns and the inability of a developer to sell or refinance the project at completion in accordance with its business plan and repay our CRE debt. These risks could cause us to have to fund more money than we originally anticipated in order to complete the project.

Insurance may not cover all potential losses on CRE investments, which may impair the value of our assets.
We generally require that each of the borrowers under our CRE debt investments obtain comprehensive insurance covering the collateral, including liability, fire and extended coverage. We also generally obtain insurance directly on any property we acquire. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not obtain, or require borrowers to obtain certain types of insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Further, it is possible that our borrowers could breach their obligations to us and not maintain sufficient insurance coverage. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might decrease the value of the property and in turn impair our investment.
We may obtain only limited warranties when we purchase a property, which will increase the risk that we may lose some or all of our invested capital in the property or rental income from the property which, in turn, could materially adversely affect our business, financial condition and results from operations and our ability to make distributions to you.
The seller of a property often sells such property in an “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, the related real estate purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Despite our efforts, we may fail to uncover all material risks during our diligence process. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property if an issue should arise that decreases the value of that property and is not covered by the limited warranties. If any of these results occur, it may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.
We depend on borrowers and tenants for a substantial portion of our revenue and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such borrowers and tenants.
The success of our origination or acquisition of investments significantly depends on the financial stability of the borrowers and tenants underlying such investments. The inability of a single major borrower or tenant, or a number of smaller borrowers or tenants, to meet their payment obligations could result in reduced revenue or losses.
If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.
Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. We value our potential investments based on yields and risks, taking into account estimated future losses on the CRE loans and the properties included in the securitization’s pools or select CRE equity investments and the estimated impact of these losses on expected future cash flow and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
Lease defaults, terminations or landlord-tenant disputes may reduce our income from our real estate investments.
The creditworthiness of tenants in our real estate investments has been, or could become, negatively impacted as a result of challenging economic conditions or otherwise, which could result in their inability to meet the terms of their leases. Lease defaults or terminations by one or more tenants may reduce our revenues unless a default is cured or a suitable replacement tenant is found promptly. In addition, disputes may arise between the landlord and tenant that result in the tenant withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the tenant. Upon a lease default, we may have limited remedies, be unable to accelerate lease payments and have limited or no recourse against a guarantor. Tenants as well as guarantors may have limited or no ability to satisfy any judgments we may obtain. We may also have duties to mitigate our losses and we may not be successful in that regard. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by a property. If this occurred, it could adversely affect our results of operations.
A significant portion of our leases may expire in the same year.
A significant portion of the leases for our real estate investments may expire in the same year. As a result, we could be subject to a sudden and material change in value of our real estate investments and available cash flow from such investments in the event that these leases are not renewed or in the event that we are not able to extend or refinance the mortgage notes payable on the properties that are subject to these leases.

We may not be able to relet or renew leases at the properties underlying CRE debt investments or the properties held by us on favorable terms, or at all.
Our investments in real estate will be pressured if economic conditions and rental markets continue to be challenging. For instance, upon expiration or early termination of leases for space located at our properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. We may be receiving above market rental rates which will decrease upon renewal, which will adversely impact our income and could harm our ability to service our debt and operate successfully. Weak economic conditions would likely reduce tenants’ ability to make rent payments in accordance with the contractual terms of their leases and lead to early termination of leases. Furthermore, commercial space needs may contract, resulting in lower lease renewal rates and longer releasing periods when leases are not renewed. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by a property. Additionally, to the extent that market rental rates are reduced, property-level cash flow would likely be negatively affected as existing leases renew at lower rates. If we are unable to relet or renew leases for all or substantially all of the space at these properties, if the rental rates upon such renewal or reletting are significantly lower than expected, or if our reserves for these purposes prove inadequate, we will experience a reduction in net income and may be required to reduce or eliminate cash distributions to you.
The bankruptcy, insolvency or financial deterioration of any of our tenants could significantly delay our ability to collect unpaid rents or require us to find new tenants.
Our financial position and our ability to make distributions to stockholders may be adversely affected by financial difficulties experienced by any of our major tenants, including bankruptcy, insolvency or a general downturn in the business, or in the event any of our major tenants do not renew or extend their relationship with us as their lease terms expire.
We are exposed to the risk that our tenants may not be able to meet their obligations to us or other third parties, which may result in their bankruptcy or insolvency. Although our loans and leases may permit us to evict a tenant, demand immediate repayment and pursue other remedies, bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization. A tenant in bankruptcy may be able to restrict our ability to collect unpaid rents or interest during the bankruptcy proceeding. Furthermore, dealing with a tenants’ bankruptcy or other default may divert management’s attention and cause us to incur substantial legal and other costs.
Bankruptcy laws provide that a debtor has the option to assume or reject an unexpired lease within a certain period of time of filing for bankruptcy, but generally requires such assumption or rejection to be made in its entirety. Thus, a debtor cannot choose to keep the beneficial provisions of a contract while rejecting the burdensome ones; the contract must be assumed or rejected as a whole. However, where under applicable law a contract (even though it is contained in a single document) is determined to be divisible or severable into different agreements, or similarly, where a collection of documents is determined to constitute separate agreements instead of a single, integrated contract, then in those circumstances a debtor/trustee may be allowed to assume some of the divisible or separate agreements while rejecting the others. If the debtor has the ability, and chooses, to assume some of the divisible agreement while rejecting the other divisible agreements, or if a non-debtor tenant is unable to comply with the terms of an agreement, we may be forced to modify the agreements in ways that are unfavorable to us.
Because real estate investments are relatively illiquid, we may not be able to vary our portfolio in response to changes in economic and other conditions, which may result in losses to us.
Many of our investments are illiquid. A variety of factors could make it difficult for us to dispose of any of our assets on acceptable terms even if a disposition is in the best interests of stockholders. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Certain properties may also be subject to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of financing that can be placed or repaid on that property. We may be required to expend cash to correct defects or to make improvements before a property can be sold, and we cannot assure that we will have cash available to correct those defects or to make those improvements. The Internal Revenue Code also places limits on our ability to sell certain properties held for fewer than two years.
Borrowers under certain of our CRE debt investments may give their tenants or other persons similar rights with respect to the collateral. Similarly, we may also determine to give our tenants a right of first refusal or similar options. Such rights could negatively affect the residual value or marketability of the property and impede our ability to sell the collateral or the property.

As a result, our ability to sell investments in response to changes in economic and other conditions could be limited. To the extent we are unable to sell any property for its book value or at all, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our earnings. Limitations on our ability to respond to adverse changes in the performance of our investments may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.
To the extent capital improvements are not undertaken, the ability of our tenants to manage our properties effectively and on favorable terms may be affected, which in turn could materially adversely affect our business, financial conditions and results of operations and our ability to make distributions to you.
To the extent capital improvements are not undertaken or are deferred, occupancy rates and the amount of rental and reimbursement income generated by the property may decline, which would negatively impact the overall value of the affected property. We may be forced to incur unexpected significant expense to maintain properties that are net leased. Any of these events could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.
Environmental compliance costs and liabilities associated with our properties or our real estate-related investments may materially impair the value of our investments and expose us to liability.
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property, such as us and our tenants, may be liable in certain circumstances for the costs of investigation, removal or remediation of, or related releases of, certain hazardous or toxic substances, including materials containing asbestos, at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and the costs it incurs in connection with the contamination. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and liability may be imposed on the owner in connection with the activities of a tenant at the property. The presence of contamination or the failure to remediate contamination may adversely affect our or our tenants’ ability to sell or lease real estate, or to borrow using the real estate as collateral, which, in turn, could reduce our revenues. We, or our tenants, as owner of a site, including if we take ownership through foreclosure, may be liable under common law or otherwise to third parties for damages and injuries resulting from environmental contamination emanating from the site. The cost of any required investigation, remediation, removal, fines or personal or property damages and our or our tenants’ liability could significantly exceed the value of the property without any limits.
The scope of the indemnification our tenants have agreed to provide us may be limited. For instance, some of our agreements with our tenants do not require them to indemnify us for environmental liabilities arising before the tenant took possession of the premises. Further, we cannot assure stockholders that any such tenant would be able to fulfill its indemnification obligations. If we were deemed liable for any such environmental liabilities and were unable to seek recovery against our tenant, our business, financial condition and results of operations could be materially and adversely affected.
Furthermore, we may invest in real estate, or mortgage loans secured by real estate, with environmental problems that materially impair the value of the real estate. Even as a lender, if we take title to collateral with environmental problems or if other circumstances arise, we could be subject to environmental liability. There are substantial risks associated with such an investment.
Our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.
We currently have, and may in the future enter into, joint ventures with third parties, affiliates of our advisor and other NSAM Managed Companies to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for instance, the following risks:

•	our joint venture partner in an investment could become insolvent or bankrupt;

•	fraud or other misconduct by our joint venture partners;

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we may share decision-making authority with our joint venture partner regarding certain major decisions affecting the ownership of the joint venture and the joint venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, which may prevent us from taking actions that are opposed by our joint venture partner;

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our joint venture partner may at any time have economic or business interests or goals that are or that become in conflict with our business interests or goals, including, for example, the operation of the properties;

•	such joint venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	our joint venture partners may be structured differently than us for tax purposes and this could create conflicts of interest and risk to our REIT status;

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we may rely upon our joint venture partners to manage the day-to-day operations of the joint venture and underlying assets, as well as to prepare financial information for the joint venture and any failure to perform these obligations may have a negative impact our performance and results of operations;

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our joint venture partner may experience a change of control, which could result in new management of our joint venture partner with less experience or conflicting interests to ours and be disruptive to our business;

•	the terms of our joint ventures could restrict our ability to sell or transfer our interest to a third party when we desire on advantageous terms, which could result in reduced liquidity;

•	our joint venture partners may not have sufficient personnel or appropriate levels of expertise to adequately support our initiatives; and

•	to the extent we partner with other NSAM Managed Companies, our sponsor may have conflicts of interest that may not be resolved in our favor.
Any of the above might subject us to liabilities and thus reduce our returns on our investment with that joint venture partner. In addition, disagreements or disputes between us and our joint venture partner could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.
Further, in some instances, we and/or our partner may have the right to trigger a buy-sell arrangement, which could cause us to sell our interest, or acquire our partner’s interest, at a time when we otherwise would not have initiated such a transaction. Our ability to acquire our partner’s interest may be limited if we do not have sufficient cash, available borrowing capacity or other capital resources. In such event, we may be forced to sell our interest in the joint venture when we would otherwise prefer to retain it.
We have in the past and expect to continue to may make opportunistic investments that may involve asset classes and structures with which we have less familiarity, thereby increasing our risk of loss.
We have in the past and expect to continue to make opportunistic investments that may involve asset classes and structures with which we have less familiarity. When investing in asset classes with which we have limited or no prior experience, we may not be successful in our diligence and underwriting efforts. We may also be unsuccessful in preserving value, especially if conditions deteriorate and we may expose ourselves to unknown substantial risks. Furthermore, these assets could require additional management time and attention relative to assets with which we are more familiar. All of these factors increase our risk of loss.
We will be subject to additional risks if we make investments internationally.
We may acquire real estate assets located outside of the United States and we may originate or acquire senior or subordinate loans made to borrowers located outside of the United States or secured by properties located outside of the United States. Our expertise to date is in the United States and neither we nor our sponsor has extensive expertise in international markets. Any international investments we make may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located and these laws may expose us to risks that are different from and/or in addition to those commonly found in the United States. We may not be as familiar with the potential risks to our investments outside of the United States and we may incur losses as a result.
Any international investments we make could be subject to the following risks:

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governmental laws, rules and policies, including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	translation and transaction risks relating to fluctuations in foreign currency exchange rates;

•	adverse market conditions caused by inflation or other changes in national or local political and economic conditions;

•	challenges of complying with a wide variety of foreign laws, including corporate governance, operations, taxes and litigation;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of borrowings resulting from varying national economic policies;

•	changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;

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our REIT tax status not being respected under foreign laws, in which case any income or gains from foreign sources would likely be subject to foreign taxes, withholding taxes, transfer taxes and value added taxes;

•	lack of uniform accounting standards (including availability of information in accordance with U.S. GAAP);

•	changes in land use and zoning laws;

•	more stringent environmental laws or changes in such laws;

•	changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;

•	changes in applicable laws and regulations in the United States that affect foreign operations; and

•	legal and logistical barriers to enforcing our contractual rights in other countries, including insolvency regimes, landlord/tenant rights and ability to take possession of the collateral.
Certain of these risks may be greater in emerging markets and less developed countries. Each of these risks might adversely affect our performance and impair our ability to make distributions to stockholders required to maintain our REIT qualification. In addition, there is less publicly available information about foreign companies and a lack of uniform financial accounting standards and practices (including the availability of information in accordance with U.S. GAAP) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants or borrowers necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies.
We have investments in real estate private equity funds and there is no assurance these investments will achieve the returns expected upon initial execution of the respective investments.
As of December 31, 2015, $54.9 million of our assets were invested in PE Investments. The success of our PE Investments in general is subject to a variety of risks, including, without limitation, risks related to: (i) the quality of the management of the portfolio funds in which we invest and the ability of such management to successfully select investment opportunities; (ii) general economic conditions; and (iii) the ability of the portfolio funds and, if applicable, us, to liquidate investments on favorable terms or at all. Factors that could cause actual results to differ materially from our expectations include, but are not limited to, the possibility that: (a) the agreed upon NAV does not necessarily reflect the fair value of the fund interests on such date and the current fair value could be materially different; (b) the actual amount of future capital commitments underlying all of the fund interests that will be called and funded by us could vary materially from our expectations; and (c) because, among other matters, the sponsors of the private equity funds, rather than us, will control the investments in those funds, we could lose some or all of our investment. Furthermore, the timing in which we will realize proceeds, if any, from our PE Investments could differ materially from expectations and our actual yield could be substantially lower than our assumed yield. There can be no assurance that the management team of a portfolio fund or any successor will be able to operate the portfolio fund in accordance with our expectations or that we will be able to recover on our investments. In addition, investments in a real estate private equity fund generally will entail the payment of certain expenses, plus management fees and carried interest to the general partner or investment manager of the fund, which are in addition to the fees and expenses incurred directly by us. Such fees and expenses reduce our returns. Furthermore, we may acquire PE Investments as co-investments with other NSAM Managed Companies, which would increase the likelihood that our advisor could have conflicts of interest with that company.
Our acquisitions of PE Investments in Secondary Transactions (as defined below) are based on available information and assumptions.
We generally will acquire PE Investments from one or more sellers who is/are existing limited partners in the portfolio funds in one or more transactions on the secondary market, or Secondary Transactions. The overall performance of PE Investments acquired in a Secondary Transaction will depend largely on the acquisition price paid for such PE Investments, which may be negotiated based on incomplete or imperfect information, including valuations provided by the portfolio fund managers, which may be based on interim unaudited financial statements, research, market data or other information available to the manager. Such information may prove to be incomplete or imperfect, which could adversely affect the performance of the PE Investments. Additionally, in determining the acquisition price, we will be relying on certain assumptions with respect to the investments held by the portfolio funds, projected exit dates, future operating results, market conditions, the timing and manner of dispositions and other similar considerations. Actual realized returns on PE Investments will depend on various factors, including future operating results, market conditions at the time of disposition, legal and contractual restrictions on transfer that may limit liquidity, any related transaction costs, and the timing and manner of disposition, all of which may materially differ from the assumptions on which we relied in negotiating the acquisition price.
We may agree to a deferred component of the purchase price for the acquisition of a PE Investment, which increases our leverage and may create additional risks.
We may agree with a seller for all or a portion of the purchase price for a PE Investment acquired in a Secondary Transaction to be paid by over a period of time, or a Deferred Purchase Price Acquisition, which increases our leverage by the amount of the deferred payment obligation. In addition, the terms of any Deferred Purchase Price Acquisition may require us to pay all or a portion of cash flows received from the portfolio funds to the seller to reduce the unpaid purchase price. Therefore, there may be little or no near term cash flow available to us following the PE Investment.
PE Investments acquired in Secondary Transactions may include a pool of portfolio funds that are acquired on an “all or nothing” basis.
We may have the opportunity to acquire a portfolio of portfolio funds from a seller on an “all or nothing” basis. Certain of the portfolio funds in the portfolio may be less attractive (for commercial, tax, legal or other reasons) than others, and certain of the sponsors of such portfolio funds may be more familiar to us than others, or may be more experienced or highly regarded than others. In such cases, it may not be possible for us to carve out from such purchases those investments which we consider (for commercial, tax, legal or other reasons) less attractive. In addition, because the purchaser in a Secondary Transaction generally will step into the position of the seller, we generally will not have the ability to modify or amend a portfolio fund’s constituent documents (e.g. limited partnership agreement) or otherwise negotiate the legal or economic terms of the interests being acquired. Additionally, our acquisition of portfolio funds in a Secondary Transaction will generally be subject to the consent of each portfolio fund manager and may, in some cases, be subject to rights of first refusal or similar rights by existing portfolio fund investors. In the event a portfolio fund manager withholds its consent to a transfer to us or the investors in a portfolio fund exercise any rights of first refusal to acquire all or a portion of the interests to be transferred to us, it could adversely impact the performance of the PE Investment portfolio and us.
PE Investments are short-lived assets and we may not be able to reinvest capital in comparable investments.
As of December 31, 2015, our PE Investments have a weighted average life of approximately 1.31 years based on our projections and assumptions. Because these PE Investments are short-lived, we may be unable to reinvest the distributions received from the portfolio funds in investments with similar returns, which could adversely impact our performance.
We invest in CRE securities, including CMBS and other subordinate securities, which entail certain heightened risks.
We invest in a variety of CRE securities, including CMBS and other subordinate securities, subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS and other CRE securities will be adversely affected by payment defaults, delinquencies and losses on the underlying mortgage loans, which increase during times of economic stress and uncertainty. Furthermore, if the rental and leasing markets deteriorate, including by decreasing occupancy rates and decreasing market rental rates, it could reduce cash flow from the mortgage loan pools underlying our CMBS investments. The market for CRE securities is dependent upon liquidity for refinancing and may be negatively impacted by a slowdown in new issuance.
Additionally, CRE securities such as CMBS may be subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. The value of CRE securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the CRE debt market as a whole. Additional risks may be presented by the type and use of a particular commercial property, as well as the general risks relating to the net operating income from and value of any commercial property. The exercise of remedies and successful realization of liquidation proceeds relating to CRE securities may be highly dependent upon the performance of the servicer or special servicer. Expenses of enforcing the underlying mortgage loan (including litigation expenses) and expenses of protecting the properties securing the loan may be substantial. Consequently, in the event of a default or loss on one or more loans contained in a securitization, we may not recover a portion or all of our investment. Ratings for CRE securities can also adversely affect their value.

We may change our targeted investments and investment guidelines without stockholder consent and make riskier investments.
Our board of directors may change our targeted investments and investment guidelines at any time without the consent of stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.
We may invest in CDO notes, which may involve significant risks.
We may invest in CDO notes which are multiple class securities secured by pools of assets, such as CMBS, mortgage loans, subordinate mortgage and mezzanine loans and REIT debt. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the CDO bonds. Like CMBS, CDO notes are affected by payments, defaults, delinquencies and losses on the underlying loans or securities. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS where repayment of principal allows for redemption of bonds sequentially. To the extent we may invest in the equity interest of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior securities and its expenses. However, there may be little or no income or principal available to the holders of CDO equity interests if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity interest of a CDO could decrease substantially. In addition, the equity interests of CDOs are illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity interests will generally have greater fluctuations than the value of the underlying collateral. Moreover, CDO notes generally do not qualify as real estate assets for purposes of the gross asset and income requirements that apply to REITs, which could adversely affect our ability to qualify for tax treatment as a REIT.
Some of our investments are carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.
Some of our investments are recorded at fair value but have limited liquidity or are not publicly traded. The fair value of these investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates and assumptions, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these securities existed. If our determination regarding the fair value of these investments are materially different than the values that we ultimately realize upon their disposal, this could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to you.
The price we pay for acquisitions of real property and the terms of our debt investments will be based on our projections of market demand, occupancy and rental income, as well as on market factors, and our return on our investment may be lower than expected if any of our projections are inaccurate.
The price we pay for real property investments and the terms of our debt investments will be based on our projections of market demand, occupancy levels, rental income, the costs of any development, redevelopment or renovation of a property, borrower expertise and other factors. In addition, as the real estate market continues to strengthen with the improvement of the U.S. economy, we will face increased competition, which may drive up prices for real estate assets or make loan origination terms less favorable to us. If any of our projections are inaccurate or we ascribe a higher value to assets and their value subsequently drops or fails to rise because of market factors, returns on our investment may be lower than expected and could experience losses.
Risks Related to Our Financing Strategy
We may not be able to access financing sources on attractive terms, if at all, which could adversely affect our ability to execute our business plan.
We require outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for us has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity were severely disrupted during the recession that began in 2008. While there have been improvements from that recession, increasing concerns over diminished economic growth, inflation and worldwide economic conditions have recently resulted in a significant deterioration in the markets. If economic conditions do not improve or continue to worsen, we could suffer another severe downturn and another liquidity crisis could emerge. We cannot assure stockholders that financing will be available on acceptable terms, if at all, or that we will be able to satisfy the conditions precedent required to use our credit facilities, which could reduce the number, or alter the type, of investments that we would make otherwise. This may reduce our income. To the extent that financing proves to be unavailable when needed, we may be compelled to modify our investment strategy to optimize the performance of our portfolio. If we cannot obtain sufficient debt and equity capital on acceptable terms, our ability to grow our business, operate and make distributions to stockholders could be severely impacted.
Our portfolio is highly leveraged, which may adversely affect our return on our investments and may reduce cash available for distribution.
We leverage our portfolio generally through the use of securitization financing transactions and our credit facilities. The type and percentage of financing varies depending on our ability to obtain credit and the lender’s estimate of the stability of the portfolio’s cash flow. High leverage can, particularly during difficult economic times, increase our risk of loss and harm our liquidity. Moreover, we may have to incur more recourse borrowings, including recourse borrowings that are subject to mark-to-market risk, in order to obtain financing for our business.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
Our performance can be negatively affected by fluctuations in interest rates and shifts in the yield curve may cause losses.
Our financial performance is influenced by changes in interest rates, in particular, as such changes may affect our CRE securities, floating-rate borrowings and CRE debt to the extent such debt does not float as a result of floors or otherwise. Changes in interest rates, including changes in expected interest rates or “yield curves,” affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing borrowings and hedges. Changes in the level of interest rates also can affect, among other things, our ability to acquire CRE securities, acquire or originate CRE debt at attractive prices and enter into hedging transactions. Also, if market interest rates increase, the interest rate on any variable rate borrowings will increase and will create higher debt service requirements, which would adversely affect our cash flow and could adversely impact our results of operations. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions and other factors beyond our control.
Interest rate changes may also impact our net book value as our CRE securities and hedge derivatives are recorded at fair value each quarter. Generally, as interest rates increase, the value of our fixed rate securities decreases, which will decrease the book value of our equity.
Furthermore, shifts in the U.S. Treasury yield curve reflecting an increase in interest rates would also affect the yield required on our CRE securities and therefore their value. For instance, increasing interest rates would reduce the value of the fixed rate assets we hold at the time because the higher yields required by increased interest rates result in lower market prices on existing fixed rate assets in order to adjust the yield upward to meet the market and vice versa. This would have similar effects on our CRE securities portfolio and our financial position and operations as a change in interest rates generally.
In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets or LIBOR capped floating rate assets would not change, which would adversely affect our profitability.
Our operating results depend in large part on differences between the income from our assets less our operating costs, reduced by any credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may adversely influence our net income. Increases in these rates may decrease our net income. Interest rate fluctuations resulting in our interest expense exceeding the income from our assets would result in operating losses for us and may limit our ability to make distributions to you. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on those investments, which would adversely affect our profitability.
Hedging against interest rate and currency exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to you.
We may enter into swap, cap or floor agreements or pursue other interest rate or currency hedging strategies. Our hedging activity will vary in scope based on interest rate levels, currency exposure, the type of investments held and other changing market conditions. Interest rate and/or currency hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate and/or currency hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate and/or currency hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•
the counterparties with which we trade may cease making markets and quoting prices in such instruments, which may render us unable to enter into an offsetting transaction with respect to an open position;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.
Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to you. Therefore, while we may enter into such transactions to seek to reduce interest rate and/or currency risks, unanticipated changes in interest rates or exchange rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not be able to establish a perfect correlation between hedging instruments and the investments being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. We may also be exposed to liquidity issues as a result of margin calls or settlement of derivative hedges. Our hedging activities, if not undertaken in compliance with certain federal income tax requirements, could also adversely affect our ability to qualify for taxation as a REIT.
Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearinghouse or regulated by any U.S. or foreign governmental authorities and involve risks and costs.
The cost of using hedging instruments increases as the period covered by the instrument lengthens and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no regulatory or statutory requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Refer to the below risk factor “The direct or indirect effects of the Dodd-Frank Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities” for a discussion of how the Dodd-Frank Wall Street Reform Act, or the Dodd-Frank Act, may affect the use of hedging instruments.
We use short-term borrowings to finance our investments and we may need to use such borrowings for extended periods of time to the extent we are unable to access long-term financing. This may expose us to increased risks associated with decreases in the fair value of the underlying collateral, which could have an adverse impact on our results of operations.
While we expect to seek non-recourse, non-mark-to-market, long-term financing through securitization financing transactions or other structures, such financing may be unavailable to us on favorable terms or at all. Consequently, we may be dependent on short-term financing arrangements that are not matched in duration to our financial assets. Short-term borrowing through repurchase arrangements, credit facilities and other types of borrowings may put our assets and financial condition at risk. Furthermore, the cost of borrowings may increase substantially if lenders view us as having increased credit risk during periods of market distress. Any such short-term financing may also be recourse to us, which will increase the risk of our investments. We currently have three term loan facilities that provide for an aggregate of up to $500.0 million to finance loan originations. As of March 14, 2016, we have $24.3 million of available borrowing under our term loan facilities. We may obtain additional facilities and increase our lines of credit on existing facilities in the future.
In addition, the value of assets underlying any such short-term financing may be marked-to-market periodically by the lender, including on a daily basis. To the extent these financing arrangements contain mark-to-market provisions, if the market value of the investments pledged by us declines due to credit quality deterioration, we may be required by our lenders to provide additional collateral or pay down a portion of our borrowings. In a weakening economic environment, we would generally expect credit quality and the value of the investment that serves as collateral for our financing arrangements to decline, and in such a scenario, it is likely that the terms of our financing arrangements would require partial repayment from us, which could be substantial.
These facilities may also be restricted to financing certain types of assets, such as first mortgage loans, which could impact our asset allocation. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. Further, such borrowings may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. In the event that we are unable to meet the collateral obligations for our short-term borrowings, our financial condition could deteriorate rapidly.
We use leverage in connection with our investments, which increases the risk of loss associated with our investments and may significantly impact our liquidity position.
We use a variety of structures to finance our investments. We finance the origination and acquisition of a portion of our investments with our credit facilities, securitization financing transactions and other term borrowings, including repurchase agreements. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. Our ability to execute this strategy depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. We may be unable to obtain additional financing on favorable terms or, with respect to our investments, on terms that parallel the maturities of the debt originated or acquired, if we are able to obtain additional financing at all. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more restrictive recourse borrowings and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing cash available for distribution to stockholders, for our operations and for future business opportunities.
We may also seek securitization financing transactions with respect to some of our investments but we may be unable to do so on favorable terms, if at all. If alternative financing is not available on favorable terms, or at all, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and cash available for distribution to stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the earnings that we can derive from the assets we originate or acquire.
Further short-term borrowing through repurchase agreements, credit facilities and other borrowings may put our assets and financial condition at risk. Repurchase agreements economically resemble short-term, floating-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. Posting additional collateral to support our financing arrangements could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, our lenders can accelerate our borrowings, which could have a material adverse effect on our business and operations.
Some of our credit facilities contain recourse obligations and any default could materially adversely affect our business, liquidity and financial condition.
We finance certain of our CRE investments through the use of repurchase agreements with one or more financial institutions. Obligations under certain repurchase agreements are recourse obligations to us and any default thereunder could result in margin calls and further force a liquidation of assets at times when the pricing may be unfavorable to us. Our default under such repurchase agreements could negatively impact our business, liquidity and financial condition.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional borrowings. Financing arrangements that we may enter into may contain covenants that limit our ability to further incur borrowings and restrict distributions to you or that prohibit us from discontinuing insurance coverage or replacing our advisor. Our credit facilities contain financial covenants, including a minimum unrestricted cash covenant. Our repurchase credit facilities provide for unrestricted cash covenants of at least $3.75 million and maximum of $20.0 million and this amount may increase in the future. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives, including making distributions to you.
We are subject to risks associated with obtaining mortgage financing on our real estate, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
As of December 31, 2015, our real estate portfolio had $332.5 million of total mortgage financing. We are subject to risks normally associated with financing, including the risks that our cash flow is insufficient to make timely payments of interest or principal, that we may be unable to refinance existing borrowings or support collateral obligations and that the terms of refinancing may not be as favorable as the terms of existing borrowing. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds from other capital transactions or the sale of the underlying property, our cash flow may not be sufficient in all years to make distributions to stockholders and to repay all maturing borrowings. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to that refinanced borrowing would increase, which could reduce our profitability, result in losses and negatively impact the amount of distributions we are able to pay to stockholders. Moreover, additional financing increases the amount of our leverage, which could negatively affect our ability to obtain additional financing in the future or make us more vulnerable in a downturn in our results of operations or the economy generally.
We have broad authority to use leverage and high levels of leverage could hinder our ability to make distributions and decrease the value of your investment.
Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our investments, before deducting loan loss reserves, other non-cash reserves and depreciation. Further, we can incur financings in excess of this limitation with the approval of a majority of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.
Risks Related to Our Company
Any adverse changes in our sponsor’s financial health, the public perception of our sponsor, or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.
We have engaged our advisor to manage our operations and our investments. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s investment professionals in the identification and origination or acquisition of investments, the determination of any financing arrangement, the management of our assets and operation of our day-to-day activities.
Because our sponsor is a publicly-traded company, any negative reaction by the stock market reflected in its stock price or deterioration in the public perception of our sponsor or other NSAM Managed Companies that are publicly traded, such as NorthStar Realty, could result in an adverse effect on fundraising in our offering and our ability to acquire assets and obtain financing from third parties on favorable terms. Recently, NSAM and NorthStar Realty common stock has been highly volatile and NSAM is subject to an activist campaign, all of which could disrupt operations and potentially harm our business. In addition, NorthStar Realty committed to purchase an aggregate of $10.0 million of Class A shares of our common stock during our offering under certain circumstances in which our cash distributions exceed our MFFO, in order to provide additional cash to support distributions to stockholders. NorthStar Realty has no obligation to extend the distribution support agreement and may determine not to do so. If NorthStar Realty cannot satisfy this commitment to us, or in the event that an affiliate of our sponsor no longer serves as our advisor, which would result in the termination of NorthStar Realty’s share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. Any adverse changes in our sponsor’s or NorthStar Realty’s financial condition or our relationship with our sponsor, our advisor or NorthStar Realty and their respective affiliates could hinder our ability to successfully manage our operations and our portfolio of investments.
We do not own the NorthStar name, but were granted a license by our sponsor to use the NorthStar name. Use of the name by other parties or the termination of our license may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
Pursuant to our advisory agreement, we were granted a non-exclusive, royalty-free license to use the name “NorthStar.” Under this license, we have a right to use the “NorthStar” name as long as our advisor continues to advise us. Our sponsor will retain the right to continue using the “NorthStar” name. We are unable to preclude our sponsor from licensing or transferring the ownership of the “NorthStar” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our sponsor or others related to the use of our name. Furthermore, in the event the license is terminated, we will be required to change our name and cease using the “NorthStar” name. Furthermore, “NorthStar” is commonly used and our sponsor’s right to use the name could be challenged, which could be expensive and disruptive with an uncertain outcome. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to you.
You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.
While our sponsor has incurred substantial costs and devoted significant resources to support our business, as of December 31, 2015, our sponsor has not purchased any shares of our common stock and has no obligation to do so in the future. In addition, as of December 31, 2015, NorthStar Realty, one of the NSAM Managed Companies, has only invested $3.9 million in us through the purchase by its subsidiary of 432,636 shares of our common stock including amounts related to its obligation under the distribution support agreement with us. As a result, our sponsor will have no exposure to loss in the value of our shares. Without this exposure, you may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their sponsored companies.
If our advisor’s portfolio management systems are ineffective, we may be exposed to material unanticipated losses.
Our advisor refines its portfolio management techniques, strategies and assessment methods. However, our advisor’s portfolio management techniques and strategies may not fully mitigate the risk exposure of our operations in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our advisor’s portfolio management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in our operations or to seek adequate risk adjusted returns and could result in losses.
We are highly dependent on information systems and systems failures could significantly disrupt our business.
As a diversified CRE company, our business is highly dependent on information technology systems, including systems provided by our sponsor and third parties for which we have no control. Various measures have been implemented to manage our risks related to the information technology systems, but any failure or interruption of our systems could cause delays or other problems in our activities, which could have a material adverse effect on our financial performance. Potential sources for disruption, damage or failure of our information technology systems include, without limitation, computer viruses, security breaches, human error, cyber attacks, natural disasters and defects in design.
Failure to implement effective information and cyber security policies, procedures and capabilities could disrupt our business and harm our results of operations.
We are dependent on the effectiveness of our information and cyber security policies, procedures and capabilities to protect our computer and telecommunications systems and the data that resides on or is transmitted through them. An externally caused information security incident, such as a hacker attack, virus or worm, or an internally caused issue, such as failure to control access to sensitive systems, could materially interrupt business operations or cause disclosure or modification of sensitive or confidential information and could result in material financial loss, loss of competitive position, regulatory actions, breach of contracts, reputational harm or legal liability.
The use of estimates and valuations may be different from actual results, which could have a material effect on our consolidated financial statements.
We make various estimates that affect reported amounts and disclosures. Broadly, those estimates are used in measuring the fair value of certain financial instruments, establishing provision for loan losses and potential litigation liability. Market volatility may make it difficult to determine the fair value for certain of our assets and liabilities. Subsequent valuations, in light of factors then prevailing, may result in significant changes in the values of these financial instruments in future periods. In addition, at the time of any sales and settlements of these assets and liabilities, the price we ultimately realize will depend on the demand and liquidity in the market at that time for that particular type of asset and may be materially lower than our estimate of their current fair value. Estimates are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could have a material adverse effect on our consolidated financial statements.
We provide you and investors with information using funds from operations attributable to our common stockholders, or FFO, and modified funds from operations attributable to our common stockholders, or MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs and that have certain other limitations.
We provide you and investors with information using FFO and MFFO which are non-GAAP measures, as additional measures of our operating performance. We compute FFO in accordance with the standards established by National Association of Real Estate Investment Trusts, or NAREIT. We compute MFFO in accordance with the definition established by the Investment Program Association, or the IPA, and adjust for certain items, such as accretion of a discount and amortization of a premium on borrowings and related deferred financing costs, as such adjustments are comparable to adjustments for debt investments and will be helpful in assessing our operating performance. We also adjust MFFO for deferred tax benefit or expense, as applicable, as such items are not indicative of our operating performance. However, our computation of FFO and MFFO may not be comparable to other REITs that do not calculate FFO or MFFO using these definitions without further adjustments.
Neither FFO nor MFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our distribution policy is subject to change.
Our board of directors determines an appropriate common stock distribution based upon numerous factors, including our targeted distribution rate, REIT qualification requirements, the amount of cash flow generated from operations, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, our view of our ability to realize gains in the future through appreciation in the value of our assets, general economic conditions and economic conditions that more specifically impact our business or prospects. Future distribution levels are subject to adjustment based upon any one or more of the risk factors set forth in this prospectus, as well as other factors that our board of directors may, from time-to-time, deem relevant to consider when determining an appropriate common stock distribution.
We may not be able to make distributions in the future.
Our ability to generate income and to make distributions may be adversely affected by the risks described in this prospectus and any document we file with the SEC under the Exchange Act. All distributions are made at the discretion of our board of directors, subject to applicable law, and depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors may deem relevant from time-to-time. We may not be able to make distributions in the future.
Our ability to make distributions is limited by the requirements of Maryland law.
Our ability to make distributions on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its liabilities as the liabilities become due in the usual course of business, or generally if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our liabilities as they become due in the usual course of business or generally if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of our common stock.
You have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus. Under the Maryland General Corporation Law, or MGCL, and our charter, you have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and stockholders’ inability to exert control over those policies increases the uncertainty and risks stockholders face. Under the MGCL and our charter, you have a right to vote only on:

•	the election or removal of directors;

•
amendment of our charter, except that our board of directors may amend our charter without stockholder approval to (i) increase or decrease the aggregate number of our shares of stock of any class or series that we have the authority to issue; (ii) effect certain reverse stock splits; and (iii) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock.

•	our liquidation or dissolution;

•	certain reorganizations of our company, as provided in our charter; and

•	certain mergers, consolidations or sales or other dispositions of all or substantially all our assets, as provided in our charter.
Pursuant to Maryland law, all matters other than the election or removal of a director must be declared advisable by our board of directors prior to a stockholder vote. Our board of directors’ broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face.
Our board of directors’ broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face.
If you fail to meet the fiduciary and other standards under the Employment Retirement Income Security Act, or ERISA, or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.
Special considerations apply to the purchase of shares by employee benefit plans subject to the fiduciary rules of Title I of ERISA, including pension or profit sharing plans and entities that hold assets of such plans, or ERISA Plans, and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh Plans, and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Internal Revenue Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should consult with your own counsel and satisfy yourself that:

•	your investment is consistent with the fiduciary obligations under ERISA and the Internal Revenue Code or any other applicable governing authority in the case of a government plan;

•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;

•
your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the Benefit Plan;

•	your investment will not unintentionally produce unrelated business taxable income for the Benefit Plan;

•	you will be able to value the assets of the Benefit Plan annually in accordance with the applicable provisions of ERISA and the Internal Revenue Code; and

•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the Benefit Plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investment in our shares may lose its tax-exempt status.
Governmental plans, church plans and foreign plans that are not subject to ERISA or the prohibited transaction rules of the Internal Revenue Code, may be subject to similar restrictions under other laws. A plan fiduciary making an investment in our shares on behalf of such a plan should satisfy themselves that an investment in our shares satisfies both applicable law and is permitted by the governing plan documents.
We expect that our common stock qualifies as publicly offered securities such that investments in shares of our common stock will not result in our assets being deemed to constitute “plan assets” of any Benefit Plan investor. If, however, we were deemed to hold “plan assets” of Benefit Plan investors: (i) ERISA’s fiduciary standards may apply to us and might materially affect our operations, and (ii) any transaction with us could be deemed a transaction with each Benefit Plan investor and may cause transactions into which we might enter in the ordinary course of business to constitute prohibited transactions under ERISA and/or Section 4975 of the Internal Revenue Code.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
Stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue a total of 450,000,000 shares of capital stock, of which 400,000,000 shares are classified as common stock, including 320,000,000 shares classified as Class A shares and 80,000,000 shares classified as Class T shares, and 50,000,000 shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. Our board of directors may elect to: (i) sell additional shares in our offering or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (iv) require NorthStar Realty to purchase shares pursuant to the distribution support agreement; (v) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of our operating partnership; or (vi) issue shares of our common stock to pay distributions to existing stockholders. To the extent we issue additional equity interests after your purchase in our offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to you.
Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Our board of directors may determine to issue different classes of stock that have different fees and commissions from those being paid with respect to the shares being sold in our offering. Additionally, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with yours.
Limited partners in our operating partnership have the right to vote on certain amendments to the partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner you do not believe are in your best interests.
In addition, NorthStar OP Holdings II, LLC, as the holder of special units, or the special unit holder, is an affiliate of our advisor and as the special limited partner in our operating partnership may be entitled to: (i) certain cash distributions, as described in “Management Compensation—Special Units—NorthStar OP Holdings II,” upon the disposition of certain of our operating partnership’s assets; or (ii) a one time-payment in the form of cash or shares in connection with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The special unit holder will only become entitled to the compensation after our stockholders have received or are deemed to receive, in the aggregate, cumulative distributions equal to their invested capital plus a 7.0% cumulative, non-compounded annual pre-tax return on such invested capital. This potential obligation to make substantial payments to the holder of the special units would reduce the overall return to stockholders to the extent such return exceeds 7.0%.
You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.
Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us after you have held them for one year. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently intend to limit the number of shares to be repurchased during any calendar year to no more than: (i) 5% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds from the sale of shares pursuant to our DRP in the prior calendar year plus such additional cash as may be reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate our share repurchase program at any time upon ten-days’ notice except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of our share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to our share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to our share repurchase program, you may not receive the same price you paid for any shares of our common stock being repurchased.
The terms of our share repurchase program require us to repurchase shares at a price ranging from 92.5% to 100% of our offering price per share of each class of our common stock during the term of our public offering. If the actual net asset value, or NAV, of our shares of each class is less than the price paid for the shares of such class to be repurchased, any repurchases made would be immediately dilutive to our remaining stockholders.
The terms of our share repurchase program require us to repurchase shares at a price ranging from 92.5% to 100% of our offering price per share of each class of our common stock during the term of our public offering. The offering prices of our shares were established on an arbitrary basis and bear no relationship to the book or NAV per share. Although the offering price represents the most recent price at which most investors are willing to purchase such shares, it will not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Based on the NAV of our common stock as of September 30, 2015, we will be repurchasing shares of our common stock above the estimated value per share and, accordingly, the repurchase will be dilutive to our remaining stockholders.
Because our dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings. The absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.
Our dealer manager is an affiliate of our advisor. Because our dealer manager is an affiliate of our advisor, its due diligence review and investigation of us for our offering cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of our offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.
Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.
Our securities, like other public, non-traded REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations, such as FINRA, adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.
In March 2009, the Enforcement Division of FINRA commenced a review of broker-dealer sale and promotion activities of non-traded REITs and in connection with the review, requested information from broker-dealers with respect to sales practices. Subsequent to that review, FINRA has announced that it had filed a complaint against a broker-dealer firm, charging it with soliciting investors to purchase shares in a non-traded REIT without conducting a reasonable investigation to determine whether it was suitable for those investors, and with providing misleading information on its website regarding distributions to investors. The disciplinary proceedings were settled in October 2012. Although the broker-dealer firm neither admitted nor denied the charges, the terms of the settlement required the broker-dealer firm to, among other things, pay approximately $12 million in restitution to certain investors and, in consultation with an independent consultant, make changes to its supervisory systems and training programs relating to the marketing of non-traded REITs. A principal of the broker-dealer firm was also fined and suspended from the securities industry for practices related to marketing non-traded REITs.
In February 2014, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc., each of their external advisors and the chief executive officer and the chief financial officer of each of the REITs entered into a cease and desist order with the SEC and agreed to pay approximately $1.5 million in civil fines in the aggregate. Although the respondents did not admit or deny any wrongdoing, the cease and desist order stated that the REITs made material misrepresentations regarding the valuation of the securities sold through their dividend reinvestment plans, had failed to maintain sufficient disclosure controls and procedures to meaningfully evaluate whether the value of the securities had changed, failed to disclose numerous related party transactions and failed to disclose significant compensation paid by the advisors to the REITs and by the founder to the executive officers of the REITs.
The above-referenced proceedings and related matters have resulted in increased regulatory scrutiny from the SEC, FINRA and state regulators regarding non-traded REITs. In addition, certain non-traded REIT sponsors have recently been the subject of Federal investigations, as widely reported in the press. The increased media attention and negative publicity surrounding these matters may adversely impact capital raising in the non-traded REIT industry. Furthermore, amendments to FINRA rules regarding customer account statements have been approved by the SEC and were effective on April 11, 2016, which may significantly affect the manner in which non-traded REITs, such as our company, raise capital. These amendments may cause a significant reduction in capital raised by non-traded REITs, which may cause a material negative impact on our ability to achieve our business plan and to successfully complete our offering. In addition, the U.S. Department of Labor has recently issued additional rules imposing fiduciary and other standards on sales practices of broker-dealers and the impact of these rules could adversely affect the distribution of our securities.
As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs, and accordingly we may face increased difficulties in raising capital in our offering. Should we be unable to raise substantial funds in our offering, the number and type of investments we may make will be curtailed, and we may be unable to achieve the desired diversification of our investments. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our future investments. It also subjects us to the risks of any one investment, and as a result our returns may be more volatile and your capital could be at increased risk. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive, harmful to our reputation and be distracting to our management.
The U.S. Department of Labor has issued rules that will amend the definition of “fiduciary” under ERISA and the Code, which could affect the marketing of investments in our shares.
The U.S. Department of Labor has issued rules that will amend the definition of “fiduciary” under ERISA and the Code. The rules will broaden the definition of “fiduciary” and make a number of changes to the prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). These rules could have a significant effect on the marketing of investments in our shares to such plans or accounts.
Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.
Our advisor and its affiliates perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We pay them substantial fees for these services, which results in immediate dilution to the value of your investment and reduces the value of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares of each class we sell in our offering and assuming that 80% of the proceeds are from the sale of Class A shares at a price of $10.1672 per Class A share in our primary offering and $9.6068 per Class A share in our DRP, and 20% of the proceeds are from the sale of Class T shares at a price of $9.79 per Class T share in our primary offering and $9.25 per Class T share in our DRP, we estimate that we will use only 90.1% to 90.9% of our gross offering proceeds, and possibly less, for investments (including the payment of acquisition fees to our advisor) and the repurchase of shares of our common stock under our share repurchase program.
As additional compensation for selling Class T shares in the offering and for ongoing stockholder services, we will pay our dealer manager a distribution fee. The amount available for distributions on all Class T shares will be reduced by the amount of distribution fees payable to our dealer manager with respect to the Class T shares issued in the primary offering.
Affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether stockholders received the returns on which we have conditioned incentive compensation.
Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange.
If we terminate our advisory agreement with our advisor, we may be required to pay significant fees to an affiliate of our sponsor, which will reduce cash available for distribution to you.
Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and the special unit holder may be entitled to a one time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that the special unit holder would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. If special units are redeemed pursuant to the termination of our advisory agreement, there may not be cash from the disposition of assets to make a redemption payment; therefore, we may need to use cash from operations, borrowings or other sources to make the payment, which will reduce cash available for distribution to you.
If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of our offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.
The more shares we sell in our offering, the greater our challenge is to invest all of our net offering proceeds. The large size of our offering increases the risk of delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of our offering may be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to you, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments in the real estate industry we seek to originate or acquire. Therefore, delays we encounter in the selection, due diligence and origination or acquisition of investments would likely limit our ability to pay distributions to you and lower your overall returns.
If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.
Our offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares of our common stock in our offering. As a result, the amount of proceeds we raise in our offering may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise the maximum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio increases. Further, we have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in our offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions to you.

Our rights and the rights of you to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that: (i) no director shall be liable to us or you for monetary damages (provided that such director satisfies certain applicable criteria); (ii) we will generally indemnify non-independent directors for losses unless they are negligent or engage in misconduct; and (iii) we will generally indemnify independent directors for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you. Please see “Management—Limited Liability and Indemnification of Directors, Officers and Others.”
If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.
Our charter does not require our board of directors to pursue a transaction providing liquidity to you. If our board of directors determines to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which our investments are located and federal income tax effects on you that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets on favorable terms, if at all. In addition, we are not restricted from effecting a liquidity transaction with an NSAM Managed Company, which may result in certain conflicts of interest. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction or delay such a transaction due to market conditions, our common stock may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your shares to cash easily, if at all, and could suffer losses on your investment in our shares.
If we internalize our management functions, your interests in us could be diluted and we could incur other significant costs associated with being self-managed.
Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and/or to directly employ the personnel of our advisor or its affiliates used to perform services for us.
Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under our advisory agreement, our additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that are borne by our advisor. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances, as well as incur the compensation and benefits costs of our officers and other employees and consultants that are paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and MFFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income and MFFO would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to stockholders and the value of our shares.
Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. We could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest and cash available to pay distributions.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of our advisor but may instead remain employees of our sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our investments.

We depend on third-party contractors and vendors and our results of operations and the success of our offering and our business could suffer if our third-party contractors and vendors fail to perform or if we fail to manage them properly.
We use third-party contractors and vendors including, but not limited to, our external legal counsel, auditors, research firms, property managers, appraisers, insurance brokers, environmental engineering consultants, construction consultants, financial printers, proxy solicitation firms and transfer agent. If our third-party contractors and vendors fail to successfully perform the tasks for which they have been engaged to complete, either as a result of their own negligence or fault, or due to our failure to properly supervise any such contractors or vendors, we could incur liabilities as a result and our results of operations and financial condition could be negatively impacted.
Risks Related to Conflicts of Interest
The fees we pay to our advisor and its affiliates in connection with our offering and in connection with the origination, acquisition and management of our investments were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.
The fees to be paid to our advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.
Our organizational documents do not prevent us from buying assets from or selling assets to another NSAM Managed Company or from paying our advisor an acquisition fee or a disposition fee related to such a purchase or sale.
If we buy an asset from or sell an asset to another NSAM Managed Company, our organizational documents would not prohibit us from paying our advisor an acquisition fee or a disposition fee, as applicable. As a result, our advisor may not have an incentive to pursue an independent third-party buyer, rather than us or one of the other NSAM Managed Companies. Our charter does not require that such transaction be the most favorable transaction available or provide any other restrictions on our advisor recommending a purchase or sale of assets among the NSAM Managed Companies. As a result, our advisor may earn an acquisition fee or a disposition fee despite the transaction not being the most favorable to us or stockholders.
Our executive officers and our advisor’s or its affiliates’ key professionals face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.
Our executive officers and the key investment professionals relied upon by our advisor are also officers, directors, and managers of certain of our sponsor’s other managed companies. Our advisor and its affiliates receive substantial fees from us. These fees could influence the advice given to us by the key personnel of the NSAM Group, including the NSAM Group’s investment committee, who perform services for our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including our advisory agreement and our dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

•
originations and acquisitions of investments, which entitle our advisor to acquisition fees and asset management fees and, in the case of acquisitions of investments from the other NSAM Managed Companies, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our advisor to disposition fees;

•
borrowings to originate or acquire CRE debt or securities investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor, as well as increase the amount of allocable expenses that may be reimbursed by us;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special unit holder to have its interest in our operating partnership redeemed;

•
whether we seek approval to internalize our management, which may entail acquiring assets from our sponsor (such as office space, furnishings and technology costs) and employing our advisor’s or its affiliates’ professionals performing services for us for consideration that would be negotiated at that time and may result in these investment professionals receiving more compensation from us than they currently receive from our advisor or its affiliates; and

•	whether and when we seek to sell our company or its assets, which would entitle the special unit holder to a subordinated distribution.
The fees our advisor receives in connection with transactions involving the origination or acquisition of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. In addition, the special unit holder, an affiliate of our advisor, may be entitled to certain distributions subject to our stockholders receiving a 7.00% cumulative, non-compounded annual pre-tax return. This may influence our advisor’s and its affiliates’ key professionals to recommend riskier transactions to us. Additionally, after the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our offering. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses.
In addition to the fees we pay to our advisor, we reimburse our advisor for costs and expenses incurred on our behalf, including indirect personnel and employment costs of our advisor and its affiliates and these costs and expenses may be substantial.
We pay our advisor substantial fees for the services it provides to us and we also have an obligation to reimburse our advisor for costs and expenses it incurs and pays on our behalf. Subject to certain limitations and exceptions, we reimburse our advisor for both direct expenses as well as indirect costs, including personnel and employment costs of our advisor, which may include certain executive officers of our advisor and its affiliates, as well as rental and occupancy, technology, office supplies, travel and entertainment and other general and administrative costs and expenses. The costs and expenses our advisor incurs on our behalf, including the compensatory costs incurred by our advisor and its affiliates, can be substantial. However, there is no reimbursement for personnel costs related to executive officers, although there may be reimbursement for certain executive officers of our advisor. There are conflicts of interest that arise when our advisor makes allocation determinations. For the year ended December 31, 2015, our advisor allocated $11.6 million in costs and expenses to us. Our advisor could allocate costs and expenses to us in excess of what we anticipate and such costs and expenses could have an adverse effect on our financial performance and ability to make cash distributions to our stockholders.
Professionals acting on behalf of our advisor face competing demands relating to their time and this may cause our operations and stockholders’ investment to suffer.
Professionals acting on behalf of our advisor that perform services for us, including Messrs. Hamamoto, Tylis, Gilbert, Lieberman and Saracino, Ms. Hess and Ms. Neslin are also executive officers of our sponsor and certain other NSAM Managed Companies. As a result of their interests in other NorthStar entities and the fact that they engage in and they continue to engage in other business activities on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us, our advisor and its affiliates, the other NSAM Managed Companies and other business activities in which they are involved. These conflicts of interest could result in less effective execution of our business plan as well as declines in the returns on our investments and the value of your investment.
Our executive officers and our advisor’s and its affiliates’ key investment professionals who perform services for us face conflicts of interest related to their positions and interests in our advisor and its affiliates which could hinder our ability to implement our business strategy and to generate returns to stockholders.
Our executive officers and the key investment professionals of our advisor and its affiliates, including members of our advisor’s investment committee, who perform services for us may also be executive officers, directors and managers of our advisor and its affiliates. As a result, they owe duties to each of these entities, their members and limited partners and investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to us and stockholders. In addition, our sponsor may grant equity interests in our advisor and the special unit holder, to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to stockholders and to maintain or increase the value of our assets.
Our advisor faces conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce stockholders’ overall investment.
We rely on our advisor’s or its affiliates’ investment professionals to identify suitable investment opportunities for our company as well as the other NSAM Managed Companies. Our investment strategy may be similar to that of, and may overlap with, the investment strategies of the other NSAM Managed Companies, as well as other companies, funds or vehicles that may be co-sponsored, co-branded and co-founded by, or subject to a strategic relationship between, our sponsor or one of its affiliates, on the one hand, and a strategic or joint venture partner of our sponsor, on the other, which we refer to collectively as the Strategic Vehicles. Therefore, many investment opportunities sourced by the NSAM Group or one or more of the partners that are suitable for us may also be suitable for other NSAM Managed Companies and/or Strategic Vehicles.
The NSAM Group may allocate investment opportunities sourced by a partner directly to the associated Strategic Vehicle or, as applicable, among multiple associated Strategic Vehicles on a rotating basis, which we refer to as a Special Allocation. For all investment opportunities other than Special Allocations, the NSAM Group will allocate, in its sole discretion, each investment opportunity to one or more of the NSAM Managed Companies, including us, and, as applicable, Strategic Vehicles or our sponsor, for which such investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that the NSAM Group may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the NSAM Managed Company, if applicable;

•	affiliate and/or related party considerations; and

•	whether a Strategic Vehicle has received a Special Allocation.
If, after consideration of the relevant factors, the NSAM Group determines that an investment is equally suitable for more than one company, the investment will be allocated on a rotating basis. If, after an investment has been allocated to a particular company, including us, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of the NSAM Group, more appropriate for a different entity to fund the investment, the NSAM Group may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, the NSAM Group may determine to allow more than one NSAM Managed Company, including us, and/or a Strategic Vehicle to co-invest in a particular investment. In discharging its duties under the investment allocation, the NSAM Group endeavors to allocate all investment opportunities among the NSAM Managed Companies, the Strategic Vehicles and our sponsor in a manner that is fair and equitable over time.
While these are the current procedures for allocating investment opportunities, the NSAM Group may sponsor or co-sponsor, co-brand or co-found additional investment vehicles in the future and, in connection with the creation of such investment vehicles or otherwise, the NSAM Group may revise the investment allocation policy. The result of such a revision to the investment allocation policy may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by the NSAM Group and/or its partners, thereby reducing the number of investment opportunities available to us. Changes to the investment allocation policy that could adversely impact the allocation of investment opportunities to us in any material respect may be proposed by the NSAM Group and must be approved by our board of directors. In the event that the NSAM Group adopts a revised investment allocation policy that materially impacts our business, we will disclose this information in the reports we file publicly with the SEC, as appropriate.
The decision of how any potential investment should be allocated among us and other NSAM Managed Companies or Strategic Vehicles for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by the NSAM Group in its sole discretion. Stockholders may not agree with the determination and such determination could have an adverse effect on our investment strategy. Our right to participate in the investment allocation process described above will terminate once we are no longer advised by our advisor or an affiliate of the NSAM Group.
In addition, subject to compliance with Investment Advisers Act of 1940 rules, we may enter into principal transactions with our advisor or its affiliates or cross-transactions with other NSAM Managed Companies or Strategic Vehicles. For certain cross-transactions, our advisor may receive a fee from us or another NSAM Managed Company and conflicts may exist. There is no guaranty that any such transactions will be favorable to us. Because our interests and the interests of sponsor and our advisor may not be aligned, we may face conflicts of interest that result in action or inaction that is detrimental to us.
Further, there are conflicts of interest that arise when our advisor makes expense allocation determinations, as well as in connection with any fees payable between us and our advisor. These fees and allocation determinations are sometimes based on estimates or judgments, which may not be correct and could result in our advisor’s failure to allocate certain fees and costs to us appropriately.
Our ability to operate our business successfully would be harmed if key personnel terminate their employment with us and/or our sponsor.
Our future success depends, to a significant extent, upon the continued services of key personnel of our sponsor, such as Messrs. Hamamoto, Tylis, Gilbert, Saracino, Lieberman, Ms. Hess and Ms. Neslin. We do not have employment agreements with any of our executive officers. If the management agreement with our advisor were to be terminated, we may lose the services of our executive officers and other of our sponsor’s investment professionals acting on our behalf. Furthermore, if any of our executive officers ceased to be employed by our sponsor, such individual may also no longer serve as one of our executive officers. Any change in our sponsor’s relationship with any of our executive officers may be disruptive to our business and hinder our ability to implement our business strategy. For instance, the extent and nature of the experience of our executive officers and the nature of the relationships they have developed with real estate professionals and financial institutions are critical to the success of our business. We cannot assure stockholders of their continued employment with us or our sponsor. The loss of services of certain of our executive officers could harm our business and our prospects.
Our dealer manager may distribute future NSAM-sponsored programs or other offerings during our offering, and may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital and such conflicts may not be resolved in our favor.
Our dealer manager does and may in the future act as the dealer manager for other NSAM Managed Companies, such as NorthStar/RXR, which is currently in the process of offering shares, and NorthStar Corporate Income Fund, which registration statement was declared effective by the SEC in February 2016. In addition, future NSAM-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. Our dealer manager could also act as the dealer manager of offerings not sponsored by our sponsor. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.
Risks Related to Regulatory Matters and Our REIT Tax Status
We are subject to substantial regulation, numerous contractual obligations and extensive internal policies and failure to comply with these matters could have a material adverse effect on our business, financial condition and results of operations.
We and our subsidiaries are subject to substantial regulation, numerous contractual obligations and extensive internal policies. Given our organizational structure, we are subject to regulation by the SEC, FINRA, the Internal Revenue Service, or the IRS, and other federal, state and local governmental bodies and agencies and state blue sky laws. These regulations are extensive, complex and require substantial management time and attention. If we fail to comply with any of the regulations that apply to our business, we could be subjected to extensive investigations as well as substantial penalties and our business and operations could be materially adversely affected. Our lack of compliance with applicable law could result in among other penalties, our ineligibility to contract with and receive revenue from the federal government or other governmental authorities and agencies. We also expect to have numerous contractual obligations that we must adhere to on a continuous basis to operate our business, the default of which could have a material adverse effect on our business and financial condition. Our internal policies may not be effective in all regards and, further, if we fail to comply with our internal policies, we could be subjected to additional risk and liability.

The direct or indirect effects of the Dodd-Frank Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities.
In July 2010, the Dodd-Frank Act became law in the United States. Title VII of the Dodd-Frank Act provides for significantly increased regulation of and restrictions on derivatives markets and transactions that could affect our interest rate hedging or other risk management activities, including: (i) regulatory reporting for swaps; (ii) mandated clearing through central counterparties and execution through regulated exchanges or electronic facilities for certain swaps; and (iii) margin and collateral requirements. Although the U.S. Commodity Futures Trading Commission has not yet finalized certain requirements, many other requirements have taken effect, such as swap reporting, the mandatory clearing of certain interest rate swaps and credit default swaps and the mandatory trading of certain swaps on swap execution facilities or exchanges. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are adopted and market practice develops, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs of entering into such transactions, and may result in us entering into such transactions on less favorable terms than prior to effectiveness of the Dodd-Frank Act and the rules promulgated thereunder. The occurrence of any of the foregoing events may have an adverse effect on our business.
Maintenance of our Investment Company Act exemption imposes limits on our operations.
Neither we, nor our operating partnership, nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. We intend to make investments and conduct our operations so that we are not required to register as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
Because we are a holding company that conducts its businesses through subsidiaries, the securities issued by our subsidiaries that rely on the exception from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own directly, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these subsidiaries.
We must monitor our holdings and those of our operating partnership to ensure that they comply with the 40% test. Through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, purchasing real estate properties or otherwise originating or acquiring mortgages and other interests in real estate.
Most of these subsidiaries will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we may acquire or sell assets. For purposes of the exclusion provided by Section 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the

SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. In August 2011, the SEC issued a concept release in which it asked for comments on various aspects of Section 3(c)(5)(C), and, accordingly, the SEC or its staff may issue further guidance in the future. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may force us to re-evaluate our portfolio and our investment strategy.
We may in the future organize special purpose subsidiaries of the operating partnership that will borrow under or participate in government sponsored incentive programs to the extent they exist. We expect that some of these subsidiaries will rely on Section 3(c)(7) for their Investment Company Act exclusion and, therefore, our operating partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the operating partnership passes the 40% test. Also, we may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exclusion provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the SEC staff on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the amount of transactions that may occur.
The loss of our Investment Company Act exclusion could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us and the value of our common stock.
On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, such as us, should continue to be allowed to rely on such an exclusion from registration. If the SEC or its staff takes action with respect to this exclusion, these changes could mean that certain of our subsidiaries could no longer rely on the Section 3(c)(5)(C) exclusion, and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that our investment in those subsidiaries would be investment securities. This could result in our failure to maintain our exclusion from registration as an investment company.
If we fail to maintain an exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the value of our common stock. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.
Our advisor is subject to extensive regulation, including as an investment adviser in the United States and as a fund services business in the Bailiwick of Jersey, which could adversely affect its ability to manage our business.
Certain of our sponsor’s affiliates, including our advisor, are subject to regulation as investment advisers and/or fund managers by various regulatory authorities that are charged with protecting the interests of our advisor’s managed companies, including us. Instances of criminal activity and fraud by participants in the investment management industry and disclosures of trading and other abuses by participants in the financial services industry have led the U.S. government and regulators in foreign jurisdictions to consider increasing the rules and regulations governing, and oversight of, the financial system. This activity is expected to result in continued changes to the laws and regulations governing the investment management industry and more aggressive enforcement of the existing laws and regulations. Our advisor could be subject to civil liability, criminal liability, or sanction, including revocation of its registration as an investment adviser in the United States or its registration in the Bailiwick of Jersey, revocation of the licenses of its employees, censures, fines or temporary suspension or permanent bar from conducting business if it is found to have violated any of these laws or regulations. Any such liability or sanction could adversely affect its ability to manage our business.
Our advisor must continually address conflicts between its interests and those of its managed companies, including us. In addition, the SEC, the Jersey Financial Services Commission and other regulators have increased their scrutiny of potential conflicts of interest. However, appropriately dealing with conflicts of interest is complex and difficult and if our advisor fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.
Certain provisions of Maryland law may limit the ability of a third party to acquire control of us.
Certain provisions of the MGCL may have the effect of inhibiting a third-party from acquiring us or of impeding a change of control under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•
“business combination” provisions that, subject to limitations, prohibit certain business combinations between an “interested stockholder” (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of outstanding stock of the corporation) or an affiliate of any interested stockholder and us for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two super-majority stockholder voting requirements on these combinations; and

•
“control share” provisions that provide that holders of “control shares” of our company (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares”) have no voting rights except to the extent approved by stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the Maryland Business Combination Act, our board of directors has by resolution opted out of the business combination provisions. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that these resolutions or exemptions will not be amended or eliminated at any time in the future.
Our charter includes a provision that may discourage a person from launching a mini-tender offer for our shares.
Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. A “mini-tender offer” is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem the offeror’s shares, including any shares acquired in the tender offer. In addition, the noncomplying offeror shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance and no stockholder may transfer any shares to such noncomplying offeror without first offering the shares to us at the tender offer price offered by such noncomplying offeror. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.
Our failure to continue to qualify as a REIT would subject us to federal income tax and reduce cash available for distribution to you.
We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2013. We intend to continue to operate in a manner so as to continue to qualify as a REIT for federal income tax purposes. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to continue to qualify as a REIT. If we fail to continue to qualify as a REIT in any taxable year, we would be subject to federal and applicable state and local income tax on our taxable income at corporate rates, in which case we might be required to borrow or liquidate some investments in order to pay the applicable tax. Losing our REIT status would reduce our net income available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. Furthermore, if we fail to qualify as a REIT in any taxable year for which we have elected to be taxed as a REIT, we would generally be unable to elect REIT status for the four taxable years following the year in which our REIT status is lost. For a discussion of the REIT qualifications tests and other considerations relating to our election to be taxed as a REIT, see “U.S. Federal Income Tax Considerations.”
Complying with REIT requirements may force us to borrow funds to make distributions to you or otherwise depend on external sources of capital to fund such distributions.
To continue to qualify as a REIT, we are required to distribute annually at least 90% of our taxable income, subject to certain adjustments, to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we may elect to retain and pay income tax on our net long-term capital gain. In that case, if we so elect, a stockholder would be taxed on its proportionate share of our undistributed long-term gain and would receive a credit or refund for its proportionate share of the tax we paid. A stockholder, including a tax-exempt or foreign stockholder, would have to file a federal income tax return to claim that credit or refund. Furthermore, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.
From time-to-time, we may generate taxable income greater than our net income (loss) for U.S. GAAP, due to among other things, amortization of capitalized purchase premiums, fair value adjustments and reserves. In addition, our taxable income may be greater than our cash flow available for distribution to you as a result of, among other things, investments in assets that generate taxable income in advance of the corresponding cash flow from the assets (for instance, if a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise).
If we do not have other funds available in the situations described in the preceding paragraphs, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to distribute enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.
Because of the distribution requirement, it is unlikely that we will be able to fund all future capital needs, including capital needs in connection with investments, from cash retained from operations. As a result, to fund future capital needs, we likely will have to rely on third-party sources of capital, including both debt and equity financing, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital will depend upon a number of factors, including our current and potential future earnings and cash distributions.
We could fail to continue to qualify as a REIT if the IRS successfully challenges our treatment of our mezzanine loans and repurchase agreements.
We intend to continue to operate in a manner so as to continue to qualify as a REIT for federal income tax purposes. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. If the IRS disagrees with the application of these provisions to our assets or transactions, including assets we have owned and past transactions, our REIT qualification could be jeopardized. For instance, IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained therein, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. While mezzanine loans in which we invest may not meet all of the requirements for reliance on this safe harbor, we expect to invest in mezzanine loans in a manner that we believe will enable us to continue to satisfy the REIT gross income and asset tests.
In addition, we have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. We believe that we will be treated for federal income tax purposes as the owner of the mortgage assets that are the subject of any such sale and repurchase agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to continue to qualify as a REIT could be adversely affected.
Even if the IRS were to disagree with one or more of our interpretations and we were treated as having failed to satisfy one of the REIT qualification requirements, we could maintain our REIT qualification if our failure was excused under certain statutory savings provisions. However, there can be no guarantee that we would be entitled to benefit from those statutory savings provisions if we failed to satisfy one of the REIT qualification requirements, and even if we were entitled to benefit from those statutory savings provisions, we could be required to pay a penalty tax.
Despite our qualification for taxation as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.
Despite our qualification for taxation as a REIT for federal income tax purposes, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income or property. Any of these taxes would decrease cash available for distribution to you. For instance:

•
In order to continue to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) to you.

•	To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•
We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•
If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•
If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business and do not qualify for a safe harbor in the Code, our gain would be subject to the 100% “prohibited transaction” tax.

•
Any domestic taxable REIT subsidiary, or TRS, of ours will be subject to federal corporate income tax on its income, and on any non-arm’s-length transactions between us and any TRS, for instance, excessive rents charged to a TRS could be subject to a 100% tax.

•	We may be subject to tax on income from certain activities conducted as a result of taking title to collateral.

•	We may be subject to state or local income, property and transfer taxes, such as mortgage recording taxes.
Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.
To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to stockholders and the ownership of our stock. As discussed above, we may be required to make distributions to you at disadvantageous times or when we do not have funds readily available for distribution. Additionally, we may be unable to pursue investments that would be otherwise attractive to us in order to satisfy the requirements for qualifying as a REIT.
We must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets) and no more than 25% of the value of our gross assets (20% for tax years after 2017) may be represented by securities of one or more TRSs. Finally, for the taxable years after 2015, no more than 25% of our assets may consist of debt investments that are issued by “publicly offered REITs” and would not otherwise be treated as qualifying real estate assets. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences, unless certain relief provisions apply. As a result, compliance with the REIT requirements may hinder our ability to operate solely on the basis of profit maximization and may require us to liquidate investments from our portfolio, or refrain from making, otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to stockholders.

Modification of the terms of our CRE debt investments and mortgage loans underlying our CMBS in conjunction with reductions in the value of the real property securing such loans could cause us to fail to continue to qualify as a REIT.
Our CRE debt and securities investments may be materially affected by a weak real estate market and economy in general. As a result, many of the terms of our CRE debt and the mortgage loans underlying our CRE securities may be modified to avoid taking title to a property. Under Treasury Regulations, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. In general, under applicable Treasury Regulations, or the Loan-to-Value Regulation, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test although it may nevertheless be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the requirement that a REIT not hold securities representing more than 10% of the total value of the outstanding securities of any one issuer, or the 10% Value Test. For taxable years beginning after 2015, debt obligations secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt.
IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests discussed above in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our debt investments and mortgage loans underlying our CMBS are “significantly modified” in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% Value Test. Unless we qualified for relief under certain Internal Revenue Code cure provisions, such failures could cause us to fail to continue to qualify as a REIT.
Our acquisition of debt or securities investments may cause us to recognize income for federal income tax purposes even though no cash payments have been received on the debt investments.
We may acquire debt or securities investments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. If these debt or securities investments provide for “payment-in-kind” interest, we may recognize “original issue discount,” or OID, for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt constitute “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and later modify and certain previously modified debt we acquire in the secondary market may be considered to have been issued with the OID at the time it was modified.
In general, we will be required to accrue OID on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument on a current basis.
In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.
In order to meet the REIT distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term borrowings, or to pay distributions in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year.
Complying with REIT requirements may limit our ability to hedge effectively.
The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations effectively. Our aggregate gross income from non-qualifying hedges, fees and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. Any hedging income earned by a TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate or other changes than we would otherwise incur.
Liquidation of assets may jeopardize our REIT qualification.
To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resulting gain if we sell assets that are treated as dealer property or inventory.
The prohibited transactions tax may limit our ability to engage in transactions, including disposition of assets and certain methods of securitizing loans, which would be treated as sales for federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of dealer property, other than foreclosure property, but including loans held primarily for sale to customers in the ordinary course of business. We might be subject to the prohibited transaction tax if we were to dispose of or securitize loans in a manner that is treated as a sale of the loans, for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we use for any securitization financing transactions, even though such sales or structures might otherwise be beneficial to us. Additionally, we may be subject to the prohibited transaction tax upon a disposition of real property. Although a safe-harbor exception to prohibited transaction treatment is available, we cannot assure you that we can comply with such safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of our trade or business. Consequently, we may choose not to engage in certain sales of real property or may conduct such sales through a TRS.
It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through a TRS. However, to the extent that we engage in such activities through a TRS, the income associated with such activities will be subject to a corporate income tax.
We also may not be able to use secured financing structures that would create taxable mortgage pools, other than in a TRS or through a subsidiary REIT.
We may recognize substantial amounts of REIT taxable income, which we would be required to distribute to you, in a year in which we are not profitable under U.S. GAAP principles or other economic measures.
We may recognize substantial amounts of REIT taxable income in years in which we are not profitable under U.S. GAAP or other economic measures as a result of the differences between U.S. GAAP and tax accounting methods. For instance, certain of our assets will be marked-to-market for U.S. GAAP purposes but not for tax purposes, which could result in losses for U.S. GAAP purposes that are not recognized in computing our REIT taxable income. Additionally, we may deduct our capital losses only to the extent of our capital gains in computing our REIT taxable income for a given taxable year. Consequently, we could recognize substantial amounts of REIT taxable income and would be required to distribute such income to you, in a year in which we are not profitable under U.S. GAAP or other economic measures.
We may distribute our common stock in a taxable distribution, in which case you may sell shares of our common stock to pay tax on such distributions, and you may receive less in cash than the amount of the dividend that is taxable.
We may make taxable distributions that are payable in cash and common stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable distributions payable in cash and common stock. If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such distributions will be required to include the dividend as taxable income to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes. As a result, you may be required to pay income tax with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount recorded in earnings with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock.
REIT distribution requirements could adversely affect our ability to execute our business plan.
We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to continue to qualify as a REIT. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid corporate income tax and the 4% excise tax. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Our qualification as a REIT could be jeopardized as a result of an interest in joint ventures or investment funds.
We may hold certain limited partner or non-managing member interests in partnerships or limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to continue to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
Distributions paid by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.
The maximum tax rate for “qualified dividends” paid by corporations to non-corporate stockholders is currently 20%. Distributions paid by REITs, however, generally are taxed at ordinary income rates (subject to a maximum rate of 39.6% for non-corporate stockholders), rather than the preferential rate applicable to qualified dividends.
Our qualification as a REIT may depend upon the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets we acquire.
When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining, among other things, whether such securities represent debt or equity securities for U.S. federal income tax purposes, the value of such securities, and also to what extent those securities constitute qualified real estate assets for purposes of the REIT asset tests and produce qualified income for purposes of the 75% gross income test. The inaccuracy of any such opinions, advice or statements may adversely affect our ability to qualify as a REIT and result in significant corporate-level tax.
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price paid to you.
Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of our stock of any class or series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price for holders of our shares of common stock.
Legislative or regulatory tax changes could adversely affect us or stockholders.
At any time, the federal income tax laws can change. Laws and rules governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. Such statements include, but are not limited to, those relating to our ability to successfully complete our offering, our ability to deploy effectively and timely the net proceeds of our offering, use of proceeds from our offering, our reliance on our advisor and our sponsor, our understanding of our competition and our ability to compete effectively, market and industry trends, estimates relating to our future distributions, our financing needs, our expected leverage and the effects of our current strategies. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward looking statements. These factors include, but are not limited to:

•	adverse economic conditions and the impact on the commercial real estate industry;

•	our ability to successfully raise capital in and complete our offering;

•	our ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with our target asset classes;

•
our dependence on the resources and personnel of our advisor, our sponsor and their affiliates, including our advisor’s ability to source and close on attractive investment opportunities on our behalf;

•	the performance of our advisor, our sponsor and their affiliates;

•	our liquidity and access to capital;

•	our use of leverage;

•	our ability to make distributions to our stockholders, including from sources other than offering proceeds;

•	the effect of paying distributions to our stockholders from sources other than cash flow provided by operations;

•	the lack of a public trading market for our shares;

•	the impact of economic conditions on the valuations of our investments;

•	our advisor’s and its affiliates’ ability to attract and retain qualified personnel to support our growth and operations and potential changes to key personnel providing management services to us;

•	our limited operating history;

•
our reliance on our advisor and its affiliates and sub-advisors/co-venturers in providing management services to us, the payment of substantial fees to our advisor, the allocation of investments by our advisor and its affiliates among us and the other sponsored or managed companies and strategic vehicles of our sponsor and its affiliates, and various potential conflicts of interest in our relationship with our sponsor;

•	a change in the ownership or management of our sponsor;

•	changes in our business or investment strategy;

•
the impact of economic conditions on borrowers of the debt we originate and acquire and the mortgage loans underlying the commercial mortgage backed securities in which we invest, as well as on the tenants of the real property that we own;

•	changes in the value of our portfolio;

•	the impact of fluctuations in interest rates;

•	any failure in our advisor’s and its affiliates’ due diligence to identify all relevant facts in our underwriting process or otherwise;

•
the impact of market and other conditions influencing the availability of debt versus equity investments and performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments;

•	rates of default or decreased recovery rates on our target investments;

•	borrower, tenant and other third party defaults and bankruptcy;

•	the degree and nature of our competition;

•	availability of opportunities, including our advisor’s ability to source and close on debt, equity and securities investments;

•	our ability to realize current and expected returns over the life of our investments;

•	illiquidity of debt investments, equity investments or properties in our portfolio;

•	our ability to finance our assets on terms that are acceptable to us, if at all, including our ability to complete securitization financing transactions;

•	environmental compliance costs and liabilities;

•	risks associated with our joint ventures and unconsolidated entities, including our lack of sole decision making authority and the financial condition of our joint venture partners;

•	increased rates of loss or default and decreased recovery on our investments;

•	the effectiveness of our risk and portfolio management systems;

•	the potential failure to maintain effective internal controls, disclosure and procedures;

•	regulatory requirements with respect to our business generally, as well as the related cost of compliance;

•
legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs, and changes to laws affecting non-traded REITs and alternative investments generally;

•	our ability to maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•	the loss of our exemption from registration under the Investment Company Act;

•	general volatility in capital markets;

•	the adequacy of our cash reserves and working capital;

•
our ability to raise capital in light of certain regulatory changes, including amended Rules 2340 and 2310 of FINRA and the U.S. Department of Labor’s recent rule on a fiduciary standard for retirement accounts; and

•
other risks associated with investing in our targeted investments, including changes in our industry, interest rates, the securities markets, the general economy or the capital markets and real estate markets specifically.

The foregoing list of factors is not exhaustive. All forward-looking statements included in this prospectus are based upon information available to us on the date hereof and we are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.
Factors that could have a material adverse effect on our operations and future prospects are set forth in “Risk Factors” in this prospectus beginning on page 22. The factors set forth in the Risk Factors section and described elsewhere in this prospectus could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this prospectus.

ESTIMATED USE OF PROCEEDS
The table below sets forth our estimated use of proceeds from our offering, assuming we sell: (i) $1,500,000,000 in shares, the maximum offering amount, in our primary offering and no shares pursuant to our DRP; (ii) $1,500,000,000 in shares, the maximum offering amount, in our primary offering and $150,000,000 in shares pursuant to our DRP; and (iii) 80% of our offering proceeds are from the sale of Class A shares and 20% of the proceeds are from the sale of Class T shares. Discounts are also available for certain categories of investors.
Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares of each class we sell in our offering and assuming that we raise the maximum offering amount in accordance with the 80%/20% split described above, we estimate that between approximately 90.1% (assuming no shares available pursuant to our DRP are sold) and approximately 90.9% (assuming all shares available pursuant to our DRP are sold) of our gross offering proceeds will be available for investments and, upon investment in our targeted assets, to pay an acquisition fee to our advisor for its services in connection with the selection, origination or acquisition, as applicable, of our CRE debt, equity and securities investments. We have assumed what percentage of shares of each class will be sold based on sales of Class A shares prior to the introduction of the Class T shares, and discussions with our dealer manager and participating dealers. However, there can be assurance as to how many shares of each class will be sold. We will use the remainder of the offering proceeds to pay offering costs, including selling commissions and dealer manager fees. Raising less than the maximum offering amount or selling a different combination of Class A shares and Class T shares would change the amount of fees, commission, costs and expenses presented in the tables below. If a higher percentage of Class A shares are sold, less proceeds will be available to us for investment.
Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including from borrowings, sale of assets and offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the use of proceeds to fund distributions. We expect to use substantially all of the net proceeds from the sale of shares pursuant to our DRP to repurchase shares under our share repurchase program.
We expect that a majority of our portfolio will consist of CRE debt and less than a majority of our portfolio will consist of CRE equity and securities investments. However, we may invest in any of these asset classes, including those that present greater risk, and we have not established any limits on the percentage of our portfolio that may be comprised of these various categories of assets which present differing levels of risk. We cannot predict our actual allocation of assets under management at this time because such allocation will also be dependent, in part, upon the then current CRE market, the investment opportunities it presents and available financing, if any, as well as other micro and macro market conditions.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class A Shares.

	Maximum Primary Offering - Class A Shares(1)		Maximum Primary Offering and Distribution Reinvestment Plan - Class A Shares(2)
	Amount	%	Amount	%
Gross Offering Proceeds	$1,200,000,000	100.0%	$1,320,000,000	100.0%
Less Offering Costs:
Selling Commissions	84,000,000	7.0%	84,000,000	6.4%
Dealer Manager Fee	36,000,000	3.0%	36,000,000	2.7%
Organization and Offering Costs(3)	11,861,614	1.0%	13,047,775	1.0%
Amount Available for Investments	$1,068,138,386	89.0%	$1,186,952,225	89.9%
Less:
Acquisition Fee(4)	$10,681,384	0.9%	$11,869,522	0.9%
Acquisition Expenses(5)	5,340,692	0.4%	5,934,761	0.4%
Initial Working Capital Reserve(6)	—	—%	—	—%
Estimated Amount Available for Investments(7)	$1,052,116,310	87.7%	$1,169,147,942	88.6%
_________________

(1)
Assumes we sell the maximum of $1,200,000,000 in Class A shares in our primary offering, which represents 80% of the maximum offering amount, but issue no Class A shares pursuant to our DRP and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(2)
Assumes (a) we sell the maximum $1,200,000,000 in Class A shares in our primary offering, which represents 80% of the maximum primary offering amount, (b) issue $400,000,000 in Class A shares pursuant to our DRP, which represents 80% of the

DRP offering amount, and (c) that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(3)
Amount reflected is an estimate. Includes all expenses (other than selling commissions and dealer manager fees) to be paid by us in connection with the formation of our company and the qualification and registration of our offering and the marketing and distribution of shares, including, without limitation, expenses for printing, preparing and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees for services provided to us in connection with our offering. Organization and offering costs are not a class-specific expense. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of aggregate gross proceeds from our offering. See “Plan of Distribution.”

(4)
We will pay our advisor or one of its affiliates an acquisition fee in an amount equal to up to 1% of the amount funded or allocated by us to originate or acquire CRE investments, including acquisition expenses and financing attributable to such investments. We may also incur customary acquisition expenses in connection with the origination or acquisition (or attempted origination or acquisition) of an asset. See note 5 below. This table excludes financing proceeds. To the extent we utilize borrowings to finance our investments, as we expect to do, the amount available for investment and the amount of investment fees will be proportionately greater. If we raise the maximum offering amount, excluding DRP shares, and our financing is equal to 50% of the cost of our investments, then acquisition fees would be approximately $21,362,768. The amount of the acquisition fees payable to our advisor will increase if we sell our assets and reinvest the proceeds.

(5)
Acquisition expenses may include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the type and jurisdiction of the real estate investment acquired, the legal structure of the transaction in which the real estate investment is acquired, the aggregate purchase price paid to acquire the real estate investment and the number of real estate investments acquired. For purposes of this table, we have assumed acquisition expenses will constitute 0.5% of net proceeds.

(6)
We may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan or making capital improvements on a real property obtained through foreclosure or otherwise. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated holding period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated holding period of the investment. However, to the extent that we have insufficient cash for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

(7)
Until required in connection with investment in a portfolio of CRE debt, equity and securities investments, substantially all of the net proceeds of our offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares:

	Maximum Primary Offering - Class T Shares(1)		Maximum Primary Offering and Distribution Reinvestment Plan - Class T Shares(2)
	Amount	%	Amount	%
Gross Offering Proceeds	$300,000,000	100.0%	$330,000,000	100.0%
Less Offering Costs:
Selling Commissions(3)	6,000,000	2.0%	6,000,000	1.8%
Dealer Manager Fee(3)	8,250,000	2.8%	8,250,000	2.5%
Organization and Offering Costs(4)	3,138,386	1.0%	3,452,225	1.0%
Net Proceeds	$282,611,614	94.2%	$312,297,775	94.7%
Less:
Acquisition Fee(5)	$2,826,116	1.0%	$3,122,978	1.0%
Acquisition Expenses(6)	1,413,058	0.5%	1,561,489	0.5%
Initial Working Capital Reserve(7)	—	—	—	—
Estimated Amount Available for Investments(8)	$278,372,440	92.7%	$307,613,308	93.2%
_________________

(1)
Assumes we sell the maximum of $300,000,000 in Class T shares in our primary offering, which represents 20% of the maximum offering amount, but issue no Class T shares pursuant to our DRP and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(2)
Assumes (a) we sell the maximum $300,000,000 in Class T shares in our primary offering, which represents 20% of the maximum primary offering amount, (b) issue $100,000,000 in Class T shares pursuant to our DRP, which represents 20% of the DRP offering amount and (c) that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(3)
In addition to the selling commissions and dealer manager fees, we will pay our dealer manager distribution fees in an annual amount equal to 1.0% of the gross offering price per share (or, if we are no longer offering shares in a primary offering, the most recent gross offering price per share or the estimated per share value of Class T shares, if any has been disclosed) calculated on outstanding Class T shares purchased in our primary offering. The distribution fee will accrue daily and be paid monthly in arrears. We will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T shares held in such account. If $1.5 billion in shares (consisting of $1.2 billion in Class A shares, at $10.1672 per share, and $300 million in Class T shares, at $9.6068 per share) is sold in this offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $15.75 million, before the 10% underwriting compensation limit is reached. The distributions fees are not intended to be a principal use of offering proceeds and are not included in the above table. See “Plan of Distribution” for a description of these fees.

(4)	See note 3 to the table above regarding the estimated use of proceeds with respect to Class A shares.

(5)
We will pay our advisor or one of its affiliates an acquisition fee in an amount equal to up to 1% of the amount funded or allocated by us to originate or acquire CRE investments, including acquisition expenses and financing attributable to such investments. We may also incur customary acquisition expenses in connection with the origination or acquisition (or attempted origination or acquisition) of an asset. See note 6 below. This table excludes financing proceeds. To the extent we utilize borrowings to finance our investments, as we expect to do, the amount available for investment and the amount of investment fees will be proportionately greater. If we raise the maximum offering amount, excluding DRP shares, and our financing is equal to 50% of the cost of our investments, then acquisition fees would be approximately $5,652,232. The amount of the acquisition fees payable to our advisor will increase if we sell our assets and reinvest the proceeds.

(6)	See note 5 to the table above regarding the estimated use of proceeds with respect to Class A shares.

(7)	See note 6 to the table above regarding the estimated use of proceeds with respect to Class A shares.

(8)	See note 7 to the table above regarding the estimated use of proceeds with respect to Class A shares.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for directing the management of our business and affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors’ direction, oversight and approval.
Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three nor more than 15. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates. We currently have five directors, three of whom are independent. One of our independent directors serves as a director on the boards of two other NSAM Managed Companies and another one of our independent directors serves as a director on the boards of three other NSAM Managed Companies. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or our sponsor. A director is deemed to be associated with our advisor or sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, our sponsor or any of their affiliates (other than any ownership interest that constitutes a less than one percent interest in any public company), performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our sponsor or advised by our advisor. As of the date of this prospectus, none of our independent directors owns any interest in our sponsor, our advisor or any of their affiliates (as such term is defined in the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines). We will provide on an annual basis information about any independent director’s ownership in our sponsor, our advisor or any of their affiliates. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor and any of their affiliates exceeds five percent of: (i) the director’s annual gross revenue derived from all sources during either of the last two years; or (ii) the director’s net worth on a fair market value basis. Pursuant to the NASAA REIT Guidelines, our charter defines an indirect relationship to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. We refer to any director who is not independent as an “affiliated director.” At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and unanimously approved by a vote of our board of directors as required by the NASAA REIT Guidelines.
Each director will be elected by the stockholders and will serve for a term of one year and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.
A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.
If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among our independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.
Responsibilities of Directors
The responsibilities of the members of our board of directors include:

•	approving and overseeing our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving all investments other than investments in CRE debt and securities;

•	approving and reviewing the investment guidelines that our advisor must follow when acquiring CRE debt or securities on our behalf without the approval of our board of directors;

•	approving and overseeing our financing strategies;

•	approving and monitoring the relationship among us, our operating partnership and our advisor;

•	approving a potential liquidity transaction;

•	determining our distribution policy and authorizing distributions from time-to-time; and

•	approving amounts available for repurchases of shares of our common stock.
Members of our board of directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our board of directors meets quarterly or more frequently as necessary.
We follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders.
Committees of our Board of Directors
Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors established an audit committee.
Audit Committee
Our audit committee meets on a regular basis, at least quarterly and more frequently as necessary. Our audit committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. Our audit committee is comprised of Charles W. Schoenherr, Chris S. Westfahl and Winston W. Wilson, all of whom are independent directors. Mr. Wilson serves as the chairman of our audit committee and has been designated as our audit committee financial expert.
Directors and Executive Officers
As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Daniel R. Gilbert	46	Chairman of the Board of Directors, Chief Executive Officer and President
Frank V. Saracino	49	Chief Financial Officer and Treasurer
Jenny B. Neslin	33	General Counsel and Secretary
Jonathan T. Albro	53	Director
Charles W. Schoenherr	56	Independent Director
Chris S. Westfahl	50	Independent Director
Winston W. Wilson	48	Independent Director
Daniel R. Gilbert is Chairman of our board of directors and our Chief Executive Officer and President, positions he has held since August 2015 and December 2012, respectively. Mr. Gilbert has also served as Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd, an international subsidiary of our sponsor and parent company of our advisor, since June 2014. Mr. Gilbert has also served as Chief Investment and Operating Officer of NorthStar Realty since January 2013, having previously served as its Co-President from April 2011 until January 2013 and in various other senior management positions since its initial public offering in October 2004. Mr. Gilbert further serves as Chairman, Chief Executive Officer and President of NorthStar Income, positions he has held since August 2015, January 2013 and March 2011, respectively, having previously served as NorthStar Income’s Chief Investment Officer from its inception in January 2009 through January 2013. Mr. Gilbert has also served as the Executive Chairman of NorthStar Healthcare, since January 2014, having previously served as its Chief Executive Officer from August 2012 to January 2014 and its Chief Investment Officer from October 2010 to February 2012. Mr. Gilbert further serves as the Co‑Chairman, Chief Executive Officer and President of NorthStar/RXR, positions he has held since March 2014 and, with respect to his role as Co‑Chairman, since August 2015. Mr. Gilbert has also served as Chairman, Chief Executive Officer and President of NorthStar Corporate Income Fund, positions he has held since November 2015 and, with respect to his role as Chairman, since January 2016. Previously, Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital

Investment Corp., a predecessor company of NorthStar Realty. Prior to that role, Mr. Gilbert was with Merrill Lynch & Co., or Merrill Lynch, in its Global Principal Investments and Commercial Real Estate Department and prior to joining Merrill Lynch, held accounting and legal-related positions at Prudential Securities Incorporated. Mr. Gilbert currently serves on the Board of Directors of the Investment Program Association. Mr. Gilbert holds a Bachelor of Arts degree from Union College in Schenectady, New York.
We believe that Mr. Gilbert’s extensive commercial real estate and capital markets expertise through various market cycles and changing market conditions, combined with his position overseeing our sponsor’s retail business as Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd., his service as Chief Investment and Operating Officer of NorthStar Realty, as well as his experience as our Chief Executive Officer and President, support his appointment to our board of directors.
Frank V. Saracino has served as our Chief Financial Officer and Treasurer since August 2015. In addition, Mr. Saracino has served as Chief Financial Officer and Treasurer of each of NorthStar Income, NorthStar Healthcare and NorthStar/RXR since August 2015. Mr. Saracino has also served as Chief Financial Officer and Treasurer of NorthStar Corporate Income Fund since November 2015. Prior to joining NorthStar, Mr. Saracino was with Prospect Capital Corporation (Prospect) from July 2012 to December 2014, where he concentrated on portfolio management, strategic and growth initiatives and other management functions. In addition, during his tenure at Prospect, Mr. Saracino served as Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of each of Priority Senior Secured Income Fund, Inc. and Pathway Energy Infrastructure Fund, Inc. and their respective investment advisers and served as a Managing Director of Prospect Administration, LLC. Prior to joining Prospect, Mr. Saracino was a Managing Director at Macquarie Group and Head of Finance from August 2008 to June 2012 for its Americas non-trading businesses which included private equity, asset management, lease financing, private wealth, and investment banking. From 2004 to 2008, he served first as Controller and then as Chief Accounting Officer of eSpeed, Inc. (now BGC Partners, Inc.), a publicly-traded subsidiary of Cantor Fitzgerald. Prior to that, Mr. Saracino worked as an investment banker at Deutsche Bank advising clients in the telecom industry. Mr. Saracino started his career in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers) where he earned a CPA and subsequently worked in internal auditing for The Dun & Bradstreet Corporation. Mr. Saracino holds a Bachelor of Science degree from Syracuse University in Syracuse, New York.
Jenny B. Neslin has served as our General Counsel and Secretary since August 2015, having previously served as our Associate General Counsel and Assistant Secretary since April 2014. Ms. Neslin also serves as Associate General Counsel and Assistant Secretary of our sponsor, positions she has held since January 2014. Ms. Neslin joined NorthStar Realty in July 2013, where she continues to serve as Associate General Counsel and, since April 2014, Assistant Secretary. In addition, Ms. Neslin has served as NorthStar Income’s General Counsel and Secretary since August 2015, having previously served as its Associate General Counsel and Assistant Secretary since April 2014. She also serves as Associate General Counsel and Assistant Secretary of each of NorthStar Healthcare and NorthStar/RXR, positions she has held since April 2014. Ms. Neslin began her legal career at Clifford Chance US LLP, a global law firm, where she was an associate in its Capital Markets group from October 2007 to July 2013. During her tenure at Clifford Chance, Ms. Neslin primarily advised REITs and investment banks in public and private capital markets transactions. This experience included advising non-traded REITs and other direct participation programs in continuous offerings, ongoing disclosure and reporting obligations under U.S. federal securities laws and other corporate governance matters. Ms. Neslin holds a Bachelor of Music in Music Business from New York University in New York, New York and a Juris Doctor from Benjamin N. Cardozo School of Law in New York, New York.
Independent Directors
Jonathan T. Albro has served as one of our directors since April 2013. Mr. Albro previously served on our audit committee from April 2013 to January 2016. Mr. Albro also serves as a director of NorthStar Income, a position he has held since January 2010. He is Chief Executive Officer and Managing Partner of Penn Square Real Estate Group, LLC, or Penn Square Real Estate Group, which he founded in September 2006. At Penn Square Real Estate Group, he is responsible for strategy, operations, marketing, finance and fundraising. From April 2005 to August 2006, Mr. Albro served as Executive Vice President, National Sales Manager of Cole Capital Markets, Inc., or CCM, and Senior Vice President of Cole Capital Corporation, or CCC. He was responsible for the growth and management of CCM, a distribution company focused on Cole’s suite of real estate offerings in addition to serving on CCC’s executive committee. From September 2001 to April 2005, Mr. Albro served as Executive Vice President and National Sales Manager of MetLife Investors, Inc., a wholly-owned subsidiary of MetLife, Inc., where he was responsible for sales and distribution of MLI Retirement products through financial intermediaries. In all, Mr. Albro has over 26 years of experience in the broker-dealer industry. Mr. Albro holds a Bachelor of Science from State University of New York in Fredonia, New York.

We believe that Mr. Albro’s knowledge of the broker-dealer industry and more than 26 years of experience in the industry supports his appointment to our board of directors.
Charles W. Schoenherr has served as one of our independent directors and a member of our audit committee since April 2013. Mr. Schoenherr serves as Managing Director of Waypoint Residential, LLC which invests in multifamily properties in the Sunbelt. He has served in this capacity since January 2011 and is responsible for sourcing acquisition opportunities and raising capital. Mr. Schoenherr has also served as an independent director and member of the audit committee of each of NorthStar Realty and NorthStar Europe since June 2014 and October 2015, respectively. Mr. Schoenherr previously served as an independent director of NorthStar Income from January 2010 to October 2015. From June 2009 until January 2011, Mr. Schoenherr served as President of Scout Real Estate Capital, LLC, a full service real estate firm that focuses on acquiring, developing and operating hospitality assets, where he was responsible for managing the company’s properties and originating new acquisition and asset management opportunities. Prior to joining Scout Real Estate Capital, LLC, Mr. Schoenherr was the managing partner of Elevation Capital, LLC, where he advised real estate clients on debt and equity restructuring and performed due diligence and valuation analysis on new acquisitions between November 2008 and June 2009. Between September 1997 and October 2008, Mr. Schoenherr served as Senior Vice President and Managing Director of Lehman Brothers’ Global Real Estate Group, where he was responsible for originating debt, mezzanine and equity transactions on all major property types throughout the United States. During his career he has also held senior management positions with GE Capital Corporation, GE Investments, Inc. and KPMG LLP, where he also practiced as a certified public accountant. Mr. Schoenherr also serves on the Board of Trustees of Iona College and is on its Real Estate and Investment Committees. Mr. Schoenherr holds a Bachelor of Business Administration in Accounting from Iona College in New Rochelle, New York and a Master of Business Administration in Finance from the University of Connecticut in Stamford, Connecticut.
We believe that Mr. Schoenherr’s knowledge of the real estate investment and finance industries, including extensive experience originating debt, mezzanine and equity transactions, supports his appointment to our board of directors.
Chris S. Westfahl has served as one of our independent directors and a member of our audit committee since March 2016. Mr. Westfahl is a Managing Director of Silverpeak Real Estate Partners. At Silverpeak, Mr. Westfahl focuses on providing general partnership equity on a strategic basis to experienced sponsors for acquisitions of residential, office and retail properties throughout the United States. Prior to joining Silverpeak in April 2010, Mr. Westfahl was a founder/principal in Elevation Advisors, a real estate advisory firm based in New York. Prior to that, for 10 years, Mr. Westfahl was a Managing Director with Lehman Brothers’ Principal Transaction Group where he directly invested equity and mezzanine capital and originated first mortgage debt. Prior to joining Lehman Brothers, Mr. Westfahl worked for nine years at GE Capital Real Estate where he was responsible for all new business origination in the Northeast region. Mr. Westfahl has a Bachelor of Arts from Boston College in Boston, Massachusetts and a Master of Business Administration from the University of Connecticut in Stamford, Connecticut.
We believe that Mr. Westfahl’s more than 30 years of real estate experience, including substantial real estate investment and capital markets expertise, supports his appointment to our board of directors.
Winston W. Wilson has served as one of our independent directors and the chairman and financial expert of our audit committee since April 2013. Mr. Wilson also has served as a director of NorthStar/RXR and as the chairman and financial expert of its audit committee since February 2015. Mr. Wilson most recently worked for Grant Thornton LLP’s New York office, from August 2008 until December 2012 as Partner in Charge and Financial Services Industry Leader and from August 2011 until December 2012 as National Asset Management Sector Leader. Mr. Wilson joined Grant Thornton LLP in October 2000 and left in December 2012 to pursue personal interests. Mr. Wilson has over 23 years of experience with financial services companies including, among others, mortgage and equity REITs, broker-dealers, mutual funds and registered investment advisors. Prior to joining Grant Thornton, Mr. Wilson worked for PricewaterhouseCoopers LLP, Credit Suisse First Boston and Brown Brothers Harriman & Co. Mr. Wilson is a certified public accountant in the states of New York, New Jersey and Pennsylvania. He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs. Mr. Wilson was also recently a member of the American Institute of Certified Public Accountants (AICPA) Investment Company Expert Panel as well as a member of the Strategic Partners Advisory Committee for Managed Funds Associations (MFA). Mr. Wilson has a Master of Business Administration in Finance and Marketing from New York University’s Stern School of Business in New York, New York and a Master of Science in Economics and a Bachelor of Science in Accounting from Brooklyn College in Brooklyn, New York.
We believe that Mr. Wilson’s extensive public accounting and financial services expertise, including as it relates to REITs and broker-dealers, supports his appointment to our board of directors.

Compensation of Executive Officers and Directors
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including any executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Our executive officers will serve until their successors are elected and qualify. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our advisor, from our sponsor. As executive officers of our advisor, these individuals will serve to manage our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities, operating acquired investments and monitoring the performance of these investments to ensure that they are consistent with our investment objectives. Although we indirectly bear some of the costs of the compensation paid to our executive officers, through fees we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key professionals of our advisor, are entitled to receive awards in the future under our long-term incentive plan as a result of their status as key professionals of our advisor, although we do not currently intend to grant any such awards.
We pay each of our independent directors an annual retainer of $80,000 (to be prorated for a partial term), plus our audit committee chairperson receives an additional $15,000 annual retainer (to be prorated for a partial term). We may give our independent directors the right to receive their annual retainer in an equivalent value of shares of our common stock.
We have adopted an independent director compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Pursuant to the independent director compensation plan, we will automatically grant to each of our independent directors and non-management directors $50,000 in shares of restricted common stock on the date such independent director or non-management director is initially appointed or elected to our board of directors. In addition, on the date following an independent director’s or non-management director’s re-election to our board of directors, he or she will receive $35,000 in shares of restricted common stock. Any shares issued to our directors pursuant to the independent director compensation plan will be Class A shares.
The actual number of shares of restricted stock that we grant is determined by dividing the fixed value by (i) prior to a listing of our shares on a national securities exchange and during an offering, the offering price to the public, (ii) prior to a listing of our shares on a national securities exchange and following an offering, the most recently disclosed NAV, or if a NAV has not been disclosed, the most recent offering price or (iii) following a listing on a national securities exchange, the closing price of the shares on the date of grant. The restricted common stock will generally vest quarterly over two years; provided, however, that the restricted common stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s or non-management director’s service as a director due to his or her death or disability; or (ii) a change in our control. We reserve the right to modify the nature of the equity grant to our directors from restricted common stock to other forms of stock-based incentive awards, such as units in our operating partnership structured as profit interests, as well as the vesting schedule.
In 2015, our board of directors retained FTI Consulting, Inc., or FTI, a compensation consulting firm, to complete a competitive analysis of, and to provide a recommendation for, our company’s independent director compensation plan. Based on the recommendations of FTI, our board of directors determined that, effective as of January 1, 2015, pursuant to our independent director compensation plan, the annual director’s fee was increased from $65,000 to $80,000. The annual fee paid to the independent director who serves as our audit committee chairperson also increased from $10,000 to $15,000. In addition, based on the recommendations of FTI, our board of directors determined that pursuant to the independent director compensation plan (i) the automatic grant of restricted stock made upon initial election to our board directors would change from a fixed grant of 5,000 shares of restricted common stock to a grant of $50,000 in shares of restricted common stock and (ii) the automatic grant of restricted stock made upon each independent director’s re-election to our board of directors would change from a fixed grant of 2,500 shares of restricted common stock to a grant of $35,000 in shares of restricted common stock, each as described above.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.
Long-Term Incentive Plan
We have adopted a long-term incentive plan, which we use to attract and retain qualified directors, officers, employees, if any, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “—Compensation of Executive Officers and Directors”).

Our long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, other equity-based awards and cash-based awards to directors, employees and consultants of ours, including to employees of our advisor and of our sponsor, selected by our board of directors for participation in our long-term incentive plan. As required by the NASAA REIT Guidelines, stock options granted under our long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options or stock appreciation rights granted under our long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.
Our board of directors, or a committee of our board of directors, will administer our long-term incentive plan with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under “—Compensation of Executive Officers and Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.
No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no unexercised or restricted award granted under our long-term incentive plan is transferable except through the laws of descent and distribution.
We have authorized and reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under our long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under our long-term incentive plan will be adjusted proportionately and our board of directors must make such adjustments to our long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under our long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability or upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards: (i) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on targeted or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in our control, the payout opportunities under such awards will vest based on target performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the length of time within the performance period elapsed prior to the termination or change in control, as the case may be. In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising such discretion.
Our long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate our long-term incentive plan at any time. The expiration or other termination of our long-term incentive plan will have no adverse impact on any award previously granted under our long-term incentive plan. Our board of directors may amend our long-term incentive plan at any time, but no amendment will adversely affect any award previously granted and no amendment to our long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to our long-term incentive plan.
Limited Liability and Indemnification of Directors, Officers and Others
Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will generally indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we maintain a directors and officers liability insurance policy.
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
However, our charter provides that we may only indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in our advisory agreement.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.
The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of an alleged violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.
We may advance funds to our directors, our advisor and its affiliates for reasonable legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•
the legal action is initiated by a third-party who is not a stockholder, or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction approves such advancement; and

•
the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is ultimately found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
We have entered into indemnification agreements with each of our executive officers and directors and Albert Tylis, an executive officer of our advisor. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and Mr. Tylis and advance to our executive officers and directors and Mr. Tylis all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we will be required to indemnify and advance all expenses incurred by executive officers and directors and Mr. Tylis seeking to enforce their rights under the indemnification agreements.
Our Advisor
We rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.
To the extent permitted by law and regulations, the services for which our advisor receives fees and reimbursements include, but are not limited to, the following:
Offering Services

•	the development of our offering, including the determination of its specific terms;

•	along with our dealer manager, the approval of the participating broker-dealers and negotiation of the related selling agreements;

•	coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

•	preparation and approval of all marketing materials to be used by our dealer manager and the participating broker-dealers relating to our offering;

•
along with our dealer manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to our offering; and

•
all other services related to our offering, other than services that: (i) relate to the underwriting, marketing, distribution or sale of our offering; (ii) are to be performed by our dealer manager; (iii) we elect to perform directly; or (iv) would require our advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•	serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•
subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;

•	oversee the due diligence process related to prospective investments;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports (which may be prepared by our advisor or its affiliates), where appropriate, concerning the value of proposed investments; and

•	negotiate and execute approved investments and other transactions.
Asset Management Services

•
investigate, select and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our advisor or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments, provide daily management services and perform and supervise the various management and operational functions related to our investments;

•
formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

•	coordinate and manage relationships between us and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.
Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•
from time-to-time, or at any time reasonably requested by our board of directors, make reports to our members of the board of directors on our advisor’s performance of services to us under our advisory agreement;

•
coordinate with our accountants and independent auditors to prepare and deliver to our audit committee an annual report covering our advisor’s compliance with certain aspects of our advisory agreement;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

•
maintain accounting data and any other information concerning our activities as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records of our company;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide our company with all necessary cash management services;

•	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

•	consult with our officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•
provide our officers and members of the board of directors with timely updates related to the overall regulatory environment affecting our business, as well as managing compliance with regulatory matters;

•	consult with our officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, recordkeeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Stockholder Services

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing stockholder support and services.
Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between our company and our lenders; and

•	monitor and oversee the service of our borrowings.
Disposition Services

•	consult with our board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales, syndications or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.
The following individuals serve as executive officers of our advisor, NSAM or other affiliates of NSAM and, in such capacities, provide services to us:

Name	Age	Position
David T. Hamamoto	56	Executive Chairman, NorthStar Asset Management Group Inc.
Albert Tylis	42	Chief Executive Officer and President, NorthStar Asset Management Group Inc.
Daniel R. Gilbert	46	Chief Investment and Operating Officer, NorthStar Asset Management Group, Ltd
Debra A. Hess	52	Chief Financial Officer and Treasurer, NorthStar Asset Management Group Inc.
Ronald J. Lieberman	46	Executive Vice President, General Counsel and Secretary, NorthStar Asset Management Group Inc.
Brett S. Klein	38	Managing Director and Head of Alternative Products, NorthStar Asset Management Group, Ltd
David S. Fallick	52	Global Head of Real Estate Finance, NorthStar Asset Management Group, Ltd
Steven B. Kauff	53	Executive Vice President, Managing Director and Co-Head of European Operations, NorthStar Asset Management Group, Ltd
For biographical information on Mr. Gilbert, see “—Directors and Executive Officers.”
David T. Hamamoto.   David T. Hamamoto has served as Executive Chairman of our sponsor, a position he has held since August 2015 (having previously served as our sponsor’s Chairman and Chief Executive Officer since January 2014). In addition, Mr. Hamamoto has served as a member of the investment committee of our advisor since June 2014. Mr. Hamamoto also has served as Chairman of NorthStar Realty since October 2007, respectively, having served as its Chief Executive Officer from October 2004 to August 2015 and as its President from October 2004 to April 2011. He served as our Chairman of the board of directors from December 2012 until August 2015. Mr. Hamamoto also served as Chairman of the board of directors of NorthStar Income from February 2009 to August 2015 and served as its Chief Executive Officer from February 2009 until January 2013. Mr. Hamamoto served as Chairman of the board of directors of NorthStar Healthcare from

January 2013 until January 2014. He also served as Co-Chairman of the board of directors of NorthStar/RXR from March 2014 until August 2015. In July 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., or NorthStar Capital, NorthStar Realty’s predecessor, for which he served as Co-Chief Executive Officer until October 2004. From 1983 to 1997, Mr. Hamamoto worked for Goldman, Sachs & Co. where he was co-head of the Real Estate Principal Investment Area and general partner of the firm between 1994 and 1997. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Additionally, Mr. Hamamoto has served as a member of the advisory committee of RXR Realty LLC, or RXR Realty, a leading real estate operating and investment management company focused on high-quality real estate investments in the New York Tri-State area, since December 2013. Mr. Hamamoto served as Executive Chairman from March 2011 until November 2012 (having previously served as Chairman from February 2006 until March 2011) of the board of directors of Morgans Hotel Group Co. (NASDAQ: MHGC), a public global hotel management and ownership company focused on the boutique sector. Mr. Hamamoto holds a Bachelor of Science from Stanford University in Palo Alto, California and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania in Philadelphia, Pennsylvania.
Albert Tylis.   Albert Tylis has served as the Chief Executive Officer President and as a member of the board of directors of our sponsor since August 2015 and January 2014, respectively, and as a member of the investment committee of our advisor since June 2014, having previously served as an Executive Vice President and a member of the investment committee of our former advisor from January 2013 to June 2014. Since August 2015, Mr. Tylis also serves as a member of the board of directors of NorthStar Realty. Previously, Mr. Tylis served as NorthStar Realty’s President from January 2013 until August 2015, Co-President from April 2011 until January 2013, Chief Operating Officer from January 2010 until January 2013, Secretary from April 2006 until January 2013, and an Executive Vice President and General Counsel from April 2006 until April 2011. Mr. Tylis also served as Chief Operating Officer of NorthStar Income from October 2010 until January 2013. In addition, Mr. Tylis served as Chairman of the board of directors of NorthStar Healthcare from April 2011 until January 2013. Prior to joining NorthStar Realty in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute and from September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group and supported the firm’s Real Estate Group. Additionally, Mr. Tylis has served as a member of the advisory committee of RXR Realty since December 2013. Mr. Tylis holds a Bachelor of Science from the University of Massachusetts at Amherst and a Juris Doctor from Suffolk University Law School.
Debra A. Hess.   Debra A. Hess has served as Chief Financial Officer of our sponsor and NorthStar Realty, positions she has held since January 2014 and July 2011, respectively. Previously, until August 2015, Ms. Hess served as Chief Financial Officer and Treasurer of our company, NorthStar Income, NorthStar Healthcare and NorthStar/RXR, positions she held from December 2012, October 2011, March 2012 and March 2014, respectively. Ms. Hess has significant financial, accounting and compliance experience at public companies. Ms. Hess also served as Interim Chief Financial Officer of NRE from June 2015 to November 2015. Ms. Hess previously served as Chief Financial Officer and Compliance Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and an NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut in Storrs, Connecticut and a Master of Business Administration in Finance from New York University’s Stern School of Business in New York, New York.
Ronald J. Lieberman.   Ronald J. Lieberman has served as Executive Vice President, General Counsel and Secretary of our sponsor since June 2014. He also has served as NorthStar Realty’s Executive Vice President, General Counsel and Secretary since April 2012, April 2011 and January 2013, respectively, having previously served as Assistant Secretary from April 2011 until January 2013. Until August 2015, Mr. Lieberman served as General Counsel and Secretary of our company and NorthStar Income from December 2012 and October 2011, respectively, and as an Executive Vice President of our company and NorthStar Income from March 2013 and January 2013, respectively. Mr. Lieberman also has served as NorthStar Healthcare’s General Counsel and Secretary since April 2011, and as an Executive Vice President since January 2013. Mr. Lieberman also has served as Executive Vice President, General Counsel and Secretary of NorthStar/RXR since March 2014. In addition, Mr. Lieberman serves as Executive Vice President, General Counsel and Secretary of NorthStar Corporate Income Fund since November 2015. Mr. Lieberman further serves on the Executive Committee of American Healthcare Investors, LLC. In addition, since February 2016, Mr. Lieberman has served as a member of the board of directors of Griffin‑American Healthcare REIT IV, Inc. Prior to joining NorthStar Realty, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 until March 2011 where he advised numerous REITs, and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams, Mr. Lieberman was the associate general counsel at Entrade, Inc., during which time Entrade was a public company listed on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.
Brett S. Klein. Brett S. Klein serves as a Managing Director at NorthStar Asset Management Group, Ltd, a position he has held since June 2014, and heads its Alternative Products Group. Mr. Klein’s responsibilities include oversight of the operational elements of NSAM’s non-traded REITs and alternative retail products as well as coordination of sponsor-related activities of NSAM’s broker-dealer, NorthStar Securities. Mr. Klein continues to be involved with the investment and portfolio management and servicing businesses and works closely with the accounting and legal departments in connection with the operation of the NSAM Managed Companies. Mr. Klein previously served as a Managing Director at NorthStar Realty and Head of its Structured and Alternative Products Group between January 2011 and June 2014. In addition, from 2004 to 2011, Mr. Klein held similar roles at NorthStar Realty and was responsible for capital markets execution of NorthStar Realty and its non-traded business, including credit facility sourcing/structuring and securitization as well as investments and portfolio management. Mr. Klein also serves as Chief Operating Officer of NorthStar/RXR, a position he has held since February 2015. Mr. Klein joined NorthStar Realty in October 2004, prior to its initial public offering. From August 2004 to October 2004, Mr. Klein was an analyst at NorthStar Capital. From 2000 to 2004, Mr. Klein worked in the CMBS group at Fitch Ratings, Inc., as Associate Director, where he focused on commercial real estate related securitization transactions. Mr. Klein currently serves as a member of the board of directors of Distributed Finance Corporation, a crowd funding technology platform company in which NSAM is an investor. Mr. Klein holds a Bachelor of Science in Finance, Investment and Banking in addition to Risk Management and Insurance from the University of Wisconsin in Madison, Wisconsin.
Additional Management
In addition, the following individuals serve on the investment committee of our advisor:
David S. Fallick has served as Global Head of Real Estate Finance of NorthStar Asset Management Group, Ltd, a position he has held since June 2014. He is responsible for the build out and management of NSAM’s asset management business in Luxembourg in addition to overseeing NSAM’s portfolio management and servicing business. Mr. Fallick has nearly 25 years of Commercial Real Estate experience. Prior to joining NSAM, from April 2002 to March 2014, he was head of the Structured Transactions Group at Bank of America Merrill Lynch, where he was responsible for originating, structuring, closing and distributing Commercial Mortgage Backed Securities transactions that ranged in size from $100 million to multi-billion dollars. From 1994 to 2002, Mr. Fallick served as the Co-head of the Commercial Mortgage Backed Securities Group at Standard & Poor’s Structured Finance Ratings. Mr. Fallick received a Bachelor of Arts degree from Emory University and a Master of Business Administration in Finance from New York University.
Steven B. Kauff has served as an Executive Vice President, Managing Director and Co-Head of European Operations of NorthStar Asset Management Group, Ltd, a position he has held since June 2014. Mr. Kauff is also Executive Vice President of NorthStar Realty, a position he has held since 2006, having previously served as Vice President from 2004 until 2006. Mr. Kauff’s responsibilities since NorthStar Realty’s initial public offering in 2004 have included overseeing all tax and structuring for NorthStar Realty and NSAM, their subsidiaries and affiliates. Over the past 20 years, Mr. Kauff has been instrumental in advising, implementing and closing in excess of $20 billion of real estate transactions, with a primary focus on executing complex tax and finance strategies. He has extensive experience in the area of REITs, partnerships, real estate corporate finance, real estate securitizations and global tax structures. Prior to joining NorthStar Realty in 2004, Mr. Kauff served as Vice President and President of NorthStar Capital from 1999 until January 2010 and from January 2010 until present, respectively. Prior to joining NorthStar, Mr. Kauff worked for Arthur Anderson LLP and Price Waterhouse LLP in their Real Estate and Hospitality Services groups, where he specialized in transaction consulting, providing tax and financial structuring advice to real estate private equity clients. Mr. Kauff received a Bachelor of Business Administration from Temple University and a Juris Doctor from Fordham University School of Law. Mr. Kauff is admitted to practice law in the State of New York, the United States Tax Court and the Supreme Court of the United States.

The Advisory Agreement
Effective June 30, 2014, NorthStar Realty spun-off its asset management business into a separate publicly traded company, NorthStar Asset Management Group Inc., our sponsor, with its common stock listed on the NYSE under the ticker symbol “NSAM.” Our sponsor and its affiliates were organized to provide asset management and other services to the NSAM Managed Companies, both in the United States and internationally. Concurrent with the spin-off, affiliates of our sponsor entered into new advisory agreements with us and each of the other NSAM Managed Companies. Pursuant to our advisory agreement, NSAM J-NSII Ltd, an affiliate of our sponsor and our advisor, agreed to manage our day to-day operations on terms substantially similar to those set forth in our prior advisory agreement with NS Real Estate Income Advisor II, LLC, our prior advisor. In June 2015, we renewed our advisory agreement with our Advisor for an additional one-year term ending on June 30, 2016, with terms identical to those in effect through June 30, 2015.
In connection with the spin-off, on June 30, 2014, we provided notice to our prior advisor and NorthStar Realty of the termination without cause of our prior advisory agreement. Our prior advisor and NorthStar Realty waived the notice period provided for in our prior advisory agreement and consequently, our prior advisor ceased all activities under our prior advisory agreement effective upon completion of the spin-off. In connection with the termination of our prior advisory agreement, we, our prior advisor and NorthStar OP Holdings II, LLC, all of which are parties to the limited partnership agreement of our operating partnership, or our operating partnership agreement, agreed that such termination did not constitute a termination event (as defined in our operating partnership agreement) and did not trigger the redemption of the special limited partnership units (as defined in our operating partnership agreement) pursuant to our operating partnership agreement. In addition, the parties to our operating partnership agreement agreed that the term “Advisory Agreement” in our operating partnership agreement shall mean our new advisory agreement. On June 30, 2014, the parties to our operating partnership agreement entered into an amendment to our operating partnership agreement reflecting the foregoing.
It is the duty of our board of directors to evaluate the performance of our advisor before renewing our advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. Our advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us or our advisor upon 60-days’ written notice; or

•	with “good reason” by our advisor upon 60-days’ written notice.
“Good reason” is defined in our advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under our advisory agreement or any material breach of our advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, misconduct, negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.
In the event of the termination of our advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Our board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar OP Holdings II, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that NorthStar OP Holdings II would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See “Management Compensation” for a detailed discussion of the compensation payable to our advisor under our advisory agreement and the payments that NorthStar OP Holdings II may be entitled to receive with respect to the special units.
License to Use the Name “NorthStar”
Pursuant to our advisory agreement, our sponsor granted us a non-transferable, non-assignable, non-exclusive royalty-free license to use the name “NorthStar” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property it has the rights to use during the term of our advisory agreement. If we cease to retain our advisor or one of its affiliates to perform advisory services for us, we will, promptly after receipt of written request from our sponsor, cease to conduct business under or use the name “NorthStar” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property or any derivative thereof. We would also be required to change our name and the names of any of our subsidiaries to a name that does not contain the name “NorthStar” or any other word or words that might, in the reasonable discretion of our sponsor, be susceptible of indication of some form of relationship between us and our manager or any its affiliates.
Holdings of Shares of Common Stock, Common Units and Special Units
An affiliate of our sponsor invested approximately $2.2 million in us through the purchase of 22,223 shares of our Class A common stock at $9.00 per share as part of our initial capitalization and an additional 222,223 shares of our Class A common stock at $9.00 per share to satisfy our minimum offering amount. NorthStar Realty or its affiliates must maintain this investment for as long as NSAM is our sponsor. Pursuant to a distribution support agreement, NorthStar Realty committed to purchase up to an aggregate of $10.0 million in shares of our Class A common stock (which includes the $2.0 million of shares purchased by an affiliate of NorthStar Realty to satisfy the minimum offering amount) at the current offering price of our Class A common stock (net of selling commissions and dealer manager fees) in certain circumstances in order to provide, among other matters, additional cash to pay distributions, if necessary. See “Description of Capital Stock— Distributions.” As of December 31, 2015, including the purchase of shares to satisfy the minimum offering requirement, NorthStar Realty has purchased 432,636 shares of our common stock for $3.9 million under the distribution support agreement. For the years ended December 31, 2015, 2014 and 2013, NorthStar Realty purchased 90,743 shares, 119,007 shares and 222,886 shares of our Class A common stock for $0.8 million, $1.1 million and $2.0 million, respectively, under the distribution support agreement.
NorthStar Realty and its subsidiary which currently owns shares of our common stock may not vote, and have agreed to abstain from voting their shares, including any additional shares NorthStar Realty acquires or controls through any of its affiliates, in any vote for the removal of directors or any vote regarding the approval or termination of any contract with NorthStar Realty or any of its affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which NorthStar Realty or any of its affiliates may not vote, any shares owned by them will not be included.
An affiliate of our sponsor currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. NorthStar OP Holdings II, an affiliate of our advisor, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.
Affiliated Dealer Manager
Our dealer manager is an affiliate of our advisor and provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We pay our dealer manager a selling commission of up to 7.0% of the gross proceeds from the sale of Class A shares of our common stock sold in our primary offering and up to 2.0% of the gross proceeds from the sale of Class T shares of our common stock sold in our primary offering, all of which will be reallowed to third-party broker-dealers participating in our offering and a dealer manager fee of up to 3% of the gross proceeds from the sale of Class A shares of our common stock sold in our primary offering and up to 2.75% of the gross proceeds from the sale of Class T shares of our common stock sold in our primary offering, a portion of which may be reallowed to any third-party broker-dealer participating in our offering based upon factors such as the number of shares sold by such broker-dealer and the assistance of such broker-dealer in marketing our offering. In addition, we will pay our dealer manager a 1.0% annual distribution fee as further described in “Plan of Distribution”, which may be reallowed to any third-party broker-dealers participating in our offering.

MANAGEMENT COMPENSATION
The following table summarizes all of the fees and expense reimbursements that we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services to us. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any category of purchasers). No selling commissions or dealer manager fees will be payable on shares sold through our DRP.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Organization and Offering Stage
Selling Commissions— —Dealer Manager(2)
Class A shares
Up to 7.0% of gross offering proceeds from the sale of Class A shares in the primary offering.

Class T shares
Up to 2.0% of gross offering proceeds from the sale of Class T shares in the primary offering.

Our dealer manager will reallow selling commissions for Class A shares and Class T shares to participating broker-dealers.
No selling commissions will be payable with respect to Class A shares and Class T shares issued pursuant to our DRP.
$90,000,00 ($84,000,000 for the Class A shares and $6,000,000 for the Class T shares, respectively)
Dealer Manager Fee— —Dealer Manager(2)
Class A shares
Up to 3.0% of gross offering proceeds from the sale of Class A shares in the primary offering.

Class T shares
Up to 2.75% of gross offering proceeds from the sale of Class T shares in the primary offering.

Our dealer manager may reallow a portion of the dealer manager fees for Class A shares and Class T shares to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing our primary offering.
$44,250,000 ($36,000,000 for the Class A shares and $8,250,000 for the Class T shares, respectively)
Other Organization and —Offering Costs— —Advisor or its —Affiliates(3)
We reimburse our advisor or its affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering. If we raise the maximum offering amount, we expect organization and offering costs (other than selling commissions and dealer manager fees) to be approximately $15,000,000 or approximately 1.0% of gross offering proceeds.
These organization and offering costs include all costs (other than selling commissions and dealer manager fees) to be paid by us in connection with our formation and the qualification and registration of our offering and the marketing and distribution of shares, including, without limitation, costs for printing, preparing and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, costs and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees for services provided to us in connection with our offering. Our estimated organization and offering costs, as a percentage of our gross offering proceeds, will be greater if we raise the minimum offering amount than if we raise the maximum offering amount because a portion of these costs are fixed in amount and, therefore, will be incurred regardless of the amount of gross offering proceeds raised.

$15,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Acquisition Fee— —Advisor or its —Affiliates(4)(5)	An amount equal to up to 1% of the amount funded or allocated by us to originate or acquire CRE investments, including acquisition expenses and financing attributable to such investments.	No leverage: $13,507,500 No leverage and DRP: $14,992,673 Maximum Offering and DRP: Leverage of 50% of cost of investments: $29,985,346 Leverage of 75% of cost of investment: $59,970,692
Reimbursement of —Acquisition Costs— —Advisor or its —Affiliates(6)	We reimburse our advisor or its affiliates for actual costs incurred in connection with the selection, origination or acquisition of an investment, whether or not originated or acquired.	No leverage: $6,753,750 No leverage and DRP: $7,496,336 Maximum Offering and DRP: Leverage of 50% of cost of investments: $14,992,673 Leverage of 75% of cost of investment: $29,985,346
Operational Stage
Distribution Fee—the Dealer Manager(7)
With respect to our Class T shares only, we will pay our dealer manager a distribution fee, all or a portion of which may be reallowed by the dealer manager to participating broker dealers, that accrues daily and is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T share in the primary offering, or (ii) if we are no longer offering shares in a public offering, the most recent gross offering price per Class T share or the estimated per share value of Class T shares of our common stock, if any has been disclosed. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.

We will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T shares held in such account. See “Description of Capital Stock—Common Stock—Class T Shares.”

$3,000,000 annually, assuming sale of $300,000,000 of Class T shares, subject to the 10% limit on underwriting compensation. We estimate that a maximum of $15,750,000 in such fees will be paid over the life of the company; some or all fees may be reallowed.

Asset Management —Fee—Advisor or its —Affiliates(4)
A monthly asset management fee equal to one-twelfth of 1.25% of the sum of the amount funded or allocated by us for CRE investments, including expenses and any financing attributable to such investments, less any principal received on our debt and securities investments.
Maximum Offering and DRP and leverage of 75% of cost of investment: $74,963,365
Other Operating Costs— —Advisor or its —Affiliates(8)
We reimburse the costs incurred by our advisor or its affiliates in connection with its providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and technology costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We will not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.
Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Disposition Fees——Advisor or its Affiliate(4)(9)
For substantial assistance in connection with the sale of investments and based on the services provided, as determined by our independent directors, an amount equal to up to 1% of the contract sales price of each CRE investment sold. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a CRE debt investment unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of: (i) 1% of the principal amount of the CRE debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of CRE debt, we will pay a disposition fee upon the sale of such property.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.
Special Units—NorthStar OP—Holdings II(10)
NorthStar OP Holdings II was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our advisor, and as the holder of special units will be entitled to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received (or are deemed to receive), in the aggregate, cumulative distributions equal to their invested capital plus a 7% cumulative, non-compounded annual pre-tax return on such invested capital. In addition, NorthStar OP Holdings II will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case for an amount that NorthStar OP Holdings II would have been entitled to receive had our operating partnership disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the enterprise valuation will be calculated based on the average share price of our shares for a specified period; or (ii) an underwritten public offering, the enterprise value will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the enterprise valuation will be calculated based on an appraisal or valuation of our assets.
Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.
______________________

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of $1,500,000,000 in shares (80% Class A shares and 20% Class T shares) to the public in our primary offering.

(2)
All or a portion of the selling commissions and/or dealer manager fees will not be charged with regard to Class A shares or Class T shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales of Class A shares. See “Plan of Distribution.”

(3)
We will reimburse our advisor or its affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering.

(4)
Our advisor in its sole discretion may defer or waive any fee payable to it under our advisory agreement or accept, in lieu of cash, shares of our common stock. All or any portion of such fees not taken may be deferred without interest and paid when our advisor determines. Our independent directors will determine, from time-to-time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meeting of our board of directors.

(5)
Because the acquisition fee we pay our advisor is a percentage of the amount funded or allocated by us to originate or acquire CRE investments, this fee will be greater to the extent we fund originations and acquisitions through: (i) the incurrence of borrowings; (ii) retained cash flow from operations; (iii) issuances of equity in exchange for assets; and (iv) proceeds from the sale of shares pursuant to our DRP.

We reimburse our advisor for amounts it pays in connection with the selection, origination or acquisition of an investment, whether or not we ultimately originate or acquire the investment. Our charter limits our ability to make investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced. This limit may only be exceeded if our board of directors (including a majority of our independent directors) approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

(6)
We reimburse our advisor quarterly for total operating expenses, based upon a calculation for the four preceding fiscal quarters, not to exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors authorized such reimbursement based on a determination that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess occurred. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other similar non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the costs of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such costs and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and loan loss reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees and acquisition expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(7)
The estimated aggregate maximum distribution fee assumes that (i) we sell the maximum offering amount of $1.5 billion in shares (consisting of $1.2 billion in Class A shares, at $10.00 per share, and $300 million in Class T shares, at $9.45 per share) and therefore, the maximum amount of underwriting compensation from all sources is $150 million, which is 10% of the maximum amount of gross offering proceeds, and (ii) all other underwriting compensation other than the distribution fee, will equal $134.25 million, which consists of the maximum selling commissions and dealer manager fees payable in connection with the purchase of shares in our primary offering (of which $120 million and $14.25 million is attributable to the Class A shares and Class T shares, respectively), as set forth in the “Plan of Distribution—Underwriting Terms” section of this prospectus.

(8)
In addition to the disposition fee paid to our advisor for substantial assistance in connection with the sale of an investment, including partial sales and syndications, we may also pay disposition fees to unaffiliated third parties. No disposition fee will be paid for securities traded on a national securities exchange. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 6 above.

Our charter limits the maximum amount of the disposition fees payable to our advisor and its affiliates to 3% of the contract sales price. In no event will disposition fees exceed an amount which, when added to the fees paid to unaffiliated parties in connection with a qualifying sale of assets, equals the lesser of a competitive real estate commission or 6% of the sales price of the assets.

(9)
Upon the termination of our advisory agreement for “cause,” we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in “Management Compensation,” NorthStar OP Holdings II shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

STOCK OWNERSHIP
The following table sets forth the beneficial ownership of our common stock as of April 13, 2016 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. As of April 13, 2016, there were no beneficial owners of more than 5% of our outstanding common stock. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares. All shares held by our directors are Class A shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Officers and Directors(2)
Daniel R. Gilbert	—	—
Jonathan T. Albro(3)	11,000	*
Charles W. Schoenherr(3)	11,000	*
Chris S. Westfahl(4)	4,918	*
Winston W. Wilson(3)	11,000	*
Frank V. Saracino	—	—
Jenny B. Neslin	—	—
All directors and executive officers as a group	37,918	*
____________________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of securities if that person has a right to acquire beneficial ownership of the securities within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Unless otherwise indicated, each person or entity has an address in care of our principal executive offices at 399 Park Avenue, 18th Floor, New York, New York 10022.

(3)	Includes 4,563 unvested shares of restricted Class A common stock held by each director.

(4)	Includes 4,918 unvested shares of restricted Class A common stock held by such director.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.
Our Affiliates’ Interests in Our Sponsor and Its Affiliates
General
Our advisor is an indirect subsidiary of our sponsor, NorthStar Asset Management Group Inc. NSAM is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally. NSAM commenced operations on July 1, 2014 upon the spin-off by NorthStar Realty (NYSE: NRF), a publicly traded, diversified commercial real estate company that completed its initial public offering in October 2004, of its asset management business into NSAM, as a Delaware corporation and separate publicly-traded company, with its common stock listed on the NYSE under the ticker symbol “NSAM.” As a result of the completion of the spin-off, affiliates of NSAM now manage NorthStar Realty pursuant to a long-term management contract for an initial term of 20 years, as well as the other NSAM Managed Companies. As of December 31, 2015, adjusted for Townsend, and sales, acquisitions and commitments to sell or acquire investments by the NSAM Managed Companies, NSAM had $38 billion of assets under management. Following its acquisition of Townsend in January 2016, NSAM had 383 employees, domestically and internationally.
Our prior sponsor has sponsored three other real estate programs that have liquidated, as discussed in “Prior Performance Summary—Our Sponsor’s Prior Investment Programs.” NSAM currently sponsors three other public non-traded REIT programs, NorthStar Income, NorthStar Healthcare and NorthStar/RXR. In addition, NSAM sponsors NorthStar Corporate Income Fund, a non-diversified, closed-end management investment company. NorthStar Income successfully completed its continuous public offering in July 2013 and has invested substantially all its offering proceeds; however, NorthStar Income may make investments in the future with proceeds from the sale or repayment of existing investments. In January 2016, NorthStar Healthcare successfully completed its $500.0 million follow-on public offering in January 2016, having previously completed its $1.1 billion initial public offering in February 2015. On February 9, 2015, NorthStar/RXR, a program co-sponsored by our sponsor, had its Registration Statement on Form S-11 for a proposed initial public offering of up to $2.0 billion of common stock declared effective by the SEC. In addition, in December 2015, NorthStar/RXR satisfied its minimum offering amount through the purchase of 0.2 million of its shares by NorthStar Realty and RXR Realty LLC for an aggregate of $2 million. Further, NorthStar Corporate Income Fund’s registration statement was declared effective in February 2016.
As a result, we expect that NorthStar/RXR and NorthStar Corporate Income Fund will be engaged in their respective public offerings for some period of time during which our offering is also ongoing.
Our executive officers and certain of our directors are also officers, directors and managers of our sponsor, our dealer manager and other affiliates of our sponsor, including NorthStar Income, NorthStar Healthcare, NorthStar/RXR and NorthStar Corporate Income Fund. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other debt-related programs and acquire for their own account debt-related investments that may be suitable for us. Our directors are not restricted from engaging for their own account in business activities of the type conducted by us. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain personnel performing services for our advisor and our dealer manager.
Allocation of Our Affiliates’ Time
We rely on our sponsor’s key executive officers and employees who act on behalf of our advisor, including Messrs. Hamamoto, Gilbert, Tylis, Lieberman and Saracino, Ms. Hess and Ms. Neslin, for the day-to-day operation of our business. Messrs. Hamamoto, Gilbert, Tylis, Lieberman and Ms. Hess are also executive officers of our sponsor or other affiliates of our sponsor. As a result of their interests in other affiliates of our sponsor, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Hamamoto, Gilbert, Tylis, Lieberman and Saracino, Ms. Hess and Ms. Neslin face conflicts of interest in allocating their time among us, our advisor and other affiliates of our sponsor and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient resources and personnel to fully discharge their responsibilities to us and the other affiliates of our sponsor that they advise and manage.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates
Our advisor and its affiliates receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of the investment committee and management personnel of our sponsor who perform services on behalf of our advisor, some of whom also serve as executive officers, directors and other key professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including our advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;

•
originations of loans and acquisitions of investments at higher purchase prices, which entitle our advisor to higher acquisition fees and asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other NSAM Managed Companies, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;

•	sales of investments, which entitle our advisor to disposition fees;

•	borrowings up to or in excess of our stated borrowing policy to originate and acquire investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

•
whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar OP Holdings II to receive a one-time payment in connection with the redemption of its special units;

•
whether we seek to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and other key professionals of our sponsor who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor; and

•	whether and when we seek to sell our company or its assets, which would entitle NorthStar OP Holdings II, as holder of the special units, to a subordinated distribution.
The fees our advisor receives in connection with transactions involving the origination or acquisition of an asset are based on the cost of the investment and not based on the quality of the investment or the quality of the services rendered to us. In addition, as holder of the special units, NorthStar OP Holdings II, an affiliate of our advisor, may be entitled to certain distributions subject to our stockholders receiving a 7.00% cumulative, non-compounded annual pre-tax return. This may influence our sponsor’s key professionals performing services on behalf of our advisor, including its investment committee, to recommend riskier transactions to us. Additionally, after the termination of our primary offering, our advisor has agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our offering. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses.
Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates
Our executive officers, directors and other key professionals of our sponsor performing services on behalf of our advisor may also be officers, directors, managers and other key professionals of:

•	NorthStar Asset Management Group Inc., our sponsor;

•	NorthStar Asset Management Group, Ltd;

•	NorthStar Realty Finance Corp. and its advisor;

•	NorthStar Realty Europe Corp. and its advisor;

•	NSAM J-NSII Ltd, our advisor;

•	NorthStar Securities LLC, our dealer manager;

•	NorthStar Real Estate Income Trust, Inc. and its advisor;

•	NorthStar Healthcare Income, Inc. and its advisor;

•	NorthStar/RXR New York Metro Income, Inc. and its advisor;

•	NorthStar Corporate Income Master Fund and its two feeder funds and their advisors; and

•	Other NorthStar affiliates (see the “Prior Performance Summary” section of this prospectus).
As a result, they may owe duties to these entities, their stockholders, members and limited partners. These duties may from time-to-time conflict with the fiduciary duties that they owe to us.
Affiliated Dealer Manager
Since our dealer manager is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with our offering of securities. See “Plan of Distribution.”
Our dealer manager also acts as the dealer manager for the continuous public offerings of NorthStar Healthcare and NorthStar/RXR. In addition, future NorthStar-sponsored programs, may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.
Certain Conflict Resolution Measures
In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our sponsor, our advisor, our directors or their respective affiliates. In addition to these charter provisions, our board of directors has also adopted a conflicts of interest policy, which provides additional limitations, consistent with our charter, on our ability to enter these types of transactions in order to further reduce the potential for conflicts inherent in transactions with affiliates. The following describes these restrictions and conflict resolution procedures in our charter and in our conflicts of interest policy.
Charter Provisions Relating to Conflicts of Interest
Advisor Compensation.   Our independent directors will determine from time-to-time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs. In addition, our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including equity-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.
The findings of our board of directors with respect to these evaluations will be recorded in the minutes of the meetings of our board of directors.
Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale of an investment, including partial sales and syndications, if it provides a substantial amount of the services in the effort to sell the investment, as determined by a majority of our independent directors and the commission does not exceed up to 3% of the contract sales price of the property. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. We do not intend to sell or lease assets to our sponsor, our advisor, any of our directors or any of their affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold or leased an asset to our sponsor, our advisor, any of our directors or any of their affiliates, our charter would require that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 7% of the original issue price of the common stock per year on a cumulative basis. Under our operating partnership’s partnership agreement, NorthStar OP Holdings II is entitled to receive distributions equal to 15% of net cash flow and to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon: (i) the listing of our common stock on a national securities exchange; or (ii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, only if the stockholders first receive a 7% per year cumulative, non-compounded return.
Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of debt that we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and expenses to equal 6% of the purchase price or funds advanced, our advisory agreement limits the acquisition fee to an amount equal to up to 1% of the amount funded or allocated by us to originate or acquire CRE investments, including acquisition expenses and financing attributable to such investments. Any increase in the acquisition fee stipulated in our advisory agreement would require the approval of a majority of the members of our board of directors.
Term of Advisory Agreement.   Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of our independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60-days’ written notice. Our advisor may terminate our advisory agreement with good reason on 60-days’ written notice. Upon termination of our advisory agreement by our advisor, NorthStar OP Holdings II, an affiliate of our advisor, will be entitled to receive a one-time payment in connection with the redemption of its special units. For a more detailed discussion of the special units, see the sections entitled “Management—The Advisory Agreement” and “Management Compensation—Special Units—NorthStar OP Holdings II” of this prospectus.
Our Acquisitions.   We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, our advisor, our director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.
Our charter provides that the consideration we pay for real property will ordinarily be based on the fair value of the property. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.
Mortgage Loans Involving Affiliates.   Our charter prohibits us from investing in or making loans in which the transaction is with our sponsor, our advisor, our directors or any of their affiliates, except for loans to wholly owned subsidiaries and mortgage loans for which an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.
Joint Ventures or Participations with Affiliates of the Advisor.   Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures, participations or other arrangements with affiliates of our advisor to acquire debt and other investments. In conjunction with such prospective agreements, our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular agreements. Our affiliated partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such arrangements be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated partner, in managing the arrangement and in resolving any conflicts or exercising any rights in connection with the arrangements. Since our advisor will make various decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as partners with respect to any such venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Our advisor or its affiliates may receive various fees for providing services to the joint venture, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. We may enter into ventures with our sponsor, our advisor, our directors or affiliates of our advisor for the acquisition of investments or co-investments, but only if: (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us; and (ii) the investment by us and our sponsor, our advisor, such directors or such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties. If we enter into a joint venture with any of our affiliates, the fees payable to our advisor by us would be based on our share of the investment.
Other Transactions Involving Affiliates.   A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our sponsor, our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Lack of Separate Representation.   Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with our offering and is counsel to us, our operating partnership, our dealer manager and our advisor in connection with our offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also may in the future serve as counsel to certain affiliates of our advisor in matters unrelated to our offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our dealer manager, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.
Limitation on Operating Expenses.   We reimburse our advisor quarterly for total operating expenses, based upon a calculation for the four preceding fiscal quarters, not to exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess is approved. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other similar non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees and acquisition expenses; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Issuance of Options and Warrants to Certain Affiliates.   Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.
Repurchase of Our Shares.   Our charter prohibits us from paying a fee to our sponsor, our advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans.   We will not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates unless the loans are mortgage loans and an appraisal is obtained from an independent appraiser concerning the underlying property or unless the loans are to one of our wholly owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.
Reports to Stockholders.   Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our board of directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with U.S. GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.   Our advisor, our directors and their affiliates may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.
Allocation of Investment Opportunities.   We rely on our advisor’s or its affiliates’ investment professionals to identify suitable investment opportunities for our company as well as the other NSAM Managed Companies. Our investment strategy may be similar to that of, and may overlap with, the investment strategies of the other NSAM Managed Companies, as well as other Strategic Vehicles. Therefore, many investment opportunities sourced by the NSAM Group or one or more of its strategic or joint venture partners that are suitable for us may also be suitable for other NSAM Managed Companies and/or Strategic Vehicles.
The NSAM Group may allocate investment opportunities sourced by a strategic or joint-venture partner directly to the associated Strategic Vehicle or, as applicable, make a Special Allocation. For all investment opportunities other than Special Allocations, the NSAM Group will allocate, in its sole discretion, each investment opportunity to one or more of the NSAM Managed Companies, including us, and, as applicable, Strategic Vehicles or our sponsor, for which such investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that the NSAM Group may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the NSAM Managed Company, if applicable;

•	affiliate and/or related party considerations; and

•	whether a Strategic Vehicle has received a Special Allocation.
If, after consideration of the relevant factors, the NSAM Group determines that an investment is equally suitable for more than one company, the investment will be allocated on a rotating basis. If, after an investment has been allocated to a particular company, including us, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of the NSAM Group, more appropriate for a different entity to fund the investment, the NSAM Group may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, the NSAM Group may determine to allow more than one NSAM Managed Company, including us, and/or a Strategic Vehicle to co-invest in a particular investment. In discharging its duties under the investment allocation, the NSAM Group endeavors to allocate all investment opportunities among the NSAM Managed Companies, the Strategic Vehicles and our sponsor in a manner that is fair and equitable over time.
While these are the current procedures for allocating investment opportunities, the NSAM Group may sponsor or co-sponsor, co-brand or co-found additional investment vehicles in the future and, in connection with the creation of such investment vehicles or otherwise, the NSAM Group may revise the investment allocation policy. The result of such a revision to the investment allocation policy may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by the NSAM Group and/or its strategic or joint-venture partners, thereby reducing the number of investment opportunities available to us. Changes to the investment allocation policy that could adversely impact the allocation of investment opportunities to us in any material respect may be proposed by the NSAM Group and must be approved by our board of directors. In the event that the NSAM Group adopts a revised investment allocation policy that materially impacts our business, we will disclose this information in the reports we file publicly with the SEC, as appropriate.
The decision of how any potential investment should be allocated among us and other NSAM Managed Companies for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by the NSAM Group in its sole discretion.
Our right to participate in the investment allocation process described herein will terminate once we are no longer advised by our advisor or an affiliate of the NSAM Group. Our advisor is required to inform our board of directors at least annually of the investments that have been allocated to us and other NSAM Managed Companies so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly to us. The NSAM Group’s success in generating investment opportunities for us and the fair allocation of opportunities among us and other NSAM Managed Companies are important factors in our board of directors’ determination to continue our arrangements with our advisor.
Our Conflicts of Interest Policy
In addition to the provisions in our charter restricting related party transactions, our board of directors has adopted the following conflicts of interest policy prohibiting us from entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates. As required by our charter, we will not purchase investments from our sponsor or its affiliates without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our sponsor or its affiliate or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable; provided that in no event shall the cost of such investment to us exceed its current appraised value. In addition, pursuant to this conflicts of interest policy, we will not borrow money from our directors, our sponsor, our advisor or any of their affiliates unless a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. We will not amend these policies unless a majority of our board of directors (including a majority of our independent directors) approves the amendment following a determination that the amendment is in the best interests of our stockholders.

INVESTMENT OBJECTIVES AND STRATEGY
Investment Objectives
Our investment objectives are:
•to pay attractive and consistent current income through cash distributions; and
•to preserve, protect and return your capital contribution.
We will also seek to realize growth in the value of our investments and may optimize the timing of their sale. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection, purchase and sale of our assets, subject to the approval of our board of directors through the adoption of our investment guidelines or otherwise. Our independent directors will review our investment policies at least annually to determine whether such policies continue to be in the best interests of our stockholders. Each determination and the basis therefore are required to be set forth in the applicable meeting minutes.
Investment Strategy
Our strategy is to use substantially all of the net proceeds of our offering to originate, acquire and asset manage a diversified portfolio of: (i) CRE debt, including first mortgage loans, subordinate mortgage and mezzanine loans, participations in such loans and preferred equity interests; (ii) equity investments; and (iii) CRE securities, such as CMBS, unsecured debt of publicly traded REITs and CDO notes. We seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. Our lending-focused investment strategy emphasizes the payment of current returns to investors and preservation of invested capital as our primary investment objectives. We place a lesser emphasis on, but still may target, capital appreciation from our investments, compared to more opportunistic or equity-oriented strategies.
We expect that a majority of our portfolio will consist of CRE debt and less than a majority of our portfolio will consist of equity investments and CRE securities. However, we may invest in any of these asset classes, including those that present greater risk, and we have not established any limits on the percentage of our portfolio that may be comprised of these various categories of assets which present differing levels of risk. We cannot predict our actual allocation of assets under management at this time because such allocation will also be dependent, in part, upon the then current CRE market, the investment opportunities it presents and available financing, if any, as well as other micro and macro market conditions.
We have employed and we expect to selectively employ leverage to enhance total returns to our stockholders through a combination of financing strategies including: (i) secured or unsecured borrowings or facilities; (ii) syndications; (iii) securitization financing transactions or other structures; and (iv) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark to market to the extent obtainable on a cost effective basis.
The period that we will hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability, among other factors. Our advisor expects to hold debt investments until the stated maturity. We may sell all or a partial ownership interest in an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.
Our Strengths
We believe we have a combination of strengths that will contribute to our performance. In executing on our business strategy, we will benefit from our advisor’s affiliation with our sponsor given our sponsor’s strong track record and extensive experience and capabilities as a publicly traded, diversified commercial real estate investment and asset management company. These strengths include:

•
Experienced Management Team—Our sponsor has a highly experienced management team of investment professionals who have demonstrated track records of operating REITs and delivering strong returns. The senior management team of our sponsor includes executives who acquired and manage the historical and existing portfolio of investments of our sponsor and affiliates, and who possess significant operational and management experience in the real estate industry. We believe our business benefits from the knowledge and industry contacts these seasoned executives have gained through their accomplished careers while investing in numerous real estate cycles. We believe that the accumulated experience of our sponsor’s senior management team will allow us to deploy capital throughout the CRE capital structure fluidly in response to changes in the investment environment. Please see “Management—Directors and Executive Officers” for biographical information regarding these individuals.

•
Real Estate and Lending Experience—Our sponsor’s management team has developed a reputation as a leading diversified CRE investment and asset management team because of its strong performance record in underwriting and managing approximately $38 billion in real estate investments (adjusted for Townsend and commitments to acquire and sell certain investments by the NSAM Managed Companies). We believe that we can leverage our sponsor’s extensive real estate and lending experience, deep and thorough underwriting process, and portfolio management skills to structure and manage our investments prudently and efficiently.

•
Public Company and REIT Experience—Our sponsor’s management team is skilled in public company reporting and compliance. In addition to us, our sponsor, through advisor entities, currently manages nine publicly registered companies, including two publicly traded REITs and six public, non-traded investment vehicles that raise capital through the retail market. Our sponsor’s management team is also skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. The management team also has experience listing companies, including a REIT, on the NYSE.

•
Distribution Support Commitment—NorthStar Realty has agreed to purchase up to an aggregate of $10.0 million in Class A shares of our common stock (which includes the $2.0 million of shares purchased by an affiliate of NorthStar Realty to satisfy the minimum offering amount) at the current offering price per Class A share net of selling commissions and dealer manager fees until May 6, 2016 to the extent cash distributions to our stockholders at a rate of at least 7% per annum for any calendar quarter exceed MFFO for such quarter. NorthStar Realty will purchase shares following the end of each quarter for a purchase price equal to the amount by which the cash distributions paid to stockholders exceed MFFO for such quarter, up to an amount equal to a 7% cumulative, non-compounded annual return on stockholders’ invested capital, prorated for such quarter. Notwithstanding NorthStar Realty’s obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at a rate of 7% per annum or at all. After our distribution support agreement with NorthStar Realty has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. For more information regarding NorthStar Realty’s share purchase commitment, the purchases of shares thereunder as of the date of this prospectus and our distribution policy, please see “Description of Capital Stock—Distributions.”

Market Overview and Opportunity
We believe that the current market for CRE investments with a focus on lending, including investments in CRE debt, equity and securities investments is very compelling from a risk/return perspective. Given the current market environment and our sponsor’s experience as both a CRE lender and owner, we intend to favor a strategy weighted toward targeting CRE debt investments that maximize current income and have both subordinate capital and downside structural protections. We believe that our lending-focused investment strategy, combined with the experience and expertise of our advisor’s management team, will provide opportunities to: (i) originate loans with attractive current returns and strong structural features directly with borrowers; (ii) make direct CRE equity investments with leading operating partners/managers, targeting high-quality assets with in-place cash flow and upside potential through asset appreciation; (iii) strategically acquire indirect interests in CRE through PE Investments or other ventures managed by leading institutional fund managers that will provide current income, upside potential and portfolio diversification; and (iv) purchase CRE debt and securities from third parties, in some instances at discounts to their face amounts (or par value). We believe the combination of these strategies and the application of prudent leverage may also allow us to (i) realize appreciation opportunities in our portfolio and (ii) provide diversification and enhance returns.
We believe that the following market conditions create a favorable investment environment for us.
Amid positive economic growth, our targeted investments provide the opportunity to participate in a CRE market where values have shown positive trends and income growth is expected to continue. Given certain dynamics in the current market including (i) the continuing steady recovery of the economy (as evidenced by the decrease in unemployment and the steady increase in nonfarm payroll shown below); (ii) a low interest rate environment (iii) low aggregate new CRE supply and (iv) robust international demand for U.S. commercial real estate, we expect real estate values to trend positively due to increased property level net operating income, continued strong transaction volume or a combination of both.
Unemployment is at its lowest level since 2008. Additionally, nonfarm payrolls, which account for 80% of all U.S. workers, have increased year-over-year since 2011, implying improved levels of job growth each year. As shown below, unemployment has historically had an inverse relationship to CRE property values. As unemployment decreases and the economy improves, so too should CRE values. We believe that our investment strategy of focusing on debt while selectively including direct equity investments will provide an opportunity to benefit from the growth of CRE values while maintaining downside protection in the event the CRE markets do not improve or have future declines.

Green Street CPPI vs U.S. Unemployment

GreenStreet Advisors Commercial Property Price Index
U.S. Unemployment Rate
Date
0
20
40
60
80
100
120
140
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Jan-10
Jul-10
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
GreenStreet Advisors Commercial Property Price Index
US Unemployment Rate

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Source: GreenStreet Advisors and Bureau of Labor Statistics, February 2016

U.S. Nonfarm Payroll Additions

____________________
Source: Bureaus of Labor Statistics, Current Employment Statistics Survey. Note: gray area represents recession.

Continued growth in the CRE markets should result in increased investment opportunities. Access to CRE debt is a key element of a healthy CRE market in which increased CRE transaction volume may occur. According to information from Real Capital Analytics in the chart below, CRE transaction volume has increased steadily since a low in 2009 of $67 billion to over $533 billion in 2015, which is also a 23% increase over the same period in 2014 (as shown below). The improving economy may continue to provide for greater CRE property transaction volume with sellers looking to realize profits and buyers looking to increase value. We believe we are well-positioned to take advantage of increased transaction volume due to our ability to provide flexible lending and capital solutions that are soundly structured to meet our borrowers’/partners’ specific needs, while targeting specific portions of the CRE capital structure to maximize risk-adjusted returns.

CRE Transaction Volume

____________________
Source: Real Capital Analytics, as of December 31, 2015. Based on independent reports of properties and portfolios $5 million and greater.

Domestic and foreign capital flowing into U.S. CRE will likely continue, bolstering the health of the U.S. CRE market. Foreign capital is being deployed into U.S. CRE in record amounts due to the predictable cash flows, transparent markets, relative downside risk protection and liquidity of U.S. real estate. As shown in the graph below, foreign investor activity reached record highs in 2015, reaching $90.2 billion, almost double the amount of activity at 2007’s peak and an almost 116% increase over 2014. We believe that global and external pressures, including declines in the global stock market and concerns over political instability, will continue to bolster investor appetite for U.S. CRE, driving a flight to safety in an established and under-writable market, resulting in higher overall values. We also believe that certain recent legislative changes to the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA), which reduces withholding tax levels for certain large foreign investors when investing in U.S. real estate, will further the interest of foreign capital in the U.S.. Additionally, CRE has transformed from part of an alternative asset allocation strategy to a mainstream and sought after asset class. For example, the 2015 average portfolio allocation to real estate by institutional investors has almost doubled since 2005. We believe our targeted portfolio is poised to benefit from strong CRE activity enhanced by both foreign and domestic capital flows that are increasingly allocated to the sector.

Inbound Foreign Capital

Europe: Q4 @ $20.8B
Canada: Q4 @ $19.88
Middle East & Africa: Q4 @ $12.6B
Asia: Q4 @ $32.2B
Australia: Q4 @ $2.9B
Latin America: Q4 @ $1.7B
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

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Source: Wells Fargo Securities, February 2016.

The increasing number of maturing CRE loans over the next five years and the resulting need for borrowers to refinance assets is expected to provide an opportunity for originating CRE debt. As shown in the chart below, the large volume of scheduled loan maturities over the next several years will provide significant investment opportunities for CRE lenders and providers of capital such as our company. On average, approximately $455 billion of CRE debt matures annually from 2016 through 2018 (or approximately $1.25 billion per day), with approximately $2.07 trillion scheduled to mature from 2016 through 2020. These loan maturities would be in addition to the volume of loans required to finance the purchase of CRE property discussed above. The expected wave of maturities may provide us with various investment opportunities throughout the CRE capital structure due to our flexible platform in addition to the sponsor’s strong origination capabilities and experience investing in CRE loans.

Projected CRE Loan Maturities

$600
$500
$400
$300
$200
$100
$0
$ in Billions
2016
2017
2018
2019
2020
Year

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Source: Barclays Capital, Barclays Capital U.S. Securitization Research: CMBS Outlook 2015; Compiled using data from U.S. Federal Reserve Board, FDIC and Barclays Capital. Total originations data - Commercial Mortgage Bankers Association Annual Origination Volume Summations 2002-2015. * Mortgage Bankers Origination Index estimates quarterly origination volume, which was extrapolated against actual historical originations.
Capital available from traditional sources of CRE debt cannot satisfy demand. As shown in the chart below, current CRE debt origination levels demonstrate significant demand for CRE debt capital. Between 2009 and 2015, CRE debt origination has seen a gradual increase in activity from $82 billion to $504 billion. However, despite total originations approaching 2007 levels, CMBS originations are only 41% of their 2007 peak levels (as shown below). Banks and other traditional CRE lenders have decreased CRE debt originations in large part due to an increasingly restrictive regulatory environment, which we believe will slow the growth in CRE lending by those industries, while non-traditional CRE lenders continue to gain market share relative to banks and CMBS conduits.
CMBS issuers face a number of headwinds amid multiple regulatory changes. As an example, Dodd Frank’s risk retention rules, which go into effect in late 2016, require that CMBS sponsors retain 5% of a securitization issuance for five years, potentially resulting in higher pricing for CMBS offerings and making CMBS issuers less competitive against other alternative lenders. Additionally, new regulations impose higher capital charges on certain securities held by investment banks, potentially leading to a reduction in bond purchases or an inability to act as a “market maker,” resulting in less liquidity and lower bond prices. These regulatory pressures are causing securitization to be less profitable, requiring CMBS programs to increase the cost of the loans offered to borrowers in order to maintain profitability.

As a result of these market conditions, we believe that those requiring CRE debt capital may favor alternative providers such as REITs and private investment funds, which are not subject to many of the regulatory requirements of larger banks, insurance companies and other financial institutions. As shown below, between 2012 and 2015, REIT and private fund origination volumes increased at a compounded annual growth rate of 168%, compared with 56% and 26% for commercial banks and life insurance companies, respectively. We believe that alternative capital providers such as REITs may continue to increase their market share given the significant demand for CRE debt capital and as regulatory changes, including increased capital requirements, leverage limitations and Dodd-Frank’s risk retention rules for securitization sponsors further restrict traditional lenders’ competitiveness.

U.S. CRE Debt Originations

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Source: Total originations data - Commercial Mortgage Bankers Association Annual Origination Volume Summations 2002-2015.* Mortgage Bankers Origination Index estimates quarterly origination volume, which was extrapolated against actual historical originations. CMBS originations data - Commercial Mortgage Alert, March 2016.

CRE Loan Origination Growth by Lender 2012-2014

180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Life Insurance/
Pension Funds
Commercial Banks
Conduits/CMBS
REITs/
Investment Funds
Compounded Annual Growth Rate

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Source: Commercial Mortgage Bankers Association Annual Origination Volume Summations 2012-2015.

Potential benefits exist in our investments in the current interest rate environment. With an improving economy tends to come rising interest rates and our investment strategy that focuses on originating floating rate loans and financing these investments with floating rate liabilities allows us to benefit especially relative to investment vehicles that focus on fixed rate loans. Quantitative easing by the Federal Reserve and maintenance of historically low interest rates have contributed to economic recovery, corporate stability and decreased unemployment, leading to increased corporate strength and rental growth. We intend to predominantly make CRE debt investments with a coupon consisting of a credit spread over a floating rate index, usually LIBOR. As interest rates rise, the interest income produced by floating rate investments will also increase, producing more revenue. We also intend to finance or match our floating rate assets with floating rate borrowings. Since we only finance a portion of any given investment to generate improved returns, the benefits of rising interest rates to our floating rate investments will outpace the increasing cost of our borrowings, resulting in corresponding improved returns on our invested equity. Additionally, for other investments, including our CRE equity investments, we generally plan to secure long-term, fixed rate financing. In today’s current low interest rate environment, we believe our ability to take advantage of low-cost financing opportunities will produce higher returns on our investments over time. We believe the current period of historically low interest rates and an improving economy supports a rising interest rate environment, which may benefit our investment strategy and our shareholders.

Forward LIBOR Curve

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Source: Chatham Financial, March 2016
Strong CRE fundamentals may provide additional opportunities for portfolio appreciation and current income by targeting direct CRE equity investments. Our investment strategy will utilize a relative value approach to optimize risk adjusted returns and diversify our portfolio, purchasing properties and borrowing efficiently to finance those properties in more liquid markets. We intend to acquire CRE properties directly or through joint venture structures that will provide potential appreciation from (i) income growth driven by value creation through operations at the property level; and (ii) improving property and market fundamentals, including strong projected NOI growth, low aggregate new supply and declining vacancy rates. As illustrated below, NOI growth is at all-time highs in all property sectors and we expect this trend to continue. NOI growth in 2015 registered 4.7%, led by gains of 9.6% and 7.3% within the apartment and industrial sectors, respectively. Additionally, revenue growth across major CRE sectors is projected to remain strong in the near-term averaging 4.5% across all property types as shown below. This trend indicates that direct CRE ownership may provide an attractive opportunity for such investments to experience appreciation. Further, aggregate new supply of CRE properties, measured in construction starts, remains below the 2007 peak and long run averages for all property types and is estimated to continue to increase through 2020. Coupled with continued declining vacancy rates, rents should continue to grow, which should increase property values. We intend to target property types and markets that benefit from similar compelling economic drivers, resulting in favorable market occupancy and rent growth. As CRE markets continue to improve, direct CRE ownership may complement our CRE debt-focused strategy, optimizing our ability to generate current income while also participating in potential property value appreciation.

NOI Growth

____________________
Source: NorthStar Management, NCREIF Property Index Trends

Effective Revenue by Property Type (year-over-year percent change)

____________________
Source: Wells Fargo Securities, February 16, 2016.

New Completions as a % of Existing Stock

____________________
Source: NorthStar Management, REIS

Our sponsor’s expertise in the growing market for secondary private equity fund transactions may allow us to further diversify our portfolio through strategic investments with leading institutional real estate fund managers. As shown below, the secondary market for limited partnership interests in real estate private equity funds has grown significantly since 2011, and 2015 transaction volume nearly doubled from 2014 to $7.5 billion. With endowments, pension funds and other institutional investors seeking to re-balance their portfolios, take profits and access liquidity, we believe there will be compelling investment opportunities in strategically acquiring portfolios of these interests in real estate PE funds in the secondary market. As our sponsor and the NSAM Managed Companies have been leading participants in this sector since 2013 with over $3.0 billion of net asset value transacted, we are well-positioned to capitalize on this growing market opportunity. Through these transactions, our sponsor has gained a number of competitive advantages, including in-depth knowledge of the fund landscape, the ability to creatively structure and close on transactions to meet seller needs and the flexibility to complete both large portfolio transactions and smaller deals. Investments in PE limited partnership interests allow us to gain indirect equity exposure to a number of real estate assets in a single transaction, providing for efficient portfolio diversification across geographic locations and asset classes. In addition, we intend to enter these PE investments as many funds are approaching the end of their lifecycle. Therefore, these investments may provide attractive current income streams through regular distributions while also providing potential upside through property value appreciation, which we believe will complement our debt-focused investment strategy.

Real Estate Secondaries Volume ($ in Billions)

____________________
Source: Greenhill Cogent, October 2015. Secondary Market Trends Outlook

The current market offers opportunities in new issue and legacy (issued prior to 2008) CRE securities. We believe the current CRE securities market presents opportunities for investors with a proven track record, investment process and a focus on investing in the underlying CRE credit (and not solely based on credit ratings) to purchase investment grade or non-investment grade new issue and legacy CRE securities. The opportunity to purchase both senior new issue bonds, which have a higher level of liquidity, and subordinate new issue bonds including “B-pieces” at discounts, may provide attractive current returns while also generating gains through either the increase of market valuations as credit spreads tighten due to improving fundamentals or repayment at par. In addition, as discussed above, recent regulatory changes to the CMBS industry will make future issuance an attractive investment as the universe of buyers / holders of such securities shrinks, particularly with respect to the junior-most “B-piece” tranches. As shown below, CMBS investments also generate attractive returns relative to the credit risk of similarly rated bonds backed by alternative collateral types (while direct lending still provides a more significant premium).

____________________
Source: Barclays Capital Live, March 14, 2016. Cushman & Wakefield Capital Markets Updates 2007 - 2015.

* US Industry Avg. BBB is the average of indexed spreads for BBB financial, industrial, and utility bonds.
The current CRE secured lending and securitization markets offer us the opportunity to obtain attractive, long-term, non-mark-to-market financing for our debt investments. As liquidity improves in the CRE market (as described above), we anticipate pricing for CRE debt to become more competitive, but we believe the terms to finance our targeted investments will become more favorable, allowing us to generate attractive returns and maintain its competitiveness. Subject to the limitations imposed by the 1940 Act, we intend to continue to enter into credit facilities and participate in the securitization market as an issuer where we can finance our assets with non-recourse, non-mark-to-market and match-term leverage. “Non-mark-to-market” leverage is a term used to describe financing that generally does not require a borrower to make payments to maintain a certain loan to value ratio when the financed asset is deemed to have lost value relative to the amount of debt outstanding against that asset. “Match-term” leverage is a term used to describe borrowings where (1) the maturity of our investments is less than or equal to the maturity of our borrowings and (2) floating rate assets are paired with floating rate liabilities (as previously discussed). This financing strategy has been successfully employed by the NSAM Managed Companies, which has entered into approximately $5.0 billion of term credit facilities and over $2.6 billion of securitization financing transactions. We believe the availability of financing should allow us to source attractive investments and prudently lever certain assets within our portfolio to achieve our targeted risk-adjusted returns (while maintaining downside protection), although there can be no guarantee that this will be the case.
Our sponsor’s experience, reputation and successful track record provide investment opportunities through existing relationships. The growth and achievements of our sponsor’s existing platform and reputation as a leading diversified CRE investment and asset management company managing approximately $38 billion in real estate investments as of December 31, 2015 (adjusted for the acquisition of Townsend, and sales, acquisitions and commitments to sell or acquire investments by the NSAM Managed Companies) may provide attractive sources of new investments for us. Through the aggregation of its portfolio and the experiences of its management team, our sponsor has accumulated significant relationships with borrowers and operators. Transactions often must close with hard deadlines and deposits at risk. Comfort with our diligence process and the certainty of execution provided on past transactions may provide us with an advantage when competing for new lending opportunities. Additionally, our sponsor’s centralized investment process and the ability to provide “one-stop shopping” for solutions across the CRE capital structure may provide us with an advantage when competing for business. We also maintain a robust CRE pipeline from which the company will benefit; to date, our sponsor and its affiliates have originated approximately $4.1 billion of CRE debt with repeat business relationships. We believe these benefits will lead to significant investment opportunities.
In summary, after the virtual shutdown of the real estate markets in 2007, a gradual recovery has taken place. Despite increases in CRE lending, the availability of CRE capital has not yet returned to historical levels and has not done so evenly across the spectrum of CRE investments. We and our sponsor are well positioned to take advantage of the opportunity created by steadily increasing CRE transaction volume, the large volume of CRE loans coming due and changing regulations for traditional lenders. We expect to capitalize on this by providing borrowers, operators and partners with a single access point for well-structured debt and equity capital throughout the CRE capital structure. We believe that complementing the downside protection of debt with the appreciation potential of equity will produce compelling portfolio attributes. We similarly expect the CRE securities market to offer attractive investment opportunities in both new issue and legacy securities given our expertise in underwriting credit and that it may also provide opportunities to achieve upside through discounted purchases. We further believe that the existing and future CRE environment will allow us to favorably finance our investments. The combination of (i) the preceding factors and (ii) the expertise, experience and track record of our sponsor in various market environments and in a broad array of CRE investment disciplines provides us with an opportunity to achieve our investment objectives, although we cannot assure you that this will be the case.
Targeted Investments
We plan to originate, acquire and asset manage a diversified portfolio of CRE investments consisting of: (i) CRE debt, including first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans and preferred equity interests; (ii) select CRE equity investments; and (iii) CRE securities, such as CMBS, unsecured debt of publicly traded REITs and CDO notes. We target assets that generally offer predictable current cash flow and attractive risk-adjusted returns based on the underwriting criteria established and employed by our advisor. Our ability to execute our investment strategy is enhanced through access to the investment sourcing and direct origination capabilities of our sponsor and NorthStar Realty, as opposed to a strategy that relies solely on buying assets in the open market from third-party originators. We seek to acquire a portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is directly or indirectly secured by high-quality CRE; (iii) includes subordinate or pari passu capital investments by strong sponsors and partners that support our investments and provide downside protection; (iv) possesses strong structural features that maximize repayment potential; and (v) can be efficiently financed.
Commercial Real Estate Debt
We intend to invest in CRE debt both by directly originating loans and by purchasing them from third-party sellers. Although we generally prefer the benefits of direct origination, situations may arise to purchase CRE debt, possibly at discounts to par, which will compensate the buyer for the lack of control or structural enhancements typically associated with directly structured investments. The experience of our advisor’s management team in both disciplines will provide us flexibility in a variety of market conditions.
Our primary focus will be to originate, acquire and asset manage the following types of CRE debt.
First Mortgage Loans.   First mortgage loans are loans that have the highest priority to claims on the collateral securing the loans in foreclosure. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.
Subordinate Mortgage Loans.   Subordinate mortgage loans are loans that have a lower priority to collateral claims. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.
Mezzanine Loans.   Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries.
Preferred Equity.   Preferred equity is a type of loan secured by the general or limited partner interest in an entity that owns real estate or real estate related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity investor, there is a change of control event and the limited partner assumes control of the entity. Upon an event of default by a limited partner, a limited partner may lose its rights with regard to operational input and become a passive investor. Rights of holders of preferred equity holders are usually governed by partnership agreements that govern who has control over a property and its decision making, when those rights may be revoked and typically have a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.
Equity Participations or “Kickers.”   In connection with our debt origination activities, we intend to pursue equity participation opportunities, in instances when we believe that the risk-reward characteristics of the loan merit additional upside participation because of the possibility of appreciation in value of the underlying assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or preferred equity investment into equity in the borrower at a negotiated premium to the current net asset value of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion which is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.
CRE Equity Investments.   We have, and may continue to, acquire: (i) indirect interests in real estate through investments in limited partnership interests in real estate private equity funds, (ii) equity interests in an entity (including, without limitation, a partnership or a limited liability company) that is an owner of commercial real property (or in an entity operating or controlling commercial real property, directly or through affiliates), which may be structured to receive a priority return or is senior to the owner’s equity (in the case of preferred equity, as discussed above); (iii) certain strategic joint venture opportunities where the risk-return and potential upside through sharing in asset or platform appreciation is compelling; (iv) private issuances of equity or securities of public companies; and (v) investments in a loan, security or other obligations for which the business of the related obligor is significantly related to real estate.
These investments may or may not have a scheduled maturity and are expected to be of longer duration (five to ten year terms) than our typical portfolio investment. Such investments may be fixed rate (if they have a stated investment rate) and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels. However, these distributions are sensitive to property-level operations. These investments are also expected to be collateralized or otherwise backed primarily by U.S. real estate collateral.
We may also acquire direct interests in CRE to take advantage of favorable market conditions that may produce attractive investment opportunities in CRE equity investments. We would expect that if we do make direct property acquisitions (as opposed to acquisitions which result from a loan workout, taking title or similar circumstances), the properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow. Although we may acquire properties with little or no leverage, given the stabilized nature of the targeted properties, we may apply modest levels of leverage to enhance our returns. In particular, our sponsor and its investment professionals who will be performing services for us on behalf of our advisor have extensive experience in acquiring, managing and disposing of net leased properties. Net lease properties generally have a small number of tenants with longer leases and few or no landlord responsibilities. In addition, in limited circumstances, the CRE debt investments described above, in particular investments in distressed debt, may result in us owning commercial real property as a result of a loan workout, taking title or similar circumstances. We intend to manage and dispose of any real property assets we acquire in the manner that our advisor determines is most advantageous to us.
As market conditions continue to improve we believe that compelling “equity” opportunities will arise that should generate consistent current returns and provide portfolio appreciation. We have not established the specific terms we will require in our joint venture agreements for select CRE equity investments. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. We will not, however, invest in a joint venture in which our sponsor, our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
CRE equity investments constitute over 83% of the NSAM Managed Companies’ $23.8 billion in assets under management and we intend to leverage our sponsor’s management team’s extensive experience in this specialized sector, as well as our sponsor’s origination capabilities and extensive capital markets relationships to identify these investment opportunities that are appropriate for our investment portfolio.
Commercial Real Estate Securities
In addition to our focus on origination of and investments in CRE debt, we may also acquire CRE securities such as CMBS, unsecured REIT debt and interests in other securitization financing transactions that own real estate-related debt, historically referred to as CDO notes. While we may acquire a variety of CRE securities, we expect that the majority of these investments would be CMBS.
CMBS.   CMBS are commercial mortgages pooled in a trust and are principally secured by real property or interests. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS are structured with credit enhancement, as dictated by the major rating agencies and their proprietary rating methodology, to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).
The typical commercial mortgage is a five or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors for foregone interest collections.
Unsecured REIT Debt.   We may also choose to acquire senior unsecured debt of publicly traded REITs that acquire and hold real estate. Publicly traded REITs may own large, diversified pools of CRE properties or they may focus on a specific type of property, such as regional malls, office properties, apartment properties and industrial warehouses. Publicly traded REITs typically employ moderate leverage. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.
CDO Notes.   CDOs are multiple class debt notes, secured by pools of assets, such as CMBS, CRE first mortgage or mezzanine loans and unsecured REIT debt. Accordingly, these securities are subject to all of the risks of the underlying loans. CDOs are structured with credit enhancement levels, as dictated by the rating agencies and their proprietary rating methodology, which involves an underwriting of the underlying assets and contemplated CDO structure. The most constraining rating agency determines the thickness of each tranche of debt (or bond class) and its subordination levels (ability to withstand losses to the underlying assets). CDOs typically require the allocation of loan losses to bond investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity). CDOs often include principal and interest coverage tests ratios to protect against principal and interest cash flow delays or to re-direct cash flows to the then-most senior outstanding class of debt. Breaches of principal or interest coverage tests may result in an acceleration of payment of principal and/or interest to senior classes, which may result in loss to junior bond classes. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods, during which time, proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

Other Investments
Although we expect that most of our investments will be of the types described above, we may make other investments, such as international investments. In fact, we may invest in whatever types of interests in real estate or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate or debt-related assets, our charter does limit certain types of investments. See “—Investment Limitations.”
Investment Process
Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Our board of directors must approve all investments other than investments in CRE debt and securities. With respect to investments in CRE debt and securities, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Our board of directors formally reviews at a duly-called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.
Our advisor will focus on the origination and acquisition of CRE investments. It sources our investments from new or existing customers, former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.
In selecting investments for us, our advisor will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our advisor will consider when evaluating prospective investment opportunities include:

•	stringent evaluation of the market in which a property is located, such as local supply constraints, the quality and nature of the local workforce and prevailing local real estate values;

•	fundamental analysis of the property and its operating performance, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the sponsor, borrower or tenant;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the CRE investments;

•	the appropriateness of estimated costs and timing associated with capital improvements of the property;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering reports and environmental reports;

•	physical inspections of the property; and

•	the overall structure of the investment and rights in the collateral documentation.
If a potential investment meets our advisor’s underwriting criteria, our advisor will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our advisor will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital providers. In addition, our advisor will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing strategies and to maximize performance of the underlying real estate collateral. We will generally not complete any investment until the successful completion of due diligence, which includes the satisfaction of all applicable elements of our investment and underwriting process and a Phase I assessment of any property underlying CRE debt and of our equity investments. In addition, we may also conduct additional environmental site assessments to the extent our management team believes such assessments are necessary or advisable.

Borrowing Policy
We have financed and may continue to finance our investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our investments, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may enter into financing arrangements that further limit our borrowing capacity. Alternatively, we may borrow in excess of these amounts if such excess is approved by our board of directors, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors reviews our aggregate borrowings, including secured and unsecured liabilities, at least quarterly to ensure the amount remains reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.
Operating Policies
Credit Risk Management.   We may be exposed to various levels of credit and special hazard risk depending on the nature of our investments and the nature and level of credit enhancements supporting our CRE investments. Our advisor and our executive officers review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic or borrower concentrations. Our board of directors monitors the overall portfolio risk and levels of provision for loss.
Interest Rate Risk Management.   We follow an interest rate risk management policy intended to manage refinancing and interest rate risk. We will generally seek to match-fund our assets and liabilities by having similar maturities and like-kind interest rate benchmarks (fixed or floating) to manage refinancing and interest rate risk. As part of this strategy, we may engage in hedging transactions, which will primarily include interest rate swaps and may include other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.
Equity Capital Policies.   Our board of directors may amend our charter to increase the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in our offering, our board may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or to NorthStar Realty pursuant to its commitment to purchase shares at our request as needed to fund distributions until May 6, 2016 in the amount by which cash distributions paid for any calendar quarter exceeds MFFO for such quarter; or (iv) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interest of our operating partnership. Our board of directors may also determine to issue different classes of stock which have different fees and commissions from those being paid with respect to the shares being sold in our offering. To the extent we issue additional equity interests after your purchase in our offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.
Disposition Policies
Although we generally expect to hold our CRE debt until the stated maturity of such debt, the period that we will hold our investments will vary depending on the type of asset, interest rates, micro- and macro- economic conditions and credit environments, among other factors. Our advisor will continually perform a hold-sell analysis on each investment we own in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our company.
Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our capital prior to a listing of common stock. Pursuant to our charter, we may not:

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in CRE investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our directors, our advisor, our sponsor or any affiliate thereof, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title;

•	make or invest in mortgage loans that are subordinate to any loan or equity interest of any of our directors, our advisor, our sponsor or any of our affiliates;

•
invest in equity securities, unless a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•
make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or loans on unimproved real property in excess of 10% of our total assets;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

•
issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•
grant options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliate thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; and

•
make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations
Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or the holding-out test; and

•
it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We are organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct each of our operations so that we comply with the 40% test. The securities issued to our operating partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the noninvestment company businesses of these subsidiaries.
We expect that most of our assets will be held, directly or indirectly, through wholly owned or majority-owned subsidiaries of our operating partnership. We further expect that most of these subsidiaries will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exclusion from the definition of an investment company. The other subsidiaries of our operating partnership should be able to rely on the exclusions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Additionally, we may in the future organize special purpose subsidiaries of our operating partnership that will borrow under or participate in government-sponsored incentive programs that seek to rely on the Investment Company Act exception provided to certain structured financing vehicles by Rule 3a-7.
We expect that most of our investments will be held by wholly owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).
For the purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we may acquire or sell assets.
In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding this exclusion that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exemption or exclusion from the Investment Company Act.
Liquidity
Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. While we expect to seek a liquidity transaction in this time frame, a suitable transaction may not become available and market conditions for a transaction may not be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a sale or partial sale or roll-off to scheduled maturity of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.
Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations. See “Description of Capital Stock—Share Repurchase Program.”

DESCRIPTION OF OUR INVESTMENTS
As of December 31, 2015, adjusted for acquisitions, originations and certain repayments through April 13, 2016, our $1.3 billion portfolio consists of 19 CRE debt investments with a combined principal amount of $673.6 million, two real estate equity investments with a total cost of $467.0 million, two PE investments with a carrying value of approximately $50.2 million and five CMBS purchases totaling $90.1 million.
The following table presents our investments as of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 14, 2016 (dollars in thousands):

Investment Type:	Count	Principal Amount / Cost(1)	% of Total

Real estate debt investments	Loans
First mortgage loans(2)	19	$862,196	55.0%
Mezzanine loans	1	20,528	1.3%
Subordinate interests(2)	3	91,604	5.8%
Total real estate debt	23	974,328	62.1%
Real estate equity
Operating real estate	Properties
Industrial	22	335,111	21.3%
Multi-tenant office	2	131,905	8.4%
Subtotal	24	467,016	29.7%
Investments in private equity funds
PE Investment I	1	39,646	2.5%
PE Investment II(3)	1	15,219	1.0%
Subtotal	2	54,865	3.5%
Total real estate equity	26	521,881	33.2%
Real estate securities
CMBS	4	73,738	4.7%
Total real estate securities	4	73,738	4.7%
Total	53	$1,569,947	100.0%
__________________________________________________________

(1)
Based on principal amount for real estate debt investments and securities, fair value for our PE Investments and cost for real estate equity, which includes purchase price allocations related to net intangibles, deferred costs and other assets.

(2)	Includes future funding commitments of $36.8 million for first mortgage loans and $13.6 million for subordinate interests.

(3)	Includes a deferred purchase price of $13.7 million, net of discount.
In addition to the investments described in the table above, on March 29, 2016, we purchased CMBS with a face value of $16.3 million. On March 31, 2016, one first mortgage loan with a total principal amount of $84.0 million, including a $21.0 million unfunded commitment, was repaid in full. In addition, in April 2016, three senior mortgage loans with a total principal amount $216.4 million, including $4.2 million of unfunded commitments, were sold. Please refer to “Recent Investment Activity” below.

Debt Investments Summary
The following table presents a summary of our CRE debt investments as of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 14, 2016 (refer to the below and “Recent Developments”) (dollars in thousands):

					Weighted Average			Floating Rate as % of Principal Amount
Investment Type:	Count	Principal Amount(1)	Carrying Value(2)	Allocation by Investment Type(3)	Fixed Rate	Spread over LIBOR(4)	Total Unleveraged Current Yield
First mortgage loans	19	$862,196	$825,891	88.5%	—	5.33%	5.38%	100.0%
Mezzanine loans	1	20,528	20,733	2.1%	14.00%	—	14.00%	—
Subordinate interests	3	91,604	77,546	9.4%	12.79%	12.80%	12.95%	31.3%
Total/Weighted average	23	$974,328	$924,170	100.0%	13.10%	5.51%	6.20%	91.4%
__________________________________________________________

(1)	Includes future funding commitments of $36.8 million for first mortgage loans and $13.6 million for subordinate interests.

(2)
Certain CRE debt investments serve as collateral for financing transactions, including carrying value of $808.8 million for Term Loan Facilities and other notes payable (refer to Note 7, “Borrowings”). The remainder is unleveraged.

(3)	Based on principal amount.

(4)
Includes a fixed minimum LIBOR rate (“LIBOR floor”), as applicable. As of March 14, 2016, we had $736.8 million principal amount of floating-rate loans subject to a LIBOR floor with the weighted average LIBOR floor of 0.24%.

In addition to the investments described in the table above in “Summary of Our Investments,” on March 31, 2016, one first mortgage loan with a total principal amount of $84.0 million, including a $21.0 million unfunded commitment, was repaid in full. In addition, in April 2016, three senior mortgage loans with a total principal amount $216.4 million, including $4.2 million of unfunded commitments, were sold.

The following presents our CRE debt portfolio’s diversity across property type and geographic location based on principal amount:

Real Estate Debt by Investment Type

Real Estate Debt by Property Type	Real Estate Debt by Geographic Location

Information Regarding our Debt Investments
In general, the underlying loan documentation for our debt investments requires our borrowers to comply with various financial and other covenants. In addition, these agreements contain customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, the occurrence of an event of default relating to the collateral or a change in control of the borrower.
Equity Investments Summary
Real Estate Properties
The following table presents our real estate property investments as of December 31, 2015, (dollars in thousands):

Property Type	Number of Portfolios	Number of Properties	Amount(1)	% of Total	Capacity		Primary Locations
Industrial	1	22	$335,111	71.8%	6,697,324	square feet	IN, KY, TN
Multi-tenant Office	1	2	131,905	28.2%	717,702	square feet	WA
Total	2	24	$467,016	100.0%
______________________________________________________

(1)	Based on cost which includes purchase price allocations related to deferred costs and other assets.

Real Estate by Property Type	Real Estate by Geographic Location

PE Investments
Our PE investments own limited partnership interests in real estate private equity funds acquired in the secondary market and managed by institutional-quality sponsors, which we refer to as fund interests. The following table presents a summary of our PE investments (dollars in thousands):

					Underlying Fund Interests
PE Investment(1)	Number of Funds	Number of General Partners	Initial NAV	Fair Value	Assets, at Cost	Implied Underlying Leverage(2)	Expected Future Contributions(3)
PE Investment I	6	4	$50,233	$39,646	$3,309,032	53.6%	$2,443
PE Investments II(4)	3	2	29,250	15,219	1,727,374	74.3%	—
Total/ Weighted Average	9	6	$79,483	$54,865	$5,036,406		$2,443
_______________________________________________________________

(1)	Based on financial data reported by the underlying funds as of September 30, 2015, which is the most recent financial information available from the underlying funds, except as otherwise noted.

(2)	Represents implied leverage for funds with investment-level financing, calculated as the underlying borrowing divided by assets at fair value.

(3)	Represents the estimated amount of expected future contributions to funds as of December 31, 2015.

(4)
In August 2015, we paid an initial amount of $9.4 million and will pay the remaining $13.9 million, or 50% of the purchase price, or the Deferred Amount, within 12 months of the applicable closing date of each fund interest.

PE Investments by Underlying Investment Type	PE Investments by Underlying Geographic Location

Real Estate Securities
Our CRE securities investment strategy focus on investing in and asset managing a wide range of CRE securities, primarily CMBS, unsecured REIT debt or CDO notes backed primarily by CRE securities and debt.
As of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 14, 2016, 4.7% of our assets were invested in CRE securities and consisted of four CMBS securities totaling $73.7 million purchased at an aggregate $28.5 million discount to par.

In addition to the investments described in the paragraph above in “Summary of Our Investments,” on March 29, 2016, we purchased CMBS with a face value of $16.3 million at a $5.5 million discount to par.
Recent Investment Activity
Senior Mortgage Loan Sales
On April 11, 2016, we, through subsidiaries of our operating partnership, completed the sale of two senior mortgage loans with an aggregate outstanding principal amount of approximately $173.0 million, or the Senior Loans, to an unaffiliated third party. In a separate transaction, on April 12, 2016, we, through a subsidiary of our operating partnership, sold a senior mortgage loan with an outstanding principal amount of approximately $39.2 million to an unaffiliated third party. In total, the three senior mortgage loans were sold for an aggregate purchase price of approximately $212.3 million, representing approximately 100.1% of the combined outstanding principal amount for the three loans. In connection with the transactions, we are no longer obligated to fund an aggregate of approximately $4.2 million in future funding commitments.  Using proceeds from the sales, we repaid approximately $126.3 million on our credit facilities, increasing the borrowing capacity on our credit facilities by such amount, and expect to re-deploy the remaining proceeds from the sale into new investments consistent with our investment strategy.
Our Borrowings
Summary
As of April 13, 2016, we had $701.6 million of total borrowings outstanding, including $334.3 million of mortgage notes payable related to our real property acquisitions, $327.4 million of credit facility borrowings outstanding under the Citibank facility, the DB facility, the MS facility, and the Citibank CMBS facility, and $39.9 million of other notes payable related to other loan financing.
Secured Credit Facilities
Citibank Facility
On October 15, 2013, we, through a subsidiary of our operating partnership, entered into the Citibank facility, which provides up to $100.0 million to finance first mortgage loans and senior loan participations secured by commercial real estate, as described in more detail in the Citibank facility documentation.
As of April 13, 2016, we had $78.6 million of borrowings outstanding under the Citibank facility.
Deutsche Bank Facility
On July 2, 2014, we, through a subsidiary of our operating partnership, entered into the DB facility, which provides up to $100.0 million to finance first mortgage loans and senior loan participations secured by commercial real estate, as described in more detail in the DB facility documentation. On September 25, 2014, we amended the terms of the DB facility, increasing the total potential borrowing capacity under the DB facility from $100.0 million to up to $200.0 million. All other terms governing the DB facility remain substantially the same.
As of April 13, 2016, we had $72.9 million of borrowings outstanding under the DB facility.
Morgan Stanley Facility
On June 5, 2015, we, through a subsidiary of our operating partnership, entered into the MS facility, which provides up to $200.0 million to finance first mortgage loans, senior loan participations and other commercial mortgage loan debt instruments secured by commercial real estate, as described in more detail in the MS facility documentation.
As of April 13, 2016, we had $165.3 million of borrowings outstanding under the MS facility.
Citi CMBS Facility
On January 21, 2016, we, through our operating partnership, entered into a master repurchase agreement with Citibank to finance CMBS investments.
As of April 13, 2016, we had $10.5 million of borrowings outstanding under the Citi CMBS Facility.
Mortgage Notes Payable
As of April 13, 2016, we had $334.3 million of mortgage notes payable outstanding related to our real property acquisitions.

Other Notes Payable
As of April 13, 2016, we had $39.9 million of other notes payable outstanding related to financing a first mortgage loan.

SELECTED FINANCIAL DATA
The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes, each included in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated by reference into this prospectus.
The historical operating and balance sheet data for the years ended December 31, 2015, 2014 and 2013 and as of December 31, 2015, 2014 and 2013, respectively, was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.

	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013

	(Dollars in thousands, except per share data)
Statement of Operations Data:
Interest income	$35,555	$11,539	$137
Interest expense	10,001	3,231	42
Net interest income	25,554	8,308	95
Property and other revenues	19,603	—	—
Total expenses	56,210	5,125	83
Net income (loss)	(5,391)	3,183	12
Net income (loss) attributable to NorthStar Real Estate Income II, Inc. common stockholders	(5,337)	3,183	12
Distributions declared per share of common stock	$0.70	$0.70	$0.20

	December 31,
	2015	2014	2013

	(Dollars in thousands)
Balance Sheet Data:
Cash	$179,870	$41,640	$7,279
Real estate debt investments, net	864,840	500,113	16,500
Operating real estate, net	401,408	—	—
Investments in private equity funds, at fair value	54,865	—	—
Real estate securities, available for sale	17,943	—	—
Total assets	1,622,638	576,418	25,326
Total borrowings	831,646	277,863	—
Due to related party	553	493	261
Escrow deposits payable	45,609	29,915	154
Total liabilities	907,556	310,276	538
Total equity	715,082	266,142	24,788

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical operating results for our sponsor and the experience of real estate programs sponsored or managed by our sponsor, which we refer to as the “prior real estate programs.” Investors in shares of our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in our sponsor or in its prior real estate programs. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.
The returns to our stockholders will depend in part on the mix of assets in which we invest, the stage of investment and the place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of our sponsor or in its prior real estate programs, the returns to our stockholders will vary from those generated by our sponsor or its prior real estate programs. The prior performance of our sponsor might not be indicative of our future results.
Overview of Our Sponsor
NSAM
Our sponsor, NSAM, is a newly formed Delaware corporation that provides asset management and other services to NorthStar Realty and NSAM’s existing sponsored public non-traded REITS, which we refer to collectively as the NSAM Managed Companies, and any other companies, funds or vehicles NSAM or its affiliates may manage or sponsor in the future, both in the United States and internationally. On June 30, 2014, NorthStar Realty completed the previously announced spin-off of its asset management business into NSAM and NSAM became a separate publicly traded company with its common stock listed on the NYSE, under the ticker symbol “NSAM.” As a result of the completion of the spin-off, NSAM now manages the NSAM Managed Companies and any future companies it might sponsor and, through a subsidiary, entered into a long-term management contract with NorthStar Realty for an initial term of 20 years.
NorthStar Realty is a publicly traded company that operates as a REIT. NorthStar Realty is a diversified commercial real estate company that was formed in October 2003. In October 2004, NorthStar Realty commenced its operations upon the closing of its initial public offering.
On October 31, 2015, NorthStar Realty completed the spin-off of its European real estate business, or the NRE Spin-off, into a separate publicly-traded REIT, NorthStar Europe, in the form of a taxable distribution, or the NRE distribution. In connection with the NRE Distribution, each of NorthStar Realty’s common stockholders received shares of NorthStar Europe’s common stock on a one-for-six basis, before giving effect to a one-for-two reverse stock split of NorthStar Realty’s common stock (this or any such reverse stock split herein referred to as the “Reverse Split”). NorthStar Realty contributed to NorthStar Europe approximately $2.6 billion of European real estate, at cost (excluding the NorthStar Realty’s European healthcare properties), comprised of 52 properties spanning across some of Europe’s top markets and $250 million of cash. NSAM manages NorthStar Europe pursuant to a long-term management agreement, on substantially similar terms as NorthStar Realty’s management agreement with NSAM.
Other than NorthStar Income, NorthStar Healthcare and us, the real estate programs previously conducted by NorthStar Realty were privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with our offering or many of the laws and regulations to which we are subject. In addition, NSAM, NorthStar Realty and NorthStar Europe are publicly traded companies with indefinite durations. As a result, you should not assume the past performance of NSAM, NorthStar Realty and NorthStar Europe or the prior real estate programs described below will be indicative of our future performance.
NSAM’s focus is to sponsor and advise existing and future traded and non-traded REITs, funds, joint ventures and partnerships, on a fee basis. In connection with NSAM’s existing traded and non-traded REIT advisory contracts, NSAM manages the NSAM Managed Companies’ day-to-day affairs including identifying, originating, acquiring and managing assets on their behalf and earns advisory and other fees for its services, which vary based on the amount of assets under management, investment activity and investment performance. In that capacity, NSAM currently manages NorthStar Realty, NorthStar Income, NorthStar Healthcare, NorthStar/RXR, NorthStar Corporate Income Fund and us.
NorthStar Securities, NSAM’s wholly-owned broker-dealer subsidiary, acts as an alternative products distribution channel including raising equity for non-traded REITs sponsored by NSAM. NorthStar Securities is currently raising equity capital for us, NorthStar/RXR and NorthStar Corporate Income Fund. In addition, we expect that NorthStar Securities will assist NSAM in accessing diverse sources of capital in the future for other investment vehicles sponsored and managed by NSAM in the future.

The assets of the NSAM Managed Companies grew significantly over the past several years driven by the ability of NorthStar Realty and NSAM’s existing public, non-traded REITs to raise capital and in turn effectively deploy such capital. The following table presents NSAM’s assets under management, including the assets of the NSAM Managed Companies, as of December 31, 2015, adjusted for Townsend and sales, acquisitions and commitments to sell or acquire investments by the NSAM Managed Companies through February 26, 2016, December 31, 2014 and 2013 (dollars in thousands).

	December 31, 2015(1)		December 31, 2014		December 31, 2013
	Amount	Percentage	Amount	Percentage	Amount	Percentage
NorthStar Listed Companies
NorthStar Realty(2)	$14,516,208	38.6%	$15,886,945	73.2%	$8,660,375	81.5%
NorthStar Europe	2,507,494	6.7%	1,984,230	9.1%	—	—%
Subtotal NorthStar Listed Companies	17,023,702	45.3%	17,871,175	82.3%	8,660,375	81.5%
Sponsored Companies
NorthStar Income	1,821,540	4.8%	2,183,570	10.1%	1,831,104	17.2%
NorthStar Healthcare	3,367,896	9.0%	1,097,729	5.1%	115,839	1.1%
NorthStar Income II	1,547,184	4.1%	533,063	2.5%	25,326	0.2%
Subtotal Sponsored Companies	6,736,620	17.9%	3,814,362	17.7%	1,972,269	18.5%
Subtotal Managed Companies	23,760,322	63.2%	21,685,537	100.0%	10,632,644	100.0%
Consolidated direct investments
Townsend(3)	13,821,160	36.8%	—	—%	—	—%
Total	$37,581,482	100.0%	$21,685,537	100.0%	$10,632,644	100.0%
__________________

(1)	Based on investments reported by each Managed Company, except for NorthStar Realty, which excludes NorthStar Healthcare’s proportionate interest in certain healthcare joint ventures.

(2)	Represents a pro forma adjusted for sales and commitments to sell through February 26, 2016.

(3)
On January 29, 2016, NSAM acquired Townsend for approximately $383 million, subject to customary post-closing adjustments, with financing from a third party. Townsend is also the advisor to approximately $170 billion of real assets.

NorthStar Realty Prior Real Estate Programs
Since NorthStar Realty commenced operations, in addition to managing its own portfolio, it has managed third-party capital in five real estate programs: NorthStar Income Opportunity REIT I, Inc., which we refer to as NSIO REIT, NorthStar Income, NorthStar Healthcare and NorthStar Real Estate Securities Opportunity Fund LP, a multi-investor institutional fund organized to invest in real estate-related securities, which we refer to as the Securities Opportunity Fund and us. In addition, NorthStar Realty previously managed NorthStar Funding, LLC, a joint venture between NorthStar Funding Management LLC, an indirect subsidiary of NorthStar Realty and a single institutional investor organized for the purpose of making investments in subordinate real estate debt, which we refer to as the NSF Venture. We do not consider the NSF Venture to be a prior real estate program of NorthStar Realty because NorthStar Funding Management LLC and the institutional fund jointly approved the investments the NSF Venture made. Nonetheless, we have included a description of the history of the NSF Venture because we believe it is relevant to an evaluation of the performance of NorthStar Realty’s management team.
NorthStar Realty
Since its initial public offering through February 25, 2016, NorthStar Realty has raised $8.1 billion of capital including common equity, preferred equity, trust preferred securities and exchangeable senior notes. As of February 25, 2016, adjusted for the effect of stock splits, NorthStar Realty issued 184,377,751 shares of common stock and an aggregate 39,465,594 shares of preferred stock.
As of December 31, 2015, NorthStar Realty had $16.9 billion of assets, consisting of $14.5 billion of healthcare, hotel, manufactured housing, multifamily, office, industrial and retail properties across the United States and the United Kingdom, private equity investments, or PE Investments, and investments in RXR and Aerium Group; $0.8 billion of CRE debt that it primarily originated, including first mortgage loans, subordinate mortgage interests, mezzanine loans and other loans; and $1.6 billion of CRE securities, such as CMBS and N-Star CDO bonds and equity and assets underlying CRE debt CDOs. The acquisition of assets that are subject to agreements to purchase are each subject to the terms and conditions of the applicable agreement. NorthStar Realty’s portfolio is diversified by investment size, security type, property type and geographic region.
NorthStar Realty seeks to produce attractive risk-adjusted returns and to generate predictable cash flow for distribution to its stockholders derived from a portfolio of real estate-related investments. The profitability and performance of NorthStar Realty’s business is a function of several metrics: (i) growth in cash available for distribution, or CAD, which is a non-GAAP measure of operating performance; (ii) growth in total assets; and (iii) credit losses or impairment.

The diversification of NorthStar Realty’s portfolio and the underwriting and portfolio management capabilities of the members of NSAM’s management team, who also serve as NorthStar Realty’s management team and serve as our advisor’s management team, are additional important factors in the performance of NorthStar Realty’s business.
Commercial Real Estate
Healthcare Properties
NorthStar Realty’s healthcare properties are comprised of a diverse portfolio of senior housing, skilled nursing, medical office buildings and other healthcare properties. The majority of NorthStar Realty’s healthcare properties are structured under a net lease to healthcare operators. In addition, NorthStar Realty owns healthcare properties that it operates through management agreements with independent third party operators, predominantly through RIDEA structures that permit it, through a TRS, to have direct exposure to resident fee income and incur customary related operating expenses. As of December 31, 2015, the healthcare portfolio was 94% leased to third-party operators with weighted average lease coverage of 1.6 and an 8.8 year weighted average remaining lease term.
From inception through December 31, 2015, NorthStar Realty purchased a total of $6.9 billion of healthcare related investments in 541 separate properties. NorthStar Realty has invested $2.0 billion of equity in healthcare properties since 2006. A majority of the healthcare properties in the portfolio have been financed with mortgages provided by various financial institutions totaling $4.9 billion. From inception through December 31, 2015, NorthStar Realty sold 42 healthcare properties in six separate transactions for $207.2 million and generated an annualized return on equity of 13% and total return on equity of 19%. These returns may not correspond to actual operating results of NorthStar Realty, or be indicative of future results for individual investments by NorthStar Realty or the overall performance of NorthStar Realty. For certain operating information concerning NorthStar Realty, see Table III, “Operating Results of Prior Performance-NorthStar Realty Finance Corp.”
The following chart presents NorthStar Realty’s healthcare portfolio’s diversity across property type based on net cash flow:

Healthcare by Property Type

Hotel
As of December 31, 2015, $3.4 billion, or 20.3%, of NorthStar Realty’s assets were invested in hotel properties. NorthStar Realty’s hotel portfolio is a geographically diverse portfolio primarily comprised of extended stay hotels and premium branded select service hotels located predominantly in major metropolitan markets with the majority affiliated with top hotel brands.
As of December 31, 2015, NorthStar Realty has contributed $753.9 million of equity in acquiring 167 hotel properties comprised of approximately 22,000 rooms.
The following charts present a summary of NorthStar Realty’s hotel portfolio by brand and diversity across geographic location based on number of rooms:

Hotel by Brand	Hotel by Geographic Location

Manufactured Housing Properties
As of December 31, 2015, $1.8 billion, or 10.4%, of NorthStar Realty’s assets were invested in a joint venture with a private investor that owns 136 manufactured housing communities comprised of 33,055 pad rental sites including approximately 4,100 directly owned homes, with the remaining homes owned by tenants. As of December 31, 2015, these manufactured housing properties were 86% leased.
The following chart presents manufactured housing properties portfolio diversity across geographic location based on net cash flow:

Manufactured Housing by Geographic Location

Private Equity Investments
As of December 31, 2015, $1.1 billion, or 6.5% of NorthStar Realty’s assets, were invested in real estate private equity funds. NorthStar Realty’s PE Investments own limited partnership interests in 173 real estate private equity funds managed by 98 institutional-quality sponsors and NorthStar Realty has invested $1.9 billion of equity in PE Investments since 2013.
The following charts present the underlying fund interests in NorthStar Realty’s PE Investments by investment type and geographic location based on net asset value as of September 30, 2015 (the most recent information available from the underlying funds):

PE Investments by Underlying Investment Type (1)	PE Investments by Underlying Geographic Location (1)

__________________________

(1)	Based on individual fund financial statements.
Net Lease Properties
As of December 31, 2015, $782.1 million, or 4.6%, of NorthStar Realty’s assets were invested in 64 net lease properties, including one property with three buildings owned through an unconsolidated joint venture, consisting of a portfolio of office, retail and industrial properties totaling 8.8 million square feet with a weighted average remaining lease term of 9.2 years. As of December 31, 2015, these net lease properties were 96% leased.
From inception through December 31, 2015, NorthStar Realty sold five net lease properties totaling 694,455 square feet for a total gain on sale of $49 million. NorthStar Realty has invested $286.9 million of equity in net lease properties since 2006. 100% of the properties in the portfolio have been financed with mortgages provided by various financial institutions and/or portfolio level corporate financing totaling $463.6 million.
The following charts present NorthStar Realty’s net lease portfolio across geographic location:

Net Lease by Geographic Location(1)

_____________________________________________
(1)Based on number of properties.

Multifamily Properties
As of December 31, 2015, $377.3 million, or 2.2%, of NorthStar Realty’s assets were invested in 12 multifamily properties representing 4,500 units throughout the United States. NorthStar Realty has invested $99.3 million of equity in multifamily properties since 2013. All of the properties in the portfolio have been financed with mortgages provided by various financial institutions.
The following chart presents NorthStar Realty’s multifamily portfolio across geographic location based on net cash flow:

Multifamily by Geographic Location

Commercial Real Estate Debt
As of December 31, 2015, $515.2 million, or 3.0%, of NorthStar Realty’s assets were invested in CRE debt, excluding CRE debt financed in consolidated N-Star CDOs, CRE debt held for sale and other CRE debt accounted for as joint ventures, consisting of 25 loans with an average investment size of $20 million secured by liens on CRE investments of varying security and property types. NorthStar Realty’s CRE debt portfolio was comprised of 56% first mortgage loans, 33% subordinate mortgage interests, 7% corporate loans and 4% mezzanine loans.
The following charts present the portfolio’s diversity across property type and geographic location based on principal amount.

Loan Portfolio by Property Type	Loan Portfolio by Geographic Location

From inception through December 31, 2015, NorthStar Realty originated or purchased $7.6 billion of CRE debt representing 428 total positions, of which 56% were directly originated, 27% were purchased from third parties and 17% were bought as part of CDO portfolio acquisitions including a total of $279.8 million of healthcare related CRE debt representing 25 positions. From inception through December 31, 2015, excluding CDO portfolio acquisitions, NorthStar Realty has been repaid on 212 of these loan positions totaling $3.7 billion. In addition, including CDO portfolio acquisitions, 22 healthcare-related CRE debt positions totaling $281.1 million, have been repaid. These returns may not correspond to actual operating results of NorthStar Realty, or be indicative of future results for individual investments by NorthStar Realty or the overall performance of NorthStar Realty. For certain operating information concerning NorthStar Realty, see Table III, “Operating Results of Prior Programs—NorthStar Realty Finance Corp.”
NorthStar Realty, excluding CDO portfolio acquisitions, has realized a 16% weighted average return on equity on 105 first mortgage positions of $1.9 billion, an 13% weighted average return on equity on 50 subordinate mortgage positions of $811.5 million, a 15% weighted average return on equity on 54 mezzanine positions of $968.1 million and a 34% weighted average return on equity on two preferred equity positions of $28.5 million. These returns may not correspond to actual operating results of NorthStar Realty, or be indicative of future results for individual investments by NorthStar Realty or the overall performance of NorthStar Realty. For certain operating information concerning NorthStar Realty, see Table III, “Operating Results of Prior Programs—NorthStar Realty Finance Corp.”
In funding its various portfolios of CRE debt, NorthStar Realty has endeavored to supplement its equity with available financing that matches the term or maturity of its assets. As of December 31, 2015, NorthStar Realty has successfully obtained long-term, non-mark to market, match-funding financing for 84% of its CRE debt portfolio.
Corporate Revolving Credit Facility
In August 2014, NorthStar Realty entered into a corporate revolving credit facility with certain commercial bank lenders, with a total commitment amount of $500.0 million for a three year term. As of February 25, 2016, the corporate revolving credit facility was repaid.
Corporate Term Borrowing
In September 2014, NorthStar Realty entered into a corporate term borrowing agreement with respect to the establishment of term borrowings with an aggregate principal amount of up to $500.0 million. There is no available financing under the corporate term borrowing agreement.
NorthStar Europe
On October 31, 2015, NorthStar Realty completed the spin-off of its European real estate business (excluding its European healthcare properties) into NorthStar Europe, a Maryland corporation. NorthStar Europe is a European focused commercial real estate company with predominantly prime office properties in key cities within Germany, the United Kingdom and France. NorthStar Europe’s objective is to provide stockholders with stable and recurring cash flow supplemented by capital growth over time.
NorthStar Europe’s portfolio of $2.5 billion, at cost, as of December 31, 2015, adjusted for sales through March 22, 2016 is comprised of 48 properties and a total of 495,588 square meters of rentable space, located in many key European markets, including Frankfurt, Hamburg, Berlin, London, Paris, Amsterdam, Milan, Brussels and Madrid. NorthStar Europe holds predominantly prime office properties in Germany, the United Kingdom and France that account for approximately 66% of its in-place rental income as of December 31, 2015. As of December 31, 2015, NorthStar Europe’s overall portfolio was 87% occupied, had a weighted average remaining lease term of approximately six years and included high-quality tenants.
The following chart presents a summary of NorthStar Europe’s portfolio diversity across geographic locations as of December 31, 2015, adjusted for sales through March 22, 2016:

Portfolio by Geographic Location

NSIO REIT
On June 10, 2009, NSIO REIT commenced a private placement sponsored by NorthStar Realty, pursuant to which it offered up to $100.0 million in shares of common stock to accredited investors. NSIO REIT was formed to originate, invest in and manage a diversified portfolio of commercial real estate investments consisting of: (i) CRE debt, including senior mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans; (ii) CRE related securities, such as CMBS, unsecured REIT debt, preferred stock of publicly traded REITs and CDO notes; and (iii) other select CRE equity investments.
NSIO REIT invested in three CMBS totaling $30.6 million. NSIO REIT sold one of the CMBS and realized an 80.5% return on equity and NorthStar Income sold the remaining two CMBS and realized a 31% weighted average return on equity. On September 8, 2010, the NSIO REIT board of directors terminated its private placement in contemplation of a proposed merger of NSIO REIT with and into NorthStar Income, which closed on October 18, 2010, as described below. Through September 8, 2010, NSIO REIT had raised gross offering proceeds of $35.0 million from the sale of 3.7 million shares to 499 investors in its private placement.
NorthStar Income
On July 19, 2010, NorthStar Income commenced its initial public offering, pursuant to which it was offering up to $1.1 billion in shares of common stock. NorthStar Income was formed to originate, acquire and manage a portfolio of CRE debt, securities and other select equity investments consisting of: (i) CRE debt, including senior mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans; (ii) CRE related securities, such as CMBS, unsecured REIT debt, and CDO notes; and (iii) other select CRE equity investments.
On October 18, 2010, the merger of NSIO REIT with and into NorthStar Income closed, with NorthStar Income as the surviving entity. Each share of NSIO REIT issued and outstanding immediately prior to the merger was converted into the right to receive, at the election of the holder of such NSIO REIT share: (1) cash, without interest, in an amount of $9.22 per share; or (2) 1.024 shares of NorthStar Income’s common stock for every one share of NSIO REIT stock. NSIO REIT stockholders paid between $9.25 and $10.00 per share and received distributions (once distributions were declared) equal to 8% on an annualized basis. NSIO REIT stockholders owning multiple shares were entitled to elect to receive a combination of cash and shares of common stock. As a result of the merger, NorthStar Income issued 2.9 million unregistered shares of common stock to 411 NSIO REIT stockholders.
NorthStar Income’s primary offering was completed on July 1, 2013. From inception through December 31, 2015, NorthStar Income raised total gross proceeds of $1.2 billion, including capital raised in connection with its merger with NSIO REIT and through its distribution reinvestment plan after the completion of its initial public offering. As of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 16, 2016, NorthStar Income has $1.8 billion of assets, consisting of $1.1 billion of CRE debt that it directly originated, including first mortgage loans, mezzanine loans, preferred equity interests and subordinate mortgage interests; $0.4 million of multi-tenant, multifamily and student housing properties; $0.2 million of private equity interests; and $0.1 million of CRE securities, such as CMBS. NorthStar Income’s portfolio is diversified by investment size, security type, property type and geographic location.

Commercial Real Estate Debt
As of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 16, 2016, $1.1 billion, or 57.4%, of NorthStar Income’s assets were invested in CRE debt across a portfolio of 22 loan positions with an average investment size of $47.8 million secured by liens on CRE investments of varying security and property type. NorthStar Income’s CRE debt portfolio was comprised of 80.8% first mortgage loans, 8.7% mezzanine loans, 7.0% preferred equity interests, and 3.5% subordinate mortgage interests.
The following charts present the portfolio’s diversity across property type and geographic location based on principal amount:

Debt Investments by Investments Type

Debt Investments by Property Type	Debt Investments by Geographic Location

From inception through December 31, 2015, NorthStar Income originated or purchased $1.9 billion of CRE debt representing 48 total positions, all of which were directly originated. NorthStar Income has been repaid on 26 of these loan positions totaling $639 million at a weighted average return on equity of 13%, comprised of 13% weighted average return on equity on 22 first mortgage loans of $458.1 million and a 14% weighted average return on equity on four mezzanine loans of $181.0 million. These returns may not correspond to actual operating results of NorthStar Income, or be indicative of future results for individual investments by NorthStar Income or the overall performance of NorthStar Income. For certain operating information concerning NorthStar Income, see Table III, “Operating Results of Prior Programs—NorthStar Real Estate Income Trust, Inc.”

Private Equity Investments
As of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 16, 2016, $226.1 million, or 12.4% of NorthStar Income’s assets, were invested in real estate private equity funds, or PE Investments. NorthStar Income’s PE Investments own limited partnership interests in 74 real estate private equity funds managed by 39 institutional-quality sponsors and NorthStar Income has invested $235.5 million of equity in PE Investments since 2013.
The following charts present the underlying fund interests in NorthStar Income’s PE Investments by investment type and geographic location based on net asset value as of September 30, 2015 (the most recent information available from the underlying funds):

PE Investments by Underlying Investment Type(1)	PE Investments by Underlying Geographic Location(1)

_____________________________________________

(1)	Based on individual fund financial statements.
Real Estate Properties
As of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 16, 2016, $429.1 million, or 23.5%, of NorthStar Income’s assets under management were invested in 17 real estate properties. NorthStar Income’s portfolio was comprised of 12 office/retail properties, two multifamily properties and three student housing properties. As of December 31, 2015, the portfolio was 95% occupied.
The following table presents NorthStar Income’s real estate property investments based on property type (dollars in thousands):

Property Type	Number of Properties	Capacity	Amount (1)
Office	12	1,446,780 square feet	$247,858
Multifamily	2	1,422 units	114,537
Student Housing	3	2,166 beds	66,731
Total	17		$429,126
_____________________________________________

(1)	Based on cost which includes net purchase price allocation related to net intangibles, deferred costs and other assets.
NorthStar Income’s credit facilities currently include three secured term loan facilities, that provide for an aggregate of up to $550.0 million to finance the origination of first mortgage loans and senior loan participations secured by commercial real estate and two master repurchase agreements to finance the acquisition of CMBS. In November 2012 and August 2013, NorthStar Income closed securitization financing transactions, which provide permanent, non-recourse, non-mark-to-market financing for its debt investments that were mainly previously financed on the term loan facilities. In January 2015, Securitization 2012-1 was repaid in full. As of December 31, 2015, NorthStar Income had $185.3 million issued as part of Securitization 2013-1, $306.9 million outstanding under the term loan facilities and $11.1 million outstanding under the CMBS master repurchase agreements. As of December 31, 2015, NorthStar Income has $255.9 million of available borrowing under the term loan facilities.

NorthStar Healthcare
On August 7, 2012, NorthStar Healthcare commenced its initial public offering, pursuant to which it is offering up to $1.1 billion in shares of common stock. NorthStar Healthcare began raising capital in 2013 and completed its Initial Offering on February 2, 2015, and its Follow-on Offering on January 19, 2016, after raising total gross proceeds of $1.8 billion. NorthStar Healthcare registered an additional 30 million shares to be offered pursuant to its distribution reinvestment plan beyond the completion of its Offering, and continues to offer such shares. NorthStar Healthcare was formed to acquire, originate and asset manage a diversified portfolio of equity and debt investments in healthcare real estate, with a focus on the mid-acuity senior housing sector. NorthStar Healthcare also invests in other healthcare property types, including medical office buildings, hospitals, rehabilitation facilities and ancillary services businesses. NorthStar Healthcare investments are predominantly in the United States, but it also selectively makes international investments.
From inception through December 31, 2015, adjusted for acquisitions and agreements to purchase through March 23, 2016, NorthStar Healthcare raised total gross proceeds of $1.8 billion, and has $3.4 billion of assets, consisting of $3.2 billion of real estate equity and $0.2 billion of real estate debt that it primarily originated, including first mortgage loans and mezzanine loans.
Real Estate Equity
As of December 31, 2015, adjusted for acquisitions and commitments to purchase through March 1, 2016, $3.2 billion, or 94.3% of NorthStar Healthcare’s assets, were invested in healthcare real estate equity. The properties were 100% leased to four operators, with a 6.6 year weighted average remaining lease term, excluding NorthStar Healthcare’s investment in the joint venture portfolios.
The following charts present NorthStar Healthcare’s real estate equity diversity across property type and geographic location based on cost (including NorthStar Healthcare’s proportionate interest in gross assets for the investment in joint ventures):

Real Estate Equity by Property Type (1)	Real Estate Equity by Geographic Location

____________________________________

(1)	Classification based on predominant services provided, but may include other services: medical office building, or MOB, and skilled nursing facility, or SNF.
As of March 1, 2016, $1.3 billion, or 42.5% of NorthStar Healthcare’s assets, were invested in five portfolios held through joint ventures, with an ownership interest of 5.6%, 11.4%, 14.3%, 36.7%, and 29.0%, respectively. Portfolios held through joint ventures are comprised of 146 senior housing facilities, 295 SNFs, 148 MOBs and 14 hospitals, located across the U.S. and the U.K.

Real Estate Debt
As of December 31, 2015, $193.4 million, or 5.7% of NorthStar Healthcare’s assets, was invested in real estate debt across a portfolio of four loan positions secured by healthcare facilities. NorthStar Healthcare’s real estate debt portfolio was comprised of 7.6% first mortgage loans and 92.4% mezzanine loans.
The following charts present NorthStar Healthcare’s real estate debt diversity across property type and geographic location based on principal amount:

Real Estate Debt by Investment Type

Real Estate Debt by Property Type (1)	Real Estate Debt by Geographic Location

____________________________________

(1)	Classification based on predominant services provided, but may include other service: skilled nursing facility, or SNF.
The Securities Opportunity Fund
The Securities Opportunity Fund was a hedge fund formed by NorthStar Realty on June 25, 2007 to invest primarily in real estate securities, a majority of which were intended to be financed using the CDO market. In July 2007, the Securities Opportunity Fund raised $81.0 million of equity capital from five unaffiliated, non-United States investors who agreed to defer redemption rights for between one to three years and NorthStar Realty contributed $28.0 million of its own equity capital to the fund. The Securities Opportunity Fund raised a total of $109 million during its initial offering period. Subsequently, NorthStar Realty contributed an additional $25.0 million to fund margin calls. A wholly-owned affiliate of NorthStar Realty was the manager and general partner of the Securities Opportunity Fund. The Securities Opportunity Fund invested in 12 CRE securities consisting of two CDO bonds ($88.5 million), nine CDO equity positions ($52.2 million) and one CRE bank loan ($20.0 million). The Securities Opportunity Fund was liquidated in 2011.
NorthStar Funding
The initial businesses and assets contributed to NorthStar Realty at the inception of its operations included a 5% equity interest in the NSF Venture and a 50% equity interest in NorthStar Funding Management LLC, the managing member of the NSF Venture. As managing member, NorthStar Funding Management LLC was responsible for the origination, underwriting, structuring, closing and asset management of investments made by the NSF Venture, all of which were selected by NorthStar Realty.
The NSF Venture originated or acquired a total of $136 million of subordinate real estate debt investments in eight loan positions, comprised of commercial office buildings (95%) and multifamily properties (5%). The NSF Venture did not utilize leverage to acquire its investments or enhance returns. The NSF Venture realized a weighted average return of 15% on $90.1 million of invested equity.
In February 2006, NorthStar Realty sold its outstanding interests in the NSF Venture to the institutional pension fund which owned the remaining equity interest in the NSF Venture and terminated the associated agreements.
Factors Differentiating Us from Prior Real Estate Programs
While our investment objectives are similar to those of each of these prior real estate programs and the NSF Venture, the risk profile and investment strategy of each of these prior real estate programs and the NSF Venture differ from ours. The Securities Opportunity Fund was a traditional hedge fund that focused on structured and synthetic products, allowed for more aggressive levels of leverage and employed higher risk, long and short investment strategies. The investment strategy of NSIO REIT was a broad investment strategy in CRE debt focused on: (i) directly originating loans with improved structures and enhanced returns relative to legacy portfolios; (ii) purchasing discounted loans from distressed sellers; and (iii) purchasing CRE securities at discounts to historical pricing. NorthStar Income’s investment strategy is very similar to that of NSIO REIT. The NSF Venture (which is no longer operational) invested exclusively in subordinate debt, without the use of leverage, and had no origination capabilities. In contrast, we are specifically focused on healthcare assets and also expect that a significant portion of our investment portfolio will be comprised of equity real estate.
Liquidity Event History of Non-Traded REIT Programs Sponsored by NSAM
NSAM currently sponsors four public, non-traded REITs: our company, NorthStar Income, NorthStar Healthcare and NorthStar/RXR. To date, none of the public, non-traded REITs sponsored by NSAM that have commenced public offerings have completed a liquidity event. Similar to our prospectus, the prospectuses of each of NorthStar Income, NorthStar Healthcare and NorthStar/RXR disclose that, subject to then-existing market conditions, each expects to consider alternatives for providing liquidity to their stockholders beginning five years from the completion of their respective offering stages. Only NorthStar Income has completed its offering stage as of the date of this prospectus. NorthStar Healthcare and NorthStar/RXR’s offerings are expected to terminate on February 6, 2017 and February 9, 2017, respectively, unless extended by its board of directors. The board of directors of each of NorthStar Income, NorthStar Healthcare and NorthStar/ RXR has the discretion to consider a liquidity transaction at any time if it determines such event to be in the best interests of their respective stockholders. A liquidity transaction could consist of a sale or partial sale or roll-off to scheduled maturity of their assets, a sale or merger, a listing of its shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by the board of directors, approval of the company’s stockholders. While each of NorthStar Income, NorthStar Healthcare and NorthStar/RXR expects to consider a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our sponsor’s management team has a track record of listing companies on national securities exchanges and experience in managing publicly traded companies, including NorthStar Realty’s initial public offering and, most recently, the NSAM spin-off.
Adverse Business Developments
As a result of adverse changes in financial market conditions beginning July 2007, the market value of the Securities Opportunity Fund’s securities investments declined significantly and investors in the Securities Opportunity Fund had experienced significant losses on their original investment. As a result of mark-to-market adjustments reflecting an overall decline in values of real estate securities generally, and a decline in value of the Securities Opportunity Fund’s portfolio securing a $250 million warehouse agreement with a major commercial bank, the Securities Opportunity Fund was required to satisfy a series of contractually required margin calls. During the fourth quarter of 2007 and continuing in the first quarter of 2008, the Securities Opportunity Fund pledged a total of $59 million of cash collateral to the Security Opportunity Fund’s warehouse lender, in addition to the $16 million pledged prior to the margin calls, as security for the obligation to purchase the securities from the lender at the maturity of the warehouse agreement. NorthStar Realty contributed additional amounts to the Securities Opportunity Fund to fund a significant portion of these margin calls. Ultimately, NorthStar Realty, as the managing member of the Securities Opportunity Fund, determined that it was no longer in the best interests of the Securities Opportunity Fund to meet additional margin calls beyond its contractual requirements in the face of continuing declines in overall asset values. As a result, the lender exercised its right to take control of the collateral, resulting in a $28 million loss to NorthStar Realty. During the first half of 2008, the Securities Opportunity Fund also monetized investment positions which were established to hedge its exposure to declining values of securities financed under the warehouse agreement, thereby offsetting a portion of the recognized loss from the warehouse agreement.
During the second quarter 2010, our sponsor notified the Securities Opportunity Fund’s administrator and limited partners of its decision to liquidate and dissolve the Securities Opportunity Fund. Accordingly, during the second quarter of 2010, the Securities Opportunity Fund began to liquidate its assets in an orderly manner. On July 7, 2010, the Securities Opportunity Fund completed the sale of its remaining investments. Our sponsor determined the Securities Opportunity Fund’s final net asset value and liquidated the Securities Opportunity Fund during 2011.
Because the investments of the Securities Opportunity Fund were sold for less than their original purchase price, the investors in the Securities Opportunity Fund have realized negative rates of return. The internal rate of return for the investors on a weighted average basis was (47)% upon final liquidation.
Additional Information
Please see Tables I, III, IV and V under “Prior Performance Tables” in Appendix A of this prospectus for more information regarding the prior real estate programs and operating results of the prior real estate programs, information regarding the results of the prior real estate programs and information regarding the sale or disposition of assets by the prior real estate programs.
Upon request, prospective investors may also obtain from us without charge copies of our offering materials and any public reports prepared in connection with each of our sponsor, NorthStar Income, NorthStar Healthcare and NorthStar/RXR including a copy of their respective most recent Annual Reports on Form 10-K filed with the SEC within the last 24 months. We will also furnish upon request copies of the exhibits to the Form 10-K for which we may charge a reasonable fee. Many of our offering materials and reports prepared in connection with our sponsor, NorthStar Income, NorthStar Healthcare and NorthStar/RXR are also available at www.nsamgroup.com, www.northstarsecurities.com/income, www.northstarsecurities.com/healthcare and www.northstarsecurities.com/rxr, respectively. Neither the contents of these websites nor any of the materials or reports relating to our sponsor, NorthStar Income, NorthStar Healthcare and NorthStar/RXR are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and other information that our sponsor, NorthStar Income, NorthStar Healthcare and NorthStar/RXR file electronically as NorthStar Asset Management Group Inc., NorthStar Real Estate Income Trust, Inc., NorthStar Healthcare Income, Inc. and NorthStar/RXR New York Metro Income, Inc., respectively, with the SEC.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a potential stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury Regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.
We can provide no assurance that the tax treatment described in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary is also based upon the assumption that our operation and the operation of our subsidiaries and other lower-tier and affiliated entities will in each case be in accordance with the applicable organizational documents or partnership agreements. This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” and “—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:
•a broker-dealer or a dealer in securities or currencies;
•an S corporation;
•a partnership or other pass-through entity;
•a bank, thrift or other financial institution;
•a regulated investment company or a REIT;
•an insurance company;
•a tax-exempt organization;
•subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
•holding our common stock through a partnership or other pass-through entity;

•	holding our common stock through the exercise of employee stock options or otherwise received our common stock as compensation;

•	a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or
•a U.S. expatriate.
If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.
This summary generally does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.
THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. THIS SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. YOU ARE ADVISED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Taxation of NorthStar Real Estate Income II, Inc.
We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2013. We believe that we have been organized and operated, and intend to continue to operate, in such a manner as to qualify for taxation as a REIT.
REIT Qualification
This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
In connection with our offering, Greenberg Traurig, LLP has delivered an opinion to the effect that, commencing with our taxable year which ended on December 31, 2013, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.
Investors should be aware that the opinion of Greenberg Traurig, LLP was expressed as of the date issued, and was based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not obtained an advance ruling from the IRS regarding any matter discussed in this prospectus.
Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification— General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.
We may own an equity interest in one or more entities that will elect to be treated as REITs, which we refer to as a Subsidiary REIT. Each Subsidiary REIT will be subject to, and must satisfy, the same requirements that we must satisfy in order to qualify as a REIT. Discussions of our qualification under the REIT rules, the anticipated satisfaction of the REIT requirements, and the consequences of a failure to so qualify, also apply to any Subsidiary REITs.
Provided that we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that has historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.
Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. The highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is currently 39.6%. See “—Taxation of U.S. Stockholders on Distributions on Our Common Stock.”
Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.
As a REIT, we will generally not be subject to income tax. However, we are subject to federal tax in the following circumstances:

•
We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses;

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below;

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable federal corporate income tax rate (currently 35%);

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on portion of our profits attributable to the amount of gross income that falls short of the prescribed thresholds;

•
In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we may nevertheless be able to maintain our qualification as a REIT but would be required to pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests;

•
In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, where the violation is due to reasonable cause and not willful neglect, we may be able to nevertheless maintain our REIT qualification but would then be required to pay a penalty of $50,000 for each such failure;

•
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification— General”;

•
A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a TRS if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard;

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the ten-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the original transfer of the assets to us as a taxable sale;

•	The earnings of our lower-tier entities that are subchapter C corporations, if any, including domestic TRSs, are subject to federal corporate income tax; and

•
If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax (although the TRS will be subject to tax on its income). For a discussion of “excess inclusion income,” see “—Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•
any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.
We do not currently hold REMIC residual interests or interests in taxable mortgage pools, but may do so in the future.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification—General
The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	that properly elects to be taxed as a REIT and such election has not been terminated or revoked; and

(8)	which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.
The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We were not required to satisfy conditions (5) and (6) for the first taxable year for which we elected to be taxed as a REIT.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these recordkeeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) above is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.
Finally, at the end of any year, a REIT cannot have any earnings and profits accumulated by it or a predecessor during a taxable year in which it was not a REIT. We do not have any earnings and profits accumulated by a C corporation.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, similar relief is available in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements (see “—Failure to Qualify” below), again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests.   In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”
Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”
In the event that one of our disregarded subsidiaries ceases to be wholly owned for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries-the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”
Taxable Subsidiaries.   A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A corporation in which a TRS directly or indirectly owns more than 35% of its stock, by voting power or value, will automatically be treated as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the taxable subsidiary earns. Rather, the stock issued by the taxable subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the taxable subsidiary. The value of the TRS securities held by the REIT will be used to compute the REIT’s compliance with the asset tests, as discussed in more detail below. Because we will not include the assets and income of TRSs in determining our compliance with the REIT income and asset requirements described below, such entities may be used by the parent REIT to indirectly undertake certain activities that the REIT rules might otherwise preclude it from doing directly (or through pass-through subsidiaries), such as providing certain services to tenants or conducting activities that give rise to certain categories of non-qualifying income, such as management fees, or sales of assets that may be considered inventory or dealer property. Not more than 25% of the value of a REIT’s gross assets may consist of stock or securities of one or more TRSs. This limitation has been reduced to 20% commencing in 2018.
In general, a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities, or provide rights to any brand name under which any lodging facility or health care facility is operated. A TRS may, however, provide rights to a brand name under which a lodging facility or health care facility is operated if: (i) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a lodging facility or health care facility; (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity; and (iii) such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS is not considered to operate or manage a lodging facility” or health care facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Subsidiary REITs.   As discussed above, we may indirectly or directly own interests in one or more Subsidiary REITs. We intend that any such Subsidiary REIT will be organized and will operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. Provided that a Subsidiary REIT meets the requirements for qualification as a REIT, for purposes of determining our qualification as a REIT, stock of the subsidiary that we own will be treated as a qualifying asset, and dividends that we receive will be qualifying income for purposes of the REIT gross asset and income tests that apply to us as described below. See “—Income Tests” and “—Asset Tests”, below. However, if any of these Subsidiary REITs were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to corporate income tax as a regular C corporation, as described herein, see “—Failure to Qualify” below, and (ii) our interest in such Subsidiary REIT, and any income derived from it, could be treated as non-qualifying items for purposes of the REIT asset and income tests, which could adversely affect our ability to qualify as a REIT.
Income Tests
In order to maintain qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets, including certain CRE equity and debt investments or to hedge certain foreign currency risks and that are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Generally, rents received by us will qualify as “rents from real property” for purposes of the gross income requirements described above, provided that certain requirements are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Also, in order to be treated as qualifying income for purposes of the REIT gross income requirements, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue or through a TRS. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service, which is treated as non-qualifying income, is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will not qualify as rents from real property to the extent that we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the equity of a lessee.
In order for the rent that we receive to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend that any leases into which we enter will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that we receive from leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we might not be able to satisfy either the 75% or 95% gross income test and, as a result, could lose our REIT status unless we qualify for relief, as described above.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. However, ancillary personal property that secures a mortgage loan will be treated as real property for purposes of the 75% gross income test (and for purposes of the REIT asset tests as described below) if the value of the personal property does not exceed 15% of the combined value of the real and personal property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
We may originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. However, we expect to make and acquire mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests, even if the loans to not meet all of the requirements to qualify for the safe harbor.

We may hold certain participation interests in mortgage loans and mezzanine loans. A participation interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may acquire participations in CRE debt which we believe qualify for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of participation interests.
We may acquire CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.
We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not for the 75% gross income test. In addition, the amount of a mortgage loan that we own may exceed the value of the real property and ancillary personal property) securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the sum of the value of the real property and ancillary personal property securing the loan will not be qualifying income for purposes of the 75% gross income test.
Revenue Procedure 2014-51 discusses a modification of a mortgage loan or an interest therein which is held by a REIT if the modification was occasioned by a default on the loan, or the modification satisfies both of the following conditions: (a) based on all the facts and circumstances, the REIT or servicer of the loan (the “pre-modified loan”) reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date, and (b) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedure 2014-51provides that a REIT may generally treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest, where the REIT’s acquisition of the loan pre-dated the loan becoming distressed. The modification will also not be treated as a prohibited transaction. Further, with respect to the REIT asset test, the IRS will not challenge the REIT’s treatment of a loan as being in part a “real estate asset” if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (a) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (b) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedure 2014-51. We will consider IRS Revenue Procedure 2014-51 and its potential impact on our REIT qualification when acquiring mortgage loans at a discount on the secondary market.
We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.
We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees generally are not qualifying income for purposes of either gross income test.
Any income or gain that we derive from instruments which hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument being properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. See “—Hedging Transactions” below.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.
Pursuant to The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been granted broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests or are to be excluded altogether from the measure of gross income for such purposes.
Asset Tests
At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, ancillary personal property leased in connection with real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans, debt instruments issued by public REITs and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below.
Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets (and 20% for tax years after 2017).
Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate; (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
Any interests that we hold in a REMIC are generally treated as qualifying real estate assets and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the

REMIC, and of our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly owns real property will be treated as qualifying real estate assets for purposes of the 75% asset test, in which case such loans may be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.
We may hold certain participation interests in mortgage loans and mezzanine loans. Participation interests are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking prescribed steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of: (i) $50,000; or (ii) the highest corporate income tax rate (currently 35%) multiplied by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We generally expect to acquire CRE securities that will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other securities which do not qualify as “real estate” for REIT purposes, those securities will not be qualifying assets for purposes of the 75% asset test.
We intend to monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

(1)	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and net capital gains), and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.
In order for distributions to be counted for this purpose and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents. In December, 2015, the preferential dividend rules were repealed with respect to publicly offered REITs by legislation (the Protecting Americans from Tax Hikes Act) that is effective retroactively as of January 1, 2015. A REIT is publicly offered if it is required to file annual and periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We believe that we are, and are likely to remain, a publicly offered REIT, in which case the restrictions on preferential dividends will not apply to us.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.
To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that, from time-to-time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed pursuant to arrangements which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current payments in cash. Certain modifications of the terms of distressed indebtedness that we hold could also give rise to non-cash taxable income. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property. See “—Cash/Income Differences” below.
We may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Sale-Leaseback Transactions
Some of our investments may utilize sale-leaseback structures. We normally intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure, or might result in a larger portion of our dividends being treated as taxable income to our stockholders.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders that is designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals may be eligible for a reduced rate applicable to “qualified dividends” and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Prohibited Transactions
Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and to the application of the 100% prohibited transactions tax is available if the following requirements are met:
•the REIT has held the property for not less than two years;

•
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•
property sales by the REIT do not exceed at least one of the following thresholds: (i) seven sales in the current year; (ii) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•
if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. No assurance can be given, however, that the IRS will respect a transaction by which a property is contributed to a TRS, and even if the contribution transaction is respected, the TRS may incur a significant tax liability as a result of any such sales.
Foreclosure Property
Foreclosure property is real property (including interests in real property as described below) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property or to otherwise determine that the receipt of such non-qualifying income will not adversely affect our status as a REIT.
Foreign Investments
To the extent that we directly or indirectly hold or acquire any investments and, accordingly, pay taxes, in foreign countries, such foreign taxes may not be passed through to, or used by, our stockholders, as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Certain foreign currency gains may be excluded from gross income for purposes of one or both of the gross income tests described above.
Hedging Transactions
We expect to enter into hedging transactions, from time-to-time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests, provided that we meet certain requirements as described below. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by “real estate assets” (as described under “—Asset Tests”) or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. Moreover, our position in a hedging contract or other derivative instrument, to the extent that it has positive value, may not be treated favorably for purposes of the REIT asset tests.
We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if: (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates; (iii) the entity has issued debt obligations (liabilities) that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. These special rules will not apply to us to the extent that we hold all of our assets through our operating partnership. However, we may be able to rely on these special rules to the extent that we create a subsidiary REIT which in turn owns all of the equity of a TMP.
A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Pursuant to guidance issued by the IRS, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income cannot be offset by any losses or deductions otherwise available to the stockholder, is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.
Under the IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by it that is attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by the IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours (not wholly owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. We intend, however, to structure any investments in mortgage securitizations in a way that does not adversely affect our qualification as a REIT.
Cash/Income Differences
Our operating partnership may acquire debt instruments in the secondary market for less than their principal amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. It is also possible that certain debt instruments may provide for payment -in-kind, or “PIK Interest” which could give rise to original issue discount (“OID”) for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event that the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt that we acquire may be considered to have been issued with the original issue discount of the time it was modified.
In general, our operating partnership will be required to accrue OID on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally our operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on our operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.
Finally, in the event that any debt instruments acquired by our operating partnership are delinquent as to mandatory principal and interest payments, or in the event that a borrower with respect to a particular debt instrument acquired by our operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, our operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income.
Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that our operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”
Tax Aspects of Investments in Partnerships
We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “—Effect of Subsidiary Entities—Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.
Entity Classification
Investments in partnerships involve special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “—Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT. See “—Failure to Qualify” above for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations of income, gain loss and deduction would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
State, Local and Foreign Taxes
We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders to be credited against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.
Taxation of Holders of Our Common Stock
The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.
Taxation of Taxable U.S. Stockholders
As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•
a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.
Taxation of U.S. Stockholders on Distributions on Our Common Stock.   As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.
Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the reduced tax rate (which is currently a maximum of 20%) for “qualified dividend income.” Our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum marginal rate of 39.6% for shareholders taxed at individual rates. However, the reduced tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distributed less than 100% of our taxable income in a prior tax year).
A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. See “—Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to stockholders, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
Stockholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders who are taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Participants in our DRP will be treated for tax purposes as having received a distribution equal to the amount of cash that they would have otherwise been entitled to receive, even though they will not receive cash distributions to pay any resultant tax liability.
Taxation of U.S. Stockholders on the Disposition of Our Common Stock.   In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.
If an investor recognizes a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that we might undertake directly or indirectly. Moreover, we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Taxation of U.S. Stockholders on a Redemption of Common Stock.   A redemption of our common stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Stockholders on the Disposition of Our Common Stock”). The redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the holder’s interest in our stock; (ii) results in a “complete termination” of the holder’s interest in all our classes of stock; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a dividend, as described above “—Taxation of

U.S. Stockholders on Distributions on Our Common Stock.” Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.
Capital Gains and Losses.   A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses eligible to be carried back three years and forward five years.
Medicare Tax.   Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock.
Information Reporting Requirements and Backup Withholding.   We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.
Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to a tax-exempt stockholder generally do not constitute unrelated business taxable income, provided that the tax-exempt entity does not otherwise use the shares of the REIT in an unrelated trade or business. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, dividends that are attributable to excess inclusion income, with respect to the REMIC residual interests or taxable mortgage pools, will constitute unrelated business taxable income in the hands of most tax-exempt stockholders. See “—Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals, which modification allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust in lieu of treating the pension trust as an individual for this purpose (see “—Taxation of NorthStar Real Estate Income II, Inc.—Requirements for Qualification— General”); and

•
either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts each individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders
The term “non-U.S. stockholder” means a holder of our common stock that is neither a U.S. stockholder nor an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and non U.S. income tax laws on the ownership of our common stock, including any reporting requirements.
Ordinary Dividends.   A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest”, or a USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty or other exemption reduces or eliminates the tax. Any dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See above under “Taxation of NorthStar Real Estate Income II, Inc.—Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate or other exemption applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN-E evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.
Capital Gain Dividends.   For any year in which we qualify as a REIT, a non-U.S. stockholder will generally incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (i) our common stock is “regularly traded” on an established securities market in the United States; and (ii) the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.
The Protecting Americans from Tax Hikes Act of 2015 creates a new exemption from FIRPTA for foreign pension funds and subsidiary entities that meet certain requirements, as well as for certain publicly traded foreign entities that are “qualified collective investment vehicles” from countries having tax treaties with the United States and which meet a number of other requirements.
Capital gain dividends that are not attributable to our sale of USRPIs (e.g., distributions of gains from sales of debt instruments that are not USRPIs), generally will not be taxable to non-U.S. stockholders or subject to withholding tax.
Non-Dividend Distributions.   A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
Dispositions of Our Common Stock.   A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled qualified investment entity. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States and other assets used in the corporation’s trade or business. No assurance can be provided that we will not be a “United States real property holding corporation.” However, we believe that we are and will be a domestically controlled qualified investment entity, although we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.
As noted above under “ - Capital Gain Dividends”, certain foreign pension funds and publicly traded qualified collective investment vehicles are exempt from FIRPTA with respect to capital gain dividends that we pay, and these entities would likewise be exempt from FIRPTA upon a sale of our common stock.
If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.
FATCA
U.S. tax legislation enacted in 2010, the Foreign Account Tax Compliance Act, or FATCA, and subsequent IRS guidance regarding the implementation of FATCA, provides that 30% withholding tax will be imposed on distributions and the gross proceeds from a sale of shares (for such payments made after December 31, 2018) to a foreign entity if such entity fails to satisfy certain due diligence, disclosure and reporting rules. In the event of noncompliance with the FATCA requirements, as set forth in Treasury Regulations, withholding at a rate of 30% on distributions in respect of our stock and gross proceeds from the sale of our stock held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement between the United States and the foreign entity’s home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.
The recently enacted Protecting Americans from Tax Hikes Act of 2015 contained a number of provisions affecting REITs and their stockholders, including the following:
•restrictions on certain spin-offs involving REITs that would otherwise be tax-deferred;

•	reducing the percentage of a REIT’s assets that are permitted to be represented by securities of taxable REIT subsidiaries;

•	additional safe harbors for property sales not to be treated as prohibited transactions for which a 100% tax would apply;

•	repeal of the rules that previously denied a tax deduction for certain non-pro rata “preferential dividends” paid by public REITs;
•expansion of the categories of items that qualify for the REIT income and asset requirements;

•
expansion of the types of services that may be provided to REITs by taxable REIT subsidiaries, and of the transactions between REITs and taxable REIT subsidiaries that are subject to penalties if not conducted on an arm’s length basis;

•
expansion of exemptions from FIRPTA for foreign shareholders of public REITs (increasing the maximum ownership threshold from 5% to 10%) and to exempt certain foreign pensions (and entities owned by foreign pensions) and publicly traded “qualified collective investment vehicles”; and

•increase in the withholding rate, from 10% to 15%, on transactions that are subject to FIRPTA.

INVESTMENT BY TAX EXEMPT ENTITIES AND ERISA AND OTHER BENEFIT PLAN CONSIDERATIONS
The following is a summary of some considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on the provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse decisions or legislative, judicial regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to government plans, church plans, and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. All such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.
We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs, Keoghs and medical savings accounts), and health and welfare plans subject to ERISA, and entities that hold assets of such plans as “Benefit Plans.” Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must consult with their own counsel and consider, among other matters:
•whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•
in the case of a Benefit Plan subject to ERISA, whether the investment is in accordance with ERISA’s fiduciary requirements, including the duty to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration, to invest plan assets prudently, and to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	the need to value the assets of the Benefit Plan annually or more frequently;

•	whether the investment will ensure sufficient liquidity for the Benefit Plan;

•	whether the investment is made in accordance with Benefit Plan documents;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code; and

•
whether the investment will produce an unacceptable amount of unrelated business taxable income to the Benefit Plan (see “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders”).

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under current Department of Labor regulations, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan, and that the advice will be individualized for the Benefit Plan based on its particular needs. The prohibited transaction rules under ERISA and the Internal Revenue Code also prohibit fiduciary self-dealing such as the use of Benefit Plan assets to increase his or her own compensation. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.
Plan Asset Considerations
In order to determine how ERISA and the Internal Revenue Code apply to an investment in our shares by a Benefit Plan, a Benefit Plan fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides generally that the term “plan assets” has the meaning as set forth in Department of Labor regulations as modified or deemed to be modified by Section 3(42) of ERISA. The Department of Labor has issued regulations that provide guidelines as to whether and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan under ERISA or the Internal Revenue Code when the plan invests in that entity, which we refer to as the Plan Asset Regulation C.F.R. § 2510.3-101. Under the Plan Asset Regulation, as modified or deemed to be modified by Section 3(42) of ERISA, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.
In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management could be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.
If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would, likely apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to comply with certain existing statutory or administrative class exemptions from the prohibited transaction restrictions or obtain an individual administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.
If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.
The Plan Assets Regulation provides that the underlying assets of entities such as REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”
Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we expect to have over 100 independent stockholders, such that shares of common stock will be “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor, a court and/or the U.S. Treasury Department could not reach a contrary conclusion.
Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transfer of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, although no assurance can be given. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.
Other Prohibited Transactions
A prohibited transaction could occur if we, our advisor, any participating broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.
Annual Valuation
A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide an IRA (or other account) participant with a statement of the value of the IRA (or other account) each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.
Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.
Until our valuation date, our advisor has indicated that it intends to use the most recent price paid to acquire a share of each class of shares of our common stock in our primary offering (ignoring purchase price discounts for certain categories of purchasers of Class A shares) as its estimated per share value of such class of shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated per share value of each class of shares by reducing the most recent per share offering price for such class of shares by the per share amount of such net proceeds which constituted a return of capital. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.
When determining the estimated value of our shares of each class on our valuation date, and annually thereafter, the estimated value of our shares of each class may be based upon a number of assumptions that may not be accurate or complete. The valuations are estimates and consequently should not necessarily be viewed as an accurate reflection of the fair value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are classified as common stock with a par value of $0.01 per share, including 320,000,000 shares classified as Class A shares and 80,000,000 shares classified as Class T shares, and 50,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time-to-time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. Our board of directors may classify or reclassify any unissued shares of our common stock from time-to-time into one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.
Common Stock
Subject to the restrictions on transfer and ownership of our stock and except as otherwise provided in the charter, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time-to-time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in our offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, including any new classes of common stock that we may offer with reduced fees or commissions. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations. As of April 13, 2016, approximately 97.2 million shares of our common stock were outstanding, consisting of 90.3 million Class A shares and 6.9 million Class T shares. Prior to the date of this prospectus, we had offered only unclassified shares of common stock. On or prior to the date of this prospectus, the outstanding shares of our common stock will be classified as Class A shares.
We do not issue certificates for shares of our common stock. Shares of our common stock are held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:
NorthStar Real Estate Income II, Inc.
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, Missouri 64121-9923
(888) 378-4636
Class A Shares
Each Class A share sold in the primary offering is subject to a selling commission of 7.0% of the price per share and a dealer manager fee of 3.0% of the price per share. Certain purchasers of Class A shares may be eligible for volume or other discounts. See “Plan of Distribution” for additional information.
There are no distribution fees payable with respect to the Class A shares.
Class T Shares
Each Class T share sold in the primary offering is subject to a selling commission of 2.0% of the price per share and a dealer manager fee of 2.75% of the price per share.
In addition, we will pay our dealer manager an ongoing distribution fee, which accrues daily and is calculated on outstanding Class T shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T share, or (ii) if we are no longer offering shares in a public offering, the most recent gross offering price per share or the estimated per share value of Class T shares, if any has been disclosed. The ongoing distribution fees with respect to Class T shares are deferred and paid on a monthly basis continuously from year to year. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our distribution reinvestment plan. The amount available for distributions on all Class T shares will be reduced by the amount of distribution fees payable with respect to the Class T shares issued in the primary offering. All Class T shares will receive the same per share distributions.
We will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share is no longer outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T shares held in such account. We cannot predict if or when this will occur. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T share. The distribution fees are ongoing fees that are not paid at the time of purchase. To the extent the offering price increases, the amount of this fee may also increase. In the case of a Class T share purchased in the primary offering at a price equal to $9.61, the maximum distribution fee that may be paid on that Class T share, depending on other underwriting expenses, will be equal to approximately $0.50 per share, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.61 per Class T share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the estimated net asset value of our Class T shares, this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.61 per Class T share. If a stockholder’s account includes Class T shares and the stockholder makes a subsequent purchase of Class T shares in the primary offering in the same stockholder account, the total underwriting compensation limit will be based on the total number of primary offering Class T shares in the account and the distribution fees will be calculated on all of the primary offering Class T shares in the account, such that the conversion of the Class T shares from the initial purchase will be delayed and the accrual of the distribution fees and the conversion of the Class T shares with respect to the subsequent purchase will happen on a more accelerated basis than would have been the case if the stockholder had made the subsequent purchase in a separate account. Stockholders may elect to make subsequent purchases in a separate account. Whether a stockholder elects to purchase additional primary shares in the same account or in separate accounts will not change the aggregate amount of distribution fees paid with respect to a stockholder’s shares, but will affect the timing of such payments.
The per share amount of distributions on Class A shares and Class T shares will differ because of different class-specific expenses. Specifically, during the period when the Class T shares are subject to the distribution fee, distribution amounts paid with respect to all Class T shares will be lower than those paid with respect to Class A shares because the amount available for distributions on all Class T shares will be reduced by the amount of distribution fees payable with respect to the Class T shares issued in the primary offering.
In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares in proportion to the respective net asset value per share for each class until the net asset value per share for each class has been paid. We will calculate the net asset value per share as a whole for all Class A shares and Class T shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to Class T stockholders in a particular period, we expect the net asset value per share of each Class A share and Class T share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Preferred Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Meetings, Special Voting Requirements and Access To Records
An annual meeting of the stockholders will be held each year on a specific date which will be at least 30 days after delivery of our annual report. Our board of directors, including the independent directors, will take reasonable steps to insure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our board of directors, a majority of our independent directors, the chairman of our board, our chief executive officer, our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of the stockholders upon the written request of stockholders entitled to cast on such matter at least 10% of all the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting and the matters proposed to be acted on at such meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next two paragraphs.
Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on: (i) the amendment of our charter; (ii) our dissolution; or (iii) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither our advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.
Our advisory agreement, including the selection of our advisor, is approved annually by our board of directors including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of our board of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge.
Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our charter; (ii) our bylaws; (iii) minutes of the proceedings of our stockholders; (iv) annual statements of affairs; and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office upon the request of the stockholders. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of our receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating, without limitation, to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request.
Exclusive Forum
Our bylaws provide that the Circuit Court for Baltimore City, Maryland is the exclusive forum for derivative lawsuits brought on our behalf, actions for breach of fiduciary duty, actions pursuant to the MGCL and actions asserting claims governed by the internal affairs doctrine, unless we consent to the selection of an alternative forum.
Restriction on Transfer and Ownership of Shares of Capital Stock
For us to continue to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the transfer and ownership of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding shares of common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Internal Revenue Code).
Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective as of the close of business on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all dividends and other distributions on the shares of our capital stock held by the trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee also will be entitled to exercise all voting rights of the shares of capital stock held by the trust. Subject to Maryland law, effective as of the date that shares have been transferred to the trustee, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by the intended transferee prior to our discovery that shares have been transferred to the trustee and to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.
The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no later than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such transfer, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. The purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the market price per share on the date of the event causing the shares to be held in trust); and (ii) the price received by the trustee net of any selling commission and expenses. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by a purported transferee or holder, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee or holder received an amount for such shares that exceeds the amount that such purported transferee or holder was entitled to receive, such excess must be paid and aggregated to the trustee upon demand.
In addition, until the trustee has sold the shares held in the trust, we or our designees have the right to purchase any shares held by the trust at a market price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the market price per share at the time of the gift or devise) and (ii) the market price on the date we, or our designee, exercise such right. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who (i) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or (ii) owns shares of our capital stock that were transferred to any such trust, is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required for us to qualify as a REIT.
The ownership limits do not apply to a person or persons that our board of directors exempts from the ownership limit upon appropriate assurances (including certain representations and undertakings from the intended transferee) that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required, within 30 days after the end of each year, to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and a description of the manner in which such stock is held.
Distributions
We generally pay distributions on a monthly basis based on daily record dates. From the commencement of our operations on September 18, 2013 through December 31, 2015, we paid distributions at an annualized distribution amount of $0.70 per share, less distribution fees on our Class T Shares. Distributions are generally paid to stockholders on the first business day of the month following the month for which the distribution has accrued. Distributions will be made on all classes of our common stock at the same time. Distributions paid with respect to Class A shares will be higher than those paid with respect to Class T shares because distributions paid with respect to Class T shares, including those issued pursuant to our DRP, will be reduced by the payment of the distribution fees. All Class T shares will receive the same per share distributions. We expect the estimated net asset value per share of each Class A Share and Class T share to be the same, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the estimated net asset value per share of each Class T share, which would result in the net asset value and distributions upon liquidation with respect to Class T shares being lower than the net asset value and distributions upon liquidation with respect to Class A shares.

The following table presents distributions declared for the years ended December 31, 2015 and 2014 (dollars in thousands):

	Year Ended December 31, 2015		Year Ended December 31, 2014
Distributions(1)
Cash	$22,757		$5,545
DRP	20,744		4,772
Total	$43,501		$10,317

Sources of Distributions(1)
Funds from Operations(2)	$6,385	15%	$3,183	31%

Offering Proceeds - Distribution support	962	2%	1,071	10%
Offering proceeds	36,154	83%	6,063	59%
Total	$43,501	100%	$10,317	100%

Cash Flow Provided by (Used in) Operations	$11,978		$2,129
________________________________________________

(1)	Represents distributions declared for such period, even though such distributions are actually paid to stockholders the month following such period.

(2)
For the period from the date of our first investment on September 18, 2013 through December 31, 2015, we declared $54.0 million in distributions, of which 18% was paid from FFO, 78% was paid from offering proceeds and 4% was paid from distribution support proceeds. Cumulative FFO for the period from September 18, 2013 through December 31, 2015 was $9.6 million.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors and declared by us, in accordance with our income, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock or fund performance-based fees or expenses, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.
We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.
Generally, our policy is to pay distributions from cash flow from operations. However, we can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of investments. Our organizational documents permit us to pay distributions from any source, including from borrowings, sale of assets and offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. Over the long-term, we expect that our distributions will be paid entirely from cash flow provided by operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the type and mix of our investments and accounting of our investments in accordance with U.S. GAAP. As a result, future distributions declared and paid may continue to exceed cash flow provided by operations.
We have paid, and may continue to pay, distributions from sources other than our cash flow from operations, and therefore, we will have less cash available for investments and your overall return may be reduced. In order to provide additional funds to pay distributions on shares purchased in our primary offering at a rate of at least 7% per annum on stockholders’ invested capital, NorthStar Realty has agreed to purchase up to an aggregate of $10.0 million in Class A shares of our common stock (which includes shares an affiliate of NorthStar Realty purchased in order to satisfy the minimum offering amount) at a price equal to the public offering price per Class A share (net of selling commissions and dealer manager fees) until May 6, 2016, as described in more detail below. However, we are not obligated by our governing documents nor can there be any assurance that we will pay any certain amount of distributions on stockholders’ invested capital, even prior to May 6, 2016. Moreover, if NorthStar Realty’s financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to us. If NorthStar Realty is unable to obtain financing and cannot satisfy this commitment to us, or in the event that a NorthStar affiliate no longer serves as our advisor, which would result in the termination of NorthStar Realty’s share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. After our distribution support agreement with NorthStar Realty has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.
Under the terms of our distribution support agreement, if the cash distributions we pay for any calendar quarter exceed our MFFO for such quarter, NorthStar Realty will purchase shares following the end of such calendar quarter for a purchase price equal to the amount by which the distributions paid on such shares exceed our MFFO for such quarter, up to an amount equal to a 7% cumulative, non-compounded annual return on stockholders’ invested capital prorated for such quarter. In such instance, we may be paying distributions from proceeds of the shares purchased by NorthStar Realty, not from cash flow from our operations. After the date of this prospectus, any shares purchased by NorthStar Realty pursuant to the distribution support agreement will be Class A shares.
The purchase price for shares issued to NorthStar Realty pursuant to this commitment will be equal to the per share price of Class A shares in our primary offering as of the purchase date, reduced by the selling commissions and dealer manager fees which are not payable in connection with such sales. As a result, the net proceeds to us from the sale of shares to NorthStar Realty will be the same as the net proceeds we receive from other sales of Class A shares in our offering. However, NorthStar Realty’s purchase of shares will increase NorthStar Realty’s ownership percentage of our common stock, thereby causing dilution of the ownership percentage of our public stockholders. As of December 31, 2015, including the purchase of shares to satisfy the minimum offering requirement, NorthStar Realty has purchased 432,636 shares of our common stock for $3.9 million under the distribution support agreement. For the years ended December 31, 2014 and 2013, NorthStar Realty purchased 119,007 shares and 222,886 shares of our common stock for $1.1 million and $2.0 million under the distribution support agreement. On March 3, 2015, our board of directors amended and restated our distribution support agreement, to among other things, extend the term of our distribution support agreement for one year to May 6, 2016.
In connection with the distribution support agreement, summarized financial information of NorthStar Realty follows. NorthStar Realty is subject to the periodic reporting obligations of the Exchange Act.
The selected historical consolidated information presented for the five years ended December 31, 2015 relates to NorthStar Realty’s operations and has been derived from NorthStar Realty’s audited consolidated statements of operations included in the Annual Report on Form 10-K for the year ended 2015 or NorthStar Realty’s prior Annual Reports on Form 10-K, as amended (if applicable). The consolidated financial statements for the year ended December 31, 2015 include: (i) NorthStar Realty’s results of operations for the two months ended December 31, 2015 which represents NorthStar Realty’s results of operations following the NRE Spin-off on October 31, 2015; and (ii) NorthStar Realty’s results of operations for the ten months ended October 31, 2015 which includes a carve-out of revenues and expenses attributable to NorthStar Europe recorded in discontinued operations. The consolidated financial statements for the year ended December 31, 2014 include: (i) NorthStar Realty’s results of operations for the six months ended December 31, 2014 which represents NorthStar Realty’s results of operations following the NSAM Spin-off; and (ii) NorthStar Realty’s results of operations for the six months ended June 30, 2014 which includes a carve-out of revenues and expenses attributable to NSAM recorded in discontinued operations. NorthStar Realty’s historical financial information for the three years ended December 31, 2013 was prepared on the same basis as the ten months ended October 31, 2015 and six months ended June 30, 2014. As a result, NorthStar Realty’s results of operations for the years ended December 31, 2015 and 2014 may not be comparative to NorthStar Realty’s results of operations reported for the prior period presented. In addition, NorthStar Realty has reclassified certain amounts in NorthStar Realty’s historical audited consolidated financial statements, including amounts related to certain properties reclassified as held for sale during the period. These reclassifications had no effect on NorthStar Realty’s reported net income (loss) or CAD.

Selected Historical Consolidated Information for NorthStar Realty Finance Corp.

	Years Ended December 31,
	2015	2014	2013	2012	2011
Operating Data:	(Dollars in thousands, except per share data)
Total property and other revenues	$1,817,436	$679,500	$240,847	$114,308	$109,402
Net interest income on debt and securities	218,805	298,139	266,357	335,496	355,921
Total expenses	2,210,001	1,062,287	370,765	240,076	289,887
Equity in earnings (losses) of unconsolidated ventures	219,077	165,053	91,726	88	(2,738)
Income (loss) from continuing operations	(158,713)	(276,385)	(79,149)	(257,718)	(234,173)
Income (loss) from discontinued operations	(108,554)	(44,701)	(8,761)	(17,450)	(25,551)
Net income (loss)	(267,267)	(321,086)	(87,910)	(273,089)	(242,526)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(327,497)	(371,507)	(137,453)	(288,587)	(263,014)
Earnings (loss) per share:
Basic	$(1.87)	$(3.79)	$(2.60)	$(9.22)	$(11.34)
Diluted	$(1.87)	$(3.79)	$(2.60)	$(9.22)	$(11.34)
Dividends per share of common stock(1)(2)	$2.75	$3.60	$3.40	$2.64	$1.84
___________________

(1)	Adjusted for the Reverse Split completed on November 1, 2015.

(2)	The dividend per share for the third and fourth quarter 2015 represents the dividends declared subsequent to the NRE Spin-off.

	As of December 31,
	2015	2014	2013	2012	2011
Balance Sheet Data:	(Dollars in thousands)
Cash and cash equivalents	$224,101	$296,964	$635,990	$444,927	$144,508
Operating real estate, net	8,702,259	10,212,004	2,370,183	1,390,546	1,089,449
Real estate debt investments, net	501,474	1,067,667	1,031,078	1,832,231	1,710,582
Real estate debt investments, held for sale	224,677	—	—	—	—
Investments in private equity funds, at fair value	1,101,650	962,038	586,018	—	—
Investments in unconsolidated ventures	155,737	207,777	142,340	111,025	96,143
Real estate securities, available for sale	702,110	878,514	1,052,320	1,124,668	1,473,305
Assets of properties held for sale	2,742,635	29,012	30,063	—	3,198
Total assets	15,403,045	15,178,712	6,360,050	5,513,778	5,006,437
Total borrowings	10,533,785	9,734,262	3,342,071	3,790,072	3,509,126
Total liabilities	11,187,315	10,465,056	3,662,587	4,182,914	3,966,823
Preferred stock	939,118	939,118	697,352	504,018	241,372
Total equity	4,215,730	4,713,656	2,697,463	1,330,864	1,039,614

	Years Ended December 31,
	2015	2014	2013	2012	2011
Other Data:	(Dollars in thousands)
Cash flow provided by (used in):
Operating activities	$520,658	$144,856	$240,674	$76,911	$59,066
Investing activities	(3,006,574)	(7,054,227)	(2,285,153)	51,901	383,323
Financing activities	2,417,491	6,572,518	2,235,542	171,607	(423,320)
Effect of foreign currency translation on cash and cash equivalents	(4,438)	(2,173)	—	—	—

Funds from Operations and Modified Funds from Operations
We believe that funds from operations, or FFO, and modified funds from operations, or MFFO, both of which are a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and of us in particular. We compute FFO in accordance with the standards established by NAREIT as net income (loss) (computed in accordance with U.S. GAAP), excluding gains (losses) from sales of depreciable property, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures.
Changes in the accounting and reporting rules under U.S. GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. For instance, the accounting treatment for acquisition fees related to business combinations has changed from being capitalized to being expensed. Additionally, publicly registered, non-traded REITs are typically different from traded REITs because they generally have a limited life followed by a liquidity event or other targeted exit strategy. Non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation as compared to later years when the proceeds from their initial public offering have been fully invested and when they may seek to implement a liquidity event or other exit strategy. However, it is likely that we will make investments past the acquisition and development stage, albeit at a substantially lower pace.
Acquisition fees paid to our advisor in connection with the origination and acquisition of debt investments are amortized over the life of the investment as an adjustment to interest income under U.S. GAAP and are therefore, included in the computation of net income (loss) and income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense), both of which are performance measures under U.S. GAAP. We adjust MFFO for the amortization of acquisition fees in the period when such amortization is recognized under U.S. GAAP. Acquisition fees are paid in cash that would otherwise be available to distribute to our stockholders. In the event that proceeds from our offering are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our advisor, such fees would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flow. We believe that acquisition fees incurred by us negatively impact our operating performance during the period in which such investments are originated or acquired by reducing cash flow and therefore the potential distributions to our stockholders. However, in general, we earn origination fees for debt investments from our borrowers in an amount equal to the acquisition fees paid to our advisor, and as a result, the impact of acquisition fees to our operating performance and cash flow would be minimal.
Acquisition fees and expenses paid to our advisor and third parties in connection with the acquisition of equity investments are considered expenses and are included in the determination of net income (loss) and income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense), both of which are performance measures under U.S. GAAP. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore, if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operating earnings, cash flow or net proceeds from the sale of investments or properties. All paid and accrued acquisition fees and expenses will have negative effects on future distributions to stockholders and cash flow generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.
The origination and acquisition of debt investments and the corresponding acquisition fees paid to our advisor (and any offsetting origination fees received from our borrowers) associated with such activity is a key operating feature of our business plan that results in generating income and cash flow in order to make distributions to our stockholders. Therefore, the exclusion for acquisition fees may be of limited value in calculating operating performance because acquisition fees affect our overall long-term operating performance and may be recurring in nature as part of net income (loss) and income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense) over our life.
Due to certain of the unique features of publicly-registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, standardized a performance measure known as MFFO and recommends the use of MFFO for such REITs. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the IPA recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other similar operating characteristics as us. Neither the SEC, nor any other regulatory body has approved the acceptability of the adjustments that we use to calculate MFFO. In the future, the SEC or another regulatory body may decide to standardize permitted adjustments across the non-listed REIT industry and we may need to adjust our calculation and characterization of MFFO.

MFFO is a metric used by management to evaluate our future operating performance once our organization and offering and acquisition and development stages are complete and is not intended to be used as a liquidity measure. Although management uses the MFFO metric to evaluate future operating performance, this metric excludes certain key operating items and other adjustments that may affect our overall operating performance. MFFO is not equivalent to net income (loss) as determined under U.S. GAAP. In addition, MFFO is not a useful measure in evaluating net asset value, since an impairment is taken into account in determining net asset value but not in determining MFFO.
We define MFFO in accordance with the concepts established by the IPA and adjust for certain items, such as accretion of a discount and amortization of a premium on borrowings and related deferred financing costs, as such adjustments are comparable to adjustments for debt investments and will be helpful in assessing our operating performance. We also adjust MFFO for deferred tax benefit or expense, as applicable, as such items are not indicative of our operating performance. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the same method. MFFO is calculated using FFO. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. The IPA’s definition of MFFO excludes from FFO the following items:

•
acquisition fees and expenses; non-cash amounts related to straight-line rent and the amortization of above or below market and in-place intangible lease assets and liabilities (which are adjusted in order to reflect such payments from an accrual basis of accounting under U.S. GAAP to a cash basis of accounting);

•	amortization of a premium and accretion of a discount on debt investments;

•	non-recurring impairment of real estate-related investments that meet the specified criteria identified in the rules and regulations of the SEC;

•
realized gains (losses) from the early extinguishment of debt; realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•
unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.
Certain of the above adjustments are also made to reconcile net income (loss) to net cash provided by (used in) operating activities, such as for the amortization of a premium and accretion of a discount on debt and securities investments, amortization of fees, any unrealized gains (losses) on derivatives, securities or other investments, as well as other adjustments.
MFFO excludes non-recurring impairment of real estate-related investments. We assess the credit quality of our investments and adequacy of reserves/impairment on a quarterly basis, or more frequently as necessary. Significant judgment is required in this analysis. With respect to debt investments, we consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the competitive situation of the region where the borrower does business. Fair value is typically estimated based on discounting expected future cash flow of the underlying collateral taking into consideration the discount rate, capitalization rate, occupancy, creditworthiness of major tenants and many other factors. This requires significant judgment and because it is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If the estimated fair value of the underlying collateral for the debt investment is less than its net carrying value, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. With respect to a real estate investment, a property’s value is considered impaired if our estimate of the aggregate future undiscounted cash flow to be generated by the property is less than the carrying value of the property. The value of our investments may be impaired and their carrying values may not be recoverable due to our limited life. Investors should note that while impairment charges are excluded from the calculation of MFFO, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flow and the relatively limited term of a non-traded REIT’s anticipated operations, it could be difficult to recover any impairment charges through operational net revenues or cash flow prior to any liquidity event.
We believe that MFFO is a useful non-GAAP measure for non-traded REITs. It is helpful to management and stockholders in assessing our future operating performance once our organization and offering and acquisition and development stages are complete, because it eliminates from net income non-cash fair value adjustments on our real estate securities and acquisition fees and expenses that are incurred as part of our investment activities. However, MFFO may not be a useful measure of our operating performance or as a comparable measure to other typical non-traded REITs if we do not continue to operate in a similar manner to other non-traded REITs, including if we were to extend our acquisition and development stage or if we determined not to pursue an exit strategy.
However, MFFO does have certain limitations. For instance, the effect of any amortization or accretion on debt investments originated or acquired at a premium or discount, respectively, is not reported in MFFO. In addition, realized gains (losses) from acquisitions and dispositions and other adjustments listed above are not reported in MFFO, even though such realized gains (losses) and other adjustments could affect our operating performance and cash available for distribution. Stockholders should note that any cash gains generated from the sale of investments would generally be used to fund new investments. Any mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions.
We typically purchase CMBS at a premium or discount to par value, and in accordance with GAAP, record the amortization of premium/accretion of the discount to interest income (the “CMBS effective yield”). We believe that reporting the CMBS effective yield in MFFO provides better insight to the expected contractual cash flows and is more consistent with our review of operating performance.
Neither FFO nor MFFO is equivalent to net income (loss) or cash flow provided by operating activities determined in accordance with U.S. GAAP and should not be construed to be more relevant or accurate than the U.S. GAAP methodology in evaluating our operating performance. Neither FFO nor MFFO is necessarily indicative of cash flow available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Furthermore, neither FFO nor MFFO should be considered as an alternative to net income (loss) as an indicator of our operating performance.
The following table presents a reconciliation of FFO and MFFO attributable to common stockholders to net income (loss) attributable to common stockholders (dollars in thousands):

	Years Ended December 31,
	2015	2014	2013(1)
Funds from operations:
Net income (loss) attributable to NorthStar Real Estate Income II, Inc. common stockholders	$(5,337)	$3,183	$12
Adjustments:
Depreciation and amortization	11,812	—	—
Depreciation and amortization related to non-controlling interests	(90)	—	—
FFO attributable to NorthStar Real Estate Income II, Inc. common stockholders	$6,385	$3,183	$12

Modified funds from operations:
FFO attributable to NorthStar Real Estate Income II, Inc. common stockholders	$6,385	$3,183	$12
Adjustments:
Amortization of premiums, discounts and fees on investments and borrowings, net	1,835	609	42
Acquisition fees and transaction costs on investments	12,210	—	—
Straight-line rental (income) loss	(488)	—	—
Amortization of capitalized above/below market leases	152	—	—
Adjustments related to non-controlling interests	(63)	—	—
Deferred tax (benefit) expense	137	—	—
MFFO attributable to NorthStar Real Estate Income II, Inc. common stockholders	$20,168	$3,792	$54
_________________________________

(1)	Represents the period from September 18, 2013 (date of our first investment) through December 31, 2013.
Net Tangible Book Value Per Share
The offering price in our offering is higher than the net tangible book value per share of our common stock as of December 31, 2015. Net tangible book value per share is calculated including tangible assets but excluding intangible assets such as deferred costs or goodwill and any other asset that cannot be sold separately from all other assets of the business as well as intangible assets for which recovery of book value is subject to significant uncertainty or illiquidity, less liabilities and is a non-GAAP measure. There are no rules or authoritative guidelines that define net tangible book value; however, it is generally used as a conservative measure of net worth, approximating liquidation value. Our net tangible book value reflects dilution in value of our common stock from the issue price as a result of: (i) the substantial fees paid in connection with our initial public offering, including selling commissions and dealer manager fees paid to our dealer manager; and (ii) the fees and expenses paid to our advisor in connection with the selection, origination, acquisition and sale of our investments and the management of our company.
As of December 31, 2015, our net tangible book value per share was $8.29, compared with our primary offering price per share of $10.1672 per Class A share (excluding purchase price discounts for certain categories of purchasers) and our DRP price per share of $9.79 per Class A share. Although we do not believe net tangible book value is an indication of the value of our shares, if we were to liquidate our assets at this time, you would likely receive less than the purchase price for your shares due to the factors described above with respect to the dilution in value of our common stock.
Further, investors who purchase shares in our offering may experience further dilution of their equity investment in the event that we sell additional shares of common stock in the future, if we sell securities that are convertible into shares of common stock or if we issue shares upon the exercise of options, warrants or other rights.
Distribution Reinvestment Plan
Our DRP allows you to have cash otherwise distributable to you invested in additional shares of our common stock. Shares of our common stock issued pursuant to our DRP are currently being offered at $9.79 per Class A share and $9.25 per Class T share. If during the term of our public offering our board of directors determines to change the prices of shares sold in our primary offering, shares issued pursuant to our DRP will be priced at 96.25% of the then current offering price for each class of shares. If we are no longer offering shares in a public offering, shares issued pursuant to our DRP will be issued at a price equal to the estimated value per share of such class of shares, if any has been disclosed. If we are no longer offering shares in a public offering, but we have not disclosed an estimated per share value for each class of shares prior to the termination of the offering, then the offering price for each class of shares in effect immediately prior to the termination of the offering will be deemed the estimated per share value for such class of shares for purposes of our DRP. Purchases will be made directly from us and must be in the same class as the shares for which such stockholder received distributions that are being invested. We may amend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP, upon ten-days prior written notice to participants. We may provide written notice by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to this prospectus or Post-Effective Amendment filed with the SEC. A copy of our DRP is included as Appendix C to this prospectus.
You may elect to participate in our DRP by completing the subscription agreement or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. You may also withdraw at any time, without penalty, by delivering written notice to us. We may amend, suspend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP, at any time upon ten days prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the ownership limits contained in our charter to be violated. Following any termination of our DRP, all subsequent distributions to stockholders would be made in cash.
Participants may acquire shares of our common stock pursuant to our DRP until the earliest date upon which: (i) all the common stock registered in this or future offerings to be offered pursuant to our DRP is issued; (ii) our offering and any future offering pursuant to our DRP terminate and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered pursuant to our DRP; or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available pursuant to our DRP will be sold at a price equal to the fair market value for the shares of such class of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price for such class of shares, which will equal the price on the national securities exchange on which such class of shares of common stock are listed at the date of purchase.
Holders of common units in our operating partnership may also participate in our DRP and have cash otherwise distributable to them by our operating partnership invested in our common stock of the same class at the current price for which shares of such class are being offered pursuant to our DRP.

Stockholders who elect to participate in our DRP, and who are subject to U.S. federal income taxation laws, will be treated for tax purposes as having received a dividend in an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders” in the case of a non-U.S. stockholder (as defined therein). However, the tax consequences of participating in our DRP will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our DRP.
All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in our DRP will have an opportunity to withdraw from the plan at least annually after receiving this information.
Share Repurchase Program
Our share repurchase program provides an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. Only stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, will be eligible to participate in the share repurchase program. The purchase price for shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock.
During the period of any public offering, we will repurchase shares at a price equal to, or at a discount from, the purchase price paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%
During the period of any public offering, the repurchase price will be equal to or less than the price of the respective class shares offered in the relevant offering. If we are engaged in a public offering and the repurchase price calculated in accordance with the terms of the share repurchase program would result in a price that is higher than the then-current public offering price of such class of common stock, then the repurchase price will be reduced and will be equal to the then-current public offering price of such class of common stock. If we are no longer offering shares in a public offering, we will repurchase shares at a price equal to the estimated value per share of such class of shares, if any has been disclosed. If we are no longer offering shares in a public offering, but have not disclosed an estimated per share value for each class of shares prior to the termination of the offering, then the offering price for each class of shares in effect immediately prior to the termination of the offering will be deemed the repurchase price for each such class.
Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we will not repurchase shares unless you have held the shares for at least one year. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be repurchased at the higher of the price paid for the shares or our estimated per share value, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or our estimated value per share. A qualifying disability is a disability as such term is defined in Section 72(m)(7) of the Internal Revenue Code that arises after the purchase of the shares requested to be repurchased.
Repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which last date of the quarter we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date. In the event that you seek the repurchase of all of your shares of our common stock, shares of our common stock purchased pursuant to our DRP may be excluded from the foregoing one-year holding period requirement. If you have made more than one purchase of our common stock (other than through our DRP), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of units of our operating partnership who exchange their operating partnership units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their operating partnership units.
At any time the repurchase price is determined by any method other than the net asset value of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sale, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.
We cannot guarantee that the funds set aside for our share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient cash available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.
We are not obligated to repurchase shares of our common stock under our share repurchase program. We presently intend to limit the number of shares to be repurchased to: (i) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares pursuant to our DRP in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.
The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our DRP. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our DRP are not sufficient to fund repurchase requests pursuant to the limitations outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.
Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange or included for quotation in a national securities market, at which time our share repurchase program would terminate. No such market presently exists nor are the shares currently listed on an exchange, and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws.
In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program at any time upon ten-day’s notice except that changes in the number of shares that can be repurchased during any calendar year will take effect only upon ten-business days prior written notice. We may provide written notice by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to this prospectus or Post-Effective Amendment filed with the SEC. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.
For the year ended December 31, 2015, we repurchased 0.2 million shares of our common stock pursuant to the share repurchase program, totaling $2.2 million at a weighted average price of $9.87 per share pursuant to our share repurchase program. We funded these repurchases using cash set aside for that purpose which did not exceed proceeds received from our DRP for the prior calendar year. As of December 31, 2015, there were no unfulfilled repurchase requests.
Liquidity Events
Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through our offering or follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time. A liquidity transaction could consist of a sale or partial sale or roll-off to scheduled maturity of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.
Business Combinations
Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if our board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by our board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.
Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a

“control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to our board of directors and the proposal of business to be considered by the stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of our board of directors; or (iii) by any stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only: (i) by or at the direction of our board of directors; or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:
•a classified board of directors;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of our directors;

•	a requirement that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•a majority requirement for the calling of a special meeting of stockholders.
We have elected to provide that, at such time as we are subject to Subtitle 8, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.

Tender Offers
Our charter provides that any tender offer made by a person, including, without limitation, any “mini-tender” offer, must comply with certain notice and disclosure requirements. A tender offer is any widespread solicitation for shares of our stock at firm prices for a limited time period.
In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with all of the provisions set forth in Regulation 14D of the Exchange Act, and provide our company notice of such tender offer at least ten business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:
•specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;
•the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and
•that all stockholders of the subject class of shares be treated equally.
In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, the noncomplying offeror shall also be responsible for all of our expenses in connection with that person’s noncompliance and no stockholder may transfer any shares to such noncomplying offeror without first offering the shares to us at the tender offer price offered by such noncomplying offeror.
Restrictions on Roll-up Transactions
Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction.” In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for our offering.
A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving securities of the roll-up entity that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion into corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our stockholder voting rights; the term of our existence; compensation to our sponsor or our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:
•accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or
•one of the following:
•remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or
•receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

•	We are prohibited from participating in any proposed roll-up transaction:

•
that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with U.S. GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director, our sponsor or any affiliate thereof during the year; and our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.
Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

Valuation Policy
Our board of directors has adopted a valuation policy, pursuant to which we will provide an estimated per share net asset value, or estimated per share NAV, of shares of our common stock consistent with FINRA requirements. We will disclose such estimated per share NAV, as applicable, in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and/or in our Current Reports on Form 8-K as well as in our annual reports to our stockholders. See “—Determination of Estimated Value Per Share and Revised Offering Prices” below. Pursuant to our valuation policy, our board of directors delegated authority to oversee the valuation process to our audit committee. As described below, we will value our assets and liabilities in a manner deemed most appropriate by our advisor, consistent with the methods and principles used to determine fair value under generally accepted accounting principles.
Our board of directors will approve an estimated per share NAV of each class of our common stock no later than December 31st of the applicable calendar year. Our audit committee, subject to the approval of our board of directors, will be responsible for the selection of a third-party recommended by our advisor to assist or to provide positive assurance of the valuation of our assets and liabilities. Our audit committee will ensure that the third-party engaged to assist in the process has substantial and demonstrable experience in valuing assets similar to those owned by us and liabilities similar to those owed by us. To assist in the process of determining an estimated per share NAV, we will obtain independent appraisals for the properties underlying our commercial real estate debt investments and for each of our owned real estate assets.
Following the engagement of a third-party valuation expert, our audit committee will be specifically responsible for:

•	approving the engagement of any additional third-party recommended by our advisor to assist or to provide positive assurance of the valuation of our assets and liabilities;

•
ensuring that any additional third-party engaged to assist in the process has substantial and demonstrable experience in valuing assets similar to those owned by us and liabilities similar to those owed by us;

•
reviewing and approving the process and methodology to be used to determine the estimated per share NAV, the consistency of the valuation methodology with real estate industry standards and practices and the reasonableness of the assumptions utilized in the valuation or derivation of the valuation ranges;

•	reviewing the reasonableness of the estimated per share NAV or range of values resulting from the process; and

•	recommending the final proposed estimated per share NAV for approval by our board of directors.
In evaluating proposals from third-party firms, our board of directors, our advisor and our audit committee, as the case may be, may consider the cost of the valuation services relative to our resources and operations, including our financial condition, scale of operations and the type, number and complexity of assets that it owns. One or more qualified third-party firms may be engaged to:

•	value our commercial real estate debt, equity and securities investments, or collectively, our real estate investments, no less frequently than every calendar year;

•
prepare the valuation of our applicable real estate investments in accordance with the Code of Ethics and Standards of Professional Practice of the Appraisal Institute, or the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice;

•
certify the valuation of our owned real estate assets; provided that the person certifying the valuation must be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic location(s) of the asset(s) being valued; provided further any valuation of our owned real estate assets, if any, by the third-party expert must be based upon a valuation of each individual asset;

•	provide positive assurance of the valuation methodology and conclusions provided by our advisor; or

•	any combination of the above.
During the intervening quarters between required valuations, our advisor may value our real estate investments and liabilities for purposes of the estimated per share NAV. We will engage a qualified third-party valuation expert to provide assistance in, and confirmation of, the process used by our advisor, the resulting valuation of our real estate investments and liabilities and the conformity of both the process and resulting valuation with real estate industry standards and practices relating to valuation. In addition, our audit committee may also engage a third-party valuation expert to review and confirm the reasonableness of the assumptions and data used by our advisor in valuing each real estate investment and all associated liabilities, including but not limited to assumptions regarding rental rates, tenant improvements and concessions, lease renewal and option exercise probabilities, revenue and expense growth rates, going-in and residual capitalization rates, discount rates, market spreads, interest rates and other data deemed material to the valuation.
Further, we may engage a third-party valuation expert to provide a written conclusion at our audit committee’s option, of either: (i) the aggregate real estate investment and liability valuation used in estimating an estimated per share NAV; or (ii) the reasonableness or positive assurance of the estimated per share NAV provided by the Advisor. We may also engage a third-party valuation expert to develop or review our advisor’s valuation of any material non-real estate related assets owned by us or liabilities owned by us.
To the extent a public offering of our common stock is ongoing, our board of directors will use estimated per share NAV of each class of our common stock to establish a revised offering prices for our common stock, taking into account selling commissions, dealer manager fees, organizational costs and other offering expenses recommended by the Advisor and approved by our board of directors, consistent with industry practices and prevailing market conditions.
Our board of directors or our audit committee may amend this policy at any time. Our board of directors or our audit committee may also choose to deviate from the valuation methods described herein if, in the opinion of the board of directors or our audit committee (as applicable), another method of estimating the estimated per share NAV is reasonably designed to result in an estimated per share NAV that is reliable.
For a description of the risks associated with the determination of and reliance on an estimated per share NAV of our common stock, see “Risk Factors—The prices of our shares in our offering were not established on an independent basis and the actual value of your investment may be substantially less than what you pay. We will be required to disclose an estimated net asset value per share of each class of our common stock prior to the conclusion of our offering and the purchase prices you pay for shares of our common stock in our offering may be higher than such estimated net asset value per share. The estimated net asset values per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.”
Determination of Estimated Value Per Share and Revised Offering Prices
Overview
On November 10, 2015, upon the recommendation of our audit committee, our board, including all of the independent directors, approved a revised offering price of $10.1672 per Class A share, or the Class A offering price, and $9.6068 per Class T share, or the Class T offering price, and, collectively with the Class A offering price, the revised offering prices, for shares sold in our offering. The revised offering prices took effect on November 16, 2015. Accordingly, any subscriptions for Class A and Class T shares of common stock received and funded after November 15, 2015 have been purchased at the revised offering prices. In addition, effective November 16, 2015, shares sold pursuant to the DRP will be sold at $9.79 per Class A share and $9.25 per Class T share.
In connection with the establishment of the revised offering prices, on November 10, 2015, the board, including all of its independent directors, approved and established an estimated value per share of our Class A and Class T common stock of $9.05. The estimated value per share is based upon the estimated value of our assets less the estimated value of our liabilities as of September 30, 2015, or the valuation date, divided by the number of shares of our common stock outstanding as of the valuation date. The information used to generate the estimated value per share, including market information, investment and property-level data and other information provided by third parties, was the most recent information practically available as of the valuation date.
Estimated Value Per Share
The estimated value per share was calculated with the assistance of our external advisor, NSAM J-NSII Ltd, or the advisor, and Robert A. Stanger & Co., Inc., or Stanger, an experienced third-party independent valuation and consulting firm engaged by us to assist with the valuation of our assets and liabilities. The audit committee recommended and the board established the estimated value per share based upon the analyses and reports provided by the advisor and Stanger. The process for estimating the value of our assets and liabilities was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. We believe that the valuation was developed in a manner reasonably designed to ensure its reliability. Unless we are required to do so earlier, it is currently anticipated that our next estimated value per share will be based upon our assets and liabilities as of December 31, 2016 and that such value will be included in our 2016 Annual Report on Form 10-K. The engagement of Stanger was approved by the board, including all of its independent directors. Stanger has extensive experience in conducting asset valuations, including of commercial real estate, or CRE, debt, properties and real estate-related securities.

Process and Methodology
The board, including all of its independent directors, approved the estimated value per share upon the recommendation of the audit committee, which is responsible for the oversight of our valuation process. In arriving at its recommendation, the audit committee relied in part on valuation methodologies that the advisor, Stanger and the board believe are standard and acceptable in the real estate and non-traded real estate investment trust, or REIT, industries for the types of assets and liabilities held by us. On November 10, 2015, Stanger delivered to the audit committee its report regarding the valuation of our assets and liabilities, including our 15 CRE debt investments, or the CRE debt investments, two CRE property investments comprised of 24 individual properties, or the CRE properties, and two portfolios of real estate private equity funds interests, or the PE investments, as further described below.
Valuation of Commercial Real Estate Debt Investments
The estimated value of the CRE debt investments was established by performing a comparable market interest rate analysis for each investment. Stanger evaluated the estimated value for each CRE debt investment by applying a discounted cash flow, or DCF, analysis over the projected term of the investment, taking into account prepayment options available to each borrower. The cash flow estimates used in the DCF analysis were based on the investment’s contractual agreement and corresponding interest and principal cash flow. The expected cash flow was then discounted at an interest rate that Stanger estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account, for example, remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant. In estimating the market interest rate for each CRE debt investment, Stanger reviewed the most recent third-party appraised value of the collateral underlying each CRE debt investment, as well as loan reserve balances held by us. Stanger observed that the value of the underlying collateral for all of the CRE debt investments exceeded the applicable loan balance outstanding as of the valuation date and all third-party appraisals were completed within 12 months of the valuation date. The range of discount rates used by Stanger to estimate the value of the CRE debt investments was approximately 4.2% to 6.2% and the weighted average discount rate was approximately 5.0%. As of the valuation date, the estimated value of our CRE debt investments was $672.0 million, compared with an aggregate outstanding principal balance of $664.0 million. In addition, as of the valuation date, our CRE debt investments contained approximately $30.2 million of future funding commitments which were not included for purposes of calculating our estimated value per share
Valuation of Commercial Real Estate Properties
To estimate the value of the CRE properties, Stanger reviewed and utilized recently conducted third-party appraisal reports performed in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. In reviewing the recent third-party appraisals for the purpose of determining each CRE property’s value, Stanger utilized all information that it deemed relevant, including information from the advisor and its own data sources, including a review of capitalization rates observed in the markets where the CRE properties are located, recent material leasing activity at the CRE properties and other factors. The third-party appraisals of the CRE properties primarily relied upon an income approach to value, utilizing a DCF method or a combined DCF and direct capitalization method, which Stanger believes are appropriate methodologies for valuing assets similar to those owned by us. Discount and capitalization rates were selected by the appraisers by taking into account, among other factors, prevailing discount and capitalization rates in the commercial property sector as deemed appropriate for each property. The range of discount rates used to estimate the value of the CRE properties was 6.8% to 7.2% and the weighted average discount rate was approximately 7.2%. The range of direct and terminal capitalization rates used to estimate the value of the CRE properties was 6.5% to 6.8% and the weighted average capitalization rate was approximately 6.6%. As applicable, Stanger adjusted the estimated property value for our allocable ownership interest in the CRE properties to account for the interests of any third-party investment partners, including contractual distribution waterfalls. Each property appraisal utilized in Stanger’s valuation report was certified by an appraiser with an MAI designation and licensed in the state in which the CRE properties were located. As of the valuation date, the estimated value of our CRE properties was $492.3 million, compared with an aggregate initial purchase price, including subsequent capital expenditures, of $444.2 million.
Valuation of Private Equity Fund Limited Partnership Interests
To estimate the value of our PE investments, Stanger utilized the aggregate reported net asset value of the underlying fund interests as of June 30, 2015, the most recent quarterly financial information as reported by each of the underlying fund managers, or the PE investment NAV. The individual net asset values reported by each fund manager take into account the specific structures set forth in the governing documents for each fund. As of the valuation date, the estimated value of our PE Investments was $63.3 million, compared with a carrying value of $60.4 million.

Valuation of Commercial Real Estate Liabilities
Stanger estimated the fair value of our real estate-related liabilities by discounting the stream of expected interest and principal payments for each liability by an interest rate that Stanger estimated a current market participant would require for instruments with similar collateral and duration assuming an orderly market environment, taking into account factors such as remaining loan term, loan-to-value ratio, collateral type, debt service coverage, security position and other factors deemed relevant.
Cash, Other Assets and Other Liabilities
The fair value of our cash, other tangible assets and other liabilities was estimated by the advisor to approximate carrying value as of the valuation date.
Estimated Net Asset Value Per Share
Based on the above valuations and estimates and subject to the assumptions and limiting conditions contained in its report, Stanger estimated the net asset value per fully diluted common share outstanding of our company as of the valuation date to be $9.05 per share.
The table below sets forth the calculation of our estimated value per share as of the valuation date and revised offering prices ($ in thousands, except per share values):

	Estimated Value	Estimated Value per Share
CRE Debt Investments	$671,974	$8.69
CRE Properties	492,300	6.37
PE Investments	63,348	0.82
Cash and other assets	249,214	3.22
Total Liabilities and non-controlling interests	(776,823)	(10.05)
Total estimated value as of September 30, 2015	$700,013	$9.05

Shares outstanding (in thousands)	77,338

	Class A Shares	Class T Shares
Estimated net asset value per share	$9.05	$9.05
Estimated enterprise value	None assumed
Estimated offering costs and expenses	1.12	0.56
Revised Offering Prices (rounded to the nearest whole cent)	$10.17	$9.61
The estimated value per share and the revised offering prices approved by the audit committee and the board do not reflect our “enterprise value,” which may include a premium or discount for:

•	the large size of our portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•
the characteristics of our working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	disposition and other expenses that would be necessary to realize the value;

•	the services being provided by personnel of the advisor under the advisory agreement and our potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if we were to list our shares of common stock on a national securities exchange.
On November 10, 2015, Stanger delivered its final valuation report to the audit committee. The audit committee was given an opportunity to confer with the advisor and Stanger regarding the methodologies and assumptions used therein and determined to recommend to the board the estimated value per share of our common stock.

The board is responsible for the establishment of the estimated value per share of our common stock. In arriving at its determination of the estimated value per share, the board considered all information provided in light of its own familiarity with our assets and unanimously approved the estimated value recommended by the audit committee.
In the aggregate, the estimated value of our CRE debt investments, CRE properties and PE investments of $1.2 billion represents an approximate 5.1% increase in value over our carrying value for such investments as of the valuation date.
Sensitivity Analysis
Changes to the key assumptions used to arrive at the revised offering prices, including the overall capitalization rate and discount rate used to value the CRE debt investments, CRE properties and PE investments would have a significant impact on the underlying value of our assets. The following chart presents the impact on our estimated net asset value per share resulting from a 5.0% adjustment to the discount rates and capitalization rates applied to estimate the value of the CRE debt investments and CRE properties, as well as a 5.0% change in the estimated aggregate value of the PE investments.

	Range of Value
	Low	Midpoint	High
Estimated Net Asset Value Per Share	$8.63	$9.05	$9.52
Weighted Average Discount Rate (CRE Debt Investments)	5.3%	5.0%	4.8%
Weighted Average Discount Rate (CRE Properties)	7.7%	7.2%	6.9%
Weighted Average Capitalization Rate (CRE Properties)	7.0%	6.6%	6.3%
Assumed Value of PE Investments	95%	100%	105%
The following table presents the impact on our estimated value per share resulting from a 5.0% adjustment to the discount rates used to value the CRE debt investments, the discount rates and capitalization rates applied to estimate the value of the CRE properties, as well as a 5.0% change in the estimated aggregate value of the PE investments, with the impact of each asset class within our portfolio shown in isolation:

	Range of Value
	Low	Midpoint	High
CRE Debt Investments	$8.97	$9.05	$9.14
CRE Properties (Capitalization Rates)	$8.83	$9.05	$9.30
CRE Properties (Discount Rates)	$8.97	$9.05	$9.14
PE Investments	$9.01	$9.05	$9.09
All investments	$8.63	$9.05	$9.52
Limitations and Risks
As with any valuation methodology, the methodologies used to determine our estimated value per share and revised offering prices are based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete. Further, different market participants using different assumptions and estimates could derive different estimated values. The differences between our offering prices and actual value per share will fluctuate depending on the actual value of our assets per share at any given point in time.
Although the board relied on estimated values of our assets and liabilities and estimates of offering costs and other expenses in establishing the revised offering prices, the revised offering prices may bear no relationship to our book or asset value. In addition, the revised offering prices may not represent the prices at which shares of our common stock would trade on a national securities exchange, the amount realized in a sale, merger or liquidation of our company or the amount a stockholder would realize in a private sale of shares. The audit committee and board considered an estimated value of our assets and liabilities as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, changes in market interest rates for commercial real estate debt investments, changes in capitalization and discount rates, rental and growth rates, changes in laws or regulations impacting the commercial real estate industry, demographic changes, returns on competing investments, changes in administrative expenses and other costs, the amount of distributions on our common stock, repurchases of our common stock, changes in the number of shares of our common stock outstanding, the proceeds obtained for any common stock transactions, local and national economic factors and the factors specified in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in our other filings with the SEC. There is no assurance that the methodologies used to establish the revised offering prices would be acceptable to FINRA or in compliance with Employee Retirement Income Security Act guidelines with respect to their reporting requirements.

Revised Offering Prices
Upon the advisor’s review of Stanger’s valuation report, and in light of other factors considered by the advisor, including the advisor’s extensive knowledge of our assets and liabilities, the advisor recommended to the audit committee that it recommend that the board adopt $10.1672 as the new Class A offering price and $9.6068 as the new Class T offering price, inclusive of offering costs and expenses. The audit committee was given an opportunity to confer with the advisor and Stanger regarding the methodologies and assumptions used and determined to recommend to the board the revised offering prices for the offering. In arriving at its determination of the revised offering prices, the board considered all information provided in light of its own familiarity with our assets and approved the revised offering prices recommended by the audit committee.
The board determined the revised offering prices by taking the $9.05 estimated value per share and adding the per share up-front selling commissions, dealer manager fees and estimated organization and offering expenses to be paid with respect to Class A and Class T shares, respectively, such that after the payment of such commissions, fees and expenses, the net proceeds to us will be the same for both Class A and Class T shares. The revised offering prices took effect on November 16, 2015.
Distribution Reinvestment Plan
Pursuant to our DRP, effective November 10, 2015, distributions may be reinvested in shares of our common stock at a price of $9.79 per Class A share and $9.25 per Class T share, which is approximately 96.25% of the revised offering prices. Prior to the determination of the estimated value per share, the DRP offering price was $9.50 per Class A share and $9.10 per Class T share, which was 95% and approximately 96.25% of the most recent public offering prices for the Class A and Class T shares, respectively.

THE OPERATING PARTNERSHIP AGREEMENT
Our operating partnership is a Delaware limited partnership. We hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. We are the sole general partner and a limited partner of our operating partnership. An affiliate of our advisor has contributed $1,000 to our operating partnership in exchange for common units and NorthStar OP Holdings II has invested $1,000 in exchange for special units. We, and affiliate of, our advisor and NorthStar OP Holdings II are currently the only limited partners. The following is a summary of the material terms and provisions of the partnership agreement of NorthStar Real Estate Income Operating Partnership II, LP, as amended and restated as of the date of this prospectus. This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.
Management of the Operating Partnership
As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We may not be removed as general partner by the limited partners. Our board of directors has at all times ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Neither NorthStar OP Holdings II nor any other limited partner of our operating partnership may transact business for our operating partnership or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. Pursuant to an advisory agreement with our advisor, we have delegated to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the origination, acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.
A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs.
NorthStar OP Holdings II and an affiliate of our advisor have expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
Additional Capital Contributions
Our operating partnership has classes of common units that correspond to our classes of common stock: Class A common units and Class T common units. Such common units will have economic terms that vary based upon the class of shares issued. In connection with any and all issuances of our Class A shares and Class T shares of common stock, we will make capital contributions to the operating partnership of the proceeds therefrom in exchange for common units of the same class as the applicable shares with respect to which offering proceeds have been received, provided that if the proceeds actually received and contributed by us are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then we shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance. Upon any such capital contribution by us, our capital account will be increased by the actual amount of our capital contribution.
We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units to us if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership, including the common units owned by us.
As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.
If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings; or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.
Operations
The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability (other than any federal income tax liability associated with our retained capital gains); and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.
Distributions
The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.
The holder of the special units will be entitled to distributions from our operating partnership equal to 15% of distributions after the other partners, including us, have received in the aggregate, cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 7% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.
LTIP Units
As of the date of this prospectus, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in the partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our board of directors and our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units, a class of partnership units in our operating partnership, will receive the same quarterly per unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per unit of the general partner’s common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership’s common units. This valuation is unrelated to our annual valuation provided to ERISA fiduciaries or any other valuation requirements.
Our partnership agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.
Partnership Expenses
In addition to the administrative and operating costs and expenses incurred by our operating partnership in originating and acquiring our investments, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:
• all expenses relating to the formation and continuity of our existence;

•all expenses relating to our offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;
•all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Redemption Rights
The holders of common units (other than us and any of our subsidiaries) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. The conversion ratio will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of shares of our common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limit in our charter;

•	result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•
cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

The special units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement; or (ii) a listing of our shares. If the triggering event is a listing of our shares, the amount of the payment will be: (i) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing event; or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. If the triggering event is the termination of our advisory agreement other than for cause, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. According to the terms of the partnership agreement, internalization of our advisor would result in the redemption of the special units because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, the special unit holder might agree to amend or waive the redemption feature.
Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.
Transferability of Operating Partnership Interests
We may not: (i) voluntarily withdraw as the general partner of our operating partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than an affiliate of our advisor.
With certain exceptions limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are our operating partnership’s tax matters partner and have the authority to make tax elections under the Internal Revenue Code on our operating partnership’s behalf.
Term
The term of the operating partnership will continue in full force and effect until dissolved upon the first to occur of any of the following events:

•	the bankruptcy, dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue our operating partnership);

•	the passage of ninety (90) days after the sale or other disposition of all or substantially all the assets of our operating partnership; or

•	the election by the general partner that our operating partnership should be dissolved.
Amendments
In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership (other than us or any of our affiliates).

PLAN OF DISTRIBUTION
General
We are publicly offering a maximum of $1,500,000,000 in shares of our common stock, in any combination of Class A shares and Class T shares, on a “best efforts” basis through our dealer manager. Because this is a “best efforts” offering, our dealer manager must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. Shares of our common stock sold in our primary offering are being offered at $10.1672 per Class A share and $9.6068 per Class T share. Class A shares offered in our primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $150,000,000 in any combination of Class A shares and Class T shares issuable pursuant to our DRP. Any shares purchased pursuant to our DRP will be sold at $9.79 per Class A share and $9.25 per Class T share. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our DRP. On November 10, 2015, our board of directors approved and established an estimated value per share of our Class A and Class T common stock of $9.05. The estimated value per share is based upon the estimated value of our assets less the estimated value of our liabilities as of September 30, 2015, or the valuation date, divided by the number of shares of our common stock outstanding as of the valuation date. The current prices for this offering were determined by our board by taking the $9.05 estimated value per share and adding the per share up-front selling commissions, dealer manager fees and estimated organization and offering expenses to be paid with respect to Class A and Class T shares, respectively, such that after the payment of such commissions, fees and expenses, the net proceeds to us will be the same for both Class A and Class T shares. In arriving at its determination of the revised offering prices, the board considered all information provided in light of its own familiarity with our assets and approved the revised offering prices, which was recommended by the audit committee after being given an opportunity to confer with the advisor and the valuation firm regarding the methodologies and assumptions used in the establishing the estimated value per share.
Unless we are required to do so earlier, it is currently anticipated that our next estimated value per share will be based upon our assets and liabilities as of December 31, 2016 and that such value will be included in our 2016 Annual Report on Form 10-K. In connection with the disclosure of a new estimated per share value of our common stock, our board of directors may determine to modify the offering prices of our shares, if we are engaged in an offering at that time, and the purchase price stockholders pay for shares of our common stock may be higher than such estimated per share value. We also may adjust the prices at which shares are reinvested pursuant to our DRP and the price at which shares are redeemed pursuant to our share redemption program. If our board of directors determines that it is in our best interests, we may conduct one or more follow-on public offerings upon termination of our offering. Our charter does not restrict our ability to conduct offerings in the future.
We expect to sell the $1,500,000,000 in Class A and Class T shares offered in our primary offering over a three-year period. On April 28, 2016, we filed a registration statement with the SEC for a follow-on offering of up to $200 million in shares of our common stock and, as a result, our offering may continue until November 6, 2016, or such longer period as permitted under applicable law and regulations. We may continue to offer shares pursuant to our DRP beyond these dates until we have sold $150,000,000 in Class A and Class T shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue our offering beyond one year from the date of this prospectus. We may terminate our offering at any time.
Our dealer manager is a securities broker-dealer registered with the SEC and a member firm of FINRA that was formed in 2009. The principal business of our dealer manager is to sell the securities offered by programs sponsored by our sponsor. Our dealer manager is indirectly owned and controlled by our sponsor. This is the third offering for which our dealer manager has served as a dealer manager and its employees average over 15 years’ experience in the broker-dealer industry.
Compensation of Dealer Manager and Participating Broker-Dealers
Selling Commissions and Discounts (Class A and Class T Shares)
Except as provided below, our dealer manager receives selling commissions of up to 7% of the gross offering proceeds from Class A shares sold in our primary offering and up to 2% of the gross offering proceeds from Class T shares sold in our primary offering. Our dealer manager will also receive up to 3.0% of our gross offering proceeds from the sale of Class A shares and up to 2.75% of our gross offering proceeds from the sale of Class T shares as compensation for acting as our dealer manager. We do not pay any selling commissions or dealer manager fees for shares sold pursuant to our DRP.
Our dealer manager has authorized other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Our dealer manager reallows all of its selling commissions attributable to a participating broker-dealer. Our dealer manager may also reallow a portion of its dealer manager fee to any participating broker-dealer as a marketing fee. The amount of the reallowance to any participating broker-dealer will be based upon prior or projected volume of sales and the amount of marketing assistance anticipated to be provided in our offering. In addition, to the extent our dealer manager does not reallow the full dealer manager fee for shares sold in our primary offering to participating broker-dealers as a marketing fee, our dealer manager may use the portion of its dealer manager fee that it retains to reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with our offering and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that our dealer manager will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our primary offering, as required by the rules of FINRA.
We may also sell Class A shares at a discount to our primary offering price through certain distribution channels. The selling commission will be waived and the dealer manager fee may be waived or reduced at the discretion of the dealer manager, in connection with the following categories of Class A sales:

•	sales in which an investor pays a broker a periodic fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•
sales in which an investor has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	sales in which an investor is investing through a bank acting as trustee or fiduciary.
We will receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates will compensate any person engaged as a financial advisor by a potential investor as an inducement for such financial advisor to advise favorably for an investment in us.
If an investor purchases Class A shares in our offering net of commissions through a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, our dealer manager will reduce their dealer manager fee by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our Class A shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in Class A shares reduced by the amount of his or her annual custodial fee and the investor must include support for the amount of his or her annual custodial fee with the subscription agreement.
Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling Class A shares and Class T shares of our common stock (or with our dealer manager) to reduce or eliminate the selling commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating selling commissions and dealer manager fees payable in connection with sales to such institutional investors and affiliates.
Distribution Fee (Class T Shares Only)
In addition to the dealer manager fee and selling commission, we will also pay our dealer manager a distribution fee of 1.0% per annum of the gross offering price per share (or, if we are no longer offering primary shares, the most recent gross offering price per share or the estimated per share value of Class T shares, if any has been disclosed) for Class T shares sold in the primary offering. The distribution fee will accrue daily and be paid monthly in arrears. We will pay the distribution fee to our dealer manager, which may reallow or advance the fee to the participating broker dealer who sold the Class T shares or, if applicable, to a subsequent broker dealer of record of the Class T shares so long as the subsequent broker dealer is party to a selected dealer agreement with our dealer manager that provides for reallowance in order to compensate the dealer manager and participating broker dealers for ongoing services related to marketing and shareholder support including, but not limited to, regular communication with stockholders, responding to questions about the investment and general advice concerning the investment and asset allocation. The distribution fees are ongoing fees that are not paid at the time of purchase.
We will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the Class T shares held in such account. We cannot predict if or when this will occur. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. Stockholders will receive notice that their Class T shares have been converted into Class A shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective net asset value per share for each class. In the case of a Class T share purchased in the primary offering at a price equal to $9.61, the maximum distribution fee that may be paid on that Class T share, depending on other underwriting expenses, will be equal to approximately $0.50 per share, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.61 per Class T share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T shares, this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.61 per Class T share. If a stockholder’s account includes Class T shares and the stockholder makes a subsequent purchase of Class T shares in the primary offering in the same stockholder account, the total underwriting compensation limit will be based on the total number of primary offering Class T shares in the account and the distribution fees will be calculated on all of the primary offering Class T shares in the account, such that the conversion of the Class T shares from the initial purchase will be delayed and the accrual of the distribution fees and the conversion of the Class T shares with respect to the subsequent purchase will happen on a more accelerated basis than would have been the case if the stockholder had made the subsequent purchase in a separate account. Stockholders may elect to make subsequent purchases in a separate account. Whether a stockholder elects to purchase additional primary shares in the same account or in separate accounts will not change the aggregate amount of distribution fees paid with respect to a stockholder’s shares, but will affect the timing of such payments. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A share and Class T share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T share.
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.
Dealer Manager and
Participating Broker-Dealer Compensation

	Maximum Aggregate(1)		Percentage of Maximum Offering Amount
Class A Shares
Selling Commissions	$84,000,000		7.0%
Dealer Manager Fees	$36,000,000		3.0%
Class T Shares
Selling Commissions	$6,000,000		2.0%
Dealer Manager Fees	$8,250,000		2.75%
Distribution Fee	—	(2)	—	(2)
_______________________________

(1)	The maximum aggregate compensation assumes that 20% and 80% of the shares sold in the primary offering are Class A shares and Class T shares, respectively.

(2)
The distribution fees are ongoing fees that are not paid at the time of purchase. We will cease paying distribution fees with respect to each Class T share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A shares and Class T shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which total underwriting compensation, including dealer manager fees, selling commissions, and distribution fees with respect to the Class T shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross offering price at the time of the investment in the Class T shares held in such account. We cannot predict if or when this will occur. All Class T shares will automatically convert into Class A shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T shares held in a stockholder’s account will automatically convert into Class A shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. With respect to the conversion of Class T shares into Class A shares, each Class T share will convert into an amount of Class A shares based on the respective net asset value per share for each class. If $1.5 billion in shares (consisting of $1.2 billion in Class A shares, at $10.17 per share, and $300 million in Class T shares, at $9.61 per share) is sold in this offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $15.75 million, before the 10% underwriting compensation limit is reached.
Subject to the cap on organization and offering costs described below, we also reimburse our dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.
In accordance with the rules of FINRA, the total amount of all items of underwriting compensation, from whatever source, payable to underwriters, participating broker-dealers or affiliates thereof will not exceed an amount equal to 10% of our gross proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering costs, including the seller commissions and dealer manager fee, to 15% of gross offering proceeds. We expect our organization and offering costs (other than the selling commissions and dealer manager fees) to be approximately 1.0% of our gross proceeds from our offering, assuming we raise the maximum offering amount. The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and organization and offering costs will not exceed 15% of the gross offering proceeds.
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.
Special Discounts (Class A shares only)
Our dealer manager has agreed to sell up to 5% of the Class A shares offered hereby in our primary offering to persons to be identified by us at a discount from the offering price. We intend to use this “friends and family” program to sell Class A shares to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals, and others to the extent consistent with applicable laws and regulations. We will sell such shares at a 10% discount, or at $9.1505 per Class A share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares.
Our executive officers and directors, as well as officers and employees of our advisor and our advisor’s affiliates, at their option, also may purchase Class A shares offered hereby in our primary offering at a discount from the offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will sell such shares at a 10% discount, or at $9.1505 per Class A share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares.
We may sell Class A shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.4555 per Class A share, reflecting that selling commissions in the amount of approximately $0.71 per Class A share will not be payable. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.
We are offering volume discounts to investors who purchase more than $500,000 of Class A shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced. Because our dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

Assuming an offering price of $10.1672 per Class A share, the following table shows the discounted price per share for volume sales of our primary shares for the Class A shares sold in our primary offering (all amounts are rounded to the nearest whole cent):

Dollar Volume Purchased	Purchase Price per Share to Investor	Percentage Based on $10.1672 per Class A Share	Commission Amount per Class A Share	Dealer Manager Fee per Class A Share	Net Proceeds per Class A Share
$500,000 or less	$10.17	7%	$0.71	$0.31	$9.15
$500,001 – $1,000,000	10.07	6%	0.61	0.31	9.15
$1,000,001 –$2,000,000	9.96	5%	0.51	0.31	9.15
$2,000,001 – $3,000,000	9.86	4%	0.41	0.31	9.15
$3,000,001 – $5,000,000	9.76	3%	0.31	0.31	9.15
Over $5,000,000	9.66	2%	0.21	0.31	9.15
We will apply the reduced selling price and selling commission to the entire purchase made at one time. All commission rates and dealer manager fees are calculated assuming a price per Class A share of $10.1672. For example, a purchase of 250,000 Class A shares in a single transaction would result in a purchase price of $2,465,550 ($9.8622 per share), selling commissions of $101,672 and dealer manager fees of $76,254.
To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Purchase” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Purchase” space. In order to qualify for a particular volume discount as the result of multiple purchases of shares from the same participating broker-dealer, all such purchases must be made by an individual or entity with the same social security number or taxpayer identification number, as applicable; provided, that, purchases by an individual investor and his or her spouse living in the same household may also be combined for purposes of determining the applicable volume discount.
In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.
Only Class A shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our DRP will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.
Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.
An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you are permitted to participate in our DRP, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in our offering than you would receive if you participate in our DRP and have your distributions reinvested at the price offered thereunder.
Term and Termination of the Dealer Manager Agreement
Our agreement with our dealer manager provides that our dealer manager is our exclusive agent and managing dealer until the termination of our offering. Either party may terminate the dealer manager agreement upon 60 calendar days written notice to the other party.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $4,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $100, except for purchases made pursuant to our DRP, which are not subject to any minimum purchase requirement.
Ameriprise Selected Dealer Agreement
On February 20, 2015, we entered into a selected dealer agreement, or the selected dealer agreement, with Ameriprise Financial Services, Inc., or Ameriprise, NSAM, our advisor, and our dealer manager pursuant to which Ameriprise will act as a selected dealer and will offer and sell, on a best efforts basis, shares of our common stock, or our shares, pursuant to our offering.
Pursuant to the terms of the selected dealer agreement, Ameriprise generally will be: (i) paid a selling commission of up to 7.0% of the price of each Class A share (excluding shares sold pursuant to our DRP) sold by Ameriprise; provided, however, that such selling commission shall be reduced with respect to sales to certain categories of purchasers, as described in the selected dealer agreement and the prospectus for our offering; (ii) reallowed by our dealer manager from our dealer manager fee a marketing support fee of up to 1.5% of the full price of each Class A share (excluding shares sold pursuant to our DRP) sold by Ameriprise; (iii) reimbursed for its out-of-pocket expenses actually incurred and directly related to our primary offering consistent with the language in the prospectus for our offering and the regulations of FINRA; and (iv) subject to applicable FINRA limitations, paid for mutually agreed upon technology costs associated with our primary offering, related costs and expenses and other costs and expenses related to the facilitation of the marketing of our shares and the ownership of shares by Ameriprise’s customers, including fees to attend conferences.
Subject to certain limitations set forth in the selected dealer agreement, we, our dealer manager, our advisor and our sponsor, jointly and severally, agreed to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of the Securities Act against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with our offering or in certain filings with the SEC and certain other public statements, or the breach by us, our dealer manager, our advisor or our sponsor or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of the selected dealer agreement. In addition, we have agreed to reimburse our sponsor and our advisor for any amounts they are required to pay with respect to certain indemnification obligations to Ameriprise that they may incur concerning these matters.
SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize certain sales material in connection with our offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to our offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
Our offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of our offering of the shares of our common stock.
LEGAL MATTERS
The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Greenberg Traurig, LLP.
EXPERTS
The audited consolidated financial statements and schedule of NorthStar Real Estate Income II, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

The audited statement of revenues and certain expenses of the Mid-South Portfolio (as defined in our Current Report on Form 8-K/A, filed with the SEC on September 2, 2015) incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, upon the authority of said firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus on our website at www.northstarsecurities.com/income2. There is additional information about us and our advisor and its affiliates on our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of our website are not incorporated by reference in or otherwise a part of this prospectus.
The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:
•Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 18, 2016;
•Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2015;

•	Current Report on Form 8-K filed with the SEC on March 24, 2016;

•	Current Report on Form 8-K/A filed with the SEC on September 2, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 28, 2014.
We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but have not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
NorthStar Real Estate Income II, Inc.
Attn: Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ADDITIONAL INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding our offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are subject to the informational reporting requirements of the Exchange Act and under the Exchange Act and will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.
You may also request a copy of these filings at no cost, by writing or telephoning us at:
NorthStar Real Estate Income II, Inc.
Attn: Investor Relations
399 Park Avenue, 18th Floor
New York, New York 10022
(212) 547-2600
Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
We also maintain a website at www.northstarsecurities.com/income2, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:
PRIOR PERFORMANCE TABLES
The following prior performance tables provide information relating to the real estate programs sponsored by NorthStar Realty Finance Corp., or our prior sponsor, and its affiliates, collectively referred to herein as the prior real estate programs. These programs of our prior sponsor and its affiliates focus on investments in commercial real estate, or CRE, debt, CRE securities and real estate properties. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with: (i) exposure to CRE debt investments; and (ii) current income. Other than NorthStar Real Estate Income Trust, Inc. and NorthStar Healthcare Income, Inc., the prior real estate programs were conducted by privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with our offering or many of the laws and regulations to which we are subject. In addition, our sponsor is a publicly traded company with an indefinite duration.
This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.
Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.
Description of the Tables
All information contained in the Tables in this Appendix A is as of December 31, 2015. The following tables are included herein:

Table I	—	Experience in Raising and Investing Funds (As a Percentage of Investment)
Table III	—	Annual Operating Results of Prior Real Estate Programs
Table IV	—	Results of Completed Programs
Table V	—	Sales or Disposition of Assets

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table I presents information showing the experience of our prior sponsor and affiliates in raising and investing funds for prior real estate programs. Information is included for offerings with similar investment objectives that have closed for the three years ended December 31, 2015. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2015 (dollars in thousands).

	NorthStar Realty Finance Corp.(1)	NorthStar Income Opportunity REIT I, Inc.(2)	NorthStar Real Estate Income Trust, Inc.(2)
Dollar amount offered	$7,536,669	$100,000	$1,100,000
Dollar amount raised	$7,536,669	$36,069	$1,100,000
Date offering began	October 29, 2004	June 10, 2009	July 19, 2010
Length of offering (in days)	N/A(3)	495(4)	1078(5)
Months to invest 90 percent of amount available for investment (6)	N/A	N/A	N/A
__________________

(1)
Dollar amount offered and raised includes an aggregate of $1.1 billion of NorthStar Realty Finance Corp.’s common stock issued in connection with its acquisition of Griffin-American Healthcare REIT II, Inc.’s portfolio as well as certain of NorthStar Realty Finance Corp.’s corporate investments.

(2)	On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with NorthStar Real Estate Income Trust, Inc.

(3)
The data includes information with respect to our sponsor’s initial public offering in October 2004 and additional offerings through December 31, 2015. All of our sponsor’s offerings have been conducted on a firm commitment underwritten basis.

(4)	The amount represents the number of days from the date the offering began on June 10, 2009 through the date of the merger with NorthStar Real Estate Income Trust, Inc. on October 18, 2010.

(5)	The amount represents the number of days from the date the offering began on July 19, 2010 through the offering completion date of July 1, 2013.

(6)	Measured from the beginning of the offering.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table III presents balance sheet information and the operating results of prior real estate programs with similar investment objectives that have closed for the five years ended December 31, 2015. Please see the “Prior Performance Summary-Adverse Business Developments” section for a description of major adverse business developments experienced by the prior real estate programs.
NorthStar Realty Finance Corp.

	Years Ended December 31,
	2015	2014	2013	2012	2011
	(Dollars in thousands)
Balance Sheet
Operating real estate	$9,218,275	$10,561,057	$2,561,180	$1,538,489	$1,207,519
Less: Accumulated depreciation	(511,113)	(349,053)	(190,997)	(147,943)	(118,070)
Less: Allowance for Operating real estate impairment	(4,903)	—	—	—	—
Operating real estate, net	8,702,259	10,212,004	2,370,183	1,390,546	1,089,449
Assets of properties held for sale	2,742,635	29,012	30,063	—	3,198
Real estate debt investments, net	501,474	1,067,667	1,031,078	1,832,231	1,710,582
Real estate debt investments, held for sale	224,677	—	—	—	—
Total assets	15,403,045	15,178,712	6,360,050	5,513,778	5,006,437
Total liabilities	11,187,315	10,465,056	3,662,587	4,182,914	3,966,823
Income Statement
Net interest income on debt and securities	$218,805	$298,139	$266,357	$335,496	$355,921
Rental and escalation income	732,425	349,951	235,124	112,496	108,549
Real estate properties - operating expenses	(915,701)	(318,477)	(73,668)	(18,679)	(22,611)
Rental and escalation income, net of operating expenses	(183,276)	31,474	161,456	93,817	85,938
Other revenue	29,466	14,994	5,723	1,812	853
Interest expense - mortgage and corporate borrowings	486,408	231,894	141,027	89,536	94,988
Income (loss) from continuing operations	(158,713)	(276,385)	(79,149)	(257,718)	(234,173)
Net income (loss)	(267,267)	(321,086)	(87,910)	(273,089)	(242,526)
Cash Flow Information
Cash provided by (used in) operations	$520,658	$144,856	$240,674	$76,911	$59,066
Cash provided by (used in) investing activities	(3,006,574)	(7,054,227)	(2,285,153)	51,901	383,323
Cash provided by (used in) financing activities	2,417,491	6,572,518	2,235,542	171,607	(423,320)
Amount and Source of Distributions
Total distribution paid to common stockholders(1)	$643,858	$438,256	$227,314	$106,497	$59,919
Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$69	$24	$75	$48	$62
Sales	16	48	—	16	—
Other/Financing	—	—	—	—	—
__________________

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
NorthStar Real Estate Income Trust, Inc.

	Years Ended December 31,
	2015	2014	2013	2012	2011
	(Dollars in thousands)
Balance Sheet
Real estate debt investments, net	$997,836	$1,250,023	$1,074,773	$514,058	$72,937
Operating real estate	388,344	410,247	125,671	—	—
Less: Accumulated depreciation	(23,017)	(6,900)	(503)	—	—
Operating real estate, net	365,327	403,347	125,168	—	—
Total assets	1,947,516	2,188,021	1,831,104	859,938	169,365
Total liabilities	915,505	1,125,324	825,879	342,192	33,458
Income Statement
Net interest income	$75,132	$81,597	$62,374	$21,302	$2,190
Rental and escalation income	60,394	29,342	1,970	—	—
Real estate properties - operating expenses	(31,135)	(15,433)	(823)	—	—
Rental and escalation income, net of operating expenses	29,259	13,909	1,147	—	—
Other interest expense	14,832	7,763	583	—	—
Income (loss) from operations	10,685	52,759	32,989	14,733	866
Net income (loss)	45,591	88,953	61,017	15,304	1,598
Cash Flow Information
Cash provided by (used in) operations	$84,995	$93,392	$66,600	$13,367	$1,325
Cash provided by (used in) investing activities	257,731	(504,087)	(913,785)	(444,395)	(75,678)
Cash provided by (used in) financing activities	(250,591)	326,855	753,053	590,896	107,807
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$95,470	$92,896	$74,345	$25,013	$4,868
Total distribution data per $1,000 invested
Cash distributions to investors
Source (on GAAP basis)
Operations	$76	$83	$60	$23	$10
Sales	9	—	7	21	28
Other/financing	—	—	—	—	—
__________________

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.

TABLE IV
COMPLETED PROGRAMS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
Table IV presents summary information on the results of prior real estate programs having similar investment objectives that have completed operations since December 31, 2005. All figures are through December 31, 2015.
NorthStar Income Opportunity REIT I, Inc.
(Dollars in thousands)

Dollar amount raised	$36,069
Aggregate compensation paid to sponsor	$40
Duration	16 months (1)
Date of final sale of security(2)	N/A
Annualized return on investment	8.5%	(3)
Median annual leverage	83.7%
__________________

(1)	The amount represents the number of months from the date the offering began on June 10, 2009 through the date of the merger with NorthStar Real Estate Income Trust, Inc. on October 18, 2010.

(2)	On October 18, 2010, NorthStar Income Opportunity REIT I, Inc. completed a merger with NorthStar Real Estate Income Trust, Inc.

(3)	Internal rate of return from inception of the program through liquidation, including all dividends.

TABLE IV
COMPLETED PROGRAMS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
NorthStar Real Estate Securities Opportunity Fund, L.P.
(Dollars in thousands)

Dollar amount raised	$134,000
Aggregate compensation paid to sponsor	$1,176
Duration	48 months(1)
Date of final sale of security	June 25, 2010
Annualized return on investment	(47)%	(2)
Median annual leverage	—
__________________

(1)	The amount represents the number of months from the date the offering began on June 27, 2007 through the date of the fund’s liquidation on June 28, 2011.
(2)    Internal rate of return from inception of the program through liquidation, including all dividends.

TABLE V
SALE OR DISPOSITION OF ASSETS
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results
This table presents summary information on dispositions of properties by our prior sponsor for the three years ended December 31, 2015.
NorthStar Realty Finance Corp.
(Dollars in thousands)

				Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total(1)	Original Mortgage Financing	Cost, Capital Improvement, Closing and Soft Cost	Total	(Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Clinton	CT	Jun-13	Oct-13	$3,091	$7,813	$—	$—	$10,904	$7,875	$3,029	$10,904	$367
Reading	PA	Jun-07	Oct-14	$9,523	$17,605	$—	$—	$27,128	$19,500	$8,973	$28,473	$550
Sheboygan	WI	Jan-13	Mar-15	$9,959	$—	$—	$—	$9,959	$—	$9,193	$9,193	$—
Charlottesville	VA	Dec-14	Dec-15	$7,421	$7,904	$—	$—	$15,325	$7,904	$7,229	$15,133	$—
__________________
(1)    All sales resulted in capital gains (losses) and no sales were reported on the installment basis for tax purposes.

TABLE V
SALE OR DISPOSITION OF ASSETS (Continued)
(UNAUDITED)
Prior Performance Is Not Indicative of Future Results

This table presents summary information on the results of the aggregate sale or disposition of commercial real estate loans and securities by NorthStar Real Estate Income Trust, Inc. for the three years ended December 31, 2015.

NorthStar Real Estate Income Trust, Inc.(1)
(Dollars in thousands)

	Number	Total Dollar Amount Invested	Total Sales Proceeds
2015	—	$—	$—
2014	2	20,220	21,333
2013	1	41,383	41,383
______________

(1)	On October 18, 2010, NorthStar Real Estate Income Trust, Inc. completed a merger with NorthStar Income Opportunity REIT I, Inc.

APPENDIX B
FORM OF SUBSCRIPTION AGREEMENT

NorthStar REAL ESTATE INCOME II

877.940.8777
NorthStarSecurities.com/Income2

# Subscription Agreement Instructions to Investors

**PROSPECTUS DATED APRIL 29, 2016**

Please carefully read the Prospectus of NorthStar Real Estate Income II, Inc. (the "Company"), as supplemented to date, before deciding to subscribe in shares of common stock, par value of $0.01 per share, of the Company (the "Shares"). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. **The sponsor or person designated by the sponsor will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder.**

| | |
|---|---|
| 1. Investment | A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to "NorthStar Real Estate Income II, Inc." or "NorthStar Income II".<br><br>Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled "Suitability Standards." Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the "Additional Purchase" box. For purchases of Class A Shares, the "Additional Purchase" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment. |
| 2. Share Class Selection | Please consult with your financial representative and check the appropriate box to indicate the class of Shares you intend to purchase. |
| 3. Form of Ownership | Please check the appropriate box to indicate the type of entity or type of individuals subscribing.<br>• Corporation: An authorized officer must sign. Articles of incorporation must be provided.<br>• Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. Title and signature pages of the partnership agreement must be provided.<br>• Estate: The personal representative must sign and letters of testamentary or letters of administration or a small estate affidavit must be provided.<br>• Pension Plan, 401K, PSP and Trust: Each trustee must sign. For a trust, please provide the title and signature pages of the trust or a trust certification form.<br>• Individual Owner: Owner must sign.<br>• Joint Tenant With Rights of Survivorship: Each joint tenant must sign.<br>• Community Property: All parties must sign.<br>• IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment.<br>• Tenants in Common and Tenants by Entirety: Each tenant must sign.<br>• Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed. |

B-1

| | |
|---|---|
| 4. Investor Registration Information | Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 7, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. |
| 5. Distribution Information | Complete this section to enroll in the DRP, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRP. You must indicate the percentage of each distribution to be applied to each option selected and the sum of DRP and cash allocations must equal 100%. (If you do not complete this section, cash distributions will be paid to the custodian for custodial accounts or the registered owner at the address in Section 4 for non-custodial accounts.) |
| 6. Go Paperless | Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.NorthStarSecurities.com and notifying you via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents at any time by visiting www.NorthStarSecurities.com and clicking on Investor Login to login to my account to change my selections. |
| 7. Subscriber Signatures | Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney (POA) to make such representations on such investor's behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. Please complete this section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. **Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named in the Subscription Agreement.** |
| 8. Broker-Dealer/Registered Representative/Registered Investment Advisor Information | This Section is to be completed by the registered representative or registered investment advisor AND the broker-dealer. |
| 9. Payment Instructions | Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be mailed via Regular or Overnight Delivery to the address in Section 9. |

**Notice to Stockholders:** The Shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue Shares of additional classes of stock. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

NS2-INST_04.2016

B-2

NorthStar
REAL ESTATE INCOME II

877.940.8777
NorthStarSecurities.com/Income2

# Subscription Agreement

## 1. Investment **Make checks payable to NorthStar Real Estate Income II, Inc.**

☐☐ State of Sale

$ ______ Investment Amount

☐ Initial Investment (minimum is $4,000)

☐ Additional Purchase (minimum is $100)

## 2. Share Class Selection (required)

☐ Share Class A | Fund Number **3915**

☐ Volume Discount Purchase (only applies to Class A purchases, minimum is $500,001)

☐ Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee).

☐ Share Class T | Fund Number **3917**

## 3. Form of Ownership

☐ Corporation[1] ☐ Partnership[2] ☐ Estate[3] ☐ Pension Plan ☐ KEOGH Plan

☐ 401K ☐ PSP ☐ Trust:[4] date________ ☐ Other: please specify________________

Name of Trust/Corporation/Plan/Other

SSN or TIN of Trust/Corporation/Plan/Other

Required documentation: 1) Articles of incorporation. 2) Title and signature pages of the partnership agreement. 3) Letters of testamentary or letters of administration or a small estate affidavit. 4) Title and signature pages of the trust or a trust certification form.

☐ Individual ☐ Individual TOD[5] ☐ Joint Tenant (with rights of survivorship) ☐ Joint Tenant TOD[5] (with rights of survivorship) ☐ Community Property

☐ Traditional IRA ☐ SEP IRA ☐ Simple IRA ☐ Beneficiary IRA[6] ☐ Roth IRA

☐ Tenants in Common ☐ Tenants by Entirety ☐ UGMA: state of______ ☐ UTMA: state of______

5) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.NorthStarSecurities.com/Income2.
6) Please include deceased person's name, SSN, date of birth and date of death in Section 4 under Co-Investor/Co-Trustee.

### Custodian[7] or Third Party Administrator Information[8] (if applicable)

Name of Custodian/Third Party Administrator

Mailing Address

City

State

Zip Code

Custodian/Third Party Administrator Telephone Number

Custodian TIN

Custodian Account Number

7) The Custodian must sign and provide a Medallion Signature Guarantee in Section 7.
8) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

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## 4. Investor Registration Information

Investor/Trustee/Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

☐ Non U.S. Citizen

Country of Citizenship

Co-Investor/Co-Trustee/Co-Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

DOD (mm/dd/yy for Beneficiary IRA)

☐ Non U.S. Citizen

Country of Citizenship

Daytime Telephone

Evening Telephone

Residential Address (no P.O. Boxes)

City

State

Zip Code

Mailing Address (if different from above)

City

State

Zip Code

E-mail

## 5. Distribution Information

**Distribution Reinvestment Plan (DRP)*** ____ %

* In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 4 or your Custodian for deposit in your Custodial account cited in Section 3.

**Cash Distribution (Choose One Only)**

Cash: Send check to my Custodian in Section 3. (custodian accounts only) ____ %

Cash: Send check to the address in Section 4. (non-custodian accounts only) ____ %

Cash: Send check to a third party - **fill out information to the right.** (non-custodian accounts only) ____ %

Cash: Direct Deposit via ACH - **fill out information to the right.** (non-custodian accounts only) ____ %

**Total of DRP and Cash** **100%**

Fill out information below If you checked **Cash: Send check to a third party** or **Cash: Direct Deposit via ACH**.

Financial Institution/Third Party

Address

City

State

Zip Code

ABA Routing Number (Direct Deposit via ACH only)

Account Number

☐ Checking (attach a voided, pre-printed check or deposit slip)

☐ Savings

☐ Brokerage/Other (send check to a third party only)

## 6. Go Paperless

initials

E-mail

☐ In lieu of receiving paper documents*, I authorize NorthStar Real Estate Income II, Inc. (NorthStar Income II) to make available on its website, www.NorthStarSecurities.com: **quarterly investor statements, quarterly reports, annual reports, proxy statements, prospectus supplements** or other documents required to be delivered to me, as well as any **investment or marketing updates** and to notify me via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents by visiting www.NorthStarSecurities.com and clicking on Investor Login to login to my account to change my selections.

*** E-delivery does not include New Account Statements or Trade Confirmations.**

B-4

## 7. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. In order to induce NorthStar Income II to accept this subscription, I hereby warrant that:

| INVESTOR INITIALS | CO-INVESTOR INITIALS | ALL REPRESENTATIONS (A-F) MUST BE INITIALED |
|---|---|---|
| a. | | a. I received a final prospectus of NorthStar Income II, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof. |
| b. | | b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of $70,000 annual gross income. |
| c. | | c. I have accepted the terms and conditions of NorthStar Income II's charter. |
| d. | | d. I am purchasing Shares for my own account and acknowledge that the investment is not liquid. |
| e. | | e. I declare that the information supplied is true and correct and may be relied upon by NorthStar Income II. |
| f. | | f. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares. |

| INVESTOR INITIALS | CO-INVESTOR INITIALS | STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED |
|---|---|---|
| g. | | g. If I am an **Alabama** investor, I meet NorthStar Income II's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar Income II and other similar programs before investing in NorthStar Income II. |
| h. | | h. If I am a **California** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of at least $150,000 and my total investment in this offering may not exceed 10% of my net worth. |
| i. | | i. If I am an **Iowa** investor, I have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my total investment in the shares of NorthStar Income II or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my liquid net worth. |
| j. | | j. If I am a **Kansas** investor, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas Investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. |
| k. | | k. If I am a **Kentucky** investor, I may not invest more than 10% of my liquid net worth in this offering and the offerings of our affiliates' non-publicly traded real estate investment trusts. |
| l. | | l. If I am a **Maine** investor, I understand that it is recommended by the Maine Office of Securities that Maine investors not invest more than 10% of their liquid net worth in this offering and similar offerings. |
| m. | | m. If I am a **Massachusetts** investor, I acknowledge that it is recommended by the securities division of my state that my total investment in this and similar direct participation investments should not exceed 10% of my liquid net worth. |
| n. | | n. If I am a **Nevada** investor, I may not invest more than 10% of my net worth (exclusive of home, furnishings and automobiles) in NorthStar Income II. |
| o. | | o. If I am a **New Jersey** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and my aggregate investment in NorthStar Income II, its affiliates and other direct participation investments may not exceed 10% of my liquid net worth. |
| p. | | p. If I am a **New Mexico** investor, I may not invest more than 10% of my liquid net worth in NorthStar Income II, its affiliates or other non-traded REITs. |
| q. | | q. If I am a **North Dakota** investor, I meet NorthStar Income II's suitability standards listed above and represent that I have a net worth of at least 10 times my investment in this offering. |
| r. | | r. If I am an **Oregon** investor, I may not invest more than 10% of my net worth in NorthStar Income II or its affiliates. |
| s. | | s. If I am a **Pennsylvania** investor, I may not invest more than 10% of my net worth in NorthStar Income II. |
| | | **Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.** |

## Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor/Trustee/Authorized Signer    Date

Signature of Co-Investor/Co-Trustee/ Co-Authorized Signer/Custodian    Date

When signing as a custodian, a Medallion Signature Guarantee is required.

Medallion Signature Guarantee

B-5

## 8. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete)

The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

Broker-Dealer/RIA Firm

Registered Representative/RIA

Registered Representative #/Branch #

Mailing Address

City

State

Zip Code

E-mail

Telephone

Facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm's current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Real Estate Income II, Inc.

**RIAs must complete the following:**

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

**Registered Representatives must complete the following:**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

State

Signature of Registered Representative/RIA

Signature of Broker-Dealer or RIA Firm/Authorized Principal
(if required by Broker-Dealer)

Date

Date

## 9. Payment Instructions

**By mail -** Checks should be made payable to **NorthStar Real Estate Income II, Inc.** Forward the Subscription Agreement and payment to:

**Regular mail**
NorthStar Income II
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

**Express/Overnight delivery**
NorthStar Income II
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105-1407

**Wire transfers** - Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number - 101000695
Account Number - 9871879666
Reference - NorthStar Real Estate Income II, Inc.

NS2-SUBDOC_04.2016

B-6

APPENDIX C
DISTRIBUTION REINVESTMENT PLAN
This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by NorthStar Real Estate Income II, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1.   Distribution Reinvestment.   As agent for the stockholders (“Stockholders”) of the Company who: (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”) or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares of the same class for such Participants directly, if permitted under state securities laws and, if not, through our Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. A Participant may designate all or a portion of his or her shares for inclusion in the Plan, provided that Distributions will be reinvested only with respect to Shares under the Plan.
2.    Effective Date.   The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.
3.    Procedure for Participation.   Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, our Dealer Manager or a Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.
4.    Purchase of Shares.   Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per Class A Share and $9.10 per Class T Share unless the Company’s Board of Directors determines to change the offering price of Shares sold in the primary offering. At that time, Plan Shares will be priced at 96.25% of the then current offering price of such class of Shares sold in the primary offering. If the Company is no longer offering Shares in a public offering, Plan Shares will be issued at a price equal to the estimated value per Share of such class of Shares, if any has been disclosed. If the Company is no longer offering Shares in a public offering, but has not disclosed an estimated per Share value for each class of Shares prior to the termination of the offering, then the offering price for each class of Shares in effect immediately prior to the termination of the offering will be deemed the estimated per Share value for such class of Shares for purposes of the Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.
Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering; (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”); or (iii) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.
If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

C-1

5.    Taxes.   REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.
6.    Share Certificates.   The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
7.    Reports.   Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.
8.    Termination by Participant.   A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.
9.    Amendment, Suspension or Termination of Plan by the Company.   The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason, except to eliminate a Participant’s ability to withdraw from the Plan, upon ten days written notice to the Participants.
10.    Liability of the Company.   The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

NORTHSTAR REAL ESTATE INCOME II, INC.
Sponsored by
NorthStar Asset Management Group Inc.
UP TO $1,650,000,000 IN SHARES OF
CLASS A AND CLASS T COMMON STOCK
PROSPECTUS
You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 29, 2016